Free Writing Prospectus Filed Pursuant to Rule 433 Registration No. 333-130524

C-BASS 2007-CB5 TRUST
Free Writing Prospectus

IMPORTANT NOTICE REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or if you e-mail a request to dg.prospectus_distribution@bofasecurities.com.

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a “when, as and if issued” basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the “Automatic Termination”). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any disclaimers or other notices that may appear below this document are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, DATED MAY 23, 2007,
MAY BE AMENDED OR COMPLETED PRIOR TO SALE
The information in this Free Writing Prospectus is not complete and may be amended prior to the time of sale. This Free Writing Prospectus is not an offer to sell these certificates and it is not a solicitation of an offer to buy these certificates in any state where the offer or sale is not permitted.

FREE WRITING PROSPECTUS
(For use with the Prospectus dated May 23, 2007)

$342,014,000 (Approximate)
Asset Backed Funding Corporation
Depositor
C-BASS 2007-CB5 Trust
Issuing Entity
Credit-Based Asset Servicing and Securitization LLC
Sponsor
Litton Loan Servicing LP
Servicer
C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB5
Principal and interest payable monthly, commencing in June 2007

Carefully consider the “Risk Factors” beginning on page S-20 of this free writing prospectus and on page 7 of the accompanying prospectus.
The offered certificates are not insured or guaranteed by any governmental agency or instrumentality or any other entity.
The offered certificates represent interests in the issuing entity only and will not be obligations of or represent interests in the depositor, the sponsor or any other entity.
This free writing prospectus may be used to offer and sell the offered certificates only if accompanied by the prospectus.

The Issuing Entity will Issue -
•  Three classes of Class A Certificates.
•  Nine classes of subordinated Class M Certificates all of which are subordinate to, and provide credit enhancement for, the Class A Certificates. Each class of Class M Certificates is also subordinated to and provides credit enhancement for each class of Class M Certificates, if any, with a lower number.
•  One class of subordinated Class B Certificates and the Class CE-1, Class CE-2, Class P, Class R and Class R-X Certificates, which are not offered hereby.
The classes of offered certificates are listed and their sizes and basic payment characteristics are described under the heading “Offered Certificates” in the table beginning on page 6.
The Assets of the Issuing Entity will Include -
•  Closed-end, adjustable- and fixed-rate non-prime loans secured by first- or second-lien mortgages or deeds of trust on residential real properties.
Credit Enhancement will Consist of -
•  Excess Interest - Certain excess interest received from the mortgage loans will be used to cover losses.
•  Overcollateralization - As of the cut-off date, the aggregate principal balance of the assets of the issuing entity will exceed the aggregate certificate principal balance of the certificates, resulting in overcollateralization. Certain excess interest received from the mortgage loans will also be applied as payments of principal on the certificates to maintain a required level of overcollateralization.
•  Subordination - Each class of Class M Certificates is subordinate to the Class A Certificates and to those classes of Class M Certificates with lower numerical designations. The Class B-1 Certificates are subordinate to the Class A and Class M Certificates.
Interest Rate Support will Consist of -
•  An interest rate swap agreement with JPMorgan Chase Bank, N.A. as swap provider, for the benefit of the Class A and Class M Certificates as described in this free writing prospectus under “Description of the Certificates—Interest Rate Swap Agreement.”
•  An interest rate cap agreement with JPMorgan Chase Bank, N.A. as cap provider, for the benefit of the Class A and Class M Certificates as described in this free writing prospectus under “Description of the Certificates—Interest Rate Cap Agreement.”

Neither the Securities and Exchange Commission nor any state securities commission has approved the offered certificates or determined that this free writing prospectus or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters will purchase the offered certificates from the depositor and will offer the offered certificates from time to time to investors in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The depositor expects that the offered certificates will be available for delivery to investors in book-entry form through The Depository Trust Company, Clearstream or Euroclear on or about May 31, 2007. Total proceeds to the depositor for the offered certificates will be approximately [___]% of the initial certificate principal balance of the offered certificates, before deducting expenses estimated at $[________] payable by the depositor.

Banc of America Securities LLC	Barclays Capital
(Sole Lead Manager)	(Co-Manager)
The date of this free writing prospectus is May 23, 2007.

TABLE OF CONTENTS

Page

EUROPEAN ECONOMIC AREA	5
UNITED KINGDOM	5
NOTICE TO UNITED KINGDOM INVESTORS	5
SUMMARY OF FREE WRITING PROSPECTUS	8
RISK FACTORS	20
High combined loan-to-value ratios increase risk of loss	20
There are risks involving unpredictability of prepayments and the effect of prepayments on yields	20
Adjustable rate mortgage loan borrowers may be more likely to prepay	21
There is a risk that interest payments on the mortgage loans may be insufficient to maintain overcollateralization	22
Effects of mortgage interest rates and other factors on the certificate interest rates of the offered certificates	22
There are risks relating to alternatives to foreclosure	23
Nature of non-prime mortgage loans may increase risk of loss	23
The interest rate swap agreement and the swap provider	23
The interest rate cap agreement is subject to counterparty risk	24
Some of the mortgage loans have an initial interest only period, which may result in increased delinquencies and losses or rates of prepayment	24
Balloon mortgage loans increase the risk of loss	25
There are risks relating to subordinate loans	25
There are risks relating to geographic concentration of the mortgage loans	25
Residential real estate values may fluctuate and adversely affect your investment	25
Credits scores may not accurately predict the likelihood of default	26
There are risks in holding subordinated certificates	26
Decrement tables are based upon assumptions and models	27
In the event the sponsor is not able to repurchase or replace defective mortgage loans, you may suffer losses on your certificates	27
Recent developments in the residential mortgage market may adversely affect the market value of your certificates	27
United States military operations may increase risk of shortfalls in interest	28
Conflicts of interest between the servicer and the issuing entity	28
THE MORTGAGE POOL	29
General	29
The Index	32
Terms of the Mortgage Loans	32
THE ORIGINATORS	32
Fieldstone Mortgage Company	32
General	32
UNDERWRITING STANDARDS	33
The Sponsor’s Underwriting Standards	33
Fieldstone’s Underwriting Standards	34
THE SERVICER	36
General	36
THE SPONSOR	38
STATIC POOL INFORMATION	39
THE DEPOSITOR	39
THE ISSUING ENTITY	40
THE TRUSTEE	40
General	40
THE CUSTODIAN	41
THE SWAP PROVIDER AND CAP PROVIDER	41
THE POOLING AND SERVICING AGREEMENT	41
General	41
Assignment of the Mortgage Loans	42
Repurchase or Substitution of Mortgage Loans	42
Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account	44
Advances	44
Subservicers	45
Compensation and Payment of Expenses of the Servicer and the Trustee	46
Pledge and Assignment of Servicer’s Rights	47
Optional Termination	47
Optional Purchase of Defaulted Loans	47
Events of Servicing Termination	48
Rights upon Event of Servicing Termination	48
Voting Rights	48
Amendment	48
DESCRIPTION OF THE CERTIFICATES	49
General	49
Interest Distributions	49
Principal Distributions	51
Allocation of Losses	57
Application of Monthly Excess Cashflow Amounts	58
Distributions from the Supplemental Interest Trust	62
Interest Rate Swap Agreement	63
Interest Rate Cap Agreement	65
Certificate Interest Rates	67
Calculation of One-Month LIBOR	68
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS	68
Weighted Average Lives	70
Final Scheduled Distribution Dates	72
USE OF PROCEEDS	72
FEDERAL INCOME TAX CONSEQUENCES	72
General	72
Taxation of Regular Interests	72
Taxation of the Notional Principal Contract Arrangements	73
REMIC Taxes and Reporting	75
ERISA CONSIDERATIONS	75
LEGAL INVESTMENT	78

2

REPORTS TO CERTIFICATEHOLDERS	78
LEGAL MATTERS	79
RATINGS	79
INDEX OF FREE WRITING PROSPECTUS DEFINITIONS	80
APPENDIX A: MORTGAGE LOAN DATA	A-1
APPENDIX B: DECREMENT TABLES	B-1
APPENDIX C: HYPOTHETICAL MORTGAGE LOANS	C-1
APPENDIX D: INTEREST RATE SWAP SCHEDULE	D-1
APPENDIX E: INTEREST RATE CAP SCHEDULE	E-1

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IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

The depositor describes the certificates in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and

•	this free writing prospectus, which incorporates and includes the appendices, and describes the specific terms of your certificates.

Cross-references are included in this free writing prospectus and the accompanying prospectus to captions in these materials where you can find further related discussions. The foregoing table of contents and the table of contents included in the accompanying prospectus provide the location of these captions.

You can find a listing of the pages where capitalized terms used in this free writing prospectus and the accompanying prospectus are defined under the caption “Index of Free Writing Prospectus Definitions” beginning on page 80 in this document and under the caption “Index of Prospectus Definitions” beginning on page 131 in the accompanying prospectus. Any capitalized terms used but not defined in this free writing prospectus have the meanings assigned in the accompanying prospectus.

This free writing prospectus and the accompanying prospectus contain forward-looking statements relating to future economic performance or projections and other financial items. Such forward-looking statements, together with related qualifying language and assumptions, are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations” and in the appendices. Forward-looking statements are also found elsewhere in this free writing prospectus and the accompanying prospectus, and may be identified by, among other things, the use of forward-looking words such as “expects,” “intends,” “anticipates,” “estimates,” “believes,” “may” or other comparable words. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from such forward-looking statements. Those risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, many of which are beyond the depositor’s control. These forward-looking statements speak only as of the date of this free writing prospectus. The depositor expressly disclaims any obligation or undertaking to update or revise forward-looking statements to reflect any change in the depositor’s expectations or any change in events, conditions or circumstances on which any forward-looking statement is based.

4

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the underwriters has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the offered certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)           to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)           to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)           in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any offered certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each of the underwriters has represented and agreed that:

(a)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the offered certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuing Entity; and

(b)           it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this free writing prospectus and accompanying prospectus if made by a person who is not an authorized person under the Financial Services and Markets Act, is being made only to, or directed only at persons who (1) are outside the United Kingdom or (2) are persons falling within Article 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the “Relevant Persons”). This free writing prospectus and accompanying prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this free writing prospectus and accompanying prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the offered certificates and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

5

C-BASS MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-CB5

									Initial Ratings of Certificates(4)
Class	Initial Certificate Principal Balance(1)	Certificate Interest Rate	Principal Types(2)	Interest Types(2)	Minimum Denominations	Incremental Denominations	Certificate Form	Final Scheduled Distribution Date(3)	Moody’s	S&P	DBRS
Offered Certificates
Class A-1	$164,951,000	(5)	Senior, Sequential Pay	Floating Rate	$100,000	$1	Book-Entry	April 25, 2037	Aaa	AAA	AAA
Class A-2	$91,350,000	(5)	Senior, Sequential Pay	Floating Rate	$100,000	$1	Book-Entry	April 25, 2037	Aaa	AAA	AAA
Class A-3	$22,851,000	(5)	Senior, Sequential Pay	Floating Rate	$100,000	$1	Book-Entry	April 25, 2037	Aaa	AAA	AAA
Class M-1	$12,963,000	(5)	Subordinated	Floating Rate	$100,000	$1	Book-Entry	April 25, 2037	Aa1	AA+	AA (high)
Class M-2	$12,253,000	(5)	Subordinated	Floating Rate	$100,000	$1	Book-Entry	April 25, 2037	Aa2	AA	AA
Class M-3	$6,926,000	(5)	Subordinated	Floating Rate	$100,000	$1	Book-Entry	April 25, 2037	Aa3	AA-	AA
Class M-4	$6,215,000	(5)	Subordinated	Floating Rate	$100,000	$1	Book-Entry	April 25, 2037	A1	A+	AA (low)
Class M-5	$5,860,000	(5)	Subordinated	Floating Rate	$100,000	$1	Book-Entry	April 25, 2037	A2	A	A
Class M-6	$5,505,000	(5)	Subordinated	Floating Rate	$100,000	$1	Book-Entry	April 25, 2037	A3	A-	A (low)
Class M-7	$5,327,000	(5)	Subordinated	Floating Rate	$100,000	$1	Book-Entry	April 25, 2037	Baa1	BBB+	BBB (high)
Class M-8	$3,729,000	(5)	Subordinated	Floating Rate	$100,000	$1	Book-Entry	April 25, 2037	Baa2	BBB	BBB (high)
Class M-9	$4,084,000	(5)	Subordinated	Floating Rate	$100,000	$1	Book-Entry	April 25, 2037	Baa3	BBB-	BBB
Non-Offered Certificates
Class B-1	$3,552,000	(6)	Subordinated	Fixed Rate	$100,000	$1	Book-Entry	April 25, 2037	Ba1	BB+	BB (high)
Class CE-1	N/A	(7)	Subordinated	N/A	N/A	N/A	Definitive	N/A	N/A	N/A	N/A
Class CE-2	N/A	(7)	Subordinated	N/A	N/A	N/A	Definitive	N/A	N/A	N/A	N/A
Class P	$100	(7)	N/A	Prepayment Charge	N/A	N/A	Definitive	N/A	N/A	N/A	N/A
Class R	N/A	(7)	N/A	N/A	N/A	N/A	Definitive	N/A	N/A	N/A	N/A
Class R-X	N/A	(7)	N/A	N/A	N/A	N/A	Definitive	N/A	N/A	N/A	N/A

(1)	Approximate. The initial certificate principal balances of the offered certificates may vary by a total of plus or minus 5%.

(2)
See “Description of the Certificates—Categories of Classes of Securities” in the prospectus for a description of these principal and interest types and see “Description of the Certificates—Interest Distributions,” “—Principal Distributions” and “—Allocation of Losses” in this free writing prospectus for a description of the effects of subordination.

(3)	Each final scheduled distribution date has been calculated as described under “Yield, Prepayment and Maturity Considerations—Final Scheduled Distribution Dates” in this free writing prospectus.

(4)	The offered certificates will not be issued unless they receive at least the ratings set forth in this table. See “Ratings” in this free writing prospectus.

(5)
Interest will accrue on these certificates during each interest accrual period at a per annum rate equal to the lesser of (i) the sum of one-month LIBOR plus the margin set forth in the table below and (ii) the rate cap as described under “Description of the Certificates—Certificate Interest Rates” in this free writing prospectus. During each interest accrual period relating to the distribution dates after the optional termination date, the margins will increase to the margins set forth in the table below if the optional termination right is not exercised. Interest will be calculated based on the methodology in the table below.

6

Class	Margin	Margin after the Optional Termination Date	Interest Calculations
Class A-1	[__]%	[__]%	Actual/360
Class A-2	[__]%	[__]%	Actual/360
Class A-3	[__]%	[__]%	Actual/360
Class M-1	[__]%	[__]%	Actual/360
Class M-2	[__]%	[__]%	Actual/360
Class M-3	[__]%	[__]%	Actual/360
Class M-4	[__]%	[__]%	Actual/360
Class M-5	[__]%	[__]%	Actual/360
Class M-6	[__]%	[__]%	Actual/360
Class M-7	[__]%	[__]%	Actual/360
Class M-8	[__]%	[__]%	Actual/360
Class M-9	[__]%	[__]%	Actual/360

(6)
Interest will accrue on these certificates during each interest accrual period at a per annum rate equal to the lesser of (i) the pass-through rate set forth in the table below and (ii) the rate cap as described under “Description of the Certificates—Certificate Interest Rates” in this free writing prospectus. During each interest accrual period relating to the distribution dates after the optional termination date, the pass-through rate will increase to the pass-through rate set forth in the table below if the optional termination right is not exercised. Interest will be calculated based on the methodology in the table below.

Class	Pass-Through Rate	Pass-Through Rate after the Optional Termination Date	Interest Calculations
Class B-1	[__]%	[___]%	30/360

(7)	The Class CE-1, Class CE-2, Class P, Class R and Class R-X Certificates are entitled to certain distributions as specified in the pooling and servicing agreement.

7

SUMMARY OF FREE WRITING PROSPECTUS

Because this is a summary, it does not contain all the information that may be important to you. You should read the entire accompanying prospectus and this free writing prospectus carefully before you decide to purchase a certificate. If capitalized terms are not defined in this free writing prospectus, they are defined in the prospectus.

Issuing Entity

C-BASS 2007-CB5 Trust, a New York common law trust.

Title of Series

C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB5.

Sponsor

Credit-Based Asset Servicing and Securitization LLC.

Depositor

Asset Backed Funding Corporation.

Servicer

Litton Loan Servicing LP.

Originators

Fieldstone Mortgage Company, New Century Mortgage Corporation, People’s Choice Home Loan, Inc., Wilmington Finance Inc. and various other originators that each originated less than 10% of the aggregate unpaid principal balance of the mortgage pool as of the cut-off date.

On March 20, 2007, People’s Choice Home Loan, Inc. filed for Chapter 11 bankruptcy court protection in the U.S. Bankruptcy Court in California and on April 1, 2007, New Century Mortgage Corporation filed for Chapter 11 bankruptcy court protection in the U.S. Bankruptcy Court in Delaware.

Trustee and Supplemental Interest Trust Trustee

LaSalle Bank National Association.

Custodian

The Bank of New York.

Swap Provider and Cap Provider

JPMorgan Chase Bank, N.A.

Closing Date

On or about May 31, 2007.

Cut-off Date

May 1, 2007.

Distribution Date

The 25th day of each month (or if not a business day, the next business day) beginning June 25, 2007.

Determination Date

The sixteenth day of each month in which a distribution date occurs (or, if not a business day, the immediately succeeding business day).

Record Date

For the offered certificates, the business day immediately preceding a distribution date; provided, however, that if a certificate becomes a definitive certificate, the record date for that certificate will be the last business day of the month immediately preceding the month in which the related distribution date occurs.

Collection Period

The period from the second day of the calendar month preceding the month in which a distribution date occurs through the first day of the calendar month in which such distribution date occurs.

Prepayment Period

The period commencing on the 16th day of the calendar month preceding the calendar month in which a distribution date occurs (or, in the case of the first distribution date, on the cut-off date) and ending on the 15th day of the calendar month in which that distribution date occurs.

8

The Transaction Parties

Prior to the closing date, the sponsor purchased the mortgage loans from the originators. On the closing date, the sponsor will sell the mortgage loans to the depositor, who will in turn deposit them into a common law trust, which is the issuing entity. The trust will be formed by a pooling and servicing agreement, dated as of the cut-off date, among the sponsor, the depositor, the servicer and the trustee. The servicer will service the mortgage loans in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsor to the depositor to the issuing entity in exchange for the certificates is illustrated below:

9

The Certificates

A summary table of the initial certificate principal balances, principal types, certificate interest rates, interest types, denominations, certificate forms, final scheduled distribution dates and ratings of the certificates is set forth in the table beginning on page 6.

The certificates represent all of the beneficial ownership interests in the trust.

Classifications of Classes of Certificates
Offered Certificates:	A-1, A-2, A-3, M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9
Non-Offered Certificates:	B-1, CE-1, CE-2, P, R and R-X
Class A Certificates:	A-1, A-2 and A-3
Class M Certificates:	M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9
Class B Certificates:	B-1
Subordinated Certificates:	M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8, M-9, B-1 and CE-1
Floating Rate Certificates:	A-1, A-2, A-3, M-1, M-2, M-3, M-4, M-5, M-6, M-7, M-8 and M-9
Residual Certificates:	R and R-X
Prepayment Charge Certificates:	P

The Mortgage Pool

On the closing date, the issuing entity will acquire a pool of fixed- and adjustable-rate non-prime mortgage loans secured by first- and second-lien mortgages or deeds of trust on residential real properties.

The mortgage loans were purchased by the sponsor from Fieldstone Mortgage Company, New Century Mortgage Corporation, People’s Choice Home Loan, Inc. and Wilmington Finance Inc. and various other originators that each originated less than 10% of the aggregate unpaid principal balance of the mortgage pool as of the cut-off date.

10

Total Mortgage Loan Statistics

The total mortgage pool had the following approximate aggregate characteristics as of the cut-off date (percentages are based on the aggregate principal balance of the mortgage loans in the mortgage pool):

	Range, Total or Percentage	Weighted Average
Number of Mortgage Loans	1,667	—
Aggregate Outstanding Principal Balance	$355,973,433	—
Outstanding Principal Balance	$12,563 to $997,646	$213,541
Original Principal Balance	$12,600 to $999,999	$213,909
Current Mortgage Interest Rate	5.625% to 14.500%	8.228%
Remaining Term to Maturity	163 to 478 months	355 months
Original Term to Maturity	180 to 480 months	359 months
Original Combined Loan-to-Value Ratio	9.51% to 100.00%	81.19%
Debt-to-Income Ratio(1)	2.40% to 59.98%	42.29%
Credit Scores	500 to 819	638
Latest Maturity Date	March 1, 2047	—
Percentage of Fixed-Rate Mortgage Loans	27.96%	—
Percentage of Adjustable-Rate Mortgage Loans	72.04%	—
Percentage of Second Lien Mortgage Loans	2.60%	—
Percentage of Balloon Loans	36.71%	—
Percentage of Interest Only Mortgage Loans	17.02%	—
Percentage of Dual Amortization Loans	3.13%	—
Percentage with Prepayment Charges	84.31%	—
Maximum Single Five-Digit Zip Code Concentration	0.51% (20772)	—
Geographic Concentration of Mortgaged Properties in Excess of 5.00% of the Aggregate Outstanding Principal Balance:
California	26.34%	—
Florida	16.51%	—
Washington	5.73%	—
Texas	5.28%	—
For the Adjustable-Rate Mortgage Loans Only:
Gross Margin	2.000% to 9.910%	6.139%
Minimum Mortgage Interest Rate(2)	5.625% to 12.850%	8.236%
Maximum Mortgage Interest Rate	11.950% to 19.990%	14.584%
Initial Periodic Rate Cap	1.000% to 6.000%	2.575%
Subsequent Periodic Rate Cap	1.000% to 8.000%	1.151%
Months to First or Next Adjustment Date	1 to 58 months	24 months

(1) Excluding the mortgage loans for which no Debt-to-Income Ratio was calculated.
(2) Excluding the mortgage loans that do not have specified Minimum Mortgage Interest Rates.

The characteristics of the mortgage pool may change because:
•
Before the closing date, the depositor may remove mortgage loans from the mortgage pool. The depositor also may substitute new mortgage loans for mortgage loans in the mortgage pool prior to the closing date.

•
After the certificates are issued, mortgage loans may be removed from the issuing entity because of repurchases by the sponsor for breaches of representations or failure to deliver required documents. Under certain circumstances and generally only during the two-year period following the closing date, the sponsor may instead make substitutions for these mortgage loans.

See “The Pooling and Servicing Agreement—Repurchase or Substitution of Mortgage Loans” in this free writing prospectus for a discussion of the circumstances under which the sponsor is required to repurchase or substitute for mortgage loans. These removals and/or substitutions may result in changes in the mortgage loan characteristics shown above. These changes may affect the weighted average lives and yields to maturity of the related offered certificates.

11

Additional information on the mortgage pool is set forth under “The Mortgage Pool” and in the tables in Appendix A to this free writing prospectus and information regarding repurchases and substitutions of the mortgage loans after the closing date will be available on the issuing entity’s monthly distribution reports on Form 10-D. See “Reports to Certificateholders” in this free writing prospectus.

Fees and Expenses

Before payments are made on the certificates, a monthly fee calculated as 0.50% per annum on the total principal balance of the mortgage loans will be available to make payments to the servicer and the holders of the Class CE-2 Certificates. In addition, the trustee will be paid a monthly fee calculated as 0.01% per annum on the total principal balance of the mortgage loans.

In addition to the servicing fees, the servicer will be entitled to retain as additional servicing compensation (i) all service-related fees, including assumption fees, modification fees, extension fees, bad check fees, late payment charges and interest paid on principal prepayments during the first fifteen days of a month, to the extent collected from mortgagors, (ii) any interest or other income earned on funds held in the collection account and any escrow accounts and (iii) any profits from the liquidation of mortgage loans.

In addition to the trustee fees, the trustee shall be entitled to all investment income earned on amounts on deposit in the distribution account.

The depositor, the servicer and the trustee are entitled to indemnification and reimbursement of certain expenses from the trust under the pooling and servicing agreement before payments are made on the certificates as discussed in the prospectus under the headings “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Certain Matters Regarding Servicers and the Master Servicer” and “—Certain Matters Regarding the Trustee.”

See “The Pooling and Servicing Agreement—Compensation and Payment of Expenses of the Servicer and the Trustee” in this free writing prospectus for more information about fees and expenses of the servicer and the trustee.

The swap provider may be entitled to receive certain net payments as further described under “—Interest Rate Swap Agreement.”

Distributions—General

Interest distributions on the certificates will be made on each distribution date from the interest portion of collections on the mortgage loans, less certain expenses (such as servicing fees, trustee fees, reimbursements for advances made by the servicer and payment of other expenses and indemnities described in this free writing prospectus) and amounts payable to the supplemental interest trust for the benefit of the swap provider, and principal distributions on the certificates will be made on each distribution date from the principal portion of collections on the mortgage loans, less amounts payable to the swap provider (to the extent not paid from the interest portion of collections), plus any interest paid as part of the Extra Principal Distribution Amount, in the following order of priority:

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Interest
first, from the net interest portion of collections on the mortgage loans, to the Class A Certificates to pay current interest and then to pay accrued and unpaid interest from previous distribution dates, as set forth in this free writing prospectus under “Description of the Certificates—Interest Distributions”;

second, to each class of Class M Certificates in numerical order, beginning with the Class M-1 Certificates, to pay current interest;
third, to the Class B-1 Certificates, to pay current interest; and
fourth, to be distributed as part of monthly excess cashflow.

Principal (Before the Stepdown Date or when a Trigger Event is in Effect)
first, from the net principal portion of collections on the mortgage loans plus any excess interest paid as part of the Extra Principal Distribution Amount, to the Class A Certificates, to pay principal, as set forth in this free writing prospectus under “Description of the Certificates—Principal Distributions”;

second, to each class of Class M Certificates in numerical order, beginning with the Class M-1 Certificates, to pay principal;
third, to the Class B-1 Certificates, to pay principal; and
fourth, to be distributed as part of monthly excess cashflow.

Principal (On or After the Stepdown Date and as long as no Trigger Event is in Effect)
first, from the net principal portion of collections on the mortgage loans plus any excess interest paid as part of the Extra Principal Distribution Amount, to the Class A Certificates, to pay principal, as set forth in this free writing prospectus under “Description of the Certificates—Principal Distributions”;

second, to each class of Class M Certificates in numerical order, beginning with the Class M-1 Certificates, up to their principal distribution amounts, to pay principal;
third, to the Class B-1 Certificates, up to their principal distribution amount, to pay principal; and
fourth, to be distributed as part of monthly excess cashflow.

On or after the aggregate certificate principal balance of the Subordinated Certificates has been reduced to zero and so long as there is no overcollateralization, all principal distributions to the Class A Certificates will be distributed concurrently on a pro rata basis, based on the certificate principal balance of each such class of Class A Certificates, until the certificate principal balances of each such class has been reduced to zero.

On each distribution date, the sum of remaining excess interest, remaining principal collections and excess overcollateralization amounts will be distributed in the following order of priority:

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Excess Cashflow
first, to the Class A Certificates, pro rata, to pay any remaining current interest;
second, to the Class A Certificates, pro rata, to pay any interest previously earned but not paid;
third, to each class of Class M Certificates in numerical order, beginning with the Class M-1 Certificates, first to pay current interest, then to pay interest previously earned but not paid and finally to reimburse for realized losses applied to that class;

fourth, to the Class B-1 Certificates, first to pay current interest, then to pay interest previously earned but not paid and finally to reimburse for realized losses applied to that class;
fifth, from amounts otherwise distributable to the Class CE-1 Certificates, to the Class A Certificates, pro rata, and then to the Class M Certificates, sequentially in numerical order, and finally to the Class B-1 Certificates, to pay the difference between interest accrued based on the rate cap and the lesser of (a) the maximum rate cap and (b) with respect to the floating rate certificates, the sum of one-month LIBOR and the related margin, and with respect to the Class B-1 Certificates, the related pass-through rate;

sixth, from amounts otherwise distributable to the Class CE-1 Certificates, to the supplemental interest trust to fund any defaulted swap termination payment;
seventh, from amounts otherwise distributable to the Class CE-1 Certificates, if a 40-Year Trigger Event is in effect, then the amount necessary to increase the actual overcollateralization amount for that distribution date so that a 40-Year Trigger Event is no longer in effect, if available, will be distributed sequentially, to the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, in that order;

eighth, to the Class CE-1, Class P, Class R and Class R-X Certificates, in the amounts specified in the pooling and servicing agreement.

The Class P Certificates will receive any prepayment charges paid by the mortgagors during the related prepayment period. The amount of interest and principal distributions on each class of certificates is more fully described under “Description of the Certificates—Interest Distributions” and “—Principal Distributions” in this free writing prospectus.

Interest Distributions

On each distribution date, you will be entitled to receive interest accrued on your certificate during the related interest accrual period, less the amount of shortfalls allocated to your certificate due to the Servicemembers Civil Relief Act or similar state or local laws, and any interest which you earned previously but which you did not receive. The interest accrual period for all offered certificates is the period from the distribution date in the prior month (or the closing date, in the case of the first distribution date) through the day prior to the current distribution date. Interest will be calculated for all offered certificates on the basis of the actual number of days in the interest accrual period, based on a 360-day year.

There are certain circumstances which could reduce the amount of interest paid to you. See “Description of the Certificates—Interest Distributions” in this free writing prospectus.

Principal Distributions

On each distribution date you will receive a distribution of principal if there are funds available on that date for your class of certificates. Prior to the stepdown date and in the event (i) a six-month rolling average of loans two months or more past due or (ii) cumulative realized losses exceed certain thresholds described under “Description of the Certificates—Principal Distributions,” principal distributions will be made to the Class A Certificates and no principal will be distributed on the subordinated certificates or distributed as part of excess cashflow until the certificate principal balances of the Class A Certificates are reduced to zero. You should review the priority of payments described under “Description of the Certificates—Principal Distributions” in this free writing prospectus.

Credit Enhancement

Credit enhancement is intended to reduce the potential risk of loss to holders of the certificates as a result of shortfalls in payments received on the mortgage loans. Credit enhancement can reduce the effect of shortfalls on all classes, or it can allocate shortfalls so they affect some classes before others. This transaction employs the following forms of credit enhancement. See “Description of the Certificates” in this free writing prospectus.

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Monthly Excess Interest

Because more interest is expected to be paid by the mortgagors than is necessary to pay the interest earned on the certificates and to pay certain fees and expenses of the issuing entity (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Defaulted Swap Termination Payment), it is expected there will be excess interest each month. The excess interest will be used to maintain overcollateralization, to pay interest that was previously earned but not paid to the certificates and to reimburse the certificates for losses and certain shortfalls that they experienced previously.

Overcollateralization

If the total assets in the issuing entity exceed the total certificate principal balance of the certificates, there is overcollateralization. Overcollateralization will be available to absorb losses on the mortgage loans before such losses affect the certificates. On the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the total initial certificate principal balance of the certificates by approximately $9,588,712. This results in overcollateralization equal to approximately 2.70% of the aggregate principal balance of the mortgage loans as of the cut-off date. If the level of overcollateralization falls below the targeted overcollateralization amount for a distribution date, the excess interest for that distribution date will be paid to the certificates as principal. This will have the effect of reducing the aggregate certificate principal balance of the certificates faster than the principal balance of the mortgage loans until the required level of overcollateralization is reached.

Subordination

On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority have been paid. If there are insufficient funds on a distribution date to pay all classes, the subordinated classes will be the first to forego payment. The chart below summarizes the relative seniority of the various classes of certificates and indicates the initial and expected post-stepdown level of credit support provided to the various classes of certificates. The initial credit support percentage shown below is the sum of the aggregate initial class certificate balance of the class or classes of certificates subordinate to a class or classes plus the initial overcollateralization amount as a percentage of the initial aggregate principal balance of the mortgage loans and the expected credit support percentage after stepdown is the sum of the expected aggregate class certificate balance of the class or classes of certificates subordinate to a class or classes plus the overcollateralization amount on the stepdown date as a percentage of the expected aggregate principal balance of the mortgage loans as of the end of the related collection period (after giving effect to expected principal prepayments in the related prepayment period).

Priority of Payment	Class or Classes	Initial Credit Support Percentage	Targeted Credit Support Percentage after Stepdown	Allocation of Losses
	Class A Certificates	21.40	42.80	N/A(1)
	Class M-1 Certificates	17.75	35.50
	Class M-2 Certificates	14.30	28.60
	Class M-3 Certificates	12.35	24.70
	Class M-4 Certificates	10.60	21.20
	Class M-5 Certificates	8.95	17.90
	Class M-6 Certificates	7.40	14.80
	Class M-7 Certificates	5.90	11.80
	Class M-8 Certificates	4.85	9.70
	Class M-9 Certificates	3.70	7.40
	Class B-1 Certificates	2.70	5.40

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(1)  The certificate principal balances of the Class A Certificates will not be reduced by realized losses; however, under certain loss scenarios, there will not be enough interest and principal on the mortgage loans to pay the Class A Certificates all interest and principal amounts to which they are entitled.

Application of Realized Losses

If, on any distribution date after the certificate principal balances of the certificates have been reduced by the amount of cash paid on that date, the total certificate principal balance of the certificates is greater than the total principal balance of the mortgage loans, the certificate principal balance of the class of subordinated certificates that is lowest in order of payment priority will be reduced by the amount of such excess. Once the certificate principal balance of a class is reduced in this way by realized losses allocated to it, the amount of such reduction will not be reinstated (except in the case of subsequent recoveries). The certificate principal balances of the Class A Certificates will not be reduced by these realized losses, although these certificates may experience losses if the credit enhancements described in this free writing prospectus are exhausted.

Realized losses which are special hazard losses will be allocated as described above, except that if the aggregate amount of such losses exceeds a certain level specified under “Description of the Certificates—Allocation of Losses” in this free writing prospectus, such excess will be allocated among all the outstanding classes of Class M and Class B Certificates on a pro rata basis.

Interest Rate Swap Agreement

On the closing date, the supplemental interest trust trustee on behalf of the supplemental interest trust will enter into an interest rate swap agreement with the swap provider for the benefit of the offered certificates.

Under the interest rate swap agreement, with respect to the first 47 distribution dates, the supplemental interest trust will pay to the swap provider a fixed-rate payment (calculated on a 30/360 basis, except for the first distribution date which will be 25 days) at a rate of 5.20% per annum and the swap provider will pay to the supplemental interest trust a floating-rate payment (calculated on an actual/360 basis) at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), in each case multiplied by the applicable notional amount set forth on the schedule attached as Appendix D to this free writing prospectus for that distribution date. To the extent that the fixed-rate payment exceeds the floating-rate payment payable with respect to any of the first 47 distribution dates, amounts otherwise available for payments on the certificates will be applied on that distribution date to make a net payment to the swap provider, and to the extent that the floating-rate payment exceeds the fixed-rate payment payable with respect to any of the first 47 distribution dates, the swap provider will owe a net payment to the supplemental interest trust on the business day preceding that distribution date. Any net amounts received by or paid out from the supplemental interest trust under the interest rate swap agreement will either increase or reduce the amount available to make payments on the offered certificates, as described under “Description of the Certificates—Distributions from the Supplemental Interest Trust” in this free writing prospectus. The interest rate swap agreement is scheduled to terminate following the distribution date in April 2011.

For further information regarding the interest rate swap agreement, see “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

Interest Rate Cap Agreement

On the closing date, the supplemental interest trust trustee on behalf of the supplemental interest trust will enter into an interest rate cap agreement with the cap provider for the benefit of the offered certificates. All obligations of the issuing entity under the interest rate cap agreement will be paid on or prior to the closing date.

In connection with the first 60 distribution dates, the cap provider will be obligated under the interest rate cap agreement to pay to the supplemental interest trust on or before each distribution date an amount equal to the product of (a) the excess, if any, of (i) the one-month LIBOR rate (as determined pursuant to the interest rate cap agreement) over (ii) 5.32% and (b) an amount equal to the lower of (x) the maximum cap notional balance set forth on the schedule attached as Appendix E to this free writing prospectus for that distribution date and (y) the excess, if any, of (A) the aggregate outstanding principal balance of the offered certificates (prior to taking into account any distributions on such distribution date) over (B) the then current notional amount set forth in the swap agreement schedule attached as Appendix D to this free writing prospectus, determined on an “actual/360” basis. The cap provider’s obligations under the interest rate cap agreement will terminate following the distribution date in May 2012. Any amounts received by the supplemental interest trust under the interest rate cap agreement will increase the amount available to make payments on the offered certificates, as described under “Description of the Certificates—Distributions from the Supplemental Interest Trust” in this free writing prospectus.

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For further information regarding the interest rate cap agreement, see “Description of the Certificates—Interest Rate Cap Agreement” in this free writing prospectus.

Optional Termination

The Servicer, or an affiliate, will have the option to purchase all the mortgage loans and any properties that the issuing entity acquired in satisfaction of any of the mortgage loans, subject to certain conditions described under “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus. This option can be exercised when the total principal balance of the mortgage loans, including the mortgage loans related to REO properties, is 10% or less of the total principal balance of the mortgage loans on the cut-off date. Any such optional termination will be permitted only pursuant to a “qualified liquidation” as defined in Section 860F of the Internal Revenue Code of 1986, as amended. If the option is exercised, your certificate will be retired earlier than it would be otherwise and you will be entitled to the following amounts (to the extent that there is enough cash to make such payments):

•	the outstanding certificate principal balance of your certificate;

•	one month’s interest on this balance at the related certificate interest rate;

•	any interest previously earned but not paid; and

•	any “cap carryover amount,” as described in this free writing prospectus, from all previous distribution dates.

See “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

Prepayment and Yield Considerations

The yields to maturity and weighted average lives of the offered certificates will depend upon, among other things, the price at which such offered certificates are purchased, the amount and timing of principal payments on the mortgage loans, the allocation of available funds to various classes of offered certificates, the amount and timing of mortgagor delinquencies and defaults on the applicable mortgage loans, the rate of liquidations and realized losses and the allocation of realized losses to various classes of offered certificates, the relationship between payments made by the supplemental interest trust to the swap provider, if any, and payments made by the swap provider to the supplemental interest trust, if any, and payments made by the cap provider to the supplemental interest trust, if any.

See “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

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Weighted Average Lives to Maturity (in years)(1)

	ARM PPC	0%	50%	75%	100%	125%	150%	200%
Class	FRM PPC	0%	50%	75%	100%	125%	150%	200%
A-1		17.53	1.81	1.27	1.00	0.83	0.70	0.54
A-2		28.24	6.90	4.51	3.00	2.03	1.70	1.28
A-3		29.72	17.44	11.94	8.79	5.28	2.35	1.49
M-1		29.05	9.60	6.43	5.29	5.91	6.27	3.87
M-2		29.02	9.57	6.40	5.11	5.01	4.69	2.63
M-3		29.01	9.54	6.38	5.01	4.65	4.12	2.10
M-4		28.99	9.51	6.35	4.95	4.47	3.88	1.99
M-5		28.96	9.47	6.32	4.89	4.34	3.71	1.93
M-6		28.96	9.42	6.28	4.84	4.23	3.58	1.89
M-7		28.95	9.35	6.23	4.78	4.12	3.47	1.84
M-8		28.95	9.25	6.16	4.70	4.03	3.36	1.81
M-9		28.94	9.12	6.06	4.62	3.93	3.27	1.77

(1) Determined as described under “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.

Weighted Average Lives to Optional Termination (in years)(1)(2)

	ARM PPC	0%	50%	75%	100%	125%	150%	200%
Class	FRM PPC	0%	50%	75%	100%	125%	150%	200%
A-1		17.53	1.81	1.27	1.00	0.83	0.70	0.54
A-2		28.24	6.90	4.51	3.00	2.03	1.70	1.28
A-3		29.65	13.28	8.79	6.38	3.73	2.35	1.49
M-1		29.03	8.70	5.77	4.78	4.90	3.75	1.76
M-2		29.00	8.70	5.76	4.62	4.63	3.90	1.82
M-3		28.98	8.70	5.75	4.54	4.28	3.82	1.80
M-4		28.96	8.70	5.75	4.50	4.12	3.60	1.73
M-5		28.94	8.70	5.75	4.46	4.00	3.45	1.69
M-6		28.93	8.70	5.75	4.44	3.91	3.33	1.67
M-7		28.92	8.70	5.75	4.41	3.84	3.25	1.63
M-8		28.92	8.70	5.75	4.39	3.79	3.18	1.63
M-9		28.92	8.70	5.75	4.38	3.75	3.13	1.63

(1) Determined as described under “Yield, Prepayment and Maturity Considerations” in this free writing prospectus.
(2) Assumes an optional purchase of the mortgage loans on the earliest distribution date on which it is permitted.

Federal Income Tax Consequences

Elections will be made to treat the assets of the issuing entity, exclusive of the arrangements intended to protect against basis risk for certain of the certificates, the cap carryover reserve account, the supplemental interest trust, the interest rate cap agreement, the interest rate swap agreement and the swap account and certain other assets specified in the pooling and servicing agreement, as comprised of multiple real estate mortgage investment conduits in a tiered structure for federal income tax purposes.

The offered certificates will represent (i) regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and (ii) the right to receive payments in respect of cap carryover amounts and the obligation to make payments to the supplemental interest trust, which will be treated as notional principal contracts for federal income tax purposes.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences” in this free writing prospectus and in the prospectus.

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Legal Investment

You are encouraged to consult with counsel to see if you are permitted to buy the offered certificates, since legal investment rules will vary depending on the type of entity purchasing the offered certificates, whether that entity is subject to regulatory authority, and if so, by whom.

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, because the mortgage pool contains second lien mortgages. See “Legal Investment” in this free writing prospectus and in the prospectus.

ERISA Considerations

If you are a fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986 or any materially similar provisions of applicable federal, state or local law, you are encouraged to consult with counsel as to whether you can buy or hold an offered certificate. Subject to the considerations and conditions described under “ERISA Considerations” in this free writing prospectus, it is expected that the Offered Certificates may be purchased by an employee benefit plan or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. Prior to the termination of the supplemental interest trust, plans or persons acting on behalf of, or using assets of, a plan may only purchase the Offered Certificates if the purchase and holding of such certificates also meets the requirements of an investor-based class exemption issued by the Department of Labor or a statutory exemption. A fiduciary of an employee benefit plan or other arrangement must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a prohibited transaction under applicable law. See “ERISA Considerations” in this free writing prospectus and in the prospectus.

Affiliations

Asset Backed Funding Corporation, the depositor, is an affiliate of Banc of America Securities LLC, one of the underwriters. Litton Servicing LP, the servicer, is a wholly-owned subsidiary of Credit-Based Asset Servicing and Securitization LLC, the sponsor. In addition, the underwriters and JPMorgan Chase Bank, N.A. have each provided financing to the sponsor in connection with certain of the mortgage loans in the mortgage pool.

On February 16, 2007, the Sponsor announced it had entered into a definitive merger agreement with Fieldstone Investment Corporation (“Fieldstone”), the parent of an originator of certain mortgage loans in the trust. Completion of the transaction, which is currently expected to occur in the second quarter of 2007, is contingent upon various closing conditions, including regulatory approvals and certain consents of third parties. On May 22, 2007, Fieldstone announced that the proposed merger of Fieldstone with a subsidiary of the Sponsor was approved by a special meeting of Fieldstone stockholders.

There are no additional relationships, agreements or arrangements outside of this transaction among the transaction parties that are material to an understanding of the offered certificates.

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RISK FACTORS

The risk factors discussed below and under the heading “Risk Factors” in the prospectus describe the material risks of an investment in the offered certificates and should be carefully considered by all potential investors.

High combined loan-to-value ratios increase risk of loss

Mortgage loans with high combined loan-to-value ratios leave the mortgagor with little to no equity in the related mortgaged property. See the mortgage loan tables in Appendix A to this free writing prospectus for information regarding the combined loan-to-value ratios of the mortgage loans. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the combined loan-to-value ratio was calculated. If there is a reduction in value of the mortgaged property, the combined loan-to-value ratio may increase over what it was at the time of calculation. Such an increase may reduce the likelihood that liquidation proceeds or other proceeds will be sufficient to pay off the mortgage loan fully. There can be no assurance that the combined loan-to-value ratio of any mortgage loan determined at any time is less than or equal to its combined loan-to-value ratio as of an earlier date. Additionally, the value of a mortgaged property used in the calculation of the combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged property or the actual value of such mortgaged property.

There are risks involving unpredictability of prepayments and the effect of prepayments on yields

The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the offered certificates will be related to the rate and timing of payments of principal on the applicable mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the sponsor or the servicer). Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment of the certificates.

•	If you purchase your certificates at a discount and principal is repaid more slowly than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate mortgage loans are likely to decrease. The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to the related borrowers, such borrowers may prepay their adjustable-rate mortgage loans. Adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

•
The rate of prepayments on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions.

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•
As of the cut-off date, certain of the mortgage loans required the mortgagor to pay a charge if the mortgagor prepays the mortgage loan during periods ranging, in substantially all cases, from one year to three years after the mortgage loan was originated. See the mortgage loan tables under “Summary of Free Writing Prospectus” in this free writing prospectus for the percentages of these mortgage loans in the mortgage pool. A prepayment charge may discourage a mortgagor from prepaying the mortgage loan during the applicable period. Such prepayment charges will be distributed to holders of the Class P Certificates and not to holders of the offered certificates. The servicer is entitled to waive prepayment charges, subject to certain conditions specified in the prospectus under “Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Collection and Other Servicing Procedures.”

•
The sponsor may be required to purchase mortgage loans from the issuing entity in the event certain breaches of representations and warranties have not been cured. The servicer (or its affiliates) has the option to purchase from the issuing entity mortgage loans that are at least 120 days or more delinquent under the circumstances described in the pooling and servicing agreement. In addition, the Servicer, or an affiliate, has the right to purchase all of the mortgage loans and REO properties in the issuing entity and thereby effect the early retirement of the certificates under the circumstances set forth under “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus. This purchase will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans. The removal of any delinquent Mortgage Loan by the Servicer pursuant to this option may have an effect on whether or not there exists, or continues to exist, a loss and delinquency trigger event, which determines the level of overcollateralization.

•	The servicer will generally enforce due-on-sale clauses contained in the mortgage notes in connection with transfers of mortgaged properties.

•	If the rate of default and the amount of losses on the mortgage loans are higher than you expect, then your yield may be lower than you expect.

•
If the level of overcollateralization falls below the targeted overcollateralization amount for a distribution date, excess interest will be paid to the certificates as principal. This will have the effect of reducing the total certificate principal balance of the certificates faster than the principal balance of the mortgage loans until the required level of overcollateralization is reached.

•
The servicer may enter into programs with third parties which may be designed to encourage refinancing. As a result of these programs the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case.

Adjustable rate mortgage loan borrowers may be more likely to prepay

Mortgage interest rates on the adjustable-rate mortgage loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though these mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors’ adjustable-rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, such as, among other things, real estate values, the mortgagor’s financial situation, prevailing mortgage interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions.

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There is a risk that interest payments on the mortgage loans may be insufficient to maintain overcollateralization

Because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the certificate interest rates on the certificates, the mortgage loans are expected to generate more interest than is needed to pay interest owed on the certificates as well as certain fees and expenses of the issuing entity (including any net swap payment owed to the swap provider and any swap termination payment, other than a defaulted swap termination payment). After these financial obligations of the issuing entity are covered, the available excess interest will be used to maintain overcollateralization. Any remaining interest will then be used to compensate for losses that occur on the mortgage loans. We cannot assure you, however, that enough excess interest will be generated to maintain the overcollateralization level required by the rating agencies. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate:

•
When a mortgage loan is prepaid in full or repurchased, excess interest will generally be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a mortgage loan is liquidated or written off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on a distribution date to pay certificateholders.

•
The certificate interest rates of the offered certificates are based on one-month LIBOR while the adjustable-rate mortgage loans have rates that are adjustable based on six-month LIBOR and the fixed-rate mortgage loans have rates that do not adjust. As a result, the certificate interest rates on the offered certificates may increase relative to interest rates on the mortgage loans, thus requiring that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates.

Effects of mortgage interest rates and other factors on the certificate interest rates of the offered certificates

The yields to maturity on the offered certificates may be affected by the inclusion of fixed-rate mortgage loans and the resetting of the mortgage interest rates on the adjustable-rate mortgage loans on their related adjustment dates due to the factors set forth below. The mortgage interest rates on the fixed-rate mortgage loans are fixed and will not vary with any index and the mortgage interest rates on the adjustable-rate mortgage loans are based on six-month LIBOR and do not adjust for periods ranging from six months to 5 years after the dates of their origination, while the certificate interest rates on the offered certificates are based on one-month LIBOR, are subject to the rate cap and are adjusted monthly. This mismatch of indices and adjustment frequency may cause the one-month LIBOR-based certificate interest rates on the offered certificates to increase relative to the mortgage interest rates on the mortgage loans, which would require a greater portion of the interest generated by the mortgage loans to be applied to cover interest accrued on the offered certificates, and could result in the limitation of the certificate interest rates on some or all of the offered certificates by the rate cap and could therefore adversely affect the yield to maturity on such certificates. The rate cap is equal to the weighted average of the interest rates on the mortgage loans net of certain expenses of the issuing entity (including any net swap payment owed to the swap provider and any swap termination payment owed to the swap provider, other than a defaulted swap termination payment). In addition, you should note that the rate cap will decrease if the mortgage loans with relatively high mortgage interest rates prepay at a faster rate than the other mortgage loans with relatively low mortgage interest rates, which will increase the likelihood that the rate cap will apply to limit the certificate interest rates on one or more classes of the offered certificates.

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If the certificate interest rate on any class of the offered certificates is limited by a rate cap for any distribution date, the resulting cap carryover amounts may be recovered by the holders of such classes of certificates on that same distribution date or on future distribution dates, to the extent that on that distribution date or future distribution dates there are any available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the issuing entity (including any net swap payment owed to the swap provider and any swap termination payment owed to the swap provider, other than a defaulted swap termination payment). See “Description of the Certificates—Application of Monthly Excess Cashflow Amounts” in this free writing prospectus. The ratings on the offered certificates will not address the likelihood of any such recovery of cap carryover amounts by holders of such certificates.

Amounts distributed on the offered certificates in respect of shortfalls may be supplemented by the interest rate swap agreement (to the extent that the floating payment by the swap provider exceeds the fixed payment by the issuing entity on any distribution date and such amount is available in the priority described in this free writing prospectus) and the interest rate cap agreement (to the extent available in the priority described in this free writing prospectus). However, the amounts received from the swap provider under the interest rate swap agreement and the cap provider under the interest rate cap agreement may be insufficient to pay holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the rate cap.

There are risks relating to alternatives to foreclosure

Certain mortgage loans may become delinquent after the closing date. The servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor if the delinquency is not cured, which may involve waiving or modifying certain terms of the mortgage loan. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

Nature of non-prime mortgage loans may increase risk of loss

All of the mortgage loans are of non-prime credit quality; i.e., do not meet the underwriting requirements of Fannie Mae and Freddie Mac. The originators make non-prime mortgage loans to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, including impaired or limited past credit history, lower credit scores, high combined loan-to-value ratios or high debt-to-income ratios. As a result of these factors, delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy prime mortgage loan credit standards. In the event the mortgage loans in the mortgage pool do become delinquent or subject to liquidation, you may face delays in receiving payment and may suffer losses if the credit enhancements are insufficient to cover the delays and losses.

The interest rate swap agreement and the swap provider

Any amounts received by the supplemental interest trust from the swap provider under the interest rate swap agreement will be applied as described in this free writing prospectus to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and cover realized loss amortization amounts. However, no amounts will be payable by the swap provider unless the floating amount owed by the swap provider with respect to a distribution date exceeds the fixed amount owed to the swap provider with respect to such distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 5.20%. No assurance can be made that any amounts will be received by the supplemental interest trust trustee under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, basis risk shortfalls and realized loss amortization amounts. Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the certificate interest rates of the certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the aggregate principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates. In addition, any termination payment payable by the supplemental interest trust trustee to the swap provider (other than a termination payment resulting from a swap provider trigger event) in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

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Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the supplemental interest trust is required to make a swap termination payment, that payment will be paid to the supplemental interest trust and then to the swap account for payment to the swap provider on or prior to the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders. This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the subordinated certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the supplemental interest trust before such effects are borne by the Class A Certificates and one or more classes of the subordinated certificates may suffer a loss as a result of such payment. Investors should note that the level of one-month LIBOR as of May 23, 2007 was approximately 5.32% which means the swap provider will make a net swap payment to the supplemental interest trust unless and until one-month LIBOR equals approximately 5.20%.

To the extent that distributions on the offered certificates depend in part on payments to be received by the supplemental interest trust under the interest rate swap agreement, the ability of the supplemental interest trust trustee to make such distributions on such certificates will be subject to the credit risk of the swap provider to the interest rate swap agreement. In addition, no assurance can be made that in the event of an early termination of the interest rate swap agreement, the depositor will be able to obtain a replacement interest rate swap agreement. See “Description of the Offered Certificates—The Swap Provider” in this free writing prospectus.

The interest rate cap agreement is subject to counterparty risk

The assets of the issuing entity include an interest rate cap agreement that will require the cap provider to make certain payments for the benefit of the holders of the offered certificates. To the extent that payments on the offered certificates depend in part on payments to be received by the supplemental interest trust under the interest rate cap agreement, the ability of the issuing entity to make such payments on such classes of certificates will be subject to the credit risk of the cap provider.

Some of the mortgage loans have an initial interest only period, which may result in increased delinquencies and losses or rates of prepayment

Some of the mortgage loans require the borrowers to make scheduled payments of interest only for the first 24, 36, 60, 84 or 120 months following origination. See the mortgage loan tables under “Summary of Free Writing Prospectus” in this free writing prospectus for the percentages of these mortgage loans in the mortgage pool. During this period, the payment due from the related mortgagor will be less than that of a traditional mortgage loan. In addition, the principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there will be no scheduled monthly payments of principal during this period. Accordingly, no principal payments will be distributed to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, payments on an interest only mortgage loan will be recalculated to amortize fully its unpaid principal balance over its remaining life and the mortgagor will be required to make scheduled payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of default under the related mortgage loan. In some cases, this increase in the mortgagor’s scheduled monthly payment will occur when the mortgagor’s monthly interest payment may also be increasing as a result of an increase in the mortgage interest rate on the first adjustment date. In underwriting interest only mortgage loans, the originators generally do not consider the ability of mortgagors to make payments of principal at the end of the interest only period. Higher scheduled monthly payments may induce the related mortgagors to refinance their mortgage loans, which would result in higher prepayments. In addition, in default situations losses may be greater on these mortgage loans because they do not amortize during the initial period. Losses, to the extent not covered by credit enhancement, will be allocated to the related certificates.

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Mortgage loans with an initial interest only period are relatively new in the secondary mortgage market. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, these mortgagors may be more likely to refinance their mortgage loans, which may result in higher prepayment speeds than would otherwise be the case.

Balloon mortgage loans increase the risk of loss

Balloon mortgage loans require a mortgagor to make a large scheduled lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. In addition, the servicer will not advance the unpaid principal balance remaining at maturity of a balloon loan. See the mortgage loan tables under “Summary of Free Writing Prospectus” in this free writing prospectus for the percentages of these mortgage loans in the mortgage pool.

There are risks relating to subordinate loans

Certain of the mortgage loans evidence a second lien that is subordinate to the rights of the mortgagee under a first mortgage. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such junior mortgage loans only to the extent that the claims of the related senior mortgage loans have been satisfied in full, including any foreclosure costs. In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write-off the entire outstanding principal balance of the related mortgage loan as bad debt. In addition, the servicer may write-off any second lien mortgage loan that is delinquent in payment by 180 days or more. The foregoing considerations will be particularly applicable to junior mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical. You should consider the risk that to the extent losses on junior mortgage loans are not covered by available credit enhancement, such losses will be borne by the holders of the certificates.

There are risks relating to geographic concentration of the mortgage loans

The chart presented under “Summary of Free Writing Prospectus—The Mortgage Pool” lists the states with the highest concentrations of mortgage loans in the mortgage pool, based on the aggregate principal balance of the mortgage loans in the mortgage pool as of the cut-off date.

California, Florida and several other states have experienced natural disasters, such as earthquakes, fires, floods and hurricanes, which may not be fully insured against and which may result in property damage and losses on the mortgage loans.

In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

•	Economic conditions in states listed in the chart in the summary which may or may not affect real property values may affect the ability of mortgagors to repay their loans on time.

•
Declines in the residential real estate markets in the states listed in the chart in the summary may reduce the values of properties located in those states, which would result in an increase in the combined loan-to-value ratios.

•
Any increase in the market value of properties located in the states listed in the chart in the summary would reduce the combined loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Residential real estate values may fluctuate and adversely affect your investment

There can be no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. The value of any mortgaged property generally will change over time from its value on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the combined loan-to-value ratios shown in the tables in Appendix A might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on the mortgage loans. If the residential real estate market should experience an overall decline in property values large enough to cause the outstanding balances of the mortgage loans and any secondary financing on the related mortgaged properties to equal or exceed the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry or in the sponsor’s prior securitizations involving the depositor.

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In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors’ timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

Credits scores may not accurately predict the likelihood of default

Each originator generally uses credit scores as part of its underwriting process. The tables in Appendix A show credit scores for the mortgagors obtained at the time of origination of their mortgage loans. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower. None of the depositor, the sponsor or the originators makes any representations or warranties as to any borrower’s current credit score or the actual performance of any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its mortgage loan according to its terms.

There are risks in holding subordinated certificates

The protections afforded the Class A Certificates in this transaction create risks for the subordinated certificates. Prior to any purchase of any subordinated certificates, consider the following factors that may adversely impact your yield:

•
Because the subordinated certificates receive interest and principal distributions after the Class A Certificates receive such distributions, there is a greater likelihood that the subordinated certificates will not receive the distributions to which they are entitled on any distribution date.

•
If the servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the subordinated certificates.

•
The portion of the shortfalls in the amount of interest collections on mortgage loans that are attributable to prepayments in full and are not covered by the servicer and shortfalls in interest collections arising from the timing of partial principal prepayments may result in a shortfall in distributions on the certificates, which will disproportionately impact the subordinated certificates.

•	The subordinated certificates are not expected to receive principal distributions until, at the earliest, June 2010 (unless the Class A Certificates are reduced to zero prior to such date).

•
Losses resulting from the liquidation of defaulted mortgage loans will first reduce monthly excess cashflow and then reduce the level of overcollateralization, if any, for the certificates. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date and any net swap payments received under the interest rate swap agreement or payments received under the interest rate cap agreement, will be allocated to the subordinated certificates in reverse order of payment priority. No principal or interest will be distributable on the amount by which the certificate principal balance of a class has been reduced by a realized loss allocated to a subordinated certificate (except where a certificate principal balance has been increased by a subsequent recovery). A loss allocation results in a reduction in a certificate balance without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

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•	The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on yield.

See “Description of the Certificates” and “Yield, Prepayment and Maturity Considerations” in this free writing prospectus for more detail.

Decrement tables are based upon assumptions and models

The decrement tables set forth in Appendix B have been prepared on the basis of the modeling assumptions described under “Yield, Prepayment and Maturity Considerations—Weighted Average Lives.” There will likely be discrepancies between the characteristics of the actual mortgage loans included in the mortgage pool and the characteristics of the assumed mortgage loans used in preparing the decrement tables. Any such discrepancy may have an effect upon the percentages of original certificate principal balances outstanding set forth in the decrement tables (and the weighted average lives of the offered certificates). In addition, to the extent that the mortgage loans that actually are included in the mortgage pool have characteristics that differ from those assumed in preparing the decrement tables, the certificate principal balance of a class of offered certificates could be reduced to zero earlier or later than indicated by the decrement tables.

In the event the sponsor is not able to repurchase or replace defective mortgage loans, you may suffer losses on your certificates

The sponsor will make various representations and warranties related to the mortgage loans. If the sponsor fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, the sponsor will be required to repurchase, or in certain circumstances, substitute for, the defective mortgage loan. In the event that the sponsor is not able to repurchase or substitute for any defective mortgage loans, for financial or other reasons, you may suffer losses on your certificates. The inability of the sponsor to repurchase or replace defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on your certificates could occur.

Recent developments in the residential mortgage market may adversely affect the market value of your certificates

Investors should note that the residential mortgage market in the United States has recently encountered a variety of difficulties and changed economic conditions that may adversely affect the performance or market value of your certificates.

In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A continued decline or an extended flattening in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Any increase in prevailing market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans. Moreover, with respect to hybrid mortgage loans after their initial fixed rate period, and with respect to mortgage loans with a negative amortization feature which reach their negative amortization cap, borrowers may experience a substantial increase in their monthly payment even without an increase in prevailing market interest rates. Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition many mortgage loans have prepayment charges that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their mortgage loans. These events, alone or in combination, may contribute to higher delinquency rates.

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In addition, several residential mortgage loan originators who originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy, including People’s Choice Home Loan, Inc. and New Century Mortgage Corporation, two of the originators of the Mortgage Loans, which filed for bankruptcy protection under Chapter 11 of the U.S. bankruptcy code on March 30, 2007 and April 1, 2007, respectively. Those difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. These general market conditions may affect the performance of the mortgage loans backing your certificates and, even if they do not affect performance, may adversely affect the market value of your certificates.

Various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of the servicer to foreclose promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the mortgage loans and the value of the certificates.

United States military operations may increase risk of shortfalls in interest

As a result of military operations in Afghanistan and Iraq, the United States has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status may remain at high levels for an extended time. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in the issuing entity, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law, will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage loans, which, in turn, will be allocated ratably in reduction of accrued interest on all classes of interest-bearing certificates, irrespective of the availability of excess cash flow or other credit enhancement. None of the originators, the depositor, the underwriters, the sponsor, the servicer or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See “Description of the Certificates—Interest Distributions” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus.

Conflicts of interest between the servicer and the issuing entity

The servicer or an affiliate of the servicer will initially, directly or indirectly, own all or a portion of the Class B-1, Class CE-1, Class CE-2, Class P and the Residual Certificates. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the servicer, may affect the weighted average lives and yields of the offered certificates. You should consider that the timing of such foreclosures or sales may not be in the best interests of all certificateholders and that no formal policies or guidelines have been established to resolve or minimize such a conflict of interest.

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THE MORTGAGE POOL

The statistical information presented in this free writing prospectus relates to the Mortgage Loans and related mortgaged properties as of the Cut-off Date, as adjusted for scheduled principal payments due on or before the Cut-off Date whether or not received (each, a “Cut-off Date Principal Balance”). Prior to the Closing Date, mortgage loans may be removed and other mortgage loans may be substituted for them. The Depositor believes that the information set forth in this free writing prospectus with respect to the Mortgage Loans will be representative of the characteristics of the mortgage pool as it will be constituted on the Closing Date. Unless otherwise noted, all statistical percentages or weighted averages set forth in this free writing prospectus are measured as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

General

The assets included in the Issuing Entity will consist primarily of a pool (the “Mortgage Pool”) of closed-end, fixed-rate and adjustable-rate non-prime mortgage loans (the “Mortgage Loans”). The tables in “Summary of Free Writing Prospectus—The Mortgage Pool” and in Appendix A to this free writing prospectus set forth certain statistical information with respect to all of the Mortgage Loans in the Mortgage Pool. Due to rounding, the percentages shown may not total 100.00%.

The “Principal Balance” of a Mortgage Loan, as of any date, is equal to the principal balance of such Mortgage Loan at its origination, less the sum of (i) all collections and other amounts credited against the principal balance of any such Mortgage Loan, (ii) the principal portion of Advances, (iii) any Deficient Valuation and (iv) any principal reduction resulting from a Servicer Modification. The “Pool Balance” is equal to the aggregate of the Principal Balances of the Mortgage Loans.

The Depositor will purchase the Mortgage Loans from the Sponsor pursuant to the Mortgage Loan Purchase Agreement (the “Mortgage Loan Purchase Agreement”), dated as of the Cut-off Date, between the Sponsor and the Depositor. Pursuant to the Pooling and Servicing Agreement, the Depositor will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the certificateholders. See “The Pooling and Servicing Agreement” in this free writing prospectus.

The Mortgage Loans were selected from the Sponsor’s portfolio of mortgage loans. The Mortgage Loans were acquired by the Sponsor in the secondary market in the ordinary course of its business. The Sponsor acquired approximately 22.50%, 19.99%, 19.93% and 19.70% of the Mortgage Loans from Fieldstone Mortgage Company, Wilmington Finance Inc., New Century Mortgage Corporation and People’s Choice Home Loan, Inc., respectively. The remainder of the Mortgage Loans were originated by originators that each originated less than 10% of the Mortgage Loans.

Based on the representations made by the Sponsor, the Depositor believes that each of the Mortgage Loans in the Mortgage Pool was originated or acquired generally in accordance with the underwriting standards described under “Underwriting Standards” in this free writing prospectus.

Under the Pooling and Servicing Agreement, the Sponsor will make certain representations and warranties to the Trustee relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement, its title to the Mortgage Loans and certain characteristics of the Mortgage Loans and, subject to certain limitations, will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the certificateholders’ interests in such Mortgage Loan. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or that are otherwise defective. The Sponsor is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as seller other than the repurchase or substitution obligations described above and its reimbursement obligation described under “The Pooling and Servicing Agreement—Repurchase or Substitution of Mortgage Loans” in this free writing prospectus and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Representations and Warranties; Repurchases” in the prospectus.

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The Mortgage Pool will consist of fixed-rate Mortgage Loans (the “Fixed-Rate Mortgage Loans”) and adjustable-rate Mortgage Loans (the “Adjustable-Rate Mortgage Loans”). All of the Adjustable-Rate Mortgage Loans have an initial fixed mortgage interest rate for 6 months, two years, three years or five years.

The Mortgage Loans are secured by mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) which create first liens (each, a “First Lien”) or second liens (each, a “Second Lien”) on residential properties consisting primarily of one- to four-family dwelling units (each, a “Mortgaged Property”). See “Summary of Free Writing Prospectus—The Mortgage Pool” for the percentage of Mortgage Loans secured by a First Lien (each, a “First Lien Mortgage Loan”) in the Mortgage Pool and the percentage of Mortgage Loans secured by a Second Lien on the related Mortgaged Property (each, a “Second Lien Mortgage Loan”) in the Mortgage Pool.

Substantially all of the Mortgage Loans have scheduled Monthly Payments due on the first day of the month (the day such Monthly Payments are due with respect to each Mortgage Loan, a “Due Date”). Each Mortgage Loan accrues interest at a per annum rate (the “Mortgage Interest Rate”) specified in the related Mortgage Note.

Certain of the Mortgage Loans will provide for interest only Monthly Payments for the first 24, 36, 60, 84 or 120 months of the term of such Mortgage Loans (each, an “Interest Only Mortgage Loan”). See “Summary of Free Writing Prospectus—The Mortgage Pool” for the percentages of Interest Only Mortgage Loans in the Mortgage Pool. The Monthly Payments for the Interest Only Mortgage Loans will include both accrued interest and principal on these Mortgage Loans beginning in the 25th, 37th, 61st, 85th or 121st month of the term of these Mortgage Loans. As a result of this payment structure, Monthly Payments beginning in the 25th, 37th, 61st, 85th or 121st month of the term of such Mortgage Loans may be significantly larger than the first 24, 36, 60, 84 or 120 Monthly Payments required under the related Mortgage Notes.

Certain of the Mortgage Loans will not fully amortize by their respective maturity dates (each, a “Balloon Loan”). See “Summary of Free Writing Prospectus—The Mortgage Pool” for the percentages of Balloon Loans in the Mortgage Pool. The Monthly Payment for each Balloon Loan is based on an amortization schedule ranging from 360 months to 600 months, except for the final payment (the “Balloon Payment”) which is due and payable on either the 180th month or the 360th month following origination of such Mortgage Loan, depending on the terms of the related Mortgage Note. The amount of the Balloon Payment on each Balloon Mortgage Loan is substantially in excess of the amount of the scheduled Monthly Payment for such Balloon Loan.

Certain of the Mortgage Loans will amortize over 480 months for the first 120 months, and over 240 months between the 120th month and the 360th month (each, a “Dual Amortization Loan”). The monthly payment beginning on the 121st month of such Dual Amortization Loan may be significantly larger than the first 120 monthly payments required under the Mortgage Note.

Certain of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. See “Summary of Free Writing Prospectus—The Mortgage Pool” for the percentages of these Mortgage Loans in the Mortgage Pool. No such prepayment charge will be distributed to the holders of the Offered Certificates.

Approximately 46.01% of the Mortgage Loans have Combined Loan-to-Value Ratios in excess of 80% and do not have primary mortgage insurance. There can be no assurance that the Combined Loan-to-Value Ratio of any Mortgage Loan determined at any time after the Cut-off Date will be less than or equal to its Combined Loan-to-Value Ratio at the Cut-off Date. Additionally, an Originator’s determination of the value of a Mortgaged Property used in the calculation of the Combined Loan-to-Value Ratios of the Mortgage Loans at the Cut-off Date may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property at the Cut-off Date. See “Risk Factors—High combined loan-to-value ratios increase risk of loss.” The “Combined Loan-to-Value Ratio” of a Mortgage Loan as of any date of determination generally means the ratio, expressed as a percentage of (i) the sum of (a) the principal amount of the Mortgage Loan as of such date of determination plus (b) the outstanding balances of the First Lien and Second Lien, if any, at origination of the Mortgage Loan over (ii) the lower of the appraised value of the related Mortgaged Property at origination or the sale price.

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The Adjustable-Rate Mortgage Loans provide for semi-annual adjustment to the Mortgage Interest Rate thereon and for corresponding adjustments to the Monthly Payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an “Adjustment Date”). On each Adjustment Date for each Adjustable-Rate Mortgage Loan, the Mortgage Interest Rate thereon will be adjusted to equal the sum of the index applicable to determining the Mortgage Interest Rate on each Adjustable-Rate Mortgage Loan (the “Index”) and a fixed percentage amount (the “Gross Margin”). The Mortgage Interest Rate on each such Adjustable-Rate Mortgage Loan will not increase or decrease by more than a percentage specified in the related Mortgage Note on the first related Adjustment Date (the “Initial Periodic Rate Cap”) and a percentage (which may be the same as the Initial Periodic Rate Cap) on any Adjustment Date thereafter (the “Periodic Rate Cap”). Each Mortgage Interest Rate on each Adjustable-Rate Mortgage Loan will not exceed a specified maximum Mortgage Interest Rate over the life of such Mortgage Loan (the “Maximum Mortgage Interest Rate”) or be less than a specified minimum Mortgage Interest Rate over the life of such Mortgage Loan (the “Minimum Mortgage Interest Rate”) or, in the case of any Adjustable-Rate Mortgage Loan that does not have a specified Minimum Mortgage Interest Rate, the applicable Gross Margin.

Effective with the first Monthly Payment due on each Adjustable-Rate Mortgage Loan after each related Adjustment Date, the Monthly Payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Interest Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Interest Rates, the Mortgage Interest Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related Gross Margin. See “—The Index” in this free writing prospectus.

None of the Adjustable-Rate Mortgage Loans have Mortgage Interest Rates that may be converted to fixed Mortgage Interest Rates at the option of the related mortgagor. None of the Mortgage Loans provide for negative amortization.

None of the Mortgage Loans were Delinquent as of the Cut-off Date. Under the OTS Method, a mortgage loan is considered “Delinquent” if the borrower fails to make a scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related mortgagor under the related Mortgage Note (the “Monthly Payment”) prior to the close of business on the mortgage loan’s first succeeding due date. For example, if a securitization had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would be described as current as of the cut-off date herein. If the July 1 payment remains unpaid as of the close of business on August 1, it would be “30 days delinquent” but would not be reported as such unless such payment was not made by the close of business on August 31.

The Servicer will be required to make servicing advances on Delinquent Mortgage Loans and make advances of delinquent payments of principal and interest on Delinquent Mortgage Loans as specified under “The Pooling and Servicing Agreement—Advances.”

“Credit Scores” are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower’s credit-worthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores generally range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. The Credit Scores set forth in the table in Appendix A were obtained at either the time of origination of the Mortgage Loan or more recently. The Depositor makes no representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

The “Debt-to-Income Ratio” of a Mortgage Loan generally means the ratio, expressed as a percentage, of a Mortgagor’s monthly debt obligations (including the monthly payment on the Mortgage Loan and related expenses such as property taxes and hazard insurance) to his or her gross monthly income. See “Summary of Free Writing Prospectus—The Mortgage Pool” and Appendix A to this free writing prospectus for information regarding the Debt-to-Income Ratios of the Mortgage Loans.

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The Index

The Index for all of the Adjustable-Rate Mortgage Loans is the average of interbank offered rates for six-month U.S. dollar deposits in the London market calculated as provided in the related note (“Six-Month LIBOR”). If Six-Month LIBOR becomes unpublished or is otherwise unavailable, the Servicer will select an alternative index which is based upon comparable information.

Terms of the Mortgage Loans

The Mortgage Loans accrue interest on an actuarial basis over the original terms thereof, calculated based on a 360-day year of twelve 30-day months. When a full prepayment of principal is made on a Mortgage Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the loan so prepaid. When a partial prepayment of principal is made on a Mortgage Loan during a month, the mortgagor generally is not charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

THE ORIGINATORS

Approximately 22.50%, 19.99%, 19.93% and 19.70% of the Mortgage Loans were originated or acquired by Fieldstone Mortgage Company (“FMC”), Wilmington Finance Inc., New Century Mortgage Corporation and People’s Choice Home Loan, Inc., respectively. The information contained below with regard to FMC and its affiliates has been provided by FMC.

Fieldstone Mortgage Company

Approximately 22.50% of the Mortgage Loans (the “Fieldstone Mortgage Loans”) were originated by FMC, a nationwide mortgage banking company and wholly-owned subsidiary of Fieldstone Investment Corporation in accordance with underwriting guidelines established and maintained by FMC (the “Fieldstone Underwriting Guidelines”). The principal executive offices of FMC are located at 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 and can be reached by telephone at (410) 772-7200.

General

FMC originates, finances, sells, securitizes and services both “conforming” loans (i.e., loans that are insured by the FHA or partially guaranteed by VA, or which qualify for sale to Fannie Mae or Freddie Mac) and “non-conforming” loans (i.e., loans that are not insured or guaranteed by FHA or VA and do not qualify for sale to Fannie Mae or Freddie Mac) secured by single-family, two- to four-family, condominium units, units of planned unit developments, townhomes and modular homes. FMC originates mortgage loans directly and acquires loans from mortgage lenders and brokers. FMC originates loans primarily in the wholesale market, through mortgage brokers, but also originates loans directly with customers through its retail branch network. In addition, FMC acquires mortgage loans from correspondent lenders. The Fieldstone Mortgage Loans have been underwritten and originated using procedures intended to comply with all applicable federal and state laws and regulations. FMC focuses on providing the best loan available for a given borrower’s needs and credit history. FMC’s non-conforming borrowers generally have good credit backgrounds, but tend to have higher loan-to-value ratios, or “LTVs,” less income documentation, and/or higher debt-to-income ratios than conforming borrowers. The following table summarizes certain information regarding FMC’s total loan originations, as of the dates set forth below:

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($ in 000s)	3/31/2007	12/31/2006	12/31/2005	12/312004

Non-Conforming Loans	$797,064	$5,223,655	$5,941,404	$6,185,045
As a percentage of total originations	100%	95%	80%	83%
Conforming Loans	0	258,585	1,487,328	1,290,202
As a percentage of total originations	0%	5%	20%	17%
Total Originations	$797,064	$5,482,240	$7,428,732	$7,475,247

The Fieldstone Mortgage Loans included in the Issuing Entity are non-conforming loans. A non-conforming loan generally does not meet the eligibility requirements of Fannie Mae or Freddie Mac because the borrower’s cash flow, credit history and/or collateral value do not meet the specific standards of the conforming loan market.

UNDERWRITING STANDARDS

All of the Mortgage Loans acquired by the Sponsor from FMC were underwritten generally in accordance with FMC’s underwriting standards as described under “—Fieldstone’s Underwriting Standards” below. The Sponsor re-underwrote a substantial majority of the Mortgage Loans it acquired from the Originators generally in accordance with its underwriting standards as described under “—The Sponsor’s Underwriting Standards” below.

The Sponsor’s Underwriting Standards

The Sponsor or a loan reviewer has reviewed a substantial majority of the files related to the Mortgage Loans in connection with the acquisition of the Mortgage Loans by the Sponsor for credit and compliance considerations. These files may include the documentation pursuant to which the Mortgage Loan was originally underwritten, as well as the mortgagor’s payment history on the Mortgage Loan. In its review, the Sponsor evaluates the mortgagor’s credit standing, repayment ability and willingness to repay debt. A mortgagor’s ability and willingness to repay debts (including the Mortgage Loans) in a timely fashion is determined by the Sponsor by reviewing the quality, quantity and durability of income history, history of debt management, history of debt repayment and net worth accumulation of the mortgagor to the extent such information is available. In addition, the Sponsor may also obtain and review a current credit report for the mortgagor. During its mortgage file review, the Sponsor also confirms that the Mortgage Loan was originated in material compliance with applicable federal, state and local laws and regulations. In connection with its review for property value considerations the Sponsor may obtain, for a portion of the Mortgage Loans, a current appraisal, broker’s price opinion, automated valuation methodology price (“AVM”) and/or drive-by or desk review of such property or any combination thereof, prepared within six months of the Sponsor’s purchase.

The Sponsor purchases mortgage loans that were originated pursuant to one of the following documentation programs.

Full Documentation

Mortgage loans originally underwritten with “Full Documentation” include a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor’s financial condition, the mortgagor was required to fill out a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor’s financial condition, the mortgagor provided a balance sheet, current as of the origination of the mortgage loan, describing assets and liabilities and a statement of income and expenses, as well as authorizing the originator to obtain a credit report which summarizes the mortgagor’s credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification was obtained wherein the employer reported the length of employment with that organization, the mortgagor's salary as of the mortgage loan’s origination, and an indication as to whether it is expected that the mortgagor will continue such employment after the mortgage loan’s origination. If a mortgagor was self-employed when such mortgagor’s loan was originated, the mortgagor submitted copies of signed tax returns. The originator was also provided with deposit verification at all financial institutions where the mortgagor had demand or savings accounts.

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In determining the adequacy of the property as collateral at origination, an independent appraisal was made of each property considered for financing. The appraiser inspected the property and verified that it was in good condition and that construction, if new, had been completed at the time of the loan’s origination. Such appraisal was based on the appraiser's judgment of values, giving appropriate weight to both the then market value of comparable homes and the cost of replacing the property.

Other Levels of Documentation

Other mortgage loans purchased by the Sponsor were originally underwritten pursuant to alternative documentation programs that require less documentation and verification than do traditional “Full Documentation” programs, including “No Documentation,” “Limited Documentation,” “Alternative Documentation,” “Stated Documentation” and “Streamlined Documentation” programs for certain qualifying mortgage loans. Under a “No Documentation” program, the originator does not undertake verification of a mortgagor’s income or assets. Under a “Limited Documentation” program, certain underwriting documentation concerning income and employment verification is waived. “Alternative Documentation” programs allow a mortgagor to provide W-2 forms instead of tax returns, permit bank statements in lieu of verification of deposits and permit alternative methods of employment verification. Under “Stated Documentation” programs, a mortgagor’s income is deemed to be that stated on the mortgage application and is not independently verified by the originator. These are underwriting programs designed to streamline the underwriting process by eliminating the requirement for income verification. Depending on the facts and circumstances of a particular case, the originator of the mortgage loan may have accepted other information based on limited documentation that eliminated the need for either income verification and/or asset verification. The objective use of limited documentation is to shift the emphasis of the underwriting process from the credit standing of the mortgagor to the value and adequacy of the mortgaged property as collateral. “Streamlined Documentation” programs are used for mortgage loans issued to government entities which are being refinanced by the same originator. The originator verifies current mortgage information, but does not undertake verification of the mortgagor's employment or assets and does not conduct a new appraisal of the property considered for refinancing. The objective of Streamlined Documentation programs is to streamline the underwriting process in cases where the originator has the mortgagor's complete credit file from the original loan transaction.

Fieldstone’s Underwriting Standards

FMC generally underwrites its non-conforming loans to meet the specific guidelines of one of FMC’s loan programs. The Fieldstone Underwriting Guidelines generally are designed to evaluate a prospective borrower’s credit history and ability to repay the loan, as well as the value and adequacy of the related mortgaged property as collateral. The Fieldstone Underwriting Guidelines are established and maintained by FMC’s credit committee. The Fieldstone Underwriting Guidelines are modified and revised periodically based on changes in residential mortgage underwriting and lending practices and requirements of secondary mortgage markets. In addition, the Fieldstone Underwriting Guidelines allow for certain flexibility, and exceptions to the underwriting guidelines are permitted in certain circumstances. Exceptions to the underwriting guidelines must be approved in writing by an authorized FMC employee.

FMC generally underwrites its non-conforming loans to meet the specific guidelines of one of a variety of loan programs. The Fieldstone Underwriting Guidelines are modified and revised continually based on changes in residential mortgage underwriting and lending practices and requirements of secondary mortgage markets. FMC generally originates its second-lien loans in conjunction with a first-lien loan secured by the same mortgaged property. Although FMC’s first-lien and second-lien programs offer unique features, FMC’s underwriting and compliance guidelines are generally consistent across all programs.

All of FMC’s non-conforming loans are underwritten by FMC’s on-staff underwriting personnel, and FMC does not delegate underwriting authority to any broker or third party. FMC’s underwriting procedures include consideration of a combination of factors in deciding whether to approve a loan, including evaluation of the borrower’s income, mortgage and consumer credit payment history, credit score, property type and LTV. The mortgage loan underwriting process relies upon an underwriter’s analysis of the prospective borrower’s ability to repay the loan according to its terms, the risk that the prospective borrower will not repay, the fees and rates charged, the value of the related mortgaged property as collateral, the benefit the loan is providing to the prospective borrower and the loan amount relative to its risk. FMC’s policy is to analyze the overall situation of the prospective borrower and to take into account compensating factors that may be used to offset certain areas of weakness. These compensating factors include credit scores, proposed reductions in the borrower’s debt service expense, borrower assets, employment stability, number of years in residence and net disposable income. FMC’s underwriting process and the Fieldstone Underwriting Guidelines require a thorough application review and documentation designed to maximize the value of the mortgage loans.

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The Fieldstone Underwriting Guidelines include a review of the income of each applicant. FMC personnel review the loan applicant’s source of income, calculate the amount of income from sources indicated on the loan application or similar documentation and calculate debt-to-income ratios to determine the applicant’s ability to repay the loan. Also, FMC has products that classify non-conforming loans into credit grade categories, based on an assessment of borrower repayment credit risk. FMC’s credit grade classification considers several factors, including the applicant’s mortgage payment history, consumer credit history, credit score, bankruptcy history and debt-to-income ratio. Certain loan characteristics, including LTV and documentation type, also factor into FMC’s credit grading.

FMC requires a full appraisal of each property to be pledged as collateral in connection with the origination of each loan. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae. Appraisals are performed by licensed, third-party, fee-based appraisers and include inspection of the exterior and interior of the subject property and review and evaluation of neighborhood conditions, site and zoning status and the condition and value of improvements. FMC’s appraisal review process requires that each appraisal be validated (except in limited circumstances) by either a non-affiliated appraisal review firm or by one of FMC’s qualified underwriters using additional data to evaluate the appraisal. In most cases, FMC utilizes automated value measures to validate appraisals. FMC generally requires that an appraisal be no more than 180 days old on the day the loan is funded.

The Fieldstone Mortgage Loans generally have been underwritten under one of the following documentation programs:

•	Full Documentation - income verification based on current pay stubs and W-2s for wage earners or two years’ tax returns for self-employed borrowers

•	24 Months of Bank Statements - allowed for all types of employment, this program uses an average of deposits for the most recent 24 months

•	12 Months of Bank Statements - allowed for self-employed borrowers only, this program requires 12 months of bank statements to verify income

•
Limited Documentation - generally available for borrowers with higher credit scores, this program requires a year-to-date pay stub, most recent 1099 or six months of bank statements depending on whether the borrower is a wage earner, a contractor or self-employed, respectively

•
Stated Documentation - this program requires wage earners to verify two years’ employment in the same profession and self-employed borrowers to provide evidence that the business has been owned and operated for at least two years.

Each of these documentation programs includes a thorough credit underwriting. Exceptions to documentation requirements and other modifications may be granted on a case-by-case basis for certain prospective borrowers and for certain loan programs.

FMC emphasizes quality control prior to origination. FMC’s Quality Control/Risk Assessment Department also reviews and re-underwrites, approximately 10% of post-funded mortgage loans that FMC originates. FMC selects loans monthly for post-funding reviews on a random basis. FMC’s Quality Control/Risk Assessment Department also selects an additional 5% targeted sample of loans monthly to be reviewed and re-underwritten. FMC’s Quality Control/Risk Assessment Department reports its findings to FMC’s senior management and senior operational department managers on a monthly basis. Underwriting changes and corrective actions may be implemented from time to time as a result of analysis of the quality control data, performance trends and servicing issues.

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THE SERVICER

General

The Servicer, Litton Loan Servicing LP provided the information set forth in the following paragraphs

The Servicer, a Delaware limited partnership and a subsidiary of the Sponsor, will act as the servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Servicer was formed in December 1996 and has been servicing mortgage loans since such time. As of March 31, 2007, the Servicer employed approximately 1,342 individuals. The main office of the Servicer is located at 4828 Loop Central Drive, Houston, Texas 77081. The Servicer is currently a Fannie Mae and Freddie Mac approved seller/servicer and a HUD/FHA approved mortgagee and VA lender with a servicing portfolio of approximately $55.44 billion as of March 31, 2007. Most of the mortgage loans in the Servicer’s portfolio are either subprime mortgage loans or subperforming mortgage loans. The Servicer is servicing in excess of 200 securitizations for the Sponsor and various third parties.

Fitch assigned the Servicer its RSS1 residential special servicer rating on November 16, 1999 and reaffirmed that rating in December 2006. The rating is based on the Servicer’s ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest special servicer rating attainable from Fitch which reflects the Servicer’s proprietary default management technology, the financial strength of its parent and the experience of its management and staff.

In January 2001, Fitch assigned the Servicer its RPS1 primary servicer rating for subprime and high loan to value ratio product and reaffirmed that rating in December 2006. The RPS1 rating is currently the highest subprime primary servicer rating attainable from Fitch for any subprime servicer, which is based on the Servicer’s loan administration processes including its loan set up procedures and related technology, loan accounting/cash management and loan reporting. The RPS1 rating for high loan to value ratio product is based, in part, on the Servicer’s focus on early collection and loss mitigation.

In March 2001, Moody’s assigned the Servicer its top servicer quality rating (SQ1) as a primary servicer of prime and subprime mortgage loans, second liens and as a special servicer and reaffirmed that rating in November 2006. The rating is based on the Servicer’s ability as a servicer and the stability of its servicing operations.

In April 2001, S&P raised the Servicer’s ranking from “Above Average” to “Strong” for both its residential special and subprime servicing categories and reaffirmed that rating in March 2006. The “Strong” rating is S&P’s highest possible rating for these categories. The rankings are based on the Servicer’s established history of servicing distressed assets for a diverse investor base, technological improvements that have increased operational efficiencies, management depth, and internal controls.

As of the date of this free writing prospectus, each of the ratings described above remains in effect with respect to the Servicer.

From time to time the Servicer may acquire servicing portfolios from third parties which acquisitions may be significant in relation to the Servicer’s current portfolio. The Servicer does not believe that any such acquisition, if effected, would have an adverse effect on its ability to service the Mortgage Loans in accordance with the Pooling and Servicing Agreement.

Once the Servicer starts servicing a mortgage loan it begins to collect mortgage payments in adherence to the applicable servicing agreement and customary industry standards. The Servicer’s collections strategy enables collection efforts to be focused on mortgage loans that represent the greatest risks within the servicing portfolio and is intended to address potential collection problems as soon as possible before they migrate into more costly delinquency, foreclosure and REO status. The Servicer’s servicing system is integrated with a predictive dialer and phone switch to facilitate incoming and outgoing calls with mortgagors. Outgoing calls range from an introduction of the Servicer as servicer to advanced collection activities. Incoming calls are directed by the phone switch based upon the status of the loan to the appropriate service representative.

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The Servicer utilizes its proprietary technology to identify high severity assets and develops specific loss mitigation strategies to apply to those assets. As mortgage loans become delinquent, the Servicer first tries to determine whether the mortgagor is facing a short term or long term series of issues that created the default. If the default is created by a short term issue, repayment plans or forbearance agreements may be negotiated so that the default can be cured over the plan’s specified period. However, if a long-term issue exists, the mortgage loan is referred to the Servicer’s loss mitigation department. If the mortgagor has experienced a long-term event but wishes to continue to reside in the home, a modification of the mortgage loan may be pursued. The modification may include some or all of the following: a decrease in the mortgage interest rate, an extension of the term of the mortgage, a reduction in certain amounts owed (including unpaid principal or advances) and/or the capitalization of any past due amounts. Consistent with the terms of the Pooling and Servicing Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the certificateholders. If the mortgagor either does not want to make or does not have the ability to make monthly payments on the mortgage loan, the Servicer will attempt to pursue programs such as short sales or a deed in lieu of foreclosure. These programs are designed to assist the mortgagor in liquidating the mortgaged property while decreasing the Servicer’s liquidation timeframe and the associated liquidation expenses with the goal of ultimately reducing cumulative losses. The Servicer has a default processing in-source agreement for contract employees to perform certain routine foreclosure, bankruptcy, and other default related functions under the supervision of the Servicer’s management personnel.

For its mortgage loans with escrows, the Servicer provides full escrow services, including property tax, hazard insurance, flood insurance and lender-placed insurance services. Most of these services are provided through third-party vendors that specialize in these service areas. The Servicer conducts the initial and annual escrow analysis functions internally; the Servicer monitors escrow activities on an ongoing basis.

The Servicer does not, in general, have custodial responsibility with respect to the Mortgage Loans.

There have been no material changes to the Servicer’s servicing policies and procedures during the past three years. During such time, the Servicer also has not been terminated as a servicer in a residential mortgage loan securitization due to a servicing default or application of a servicing performance test or trigger and has not failed to make any required advance with respect to any issuance of residential mortgage backed securities. In the Servicer’s 2006 servicing compliance assertion, the Servicer identified two areas of non-compliance relating to 90 day items outstanding on bank account reconciliations and adjustment of payments in connection with adjustable rate mortgage loans. In addition, in the Servicer’s review of compliance with each servicing agreement, the Servicer noted non-compliance with certain provisions relating to loan modifications on two servicing agreements. The Servicer believes that the reported instances of non-compliance did not materially adversely affect any certificateholders.

The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans consistent with the Pooling and Servicing Agreement and current market standards. Upon receipt of collections on the Mortgage Loans and prior to the deposit of such collections into the segregated collections account established for the related transaction, the Servicer deposits such amounts into a joint collection account that includes collections on its entire mortgage loan portfolio. The Servicer transfers collections to the appropriate segregated collection account within two business days of determining the proper cash application after receipt of such funds.

The size and changes in the Servicer’s portfolio of assets for the periods indicated below are as follows:

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	Total As of March 31, 2007			As of December 31, 2006			As of December 31, 2005
	No. of Loans	Principal Balance(2)	% by Principal Balance	No. of Loans	Principal Balance(2)	% by Principal Balance	No. of Loans	Principal Balance(2)	% by Principal Balance

Type of Servicing
Primary Servicing	300,046	40,993,961,229	74%	292,180	40,621,622,246	72%	243,346	32,911,023,641	76%
Subservicing
C-BASS	21,143	2,874,493,835	5%	21,824	2,208,320,961	4%	15,067	2,368,518,628	6%
Others	23,182	3,444,956,071	6%	22,557	3,241,146,722	6%	28,466	3,768,687,264	9%
Special Servicing	10,548	1,487,942,497	3%	9,521	1,243,412,033	2%	5,373	683,162,380	2%
Interim Servicing	34,347	6,642,547,537	12%	49,628	8,972,034,425	16%	21,686	3,326,533,188	8%
Total Servicing	389,266	55,443,901,169	100%	395,710	56,286,536,386	100%	313,938	43,057,925,101	100%

In addition to the reports that will be provided to the certificateholders by the Trustee as provided in the Pooling and Servicing Agreement, the Servicer may make available certain loan level and certificate level information, such as delinquency and credit support data, projected and actual loss data, roll rates, and trend analyses, through its proprietary investor interface and asset analysis tool, RADARViewerSM. The RADARViewerSM internet website is currently located at www.radarviewer.com. The Servicer has no obligation to continue to provide any type of information available on RADARViewerSM as of the date hereof or to maintain its RADARViewerSM website in the entirety, and may, in its sole discretion, discontinue such service at any time.

THE SPONSOR

The Sponsor, Credit-Based Asset Servicing and Securitization LLC, is a Delaware limited liability company with its principal place of business in New York, New York.

The Sponsor was established in July 1996 as a venture of Mortgage Guaranty Insurance Corporation (“MGIC”), Enhance Financial Services Group, Inc. (“EFSG”) and certain members of management of the Sponsor. Each of MGIC and EFSG has approximately a 46% interest in the Sponsor with the remainder owned by management of the Sponsor. On February 28, 2001, Radian Group Inc. (“Radian”) acquired EFSG, including EFSG’s 46% interest in the Sponsor. Radian and MGIC are publicly traded companies which file such periodic reports with the Securities and Exchange Commission (the “Commission”) as are required by the Securities Exchange Act of 1934, as amended, and its rules and regulations, as interpreted by the staff of the Commission.

On February 6, 2007 MGIC Investment Corporation (the parent of MGIC) and Radian announced that they had agreed to merge. The companies have stated that they expect the merger to be completed in the fourth quarter of 2007. The pro forma financial statements presented in the press release issued in connection with the merger announcement reflected a combined ownership interest in the Sponsor of approximately 49.9% as opposed to the companies’ current aggregate ownership interest of approximately 92%. There can be no assurance what ownership interest the companies may ultimately retain in the Sponsor.

On March 31, 2007, the Sponsor had approximately $6.87 billion in assets, approximately $5.96 billion in liabilities and approximately $912.3 million in equity.

The Sponsor’s principal business is the purchasing of residential mortgage loans, primarily sub-prime in nature, from multiple parties including banks and other financial institutions and mortgage-related securities, including non-investment grade subordinated securities, for investment and securitization. Substantially all of the mortgage loans the Sponsor owns are serviced by its wholly-owned subsidiary, Litton Loan Servicing LP. The Sponsor does not originate mortgages. The Sponsor is a HUD-approved investing mortgagee.

In connection with its purchases of mortgage loans, the Sponsor uses its proprietary models to formulate loan-level default and loss severities and prepayment probability curves. The Sponsor has been acquiring mortgage loans since 1996. Until June 2002, the Sponsor included sub-performing or re-performing mortgage loans in its publicly offered securitization transactions. Since June 2002, the Sponsor has generally not included sub-performing or re-performing mortgage loans in its publicly offered securitization transactions.

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The Sponsor has been securitizing residential mortgage loans since 1997. The following table describes the amount of mortgage loans on a yearly or quarterly basis, as the case may be, the Sponsor has securitized under its name or an affiliate’s name as of the dates indicated.

March 31, 2007		December 31, 2006		December 31, 2005

Total Number of Mortgage Loans Sold into Securitization Transactions	Total Principal Balance of Mortgage Loans Sold into Securitization Transactions	Total Number of Mortgage Loans Sold into Securitization Transactions	Total Principal Balance of Mortgage Loans Sold into Securitization Transactions	Total Number of Mortgage Loans Sold into Securitization Transactions	Total Principal Balance of Mortgage Loans Sold into Securitization Transactions

22,879	$2,610,784,228	67,262	$10,768,178,262	27,362	4,245,296,699

STATIC POOL INFORMATION

Information concerning fixed- and adjustable-rate subprime mortgage loans purchased by the Sponsor and securitized in public securitizations by the Sponsor and that are secured by first- or second-lien mortgages or deeds of trust in residential real properties is available on the internet at http://corp.bankofamerica.com/public/regulationab/abfc/index.jsp. On this website, you can view information regarding prior public securitizations of the Sponsor for the past 5 years and delinquency, cumulative loss, and prepayment information with respect to these mortgage loans on a monthly basis. Delinquency with respect to such information is measured according to the OTS Method as described in “The Mortgage Pool—General” in this free writing prospectus. In connection with such securitizations by the Sponsor, the Servicer acts as servicer, and it or an affiliate generally has the right to purchase certain delinquent or defaulted mortgage loans from the related mortgage pool. In the past the Servicer or an affiliate has, on occasion, exercised this option. Any such purchases would have an effect on the delinquency and loss numbers for the respective securitizations. There can be no assurance that the Servicer or any of its affiliates will continue to make such purchases in the future. These mortgage loans were acquired by the Sponsor from different mortgage loans sellers under various underwriting guidelines and subjected to due diligence review standards and tolerances which may have changed over time. The characteristics of such mortgage loans acquired by the Sponsor in a given period varies from each other as well as from the mortgage loans to be included in the Issuing Entity that will issue the certificates offered by this free writing prospectus. In addition, the performance information relating to the mortgage loans previously purchased by the Sponsor described above may have been influenced by factors beyond the Sponsor’s control, such as housing prices and market interest rates. Therefore, the performance of the mortgage loans previously purchased by the Sponsor may not be indicative of the future performance of the mortgage loans to be included in the Issuing Entity related to this offering.

In the event any changes or updates are made to the information regarding these securitizations available on the website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor at 214 North Tryon Street, Charlotte, North Carolina 28255, (704) 683-4190, Attention: Luna Nguyen.

The information available on the website relating to any mortgage loan purchased by the Sponsor and securitized in public securitizations by the Sponsor prior to January 1, 2006 is not deemed to be part of this free writing prospectus, the accompanying prospectus or the Depositor’s registration statement.

THE DEPOSITOR

Asset Backed Funding Corporation is a direct wholly-owned subsidiary of Banc of America Mortgage Capital Corporation and was incorporated in the State of Delaware on July 23, 1997. It is not expected that the Depositor will have any business operations other than offering mortgage pass-through certificates and related activities. The Depositor will have limited obligations and rights under the Pooling and Servicing Agreement after the Closing Date.

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The Depositor maintains its principal executive office at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-2400.

THE ISSUING ENTITY

The Issuing Entity will be a New York common law trust formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The Mortgage Loans will be deposited by the Depositor into the Issuing Entity under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this free writing prospectus. The Issuing Entity will have no officers or directors and no activities or continuing duties other than to hold the assets underlying the Certificates and to issue the Certificates. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will be administered by the Trustee pursuant to the terms of the Pooling and Servicing Agreement as described under “—The Trustee” in this free writing prospectus and under “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements” in the prospectus. The Trustee, on behalf of the Issuing Entity, is only permitted to take the actions specifically provided in the Pooling and Servicing Agreement prior to an Event of Default. After an Event of Default, the Trustee will take such actions as a prudent person would be required to take under the same circumstances. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

The Issuing Entity, as a common law trust, may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefore it is not possible to predict with any certainty whether or not the issuing entity would be considered a “business trust.” In the event of the insolvency or bankruptcy of the Sponsor, the Depositor or any other party to the transaction, it is not anticipated that the trust fund would become a part of the bankruptcy estate or subject to the bankruptcy control of a third party. See “Risk Factors—Insolvency of the Depositor May Delay or Reduce Collections on Mortgage Loans” in the prospectus.

THE TRUSTEE

General

LaSalle Bank National Association (“LaSalle Bank”) will act as Trustee under the Pooling and Servicing Agreement. LaSalle Bank National Association is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle Bank has extensive experience serving as trustee on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee, securities administrator or paying agent on over 550 residential mortgage-backed security transactions involving assets similar to the Mortgage Loans. As of March 31, 2007 LaSalle serves as trustee, securities administrator or paying agent on over 500 residential mortgage-backed security transactions.

The Depositor and Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services — C-BASS 2007-CB5 or at such other address as the Trustee may designate from time to time.

On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North America Holding Company, the indirect parent of LaSalle Bank National Association, to Bank of America Corporation. The proposed sale currently includes all parts of the Global Securities and Trust Services Group within the LaSalle Bank organization engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

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The contract between ABN AMRO Bank N.V. and Bank of America Corporation contains a 14 calendar day “go shop” clause which continued until 11:59 PM New York time on May 6, 2007. ABN AMRO Bank N.V. filed a copy of this contract on Form 6-K with the Securities and Exchange Commission on April 25, 2007. The contract provides that the sale of LaSalle Bank National Association is subject to regulatory approvals and other customary closing conditions.

The contract referenced above was entered into by ABN AMRO Bank N.V. without shareholder approval. In response to a challenge of the sale by a shareholders group, a judge in the Enterprise Chamber of the Amsterdam Superior Court in the Netherlands ruled on May 3, 2007 that ABN AMRO Holding N.V. was not permitted to proceed with the sale of LaSalle Bank without shareholder approval. As of the date hereof, a shareholders’ meeting to vote on the proposed sale of LaSalle Bank National Association has not occurred. Various interested parties have filed or have indicated that they will file an appeal of the ruling.

On May 4, 2007, Bank of America Corporation filed a lawsuit against ABN AMRO Bank N.V. and ABN AMRO Holding N.V. in the U.S. District Court for the Southern District of New York (Manhattan) seeking, among other things, an injunction prohibiting ABN AMRO Bank N.V. and ABN AMRO Holding N.V. from negotiating a sale of LaSalle Bank National Association or selling LaSalle Bank National Association to any third party other than as provided for in the contract referenced above, monetary damages and specific performance.

Using information set forth in this free writing prospectus, the Trustee will develop the cashflow model for the Trust. Based on the monthly loan information provided by the Servicer, the Trustee will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the Servicer, the Trustee will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the related Collection Period and Prepayment Period. In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the Servicer, and the Trustee will not be required to recompute, recalculate or verify the information provided to it by the Servicer.

THE CUSTODIAN

The Bank of New York, a New York banking organization, will act as Custodian for the certificates pursuant to a custodial agreement. The Custodian will perform certain administrative functions. The principal executive office of The Bank of New York is located at 1 Wall Street, New York, New York 10286.

The Bank of New York will be responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the certificateholders. The Bank of New York segregates files for which it acts as custodian by boarding each file in an electronic tracking system, which identifies the owner of the file and the file’s specific location in the Custodian’s vault.

The mortgage files are held with an affiliate of The Bank of New York in Cypress, California.

THE SWAP PROVIDER AND CAP PROVIDER

JPMorgan Chase Bank, N.A., a national banking association, is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase Bank, N.A. has long term, unsecured ratings, as of the date of this free writing prospectus, of  “AA-” from S&P, “A+” from Fitch Ratings and “Aa2” from Moody’s.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2007 (the “Pooling and Servicing Agreement”), among the Depositor, the Sponsor, the Servicer and the Trustee. The “Trust Fund” created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the Cap Carryover Reserve Account, (v) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider and deposited into the Swap Account, (vi) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement and (vii) the rights of the Depositor under the Mortgage Loan Purchase Agreement. The Offered Certificates will be transferable and exchangeable at the corporate trust office of the Trustee. The prospectus contains important additional information regarding the terms and conditions of the Pooling and Servicing Agreement.

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Assignment of the Mortgage Loans

On the Closing Date, the Depositor will transfer to the Trust Fund all of its right, title and interest in and to each Mortgage Loan, the related mortgage notes, mortgages and other related documents (collectively, the “Related Documents”), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust Fund will be identified on a schedule (the “Mortgage Loan Schedule”) delivered to the Trustee pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Interest Rate as well as other information.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the Sponsor will deliver or cause to be delivered to the Custodian the mortgage notes endorsed to the Trustee on behalf of the certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or is lost, the Sponsor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Sponsor or the originator of such Mortgage Loan. The Servicer is required to cause the assignments of mortgage to be delivered in blank to be completed and to cause all assignments of mortgage to be recorded. The Servicer is required to deliver such assignments for recording within 30 days of the Closing Date.

Repurchase or Substitution of Mortgage Loans

Within 60 days following the Closing Date, the Custodian will review the Mortgage Loans and the Related Documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect has a material and adverse effect on the certificateholders and is not cured within 120 days following notification thereof to the Sponsor (or within 90 days of the earlier of the Sponsor’s discovery or receipt of notification if such defect would cause the Mortgage Loan not to be a “qualified mortgage” for REMIC purposes) and the Trustee by the Custodian (or 150 days following the Closing Date, in the case of missing mortgages or assignments), the Sponsor will be obligated to either (i) substitute for such Mortgage Loan an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs comprising the Issuing Entity as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at a price (the “Purchase Price”) equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Interest Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer plus any costs or damages incurred by the Issuing Entity in connection with any violation by such Mortgage Loan of any predatory or abusive lending laws. If, however, a Mortgage Loan is discovered to be defective in a manner that would cause it to be a “defective obligation” within the meaning of Treasury regulations relating to REMICs, the Sponsor will be obligated to cure the defect or make the required purchase or substitution no later than 90 days after the earlier of its discovery or receipt of notification of the defect. The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Sponsor to cure, repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the certificateholders.

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In connection with the substitution of an Eligible Substitute Mortgage Loan, the Sponsor will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the “Substitution Adjustment”) equal to the excess of the Purchase Price of the related Defective Mortgage Loan over the Principal Balance (plus one month’s interest on such balance) of such Eligible Substitute Mortgage Loan.

An “Eligible Substitute Mortgage Loan” is a mortgage loan substituted by the Sponsor for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Defective Mortgage Loan; (ii) with respect to an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Interest Rate and Minimum Mortgage Interest Rate not less than the respective rate for the Defective Mortgage Loan and have a Gross Margin equal to or greater than the Defective Mortgage Loan or, with respect to a Fixed Rate Mortgage Loan, have a Mortgage Interest Rate not less than the Mortgage Interest Rate of the Defective Mortgage Loan and not more than 1% in excess of the Mortgage Interest Rate of such Defective Mortgage Loan; (iii) have the same Due Date as the Defective Mortgage Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (v) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vi) have been underwritten or re-underwritten by the Sponsor in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (vii) must be of the same or better credit quality as the Mortgage Loan being replaced; and (viii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Principal Balance as of the Cut-off Date and the Mortgage Interest Rate). In addition, the Sponsor will make certain representations and warranties with respect to the Mortgage Loans to the Depositor (which representations and warranties will be assigned to the Issuing Entity), including, among other things, that: (i) at the time of transfer to the Depositor, the Sponsor has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and (ii) each Mortgage Loan complies with any and all requirements of any federal, state or local law with respect to the origination and servicing of such Mortgage Loan including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws or disclosure laws applicable to the Mortgage Loans.

Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and Related Documents, the Sponsor will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to (a) substitute for such Defective Mortgage Loan an Eligible Substitute Mortgage Loan or (b) purchase such Defective Mortgage Loan from the Trust Fund. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Defective Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the certificateholders. In addition to the foregoing, if the breach involves the Sponsor’s representation that the Mortgage Loan complies with any and all requirements of federal, state or local law with respect to the origination of such Mortgage Loan, including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws or disclosure laws applicable to the Mortgage Loans, the Sponsor will be obligated to reimburse the Issuing Entity for all costs or damages incurred by the Issuing Entity as a result of the violation of such representation (such amount, the “Reimbursement Amount”).

Mortgage Loans required to be transferred to an Originator or the Sponsor as described in the preceding paragraphs are referred to as “Defective Mortgage Loans.”

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Pursuant to the Pooling and Servicing Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth therein.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

The Servicer will establish and maintain or cause to be maintained a separate trust account (the “Collection Account”) for the benefit of the certificateholders. The Collection Account will be an Eligible Account (as defined below). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will be required to deposit such amounts in the Collection Account within two business days after determining the proper cash application after receipt of such funds. Amounts so deposited may be invested in eligible investments (as described in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account. A “Business Day” is any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Delaware, the State of New York, the State of Texas or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed. The Trustee will establish an account (the “Distribution Account”) into which the Trustee will deposit, upon receipt on the Business Day preceding each Distribution Date, amounts withdrawn from the Collection Account and remitted to it by the Servicer for distribution to certificateholders on such Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit in the Distribution Account may be invested in eligible investments maturing on or before the Business Day prior to the related Distribution Date unless invested in investments managed or advised by the Trustee or an affiliate, in which case the eligible investments may mature on the related Distribution Date.

An “Eligible Account” is a segregated account that is (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated at least “A-2” (or the equivalent) by each of Moody’s, S&P and DBRS (collectively, the “Rating Agencies”) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee and to each Rating Agency, the certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to eligible investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible investments are specified in the Pooling and Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

Advances

Subject to the following limitations, the Servicer will be obligated to advance or cause to be advanced on each servicer remittance date from its own funds, or funds in the Collection Account that are not included as part of the Interest Remittance Amount or Principal Remittance Amount for such Distribution Date, or a combination of both, an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Collection Period on the Mortgage Loans, other than Balloon Payments, and that were not received by the related Determination Date and, with respect to Balloon Loans as to which the Balloon Payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan (any such advance, an “Advance”).

The Servicer is not required to make any Advances of principal on Second Lien Mortgage Loans or REO Properties.

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Advances with respect to Mortgage Loans are required to be made only to the extent the Servicer deems them to be recoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the Monthly Payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act (the “Relief Act”) or similar state or local laws. Subject to the recoverability standard above, the Servicer’s obligation to make Advances as to any Mortgage Loan will continue until such Mortgage Loan is paid in full by the mortgagor or disposed of by the Issuing Entity.

All Advances will be reimbursable to the Servicer from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that the Servicer deems to be nonrecoverable from related late collections, insurance proceeds, condemnation proceeds or liquidation proceeds may be reimbursed to the Servicer out of general funds in the Collection Account prior to the distributions on the Certificates. In addition, the Servicer may withdraw from the Collection Account funds that were not included in the Interest Remittance Amount or Principal Remittance Amount for the preceding Distribution Date to reimburse itself for Advances or Servicing Advances previously made; provided, however, any funds so applied will be replaced by the Servicer by deposit in the Collection Account no later than one Business Day prior to the Distribution Date on which such funds are required to be distributed. The Servicer may reimburse itself from amounts in the Collection Account for any prior Advances or Servicing Advances not reimbursed to the Servicer at the time a Mortgage Loan is modified. In the event the Servicer fails in its obligation to make any such Advance, the Trustee, in its capacity as successor servicer, or a successor servicer appointed by the Trustee, will be obligated to make any such Advance, to the extent required in the Pooling and Servicing Agreement.

In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary “out-of-pocket” costs and expenses (including legal fees) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a “Servicing Advance.” The Servicer will only make Servicing Advances with respect to delinquent property taxes to the extent necessary to avoid the loss of the related Mortgaged Property

The Servicer’s right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds, condemnation proceeds and such other amounts the Servicer may collect from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the Collection Account.

The Pooling and Servicing Agreement will provide that the Servicer may enter into a facility with any person which provides that such person (an “Advancing Person”) may fund Advances and/or Servicing Advances, although no facility will reduce or otherwise affect the Servicer’s obligation to fund such Advances and/or Servicing Advances. Any Advances and/or Servicing Advances made by an Advancing Person will be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the Servicer.

Subservicers

The Servicer may enter into subservicing agreements with subservicers for the servicing and administration of the Mortgage Loans. However, as set forth in the Pooling and Servicing Agreement, no subservicing agreement will generally take effect until 30 days after written notice is received by both the Trustee and the Depositor. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the Pooling and Servicing Agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the Depositor or the Trustee without fee, in accordance with the terms of the Pooling and Servicing Agreement, in the event that the Servicer, for any reason, is no longer the Servicer (including termination due to an Event of Servicing Termination).

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The Servicer will remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the servicer alone were servicing and administering the Mortgage Loans. The Servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the Servicer’s compensation is sufficient to pay the subservicer fees.

Compensation and Payment of Expenses of the Servicer and the Trustee

The fees payable each month from interest payments received on each Mortgage Loan are called the “Administrative Fees” and consist of (a) a servicing fee payable to the Servicer in respect of its servicing activities (the “Servicing Fee”) and (b) a trustee fee payable to the Trustee in respect of its obligations under the Pooling and Servicing Agreement (the “Trustee Fee”), each payable out of the interest payments received on each Mortgage Loan in the Mortgage Pool. The Administrative Fees will accrue on the aggregate Principal Balance of the Mortgage Loans as of the first day of each month at a rate (the “Administrative Fee Rate”) equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate. The “Servicing Fee Rate” will be 0.50% per annum and the “Trustee Fee Rate” will be 0.01% per annum; provided, however, for so long as Litton Loan Servicing LP is the servicer of the Mortgage Loans, a servicing fee (the “Litton Servicing Fee”) will be paid to Litton Loan Servicing LP at a rate of 0.15% per annum on the Principal Balance of each Mortgage Loan (the “Litton Servicing Fee Rate) and a fee (the “Excess Servicing Fee”) will be paid to the holder of the Class CE-2 Certificate at a rate of 0.35% per annum on the Principal Balance of each Mortgage Loan (the “Excess Servicing Fee Rate).

As additional servicing compensation, the Servicer is entitled to retain all service-related fees, including assumption fees, modification fees, extension fees, bad check fees, late payment charges and Prepayment Interest Excess, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any escrow accounts.

The Servicer is obligated to offset any Prepayment Interest Shortfall resulting from a voluntary principal prepayment in full on the Mortgage Loans on any Distribution Date (payments made by the Servicer in satisfaction of such obligation, “Compensating Interest”) by an amount not in excess of one-half of its Servicing Fee for such Distribution Date. The Servicer is generally obligated to pay expenses incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement, unless these expenses constitute Servicing Advances as described above under “—Advances.” These expenses, including the fees of any subservicer hired by the Servicer, will be paid by the Servicer out of its own funds, without reimbursement.

“Prepayment Interest Excess” with respect to any Distribution Date will be for each Mortgage Loan that was the subject of a principal prepayment in full during the portion of the related Prepayment Period beginning on the first day of the calendar month in which such Distribution Date occurs through the Determination Date of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Mortgage Interest Rate (net of the Servicing Fee Rate) on the amount of such principal prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment in full was applied during the portion of the related Prepayment Period occurring in the prior calendar month or as to which a partial prepayment received during the portion of the related Prepayment Period occurring in the prior calendar month is applied during such prior calendar month, the “Prepayment Interest Shortfall” is an amount equal to the interest at the Mortgage Interest Rate for such Mortgage Loan (net of the Administrative Fee Rate) on the amount of such principal prepayment for the number of days commencing on the date on which the principal prepayment is applied and ending on the last day of the calendar month in which applied.

As additional compensation, the Trustee is entitled to retain all investment earnings on funds on deposit in the Distribution Account. The Trustee is obligated to pay routine ongoing expenses incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement. Those amounts will be paid by the Trustee out of its own funds, without reimbursement.

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In the event the Trustee succeeds to the role of Servicer, it will be entitled to the same Servicing Fee as the predecessor servicer and if the Trustee appoints a successor servicer under the Pooling and Servicing Agreement, the Trustee may make such arrangements for the compensation of such successor out of the payments on the Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree, not to exceed the Servicing Fee Rate.

The Depositor, the Servicer and the Trustee are entitled to indemnification and reimbursement of certain expenses from the Issuing Entity under the Pooling and Servicing Agreement as discussed in the prospectus under the headings “The Depositor,” “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Certain Matters Regarding Servicers and the Master Servicer” and “—Certain Matters Regarding the Trustee.”

Pledge and Assignment of Servicer’s Rights

On the Closing Date, the Servicer may pledge and assign all of its right, title and interest in, to and under the Pooling and Servicing Agreement to one or more lenders (each, a “Servicing Rights Pledgee”) selected by the Servicer, including JPMorgan Chase Bank, N.A., as the representative of certain lenders. In the event that a Event of Servicing Termination occurs, the Trustee and the Depositor have agreed to the appointment of a Servicing Rights Pledgee or its designee as the successor servicer, provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer described in the Pooling and Servicing Agreement (including being acceptable to the Rating Agencies) and that the Servicing Rights Pledgee or such designee agrees to be subject to the terms of the Pooling and Servicing Agreement. Under no circumstances will JPMorgan Chase Bank, N.A be required to act as a backup servicer.

Optional Termination

The Servicer, or an affiliate, will have the right to purchase all of the Mortgage Loans and REO Properties in the Trust Fund and thereby effect the early retirement of the Certificates, on any Distribution Date on which the aggregate Principal Balance of such Mortgage Loans and REO Properties is 10% or less of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the “Optional Termination Date.” In the event that the option is exercised, the purchase will be made at a price (the “Termination Price”) generally equal to the sum of (x) par plus accrued interest for each Mortgage Loan at the related Mortgage Interest Rate to but not including the first day of the month in which such purchase price is distributed plus the amount of any unpaid Servicing Fees, any unreimbursed Advances and Servicing Advances made by the Servicer and any amounts due to the Trustee and (y) any Swap Termination Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement. If the Servicer is subject to regulation by the OCC, the FDIC, the Federal Reserve or the Office of Thrift Supervision, however, the Servicer may not exercise this option unless the aggregate fair market value of the Mortgage Loans and REO Properties is greater than or equal to the Termination Price. In addition, no option may be exercised until any due and unpaid Reimbursement Amounts have been paid to the Issuing Entity. Proceeds from such purchase will be included in the Interest Remittance Amount and Principal Remittance Amount and will be distributed to the holders of the Certificates in accordance with the Pooling and Servicing Agreement. Any such purchase of Mortgage Loans and REO Properties will result in the early retirement of the Certificates. Any such optional termination will be permitted only pursuant to a “qualified liquidation” as defined in Section 860F of the Code.

In connection with the issuance of any net interest margin securities secured by all or a portion of the Class CE-1 and Class P Certificates, the Servicer may agree to refrain from exercising this option while those securities are outstanding.

Optional Purchase of Defaulted Loans

As to any Mortgage Loan which is delinquent in payment by 120 days or more or for which the Servicer has accepted a deed in lieu of foreclosure, the Servicer or an affiliate of the Servicer may, at its option and in accordance with the terms of the Pooling and Servicing Agreement, purchase such Mortgage Loan from the Issuing Entity at the Purchase Price for such Mortgage Loan. These purchases will have the same effect on the holders of the Offered Certificates as a prepayment of those Mortgage Loans. In addition, the Servicer may write-off any Second Lien Mortgage Loan delinquent in payment by 180 days or more.

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Events of Servicing Termination

“Events of Servicing Termination” will consist, among other things, of: (i) any failure by the Servicer to deposit in the Collection Account the required amounts or remit to the Trustee for deposit in the Distribution Account any payment which continues unremedied by a specified time one Business Day after the first date on which (x) the Servicer has knowledge of such failure or (y) written notice of such failure is given to the Servicer; (ii) any failure of the Servicer to make any Advance with respect to a Mortgage Loan or to cover any Prepayment Interest Shortfalls on Mortgage Loans, as described herein, which failure continues unremedied for one Business Day after the first date on which (x) the Servicer has knowledge of such failure or (y) written notice of such failure is given to the Servicer; (iii) any failure by the Servicer to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement, which continues unremedied for 30 days after the first date on which (x) the Servicer has knowledge of such failure or (y) written notice of such failure is given to the Servicer; (iv) insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations; and (v) cumulative Realized Losses as of any Distribution Date exceed the amount specified in the Pooling and Servicing Agreement.

Rights upon Event of Servicing Termination

So long as an Event of Servicing Termination remains unremedied, the Trustee may, and at the direction of the holders of the Certificates evidencing not less than 51% of the Voting Rights is required to, terminate all of the rights and obligations of the Servicer in its capacity as servicer with respect to the Mortgage Loans, as provided in the Pooling and Servicing Agreement, whereupon the Trustee will succeed to (or appoint a successor servicer to assume) all of the responsibilities and duties of the Servicer pursuant to the Pooling and Servicing Agreement, including the obligation to make any required Advances and Servicing Advances. No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the related Mortgage Loans, including the delinquency experience of such Mortgage Loans.

Voting Rights

With respect to any date of determination, the percentage of all the Voting Rights allocated among holders of the Certificates (other than the Class CE-1, Class CE-2, Class P, Class R and Class R-X Certificates) will be 98% and will be allocated among the classes of such Certificates in the proportion that the aggregate Certificate Principal Balance of all the Certificates of such class then outstanding bear to the aggregate Certificate Principal Balance of all Certificates then outstanding. With respect to any date of determination, 1% of all the Voting Rights will be allocated to the holders of each of the Class CE-1 and Class P Certificates. The Voting Rights allocated to a class of Certificates will be allocated among all holders of each such class in proportion to the outstanding certificate balances (or percentage interest) of such Certificates. The Class CE-2, Class R and Class R-X Certificates will not have any Voting Rights.

No holder of an Offered Certificate, solely by virtue of such holder’s status as a holder of an Offered Certificate, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates having not less than 51% of the Voting Rights evidenced by the Certificates so agree and have offered indemnity satisfactory to the Trustee.

Amendment

The Pooling and Servicing Agreement may be amended by the Depositor, the Servicer and the Trustee, without the consent of the holders of the Certificates, for any of the purposes set forth under “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Amendment” in the prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Servicer and the Trustee and the holders of a majority in interest of any class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of any class of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of Certificates without the consent of the holders of such Certificates; (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in clause (i) above, without the consent of the holders of such class evidencing percentage interests aggregating not less than 51% of the Voting Rights represented by such class; (iii) reduce the aforesaid percentage of aggregate outstanding principal amounts of Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all such Certificates; or (iv) cause any of the REMICs created thereunder to be disqualified as a REMIC or result in a prohibited transaction or contribution tax under the Code on any REMIC created thereunder unless an indemnification is provided for such tax.

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DESCRIPTION OF THE CERTIFICATES

General

The Certificates will consist of (i) the twelve classes of Offered Certificates listed in the table beginning on page 6 of this free writing prospectus and (ii) the Class B-1, Class CE-1, Class CE-2, Class P, Class R and Class R-X Certificates.

The Offered Certificates will be issuable in the forms and denominations set forth in the table beginning on page 6. The Offered Certificates are not intended to be and should not be directly or indirectly held or beneficially owned in amounts lower than the minimum denominations in the table.

Interest Distributions

On each Distribution Date, based upon the information provided to it in a remittance report prepared by the Servicer, the Trustee will distribute the Interest Remittance Amount in the following order of priority to the extent available:

(i) concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, the applicable Accrued Certificate Interest thereon for such Distribution Date;

(ii) concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, the applicable Interest Carry Forward Amount thereon for such Distribution Date;

(iii) to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(iv) to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(v) to the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(vi) to the Class M-4 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(vii) to the Class M-5 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(viii) to the Class M-6 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

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(ix) to the Class M-7 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(x) to the Class M-8 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(xi) to the Class M-9 Certificates, the Accrued Certificate Interest thereon for such Distribution Date;

(xii) to the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date; and

(xiii) the amount, if any, of the Interest Remittance Amount remaining after application with respect to the priorities set forth above which is defined below as the “Monthly Excess Interest Amount” for such Distribution Date, will be applied as described below under “—Application of Monthly Excess Cashflow Amounts.”

On any Distribution Date, any shortfalls resulting from the application of the Relief Act or similar state laws will be allocated as a reduction to the Accrued Certificate Interest for the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on those Certificates for that Distribution Date. The holders of the Offered Certificates will not be entitled to reimbursement on future Distribution Dates of any such Relief Act shortfalls following their allocation to such Certificates.

“Accrued Certificate Interest” for each Class of Certificates and each Distribution Date means an amount equal to the interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of such class of Certificates, minus each class’s Interest Percentage of shortfalls caused by the Relief Act or similar state or local laws for such Distribution Date.

The “Interest Accrual Period” (a) for any Distribution Date and each class of Floating Rate Certificates will be the period from and including the preceding Distribution Date, or in the case of the first Distribution Date, from the Closing Date, through and including the day prior to the current Distribution Date, and calculations of interest will be made on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year and (b) for any Distribution Date and the Class B-1 Certificates will be the period from the first day of the calendar month preceding such Distribution Date up to and including the last day of such calendar month, on a 30/360 basis.

The “Interest Carry Forward Amount” means for any class of Certificates and any Distribution Date, the excess of (a) the sum of (x) any Interest Carry Forward Amount for the prior Distribution Date (along with interest on such amount at the applicable Certificate Interest Rate on the basis of the related accrual method) and (y) the Accrued Certificate Interest for such Distribution Date over (b) the amount of interest actually distributed on such class on such Distribution Date.

The “Interest Percentage” is, with respect to any class of Certificates and any Distribution Date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such class to the Accrued Certificate Interest for all classes of Certificates, in each case for that Distribution Date and without regard to shortfalls caused by the Relief Act or similar state or local laws.

The “Interest Remittance Amount” means as of any Distribution Date, (A) the sum, without duplication, of (i) all interest collected or advanced with respect to the related Collection Period on the Mortgage Loans received by the Servicer on or prior to the Determination Date for such Distribution Date (less the Administrative Fees for the Mortgage Loans, certain amounts available for reimbursement of Advances and Servicing Advances with respect to the Mortgage Loans as described above under “The Pooling and Servicing Agreement—Advances” and certain other reimbursable expenses or indemnification payments pursuant to the Pooling and Servicing Agreement), (ii) all Compensating Interest paid by the Servicer on such Distribution Date with respect to the Mortgage Loans, (iii) the portion of any payment in connection with any principal prepayment (other than any Prepayment Interest Excess), substitution, Purchase Price, Termination Price, liquidation proceeds (net of certain expenses) or insurance proceeds relating to interest with respect to the Mortgage Loans received during the related Prepayment Period and (iv) any Reimbursement Amount relating to the Mortgage Loans received during the related Prepayment Period less (B) any amounts payable to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Defaulted Swap Termination Payment).

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Principal Distributions

For any Distribution Date (a) before the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the Certificate Principal Balances of the Certificates in the following order of priority:

(i) sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, the Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero;

(ii) to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(iii) to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(iv) to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(v) to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vi) to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vii) to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(viii) to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(ix) to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(x) to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(xi) to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(xii) any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under “—Application of Monthly Excess Cashflow Amounts.”

For any Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the Certificate Principal Balances of the Certificates in the following order of priority:

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(i) sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, the Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero;

(ii) to the Class M-1 Certificates, up to the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iii) to the Class M-2 Certificates, up to the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iv) to the Class M-3 Certificates, up to the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(v) to the Class M-4 Certificates, up to the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vi) to the Class M-5 Certificates, up to the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vii) to the Class M-6 Certificates, up to the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(viii) to the Class M-7 Certificates, up to the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(ix) to the Class M-8 Certificates, up to the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(x) to the Class M-9 Certificates, up to the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(xi) to the Class B-1 Certificates, up to the Class B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(xii) any remaining Principal Distribution Amount will be distributed as part of the Monthly Excess Cashflow Amount as described below under “—Application of Monthly Excess Cashflow Amounts.”

Notwithstanding the foregoing, on or after the Distribution Date on which the aggregate Certificate Principal Balance of the Class M and Class B Certificates has been reduced to zero and there is no overcollateralization, all principal distributions to the Class A Certificates will be distributed concurrently on a pro rata basis, based on the Certificate Principal Balance of each such Class of Certificates, until the Certificate Principal Balance of each such Class has been reduced to zero.

For purposes of the foregoing, the following terms will have the respective meanings set forth below.

“60+ Day Delinquent Loan” means each Mortgage Loan (including each Mortgage Loan in foreclosure and each Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a Monthly Payment is, as of the last day of the prior Collection Period, two months or more past due and each Mortgage Loan relating to an REO Property.

The “Certificate Principal Balance” with respect to any class of Class A, Class M and Class B Certificates and the Class P Certificates and any Distribution Date, will equal the principal balance of that class on the date of the initial issuance of the Certificates as reduced, but not below zero, by:

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•	all amounts distributed on previous Distribution Dates on that class on account of principal; and

•	any Applied Realized Loss Amounts allocated to that class for previous Distribution Dates;

and increased by:

•	any Subsequent Recoveries allocated to that class for previous Distribution Dates.

“Class M-1 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 64.50% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period exceeds the Overcollateralization Floor.

“Class M-2 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates and the Class M-1 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 71.40% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period exceeds the Overcollateralization Floor.

“Class M-3 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates and Class M-1 and Class M-2 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class M-1 and Class M-2 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 75.30% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period exceeds the Overcollateralization Floor.

“Class M-4 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates and the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 78.80% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period exceeds the Overcollateralization Floor.

“Class M-5 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates and the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 82.10% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period exceeds the Overcollateralization Floor.

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“Class M-6 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 85.20% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period exceeds the Overcollateralization Floor.

“Class M-7 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 88.20% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period exceeds the Overcollateralization Floor.

“Class M-8 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 90.30% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period exceeds the Overcollateralization Floor.

“Class M-9 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 92.60% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period exceeds the Overcollateralization Floor.

“Class B-1 Principal Distribution Amount” means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Certificate Principal Balances of the Class A Certificates and the Class M Certificates (after taking into account the payment of the Senior Principal Distribution Amount and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 94.60% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period exceeds the Overcollateralization Floor.

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“Extra Principal Distribution Amount” means as of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for that Distribution Date and (y) the Overcollateralization Deficiency for that Distribution Date.

“Overcollateralization Amount” means as of any Distribution Date the excess, if any, of (x) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period over (y) the aggregate Certificate Principal Balance of all classes of Certificates (after taking into account all distributions of principal on that Distribution Date and the increase of any Certificate Principal Balance as a result of Subsequent Recoveries).

“Overcollateralization Deficiency” means as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount over (y) the Overcollateralization Amount for that Distribution Date, calculated for this purpose after taking into account the reduction on that Distribution Date of the Certificate Principal Balances of all classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on that Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on that Distribution Date.

“Overcollateralization Floor” means the product of (i) 0.50% and (ii) the Pool Balance on the Cut-off Date.

“Overcollateralization Release Amount” means with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for that Distribution Date and (y) the excess, if any, of (i) the Overcollateralization Amount for that Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Certificates on that Distribution Date over (ii) the Targeted Overcollateralization Amount. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

“Principal Distribution Amount” means as of any Distribution Date, the sum of (i) the Principal Remittance Amount (minus the Overcollateralization Release Amount, if any) and (ii) the Extra Principal Distribution Amount, if any.

“Principal Remittance Amount” means with respect to any Distribution Date, the amount equal to (A) the sum (less certain amounts available for reimbursement of Advances and Servicing Advances as described above under “The Pooling and Servicing Agreement—Advances” and certain other reimbursable expenses or indemnification payments pursuant to the Pooling and Servicing Agreement) of the following amounts (without duplication) with respect to the Mortgage Loans: (i) each payment of principal on a Mortgage Loan due during the immediately preceding Collection Period and received by the Servicer on or prior to the Determination Date for that Distribution Date, including any Advances with respect thereto, (ii) all full and partial principal prepayments received by the Servicer during the related Prepayment Period, (iii) the insurance proceeds, Subsequent Recoveries and liquidation proceeds (net of certain expenses) allocable to principal actually collected by the Servicer during the related Prepayment Period, (iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to that Prepayment Period, (v) any Substitution Adjustments received during the related Prepayment Period and (vi) on the Distribution Date on which the Issuing Entity is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price in respect of principal less (B) any amounts payable to the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider, other than a Defaulted Swap Termination Payment) not covered by the Interest Remittance Amount.

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“Senior Enhancement Percentage” for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M and Class B Certificates, before taking into account the distribution of the Principal Distribution Amount on such Distribution Date and (ii) the Overcollateralization Amount, calculated for this purpose only after taking into account the reduction of the Certificate Principal Balances of all Classes of Certificates resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount), by (y) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period.

“Senior Principal Distribution Amount” means as of any Distribution Date (i) before the Stepdown Date or on which a Trigger Event is in effect, the Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the Certificate Principal Balance of the Class A Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately 57.20% and (2) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (y) the amount by which the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period exceeds the Overcollateralization Floor.

“Stepdown Date” means the earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero and (ii) the later to occur of (x) Distribution Date in June 2010, and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 42.80%.

“Subsequent Recovery” means any amount (net of reimbursable expenses) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included as part of the Principal Remittance Amount for the following Distribution Date relating to the Prepayment Period in which received and distributed in accordance with the priorities described above. In addition, after giving effect to all distributions on a Distribution Date, the Unpaid Realized Loss Amount for the class of Subordinated Certificates then outstanding with the highest distribution priority will be decreased by the amount of Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the Unpaid Realized Loss Amount of the class with the next highest distribution priority), and the Certificate Principal Balance of such class or classes of Subordinated Certificates will be increased by the same amount.

“Targeted Overcollateralization Amount” means as of any Distribution Date, (x) prior to the Stepdown Date, approximately 2.70% of the Pool Balance of the Mortgage Loans on the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (x) the lesser of (i) approximately 2.70% of the Pool Balance of the Mortgage Loans on the Cut-off Date and (ii) approximately 5.40% of the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period and (y) 0.50% of the Pool Balance of the Mortgage Loans on the Cut-off Date and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date. On any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Offered Certificates and the Class B-1 Certificates to zero, the Targeted Overcollateralization Amount will be zero.

A “Trigger Event” has occurred on a Distribution Date if (i) the six-month rolling average of 60+ Day Delinquent Loans equals or exceeds 37.38% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Collection Period) divided by the Pool Balance of the Mortgage Loans on the Cut-off Date exceeds the applicable percentages set forth below with respect to that Distribution Date:

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Distribution Date Occurring In	Percentage
June 2009 through May 2010	1.50% for the first month, plus an additional 1/12th of 2.00% for each month thereafter,
June 2010 through May 2011	3.50% for the first month, plus an additional 1/12th of 1.95% for each month thereafter,
June 2011 through May 2012	5.45% for the first month, plus an additional 1/12th of 1.60% for each month thereafter,
June 2012 through May 2013	7.05% for the first month, plus an additional 1/12th of 0.90% for each month thereafter,
June 2013 through May 2014	7.95% for the first month, plus an additional 1/12th of 0.15% for each month thereafter,
June 2014 through May 2015	8.10% for the first month, plus an additional 1/12th of 0.05% for each month thereafter, and
June 2015 and thereafter	8.15%

Allocation of Losses

A “Realized Loss” is:

•
as to any Liquidated Mortgage Loan, its unpaid Principal Balance less the net proceeds from the liquidation of, and any insurance proceeds from, that Mortgage Loan and the related Mortgaged Property which are applied to the Principal Balance of that Mortgage Loan.

•	as to any Mortgage Loan, a Deficient Valuation.

•	as to any Mortgage Loan, a reduction in its Principal Balance resulting from a Servicer Modification.

A “Liquidated Mortgage Loan” is any defaulted Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of the Mortgage Loan have been recovered.

A Realized Loss may result from the personal bankruptcy of a mortgagor if the bankruptcy court establishes the value of the Mortgaged Property at an amount less than the then outstanding Principal Balance of the Mortgage Loan secured by that Mortgaged Property and reduces the secured debt to such value. In such case, the Issuing Entity, as the holder of the Mortgage Loan, would become an unsecured creditor to the extent of the difference between the outstanding Principal Balance of the Mortgage Loan and the reduced secured debt (the difference, a “Deficient Valuation”).

If a Mortgage Loan is in default, or if default is reasonably foreseeable, the Servicer may permit a modification of the Mortgage Loan to reduce its Principal Balance and/or extend its term to a term not longer than the latest maturity date of any other Mortgage Loan (any such modification, a “Servicer Modification”). Any such principal reduction will constitute a Realized Loss at the time of the reduction. An extension of the term will not result in a Realized Loss unless coupled with a principal reduction.

Realized Losses will, in effect, be absorbed first by the Class CE-1 Certificates, through the application of the Monthly Excess Interest Amount to fund the deficiency, as well as through a reduction in the Overcollateralization Amount.

If, after giving effect to the distribution of the Principal Distribution Amount on any Distribution Date and the increase of any Certificate Principal Balances as a result of Subsequent Recoveries, the aggregate Certificate Principal Balance of the Certificates exceeds the Pool Balance as of the end of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period, the resulting excess (the “Applied Realized Loss Amount”) will be allocated sequentially to the Class B-1, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero. The Certificate Principal Balances of the Class A Certificates will not be reduced by any Applied Realized Loss Amounts; however, under certain loss scenarios, there will not be enough interest and principal on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which they are entitled. Any reduction of a Certificate Principal Balance will not be reversed or reinstated (except in the case of Subsequent Recoveries). However, on future Distribution Dates, certificateholders of the related class may receive amounts reimbursing them for prior reductions in the related Certificate Principal Balances as described below or, with respect to the Class M Certificates only, from the Supplemental Interest Trust, according to the priorities set forth under “—Distributions from the Supplemental Interest” below. These subsequent payments will be applied sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, in that order.

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Special Hazard Losses initially will be allocated as described above. However, if the cumulative amount of such losses, as of any date of determination, exceeds the greatest of (i) 1.00% of the Pool Balance as of the Cut-off Date, (ii) two times the amount of the Principal Balance of the largest Mortgage Loan as of the date of determination and (iii) an amount equal to the aggregate Principal Balance of the Mortgage Loans in the largest zip-code concentration in the State of California as of the date of determination, such excess instead will be allocated among the Class M and Class B-1 Certificates, pro rata, based on their respective Certificate Principal Balances and such excess will not be reimbursed from the Monthly Excess Cashflow Allocation or from the Supplemental Interest Trust.

“Special Hazard Losses” are generally Realized Losses that result from direct physical damage to mortgaged properties caused by natural disasters and other hazards (i) which are not covered by hazard insurance policies (such as earthquakes) and (ii) for which claims have been submitted and rejected by the related hazard insurer and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

Application of Monthly Excess Cashflow Amounts

The weighted average Net Mortgage Interest Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Certificate Interest Rates on the Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Certificates. This excess interest for a Collection Period (reduced by amounts paid as part of the Principal Distribution Amount), together with interest on the Overcollateralization Amount itself, is the “Monthly Excess Interest Amount.”

The “Net Mortgage Interest Rate” for each Mortgage Loan is the applicable Mortgage Interest Rate less the Administrative Fee Rate.

If Realized Losses occur that are not covered by the Monthly Excess Cashflow Amount, these Realized Losses will result in an Overcollateralization Deficiency (since they will reduce the Pool Balance without giving rise to a corresponding reduction of the aggregate Certificate Principal Balance of the Certificates). The cashflow priorities in this situation increase the Extra Principal Distribution Amount (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or “stepdown.” If the Targeted Overcollateralization Amount is permitted to stepdown on a Distribution Date, the cashflow priorities of this transaction permit a portion of the Principal Remittance Amount for that Distribution Date not to be passed through as a distribution of principal on the Certificates on that Distribution Date. This has the effect of decelerating the amortization of the Certificates relative to the Pool Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Certificates therefore releases a limited portion of the overcollateralization from the Trust Fund.

On any Distribution Date, the sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the Certificates is the “Monthly Excess Cashflow Amount,” which is required to be applied in the following order of priority (the “Monthly Excess Cashflow Allocation”) on that Distribution Date:

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(i) to the Class A Certificates, pro rata, any remaining Accrued Certificate Interest for such classes for that Distribution Date;

(ii) to the Class A Certificates, pro rata, any Interest Carry Forward Amounts for such classes for that Distribution Date;

(iii) to the Class M-1 Certificates, any remaining Accrued Certificate Interest for such class for that Distribution Date;

(iv) to the Class M-1 Certificates, any Interest Carry Forward Amount for such class for that Distribution Date;

(v) to the Class M-1 Certificates, any Class M-1 Realized Loss Amortization Amount for that Distribution Date;

(vi) to the Class M-2 Certificates, any remaining Accrued Certificate Interest for such class for that Distribution Date;

(vii) to the Class M-2 Certificates, any Interest Carry Forward Amount for such class for that Distribution Date;

(viii) to the Class M-2 Certificates, any Class M-2 Realized Loss Amortization Amount for that Distribution Date;

(ix) to the Class M-3 Certificates, any remaining Accrued Certificate Interest for such class for that Distribution Date;

(x) to the Class M-3 Certificates, any Interest Carry Forward Amount for such class for that Distribution Date;

(xi) to the Class M-3 Certificates, any Class M-3 Realized Loss Amortization Amount for that Distribution Date;

(xii) to the Class M-4 Certificates, any remaining Accrued Certificate Interest for such class for that Distribution Date;

(xiii) to the Class M-4 Certificates, any Interest Carry Forward Amount for such class for that Distribution Date;

(xiv) to the Class M-4 Certificates, any Class M-4 Realized Loss Amortization Amount for that Distribution Date;

(xv) to the Class M-5 Certificates, any remaining Accrued Certificate Interest for such class for that Distribution Date;

(xvi) to the Class M-5 Certificates, any Interest Carry Forward Amount for such class for that Distribution Date;

(xvii) to the Class M-5 Certificates, any Class M-5 Realized Loss Amortization Amount for that Distribution Date;

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(xviii) to the Class M-6 Certificates, any remaining Accrued Certificate Interest for such class for that Distribution Date;

(xix) to the Class M-6 Certificates, any Interest Carry Forward Amount for such class for that Distribution Date;

(xx) to the Class M-6 Certificates, any Class M-6 Realized Loss Amortization Amount for that Distribution Date;

(xxi) to the Class M-7 Certificates, any remaining Accrued Certificate Interest for such class for that Distribution Date;

(xxii) to the Class M-7 Certificates, any Interest Carry Forward Amount for such class for that Distribution Date;

(xxiii) to the Class M-7 Certificates, any Class M-7 Realized Loss Amortization Amount for that Distribution Date;

(xxiv) to the Class M-8 Certificates, any remaining Accrued Certificate Interest for such class for that Distribution Date;

(xxv) to the Class M-8 Certificates, any Interest Carry Forward Amount for such class for that Distribution Date;

(xxvi) to the Class M-8 Certificates, any Class M-8 Realized Loss Amortization Amount for that Distribution Date;

(xxvii) to the Class M-9 Certificates, any remaining Accrued Certificate Interest for such class for that Distribution Date;

(xxviii) to the Class M-9 Certificates, any Interest Carry Forward Amount for such class for that Distribution Date;

(xxix) to the Class M-9 Certificates, any Class M-9 Realized Loss Amortization Amount for that Distribution Date;

(xxx) to the Class B-1 Certificates, any remaining Accrued Certificate Interest for such class for that Distribution Date;

(xxxi) to the Class B-1 Certificates, any Interest Carry Forward Amount for such class for that Distribution Date;

(xxxii) to the Class B-1 Certificates, any Class B-1 Realized Loss Amortization Amount for that Distribution Date;

(xxxiii) from amounts otherwise distributable to the Class CE-1 Certificates, to the Cap Carryover Reserve Account, first, to the Class A Certificates, pro rata, based on Cap Carryover Amount, and then sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, any Cap Carryover Amount for such class;

(xxxiv) from amounts otherwise distributable to the Class CE-1 Certificates, to the Supplemental Interest Trust, to fund any Defaulted Swap Termination Payment;

(xxxv) from amounts otherwise distributable to the Class CE-1 Certificates, if a 40-Year Trigger Event is in effect, then the amount necessary to increase the Overcollateralization Amount for such Distribution Date so that a 40-Year Trigger Event is no longer in effect, if available, will be distributed sequentially, to the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero; and

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(xxxvi) to the Class CE-1, Class P, Class R and Class R-X Certificates, as specified in the Pooling and Servicing Agreement.

For purposes of the foregoing, the following terms will have the respective meanings set forth below.

A “40-Year Trigger Event” is in effect if on the 241st Distribution Date or any Distribution Date thereafter, (i) the aggregate Principal Balance of the Mortgage Loans with 40-year original terms to maturity as of the last day of the related Collection Period after giving effect to principal prepayments in the related Prepayment Period, exceeds (ii) the Overcollateralization Amount for such Distribution Date (after giving effect to all principal distributions on such Distribution Date other than principal distributions resulting from this event).

“Class M-1 Realized Loss Amortization Amount” means as to the Class M-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (iv) of the Monthly Excess Cashflow Allocation for that Distribution Date.

“Class M-2 Realized Loss Amortization Amount” means as to the Class M-2 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (vii) of the Monthly Excess Cashflow Allocation for that Distribution Date.

“Class M-3 Realized Loss Amortization Amount” means as to the Class M-3 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-3 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (x) of the Monthly Excess Cashflow Allocation for that Distribution Date.

“Class M-4 Realized Loss Amortization Amount” means as to the Class M-4 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-4 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xiii) of the Monthly Excess Cashflow Allocation for that Distribution Date.

“Class M-5 Realized Loss Amortization Amount” means as to the Class M-5 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-5 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xvi) of the Monthly Excess Cashflow Allocation for that Distribution Date.

“Class M-6 Realized Loss Amortization Amount” means as to the Class M-6 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-6 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xix) of the Monthly Excess Cashflow Allocation for that Distribution Date.

“Class M-7 Realized Loss Amortization Amount” means as to the Class M-7 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-7 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxii) of the Monthly Excess Cashflow Allocation for that Distribution Date.

“Class M-8 Realized Loss Amortization Amount” means as to the Class M-8 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-8 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxv) of the Monthly Excess Cashflow Allocation for that Distribution Date.

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“Class M-9 Realized Loss Amortization Amount” means as to the Class M-9 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-9 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxviii) of the Monthly Excess Cashflow Allocation for that Distribution Date.

“Class B-1 Realized Loss Amortization Amount” means as to the Class B-1 Certificates and as of any Distribution Date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-1 Certificates as of that Distribution Date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xxxi) of the Monthly Excess Cashflow Allocation for that Distribution Date.

“Realized Loss Amortization Amount” means each of the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, the Class M-4 Realized Loss Amortization Amount, the Class M-5 Realized Loss Amortization Amount, the Class M-6 Realized Loss Amortization Amount, the Class M-7 Realized Loss Amortization Amount, the Class M-8 Realized Loss Amortization Amount, the Class M-9 Realized Loss Amortization Amount and the Class B-1 Realized Loss Amortization Amount.

“Unpaid Realized Loss Amount” means for any class of Class M and Class B Certificates and as to any Distribution Date, the excess of (x) the cumulative amount of related Applied Realized Loss Amounts allocated to that class for all prior Distribution Dates, as described under “—Allocation of Losses” above, over (y) the sum of (a) the cumulative amount of any Subsequent Recoveries allocated to that class, (b) the cumulative amount of related Realized Loss Amortization Amounts for that class for all prior Distribution Dates and (c) the cumulative amount of Unpaid Realized Loss Amounts reimbursed to such class for all prior Distribution Dates from the Supplemental Interest Trust.

Distributions from the Supplemental Interest Trust

On or before any Distribution Date, funds in the Supplemental Interest Trust with respect to the Interest Rate Swap Agreement and the Interest Rate Cap Agreement will be distributed in the following order of priority:

(i) to the Swap Provider, all Net Swap Payments, if any, owed to the Swap Provider for such distribution date;

(ii) to the Swap Provider, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Provider;

(iii) concurrently, to the Class A Certificates, on a pro rata basis, any remaining applicable Accrued Certificate Interest and Interest Carry Forward Amounts for such Distribution Date to the extent unpaid from the Interest Remittance Amount and Monthly Excess Cashflow Amounts;

(iv) sequentially, to each class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 Certificates, in that order, any remaining Accrued Certificate Interest and Interest Carry Forward Amounts for such Distribution Date to the extent unpaid from Interest Remittance Amounts and Monthly Excess Cashflow Amounts;

(v) to the Offered Certificates and the Class B Certificates, to pay principal as described and in the same manner and order of priority as set forth under “—Principal Distributions” above in order to maintain amounts in respect of the Targeted Overcollateralization Amount, after giving effect to distributions of the Principal Distribution Amount for each such class;

(vi) sequentially, to each class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any remaining Unpaid Realized Loss Amount for such Distribution Date;

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(vii) first, to the Class A Certificates, pro rata, based on Cap Carryover Amounts, and then sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, any Cap Carryover Amount for such classes;

(viii) to the Swap Provider, to fund any Defaulted Swap Termination Payment, to the extent not already paid; and

(ix) to the Class CE-1 Certificates, any remaining amounts.

Amounts distributed in respect of clauses (v) and (vi) above, together with amounts distributed in respect of such clauses on prior Distribution Dates, shall not exceed the aggregate of current or prior Realized Losses not previously reimbursed by Subsequent Recoveries or through the Monthly Excess Cashflow Allocation.

Interest Rate Swap Agreement

On the Closing Date, the Supplemental Interest Trust Trustee on behalf of the supplemental interest trust, a separate trust created under the Pooling and Servicing Agreement (the “Supplemental Interest Trust”), will enter into the interest rate swap agreement (the “Swap Agreement”) with JPMorgan Chase Bank, N.A., as Swap Provider, for the benefit of the Offered Certificates.

Under the Swap Agreement, on or before each Distribution Date during the period beginning on the Distribution Date in June 2007 and ending on the Distribution Date in April 2011, the Supplemental Interest Trust will owe to the Swap Provider a fixed payment for that Distribution Date, equal to the product of (x) a fixed rate equal to 5.20% per annum, (y) the swap notional amount (as set forth in the table in Appendix D to this free writing prospectus) for that Distribution Date, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the effective date (as defined in the Swap Agreement) to but excluding the first Distribution Date) and the denominator of which is 360, and the Swap Provider will owe to the Supplemental Interest Trust a floating payment for that Distribution Date equal to the product of (x) one-month LIBOR (as determined pursuant to the Swap Agreement) for the related calculation period (as defined in the Swap Agreement), (y) the swap notional amount for that Distribution Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. To the extent the fixed payment owed by the Supplemental Interest Trust exceeds the floating payment owed by the Swap Provider, on or before the related Distribution Date the Supplemental Interest Trust will make a net payment to the Swap Provider out of amounts otherwise available to certificateholders as described in “Description of the Certificates—Interest Distributions” and “—Principal Distributions.” To the extent that the floating payment owed by the Swap Provider exceeds the fixed payment owed by the Supplemental Interest Trust, on or before the related Distribution Date the Swap Provider will make a net payment to the Supplemental Interest Trust, which will be deposited in the Supplemental Interest Trust for the benefit of the Offered Certificates. Each such net payment is referred to in this free writing prospectus as a “Net Swap Payment.”

All payments made to and from the Supplemental Interest Trust pursuant to the Swap Agreement will be made through a segregated trust account established on the Closing Date (the “Swap Account”). The Swap Account will be an asset of the Supplemental Interest Trust but not of any REMIC.

The scheduled notional amount for each applicable Distribution Date related to the Swap Agreement is set forth in Appendix D to this free writing prospectus.

Upon early termination of the Swap Agreement, the Swap Provider may owe the Supplemental Interest Trust a Swap Termination Payment (as defined in the Swap Agreement), or the Supplemental Interest Trust may owe the Swap Provider a Swap Termination Payment. Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments) payable to the Swap Provider shall be paid out of the Supplemental Interest Trust on a senior basis on each applicable Distribution Date. Defaulted Swap Termination Payments owed to the Swap Provider shall be paid out of the Supplemental Interest Trust on a subordinated basis. See “Description of the Certificates—Distributions from the Supplemental Interest Trust” in this free writing prospectus.

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The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Swap Agreement (other than Swap Termination Payments) generally will be subject to the following conditions precedent: (1) no Event of Default (as defined in the Swap Agreement) or event that with the giving of notice or lapse of time or both would become a Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Swap Agreement) has occurred or been effectively designated.

The Swap Agreement can be terminated upon an event of default under that agreement or a termination event under that agreement. Events of default applicable to either party under the Swap Agreement include the following:

•	failure to pay;

•	failure by the Swap Provider to comply with or perform certain agreements or obligations as required under the terms of the Swap Agreement,

•	failure to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Swap Agreement,

•	certain representations by the Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Swap Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee and the Swap Provider and specified for this purpose in the Swap Agreement,

•	cross-default by the Swap Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Swap Agreement,

•	certain bankruptcy and insolvency events; and

•	a merger without an assumption of obligations under the Swap Agreement.

Termination events under the Swap Agreement include the following:

•
illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Agreement or guaranty, as applicable);

•	a tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Swap Agreement as a result of a change in tax law or certain similar events);

•	a tax event upon merger (which generally relates to the application of withholding taxes to amounts payable under the Swap Agreement resulting from a merger or similar transaction);

•	amendment of the Pooling and Servicing Agreement in a manner contrary to the requirements of the Swap Agreement;

•	the occurrence of an optional termination as described under “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus;

•
failure of the Swap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Swap Agreement; and

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•
failure of the Swap Provider to comply with the Regulation AB provisions of the Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Swap Agreement).

“Defaulted Swap Termination Payment” means, any payment required to be made by the Supplemental Interest Trust to the Swap Provider pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Provider is the defaulting party or a termination event under that agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Swap Agreement).

If the Swap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Swap Agreement, the Swap Provider may be required, at its own expense and in accordance with the requirements of the Swap Agreement, to do one or more of the following: (1) obtain a substitute swap provider, or (2) establish any other arrangement as may be specified for such purpose in the Swap Agreement.

If a substitute swap agreement is not obtained in accordance with the Swap Agreement, in the event that the Swap Agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of a Swap Agreement or a substitute swap agreement; provided, however, the Supplemental Interest Trust Trustee shall thereafter administer the Swap Termination Payment received by the Supplemental Interest Trust as described under “Description of the Certificates—Distributions from the Supplemental Interest Trust” in this free writing prospectus.

On or after the Closing Date, so long as the rating agency condition has been satisfied and subject to the requirements of the Swap Agreement, (i) the Supplemental Interest Trust Trustee may, with the consent of the Swap Provider, assign or transfer all or a portion of the Swap Agreement and (ii) the Swap Provider may assign its obligations under the Swap Agreement.

The Swap Agreement is scheduled to terminate by its terms after the Distribution Date in April 2011, and upon termination of the Swap Agreement no further amounts will be paid to the Swap Provider by the Supplemental Interest Trust Trustee and no further regularly scheduled amounts will be paid to the Supplemental Interest Trust by the Swap Provider.

As of the date of this free writing prospectus, the Swap Agreement, together with the Cap Agreement, has an aggregate “significance percentage,” as defined in Item 1115 of Regulation AB, of less than 10%.

Interest Rate Cap Agreement

On the Closing Date, the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust will enter into the interest rate cap agreement (the “Cap Agreement”) with JPMorgan Chase Bank, N.A., as Cap Provider, for the benefit of the Offered Certificates. All obligations of the Supplemental Interest Trust pursuant to the Cap Agreement will be paid on or prior to the Closing Date.

Under the Cap Agreement, on or before each Distribution Date commencing with the Distribution Date in July 2007 and ending with the Distribution Date in May 2012, the Cap Provider will be obligated to make a payment for that Distribution Date equal to the product of (a) the excess, if any, of (i) one-month LIBOR as determined pursuant to the Cap Agreement for the related calculation period (as defined in the Cap Agreement) over (ii) 5.32%, (b) an amount equal to the lower of (x) the maximum cap notional amount shown in the table set forth on Appendix E to this free writing prospectus for that Distribution Date and (y) the excess, if any, of (A) the aggregate Class Certificate Balance of the Offered Certificates (prior to taking into account any distributions on such Distribution Date) over (B) the then current swap notional amount shown in the table set forth on Appendix D to this free writing prospectus, and (c) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

The specified maximum cap notional amounts and cap strike rates for the Cap Agreement are set forth on Appendix E to this free writing prospectus. The Cap Agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Cap Agreement.

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The obligations of the Cap Provider to pay specified amounts due under the Cap Agreement (other than cap termination payments) generally will be subject to the following conditions precedent: (1) no Event of Default (as defined in the Cap Agreement) or event that with the giving of notice or lapse of time or both would become a Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Cap Agreement) has occurred or been effectively designated.

Events of default under the Cap Agreement include the following:

•	failure to make a payment as required under the terms of the Cap Agreement;

•	failure by the Cap Provider to comply with or perform certain agreements or obligations as required under the terms of the Cap Agreement;

•	failure to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Cap Agreement;

•	certain representations by the Cap Provider or its credit support provider prove to have been incorrect or misleading in any material respect;

•
repudiation or certain defaults by the Cap Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee and the Cap Provider and specified for this purpose in the Cap Agreement;

•	cross-default by the Cap Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Cap Agreement;

•	certain insolvency or bankruptcy events; and

•	a merger by a party to the Cap Agreement without an assumption of such party’s obligations under the Cap Agreement;

each as further described in the Cap Agreement.

Termination events under the Cap Agreement include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Cap Agreement);

•	tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Cap Agreement, as a result of a change in tax law or certain similar events);

•	tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Cap Agreement as a result of a merger or similar transaction);

•
failure of the Cap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Cap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Cap Agreement;

•
failure of the Cap Provider to comply with the Regulation AB provisions of the Cap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Cap Agreement); and

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•	the occurrence of an optional termination as described under “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus;

each as further described in the Cap Agreement.

If the Cap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Cap Agreement, the Cap Provider may be required, at its own expense and in accordance with the requirements of the Cap Agreement, to do one or more of the following: (1) obtain a substitute cap provider or (2) establish any other arrangement as may be specified for such purpose in the Cap Agreement.

As of the date of this free writing prospectus, the Cap Agreement, together with the Swap Agreement, has an aggregate “significance percentage,” as defined in Item 1115 of Regulation AB, of less than 10%.

Certificate Interest Rates

Interest for each Distribution Date on or prior to the Optional Termination Date will accrue on the Class A, Class M and Class B Certificates during the related Interest Accrual Period at a per annum rate (the “Certificate Interest Rate”) equal to the lesser of (i) (a) in the case of the Floating Rate Certificates, One-Month LIBOR plus the applicable certificate margin set forth in the table beginning on page 6 or (b) in the case of the Class B-1 Certificates, the pass-through rate set forth in the table beginning on page 6 and (ii) the Rate Cap for such Distribution Date. During each Interest Accrual Period relating to the Distribution Dates after the Optional Termination Date, each of the certificate margins and pass-through rates will be “stepped-up” to the applicable margin or pass-through rate set forth in the table beginning on page 6 if the optional termination right is not exercised.

The “Maximum Rate Cap” for any Distribution Date and for the Class A and Class M Certificates will be a per annum rate (expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period) equal to (i) the Net Maximum WAC plus (ii) 12 times the quotient of (a) the Net Swap Payment and Swap Termination Payment (other than a Defaulted Swap Termination Payment), if any, made to the Supplemental Interest Trust and (b) the aggregate principal balance of the Mortgage Loans as of the first day of the related Collection Period. Any interest shortfall due to the Maximum Rate Cap will not be reimbursed.

The “Net Maximum Mortgage Interest Rate” for each Adjustable-Rate Mortgage Loan is the applicable Maximum Mortgage Interest Rate and for each Fixed-Rate Mortgage Loan is the Mortgage Interest Rate for such Mortgage Loan, in each case less the Administrative Fee Rate.

The “Net Maximum WAC” for any Distribution Date will be the average of the Net Maximum Mortgage Interest Rates for the Mortgage Loans, weighted on the basis of the principal balances of the Mortgage Loans as of the first day of the related Collection Period.

The “Net WAC” for any Distribution Date will be the average of the Net Mortgage Interest Rates for the Mortgage Loans, weighted on the basis of the principal balances of the Mortgage Loans as of the first day of the related Collection Period.

The “Rate Cap” for any Distribution Date and for the Certificates will be a per annum rate (expressed, in the case of the Floating Rate Certificates, on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period) equal to (i) the Net WAC less (ii) 12 times the quotient of (a) the Net Swap Payment and Swap Termination Payment (other than a Defaulted Swap Termination Payment), if any, made to the Swap Provider and (b) the aggregate principal balance of the Mortgage Loans as of the first day of the related Collection Period.

The Rate Cap is sometimes referred to in this free writing prospectus as a “Cap.”

If on any Distribution Date the Accrued Certificate Interest for any Certificate is based on the Rate Cap, the excess of (i) the amount of interest such Certificate would have been entitled to receive on such Distribution Date if its Certificate Interest Rate had not been limited by the Rate Cap, up to but not exceeding the related Maximum Rate Cap, over (ii) the amount of interest such Certificate received on such Distribution Date based on the Rate Cap, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Certificate Interest Rate on such Certificate without regard to the Rate Cap but subject to the Maximum Rate Cap) will be the “Cap Carryover Amount.” Any Cap Carryover Amount will be distributed on the same or future Distribution Dates from amounts that would otherwise be distributed on the Class CE-1 Certificates. On the Closing Date, the Trustee will establish the cap carryover reserve account (the “Cap Carryover Reserve Account”) pursuant to the Pooling and Servicing Agreement from which distributions in respect of Cap Carryover Amounts on the Offered Certificates will be made. Distributions in respect of these Cap Carryover Amounts may also be made from the Supplemental Interest Trust. The Cap Carryover Reserve Account will be an asset of the Issuing Entity but not of any REMIC.

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Calculation of One-Month LIBOR

One-Month LIBOR for the first Distribution Date will be determined on the second Business Day preceding the Closing Date and for each subsequent Distribution Date will be determined on the second Business Day prior to the immediately preceding Distribution Date (each such date, a “LIBOR Determination Date”). With respect to each Distribution Date, “One-Month LIBOR” will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, on the related LIBOR Determination Date. “Reuters Screen LIBOR01” means the display currently so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices). If such rate does not appear on that page (or such other page as may replace that page on that service, or if such service is no longer offered, another service for displaying One-Month LIBOR or comparable rates as may be selected by the Trustee), the rate will be the Reference Bank Rate. The “Reference Bank Rate” will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee) as of 11:00 A.M., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 A.M., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Offered Certificates. If no quotations can be obtained, the rate will be One-Month LIBOR for the prior Distribution Date.

The establishment of One-Month LIBOR on each LIBOR Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Offered Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

The yields to maturity and weighted average lives of the Offered Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased, the amount and timing of principal payments on the Mortgage Loans, the allocation of the Interest Remittance Amount and Principal Remittance Amount to various classes of Offered Certificates, the amount and timing of mortgagor delinquencies and defaults on the applicable Mortgage Loans, the rate of liquidations and Realized Losses and the allocation of Realized Losses to various classes of Offered Certificates, the relationship between payments made by the Supplemental Interest Trust (if any) and payments made by the Swap Provider (if any) under the Interest Rate Swap Agreement and payments made by the Cap Provider (if any) under the Interest Rate Cap Agreement.

The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Offered Certificates will be affected by the rate of defaults resulting in Realized Losses and by the severity and timing of these losses. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than the yield calculated. The timing of Realized Losses will also affect an investor’s actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience of the Mortgage Loans. The Mortgage Loans may have a greater than normal risk of future defaults and delinquencies, as compared to newly originated, high quality one- to four-family residential mortgage loans of comparable size and geographic concentration because the Mortgage Loans are of non-prime credit quality. See “Risk Factors—Non-Prime Mortgage Loans May Experience Greater Rates of Delinquency and Foreclosure” in this free writing prospectus.

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The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Sponsor or the Servicer). Because certain of the Mortgage Loans contain prepayment charges, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have prepayment charges. The Mortgage Loans are subject to the “due-on-sale” provisions in the related Mortgage Notes and each Adjustable-Rate Mortgage Loan generally provides that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property. See “Yield Considerations” in the prospectus.

Unscheduled payments of principal (whether resulting from prepayments, liquidations, casualties, condemnations, repurchases due to breaches of representations and warranties, or purchase in connection with optional termination) will result in distributions on the related Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Offered Certificates is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the applicable Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the applicable Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the applicable Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Interest Rates on the Mortgage Loans, such Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Interest Rates on such Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. As is the case with the Fixed-Rate Mortgage Loans, the Adjustable-Rate Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate mortgage loans may be inclined to refinance their adjustable-rate mortgage loans with a fixed-rate loan to “lock in” a lower interest rate. The existence of the applicable Periodic Rate Cap and Maximum Mortgage Interest Rate also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the Adjustable-Rate Mortgage Loans may differ from that on the Fixed-Rate Mortgage Loans because the amount of the Monthly Payments on the Adjustable-Rate Mortgage Loans are subject to adjustment on each Adjustment Date. Further, a majority of the Adjustable-Rate Mortgage Loans will not have their initial Adjustment Date for two to five years after their origination. The Adjustable-Rate Mortgage Loans may be subject to greater rates of prepayment they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Interest Rates on such Adjustable-Rate Mortgage Loans as borrowers seek to avoid changes in their Monthly Payments.

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The interest-only feature of the Interest Only Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the Mortgage Rates. However, as a Mortgage Loan with such a feature nears the end of its interest-only period, the borrower may be more likely to refinance the Mortgage Loans, even if market interest rates are only slightly less than the Mortgage Rate in order to avoid the increase in the monthly payments needed to amortize the Mortgage Loan over its remaining life.

The weighted average life and yield to maturity of each class of Certificates will also be influenced by the amount of Monthly Excess Cashflow Amounts generated by the Mortgage Loans and applied in reduction of the Certificate Principal Balances of such Certificates. The level of Monthly Excess Cashflow Amounts available on any Distribution Date to be applied in reduction of the Certificate Principal Balances of the Certificates will be influenced by, among other factors, (i) the overcollateralization level of the Mortgage Loans at such time (i.e., the extent to which interest on the Mortgage Loans is accruing on a higher Principal Balance than the aggregate Certificate Principal Balance of the Certificates); (ii) the delinquency and default experience of the Mortgage Loans; and (iii) the level of the Index for the Adjustable-Rate Mortgage Loans. To the extent that greater amounts of Monthly Excess Cashflow Amounts are distributed in reduction of the Certificate Principal Balance of a class of Certificates, the weighted average life thereof can be expected to shorten. No assurance can be given as to the amount of Monthly Excess Cashflow Amounts distributed at any time or in the aggregate.

The Class M Certificates are not expected to receive any principal distributions until at least the Distribution Date in June 2010 (unless the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero prior thereto). As a result, the weighted average lives of the Class M Certificates will be longer than would have been the case if principal distributions were to be made on a pro rata basis. The longer weighted average lives may increase the risk that an Applied Realized Loss Amount will be allocated to one or more classes of Class M Certificates.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the Mortgage Loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation. In general, the earlier a principal prepayment on the Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity. The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The projected weighted average life of any class of Offered Certificates is the average amount of time that will elapse from the Closing Date, until each dollar of principal is scheduled to be repaid to the investors in such class of Offered Certificates. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the classes of Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth in the tables in this free writing prospectus under “Summary of Free Writing Prospectus.”

Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this free writing prospectus (the “Prepayment Assumptions”) are based on an assumed rate of prepayment each month of the then unpaid principal balance of two hypothetical pools of mortgage loans similar to the Mortgage Loans.

For the Adjustable-Rate Mortgage Loans, a 100% Prepayment Assumption is the “Adjustable-Rate Prepayment Curve” or “ARM PPC,” which assumes a prepayment rate of 2.00% CPR per annum of the then-outstanding principal balance of a hypothetical pool of adjustable-rate mortgage loans in the first month of the life of such mortgage loans and an additional approximate 1/11th of 28% per annum in each month thereafter until 30.00% CPR is reached in the twelfth month and remaining at 30.00% CPR until the twenty-second month. From the twenty-third month until the twenty-seventh month ARM PPC assumes a constant prepayment rate of 50.00% CPR per annum. Beginning in the twenty-eighth month and in each month thereafter during the life of such mortgage loans, ARM PPC assumes a constant prepayment rate of 35.00% CPR per annum each month.

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For the Fixed-Rate Mortgage Loans, a 100% Prepayment Assumption is the “Fixed-Rate Prepayment Curve” or “FRM PPC,” which assumes a prepayment rate of 2.30% CPR per annum of the then-outstanding principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional 2.30% per annum in each month thereafter until 23.00% CPR is reached in the tenth month. Beginning in the tenth month and in each month thereafter during the life of such mortgage loans, FRM PPC assumes a constant prepayment rate of 23.00% CPR per annum each month.

“CPR” represents a constant assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. No Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

The decrement tables set forth in Appendix B were prepared on the basis of the assumptions in the following paragraph and the table set forth in Appendix C. There may be certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the decrement tables. In addition, since the actual Mortgage Loans in the Trust Fund will have characteristics that differ from those assumed in preparing the table in Appendix C, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the tables.

The percentages and weighted average lives in the decrement tables were determined using the following assumptions collectively (the “Structuring Assumptions”): (i) the Mortgage Loans have the characteristics set forth in the table in Appendix C, (ii) the closing date for the Offered Certificates occurs on May 31, 2007 and the Offered Certificates are sold to investors on such date, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in June 2007, in accordance with the allocation of the Interest Remittance Amount and the Principal Remittance Amount set forth above under “Description of the Certificates,” (iv) the Mortgage Loans prepay in accordance with the Prepayment Assumptions indicated, (v) the Sponsor is not required to substitute or repurchase any of the Mortgage Loans pursuant to the Pooling and Servicing Agreement and no optional termination is exercised (except with respect to the entries identified by the row heading “Weighted Avg. Life to Optional Termination Date” in the tables in Appendix B), (vi) the Targeted Overcollateralization Amount is set initially as specified herein and thereafter decreases as described in the definition thereof, (vii) scheduled payments for all Mortgage Loans are received on the Due Date commencing in June 2007, the principal portion of such payments is computed prior to giving effect to prepayments received in such month and there are no losses or delinquencies with respect to such Mortgage Loans, (viii) all Mortgage Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no Prepayment Interest Shortfalls, (ix) such prepayments are received on the last day of each month commencing in May 2007, (x) the Servicing Fee Rate is 0.50% per annum and the Trustee Fee Rate is 0.01% per annum, (xi) One-Month LIBOR is at all times equal to 5.32%, (xii) the Certificate Interest Rates for the Offered Certificates are as set forth in the table beginning on page 6, (xiii) the Mortgage Interest Rate for each Adjustable-Rate Mortgage Loan adjusts on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Index and (b) the respective Gross Margin (this sum subject to the applicable Periodic Rate Caps, Minimum Mortgage Interest Rates and Maximum Mortgage Interest Rates), (xiv) with respect to the Adjustable-Rate Mortgage Loans, Six-Month LIBOR is at all times equal to 5.37%, (xv) the Class P Certificates have a zero Certificate Principal Balance and (xvi) the Net Swap Payment is calculated as described under “Description of the Certificates—Interest Rate Swap Agreement” and no Swap Termination Payment is made. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

Based on the foregoing assumptions and the assumed mortgage loan characteristics set forth in the table in Appendix C, the decrement tables set forth in Appendix B indicate the projected weighted average lives of each class of Offered Certificates and set forth the percentages of the original Certificate Principal Balance of each such class that would be outstanding after each of the dates shown at the indicated percentages of the applicable Prepayment Assumption.

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Final Scheduled Distribution Dates

The “Final Scheduled Distribution Date” of each class of Offered Certificates is the Distribution Date in April 25, 2037. The Final Scheduled Distribution Date for the Offered Certificates is calculated as the month after the maturity of the latest maturing 30-year Mortgage Loan in the Mortgage Pool. Since the rate of distributions in reduction of the Certificate Principal Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Certificate Principal Balance of any such class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans.

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Offered Certificates to the purchase of the Mortgage Loans from the Sponsor.

FEDERAL INCOME TAX CONSEQUENCES

General

The Pooling and Servicing Agreement provides that elections will be made to treat certain designated portions of the Issuing Entity (exclusive of arrangements intended to protect against basis risk for certain of the certificates, the Interest Rate Swap Agreement, the Interest Rate Cap Agreement, the Swap Account, the Supplemental Interest Trust and the Cap Carryover Reserve Account and certain other assets specified in the Pooling and Servicing Agreement) as multiple separate REMICs for federal income tax purposes. Each REMIC will designate a single class of interests as the residual interest in that REMIC. Elections will be made to treat each REMIC as a REMIC for federal income tax purposes. Each class of Offered Certificates (exclusive of the right to receive payments in respect of Cap Carryover Amounts and the obligation to make payments to the Supplemental Interest Trust) will represent beneficial ownership of REMIC regular interests.

Upon the issuance of the Offered Certificates, Hunton & Williams LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Issuing Entity will qualify as a REMIC for federal income tax purposes.

Taxation of Regular Interests

The regular interest portion of the Offered Certificates generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on the regular interest portion of the Offered Certificates must be reported under an accrual method of accounting. For federal income tax reporting purposes, the regular interest portion of the classes of Offered Certificates may be treated as having been issued with original issue discount (“OID”). The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a constant rate of 100% ARM PPC with respect to the Adjustable-Rate Mortgage Loans and 100% FRM PPC with respect to the Fixed-Rate Mortgage Loans. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of Regular Securities—Original Issue Discount” in the prospectus.

The IRS has issued regulations (the “OID Regulations”) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates, and because the rules of the OID Regulations are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other manner not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

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The Offered Certificates will represent beneficial ownership of (i) a REMIC regular interest and (ii) the right to receive payments in respect of Cap Carryover Amounts and the right to receive payments from the Supplemental Interest Trust in respect of the Cap Carryover Amount and the obligation to make payments to the Supplemental Interest Trust (the “Notional Principal Contract Arrangement”). Holders of the Offered Certificates must allocate their basis between their regular interest and their Notional Principal Contract Arrangement component as set forth below under “— Taxation of Notional Principal Contract Arrangement.” The Cap Carryover Reserve Account, the Interest Rate Swap Agreement, the Interest Rate Cap Agreement, the Swap Account and the Supplemental Interest Trust are not assets of any REMIC created in this transaction. The REMIC regular interest corresponding to an Offered Certificate (the “Regular Interest”) will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate to which it corresponds, except that (i) any payments made to the corresponding Offered Certificate in respect of Cap Carryover Amounts will not be paid in respect of the regular interest, (ii) the maximum interest rate of that Regular Interest for purposes of all calculations related to that Regular Interest will equal the Rate Cap of the Offered Certificate computed for this purpose by limiting the Notional Amount of the Interest Rate Swap Agreement to the aggregate Principal Balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being first payable solely from net Monthly Excess Cashflow otherwise distributable to the Class CE-1 Certificate and then from distributions made to the Regular Interests related to the Offered Certificates, which are then paid to the Swap Provider. As a result of the foregoing, the amount of distributions on the Regular Interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.

The Regular Interest component of the Offered Certificates (but not the Notional Principal Contract Arrangement components) generally will be treated as assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association and “real estate assets” under Section 856(c)(5)(B) of the Code for a real estate investment trust (a “REIT”), in the same proportion that the assets in the Issuing Entity would be so treated. In addition, interest on the regular interest portion of the Offered Certificates generally will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code for a REIT, to the extent that the Offered Certificates are treated as “real estate assets” under Section 856(c)(5)(B) of the Code. See “Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Securities” in the prospectus. If more than 95% of the Regular Interests and income qualify for these treatments, the Regular Interests generally will qualify for such treatments in their entirety (exclusive of the Notional Principal Contract Arrangement component). However, no portion of an offered certificateholder’s basis or income allocable to a Notional Principal Contract Arrangement will qualify for such treatment. As a result, the Offered Certificates generally are not suitable investments for many REITs or for inclusion in another REMIC.

Taxation of the Notional Principal Contract Arrangements

General. Each holder of an Offered Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to Cap Carryover Amounts and the obligation to make payments to the Supplemental Interest Trust on the date it purchases its Certificates.

In general, the holders of the Offered Certificates must allocate the price they pay for the Offered Certificates between the Regular Interest component and the Notional Principal Contract Arrangement component based on their relative fair market values. To the extent rights to receive payments are determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the “Cap Premium”) paid or received by the holders of Offered Certificates, as applicable. A holder of an Offered Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the applicable Notional Principal Contract Arrangement (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of Offered Certificates are encouraged to consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The Notional Principal Contract Regulations treat a nonperiodic payment made under a notional principal contract as a loan for federal income tax purposes if the payment is “significant.” It is not known whether any Cap Premium would be treated in part as a loan under the regulations governing notional principal contracts (the “Notional Principal Contract Regulations”).

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Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Notional Principal Contract Arrangement must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and are encouraged to consult their tax advisors prior to investing in the Offered Certificates.

Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding Regular Interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of any Cap Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such Regular Interest in excess of the amount of payments on the Offered Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Cap Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Cap Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to payments and obligations under the Notional Principal Contract Arrangement.

An offered certificateholder’s ability to recognize a net deduction with respect to the Notional Principal Contract Arrangement component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a holder will not be able to recognize a net deduction with respect the Notional Principal Contract Arrangement component in computing the beneficial owner’s alternative minimum tax liability.

It is possible that the right to receive payments in respect of the Notional Principal Contract Arrangement could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Cap Carryover Amount. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

Any amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be allocated to rights under a Notional Principal Contract Arrangement would be considered a “termination payment” under the Notional Principal Contract Regulations. It is anticipated that the Supplemental Interest Trust Trustee will account for any termination payments for reporting purposes in accordance with the Notional Principal Contract Regulations, as described below.

Termination Payments. Any amount of sales proceeds that is considered to be allocated to the selling certificateholder’s rights under the applicable Notional Principal Contract Arrangement in connection with the sale or exchange of an Offered Certificate would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to that Offered Certificate. A holder of an Offered Certificate will have gain or loss from such a termination of a Notional Principal Contract Arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Notional Principal Contract Arrangement.

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Gain or loss realized upon the termination of a Notional Principal Contract Arrangement will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

REMIC Taxes and Reporting

It is not anticipated that the Issuing Entity will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on the Issuing Entity, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement, (ii) the Servicer, if the Servicer has breached its obligations with respect to REMIC compliance under the Agreement, and (iii) otherwise by the Issuing Entity, with a resulting reduction in amounts otherwise distributable to Holders of the Offered Certificates. See “Description of the Securities—General” and “Federal Income Tax Consequences—REMICs—Taxes That May Be Imposed on the REMIC Pool—Prohibited Transactions” in the prospectus.

The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See “Federal Income Tax Consequences—REMICs—Taxes That May Be Imposed on the REMIC Pool—Administrative Matters” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—REMICs” in the prospectus.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA and/or a plan or other arrangement subject to the excise tax provisions set forth under Section 4975 of the Code (each of the foregoing, a “Plan”) from engaging in certain transactions involving such ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. However, such plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA and the Code. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

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The U.S. Department of Labor has extended to Banc of America Securities LLC an administrative exemption (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption can apply to certificates in a pass-through trust holding mortgage loans, and the Exemption may apply to the Offered Certificates.

Among the conditions that must be satisfied for the Exemption to apply are the following:

(1)           the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(2)           the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., DBRS or Fitch Ratings (collectively, the “Exemption Rating Agencies”);

(3)           the trustee must not be an affiliate of any other member of the Restricted Group (as defined below), other than an underwriter;

(4)           the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for such person’s services under the agreement pursuant to which the loans are pooled and reimbursements of such person’s reasonable expenses in connection therewith; and

(5)           the Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).

The trust must also meet the following requirements:

(i) the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

(ii) certificates in such other investment pools must have been rated in one of the four highest generic rating categories by an Exemption Rating Agency for at least one year prior to the Plan’s acquisition of certificates; and

(iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the certificates.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust; (iii) a Plan’s investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by any Underwriter, the Trustee, the Servicer, the Swap Provider, the Cap Provider any obligor with respect to Mortgage Loans included in the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the Issuing Entity, or any affiliate of such parties (the “Restricted Group”).

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For a further of description of the conditions for the Exemption, see “ERISA Considerations” in the Prospectus.

The Exemption may cover the acquisition and holding of the Offered Certificates (exclusive of the right of the Offered Certificates to receive payments from the Supplemental Interest Trust) by Plans to which it applies provided that all conditions of the Exemption will be met. In addition, as of the date hereof there is no single mortgagor that is an obligor on 5% of the Pool Balance as of the Cut-off Date.

For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that apply. The acquisition or holding may be eligible for the exemptive relief available under one or the Department of Labor Prohibited Transaction Class Exemptions (each, a “PTCE”), including PTCE 84-14 (for transactions by independent “qualified professional asset managers”), PTCE 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by “in-house asset managers”). In addition, section 408(b)(17) of ERISA may provide a statutory exemption for prohibited transactions between a Plan and certain service providers provided that that there is adequate consideration. However, even if the conditions specified in one of these prohibited transaction class exemptions or statutory exemptions are met, the scope of relief provided under such an exemption may or may not cover all acts which might be construed as prohibited transactions. Accordingly, for so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or other person acting on behalf of, or using the assets of, a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions or the statutory exemption enumerated above.

In addition, the rating of a Certificate may change. If a Class of Offered Certificates is no longer rated at least BBB- (or its equivalent), the Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had a investment grade rating would not be required by the Exemption to dispose of it). Consequently, an Offered Certificate that is no longer rated at least BBB- (or its equivalent) may not be transferred unless the transferee delivers to the Trustee either (i) a representation letter, in form and substance satisfactory to the Trustee, stating that (a) it is not, and is not acting on behalf of, a Plan or using the assets of any such Plan to effect such purchase or (b) if it is an insurance company, using funds from an “insurance company general account” (as such term is defined in section V(e) of PTCE 95-60, (60 Fed. Reg. 35925 (July 12, 1995)), to purchase such Certificates, the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (ii) an opinion of counsel, in form and substance satisfactory to the Trustee, to the effect that the purchase or holding of this Certificate by or on behalf of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or section 4975 of the Code and will not subject the Depositor, the Servicer, the Sponsor or the Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. Each person who acquires this certificate or any interest therein shall be deemed to have made the representations required by the representation letter referred to in the preceding sentence, unless such person shall have provided such representation letter or the opinion of counsel referred to in the preceding sentence to the Trustee.

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A person considering investing in the Offered Certificates on behalf of or with the assets of a governmental plan or church plan that is subject to Similar Law should consult with legal advisors regarding the requirements of any Similar Law and whether the acquisition, holding or transfer of an Offered Certificates will result in a violation of Similar Law.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions discussed above, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Sponsor, the Depositor, the Trustee and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the applicability of, and scope of relief provided by, the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

For more information about ERISA considerations, see the information under the heading “ERISA Considerations” in the prospectus.

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), because the Mortgage Pool contains Second Lien Mortgage Loans.

There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors. See “Legal Investment” in the prospectus.

REPORTS TO CERTIFICATEHOLDERS

The Trustee will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Certificates, the status of the Mortgage Pool and certain other information as set forth in the Pooling and Servicing Agreement in accordance with Item 1121 of Regulation AB (17 C.F.R. 229.1121), as described under “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Reports to Securityholders” in the prospectus. In addition, the Trustee and the Servicer, and potentially certain other parties as described in the Pooling and Servicing Agreement, will furnish to the Depositor and the Trustee, as applicable, the compliance statements, assessments and attestation reports in accordance with Item 1122 and Item 1123 of Regulation AB (17 CFR 229.1122 and 229.1123) detailed under “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Evidence as to Compliance” in the prospectus.

Copies of these statements and reports will be filed on Forms 10-D and 10-K with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

The Trustee will make the statement described in the prospectus under “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Reports to Securityholders” available each month to certificateholders and the other parties to the Pooling and Servicing Agreement via the Trustee’s internet website. To the extent set forth in the Pooling and Servicing Agreement, the Trustee will also make the Periodic Reports described in the prospectus under “Where You Can Find More Information” relating to the Issuing Entity available through its website. The Trustee’s internet website will initially be located at “www.etrustee.net.” Assistance in using the website can be obtained by calling the Trustee’s transaction manager at (312) 904-4373. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

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LEGAL MATTERS

The legality of the Offered Certificates and certain tax matters will be passed upon for the Depositor and the Underwriters by Hunton & Williams LLP.

RATINGS

It is a condition to the issuance of the Offered Certificates that the Certificates receive at least the rating set forth in the table beginning on page 6 of this free writing prospectus from Moody’s Investors Service, Inc. (“Moody’s”), Standard and Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and DBRS.

A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood of the payment of any Cap Carryover Amount, the frequency of prepayments on the Mortgage Loans, or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

In addition, the rating agencies that assign the initial ratings to the Offered Certificates will monitor those ratings for so long as the Offered Certificates remain outstanding.

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INDEX OF FREE WRITING PROSPECTUS DEFINITIONS

40-Year Trigger Event	61
60+ Day Delinquent Loan	52
Accrued Certificate Interest	50
Act	76
Adjustable-Rate Mortgage Loans	30
Adjustable-Rate Prepayment Curve	70
Adjustment Date	31
Administrative Fee Rate	46
Administrative Fees	46
Advance	44
Advancing Person	45
Applied Realized Loss Amount	57
ARM PPC	70
AVM	33
Balloon Loan	30
Balloon Payment	30
Business Day	44
Cap	67
Cap Agreement	65
Cap Carryover Amount	68
Cap Carryover Reserve Account	68
Cap Premium	73
Cap Provider	8
Certificate Interest Rate	67
Certificate Principal Balance	52
Class A Certificates	10
Class B Certificates	10
Class B-1 Principal Distribution Amount	54
Class B-1 Realized Loss Amortization Amount	62
Class M Certificates	10
Class M-1 Principal Distribution Amount	53
Class M-1 Realized Loss Amortization Amount	61
Class M-2 Principal Distribution Amount	53
Class M-2 Realized Loss Amortization Amount	61
Class M-3 Principal Distribution Amount	53
Class M-3 Realized Loss Amortization Amount	61
Class M-4 Principal Distribution Amount	53
Class M-4 Realized Loss Amortization Amount	61
Class M-5 Principal Distribution Amount	53
Class M-5 Realized Loss Amortization Amount	61
Class M-6 Principal Distribution Amount	54
Class M-6 Realized Loss Amortization Amount	61
Class M-7 Principal Distribution Amount	54
Class M-7 Realized Loss Amortization Amount	61
Class M-8 Realized Loss Amortization Amount	61
Class M-9 Realized Loss Amortization Amount	62
Closing Date	8
Collection Account	44
Collection Period	8
Combined Loan-to-Value Ratio	30
Commission	38
Compensating Interest	46
CPR	71
Credit Scores	31
Custodian	8
Cut-off Date	8
Cut-off Date Principal Balance	29
Debt-to-Income Ratio	31
Defaulted Swap Termination Payment	65
Deficient Valuation	57
Delinquent	31
Depositor	8
Determination Date	8
Distribution Account	44
Distribution Date	8
Dual Amortization Loan	30
Due Date	30
EFSG	38
Eligible Account	44
Eligible Substitute Mortgage Loan	43
ERISA	75
Events of Servicing Termination	48
Excess Servicing Fee	46
Excess Servicing Fee Rate	46
Exemption	76
Exemption Rating Agencies	76
Extra Principal Distribution Amount	55
Fieldstone Mortgage Loans	32
Fieldstone Underwriting Guidelines	32
Final Scheduled Distribution Date	72
First Lien	30
First Lien Mortgage Loan	30
Fixed-Rate Mortgage Loans	30
Fixed-Rate Prepayment Curve	71
Floating Rate Certificates	10
FMC	32
FRM PPC	71
Gross Margin	31
Index	31
Initial Periodic Rate Cap	31
Interest Accrual Period	50
Interest Carry Forward Amount	50
Interest Only Mortgage Loan	30
Interest Percentage	50
Interest Remittance Amount	50
Issuing Entity	8
LaSalle Bank	40
LIBOR Determination Date	68
Liquidated Mortgage Loan	57
Litton Servicing Fee	46
LTVs	32
Maximum Mortgage Interest Rate	31
Maximum Rate Cap	67
MGIC	38
Minimum Mortgage Interest Rate	31
Monthly Excess Cashflow Allocation	59
Monthly Excess Cashflow Amount	59
Monthly Excess Interest Amount	58

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Monthly Payment	31
Moody’s	79
Mortgage	30
Mortgage Interest Rate	30
Mortgage Loan Purchase Agreement	29
Mortgage Loan Schedule	42
Mortgage Loans	29
Mortgage Pool	29
Mortgaged Property	30
Net Maximum Mortgage Interest Rate	67
Net Maximum WAC	67
Net Mortgage Interest Rate	58
Net Swap Payment	63
Net WAC	67
Non-Offered Certificates	10
Notional Principal Contract Arrangement	73
Notional Principal Contract Regulations	74
Offered Certificates	10
OID	72
OID Regulations	72
One-Month LIBOR	68
Optional Termination Date	47
Originators	8
Overcollateralization Amount	55
Overcollateralization Deficiency	55
Overcollateralization Floor	55
Overcollateralization Release Amount	55
Periodic Rate Cap	31
Plan	75
Pool Balance	29
Pooling and Servicing Agreement	41
Prepayment Assumptions	70
Prepayment Charge Certificates	10
Prepayment Interest Excess	46
Prepayment Interest Shortfall	46
Prepayment Period	8
Principal Balance	29
Principal Distribution Amount	55
Principal Remittance Amount	55
PTCE	77
Purchase Price	42
Radian	38
Rate Cap	67
Rating Agencies	44
Realized Loss	57
Realized Loss Amortization Amount	62
Record Date	8
Reference Bank Rate	68
Regular Interest	73
Reimbursement Amount	43
REIT	73
Related Documents	42
Relevant Implementation Date	5
Relevant Member State	5
Relevant Persons	5
Relief Act	45
Residual Certificates	10
Restricted Group	77
Reuters Screen LIBOR01	68
S&P	79
Second Lien	30
Second Lien Mortgage Loan	30
Senior Enhancement Percentage	56
Senior Principal Distribution Amount	56
Servicer	8
Servicer Modification	57
Servicing Advance	45
Servicing Fee	46
Servicing Fee Rate	46
Servicing Rights Pledgee	47
Similar Law	75
Six-Month LIBOR	32
SMMEA	78
Special Hazard Losses	58
Sponsor	8
Stepdown Date	56
Structuring Assumptions	71
Subordinated Certificates	10
Subsequent Recovery	56
Substitution Adjustment	43
Supplemental Interest Trust	63
Supplemental Interest Trust Trustee	8
Swap Account	63
Swap Agreement	63
Swap Provider	8
Targeted Overcollateralization Amount	56
Termination Price	47
Trigger Event	56
Trust Fund	42
Trustee	8
Trustee Fee	46
Trustee Fee Rate	46
Unpaid Realized Loss Amount	62

81

APPENDIX A - MORTGAGE LOAN DATA

The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

Cut-off Date Principal Balances of the Mortgage Loans

Range of Principal Balances	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Loans by Cut-off Date Principal Balance	Weighted Average Mortgage Interest Rate (%)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
$1 to $50,000	93	$3,166,459	0.89%	11.075%	662	87.62%
$50,001 to $100,000	246	18,775,290	5.27	9.568	627	83.10
$100,001 to $150,000	294	36,853,205	10.35	8.824	619	78.47
$150,001 to $200,000	307	53,689,073	15.08	8.387	630	79.22
$200,001 to $250,000	217	48,589,053	13.65	8.329	627	81.33
$250,001 to $300,000	151	41,139,027	11.56	8.113	638	80.68
$300,001 to $350,000	120	38,869,832	10.92	8.181	627	82.39
$350,001 to $400,000	77	29,040,374	8.16	7.837	646	83.06
$400,001 to $450,000	48	20,388,209	5.73	7.968	643	82.01
$450,001 to $500,000	40	18,950,425	5.32	7.383	679	82.18
$500,001 to $550,000	33	17,266,638	4.85	7.734	664	82.92
$550,001 to $600,000	10	5,713,230	1.60	7.281	688	85.59
$600,001 to $650,000	6	3,741,321	1.05	7.451	632	76.12
$650,001 to $700,000	5	3,437,426	0.97	7.250	663	83.80
$700,001 to $750,000	5	3,681,301	1.03	7.773	680	82.76
$750,001 to $800,000	5	3,889,887	1.09	7.697	660	77.29
$800,001 to $850,000	6	5,012,030	1.41	7.700	676	78.82
$900,001 to $950,000	3	2,773,006	0.78	6.927	661	83.05
$950,001 to $1,000,000	1	997,646	0.28	7.990	590	80.00
Total:	1,667	$355,973,433	100.00%	8.228%	638	81.19%

Credit Scores of the Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Loans by Cut-off Date Principal Balance	Weighted Average Mortgage Interest Rate (%)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
1 to 500	3	$426,351	0.12%	10.035%	500	69.50%
501 to 520	35	5,948,968	1.67	10.515	510	66.92
521 to 540	64	11,836,412	3.33	9.421	532	75.20
541 to 560	107	21,830,519	6.13	8.787	551	76.18
561 to 580	130	25,137,010	7.06	8.569	570	76.68
581 to 600	180	36,065,431	10.13	8.738	590	84.13
601 to 620	208	43,995,915	12.36	8.327	610	81.41
621 to 640	203	42,570,786	11.96	8.191	631	82.58
641 to 660	212	47,584,159	13.37	8.110	650	82.10
661 to 680	158	33,980,966	9.55	8.026	670	83.41
681 to 700	120	27,773,364	7.80	7.880	690	83.82
701 to 720	89	20,894,447	5.87	7.564	710	83.66
721 to 740	59	13,276,693	3.73	7.442	730	82.28
741 to 760	43	9,177,739	2.58	7.276	750	78.39
761 to 780	36	9,910,790	2.78	7.192	772	81.34
781 to 800	16	4,085,459	1.15	7.061	790	75.60
801 or greater	4	1,478,424	0.42	8.049	814	79.34
Total:	1,667	$355,973,433	100.00%	8.228%	638	81.19%

Original Terms to Maturity of the Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Loans by Cut-off Date Principal Balance	Weighted Average Mortgage Interest Rate (%)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
121 to 180	143	$8,820,186	2.48%	10.419%	656	85.44%
181 to 240	10	788,811	0.22	8.225	678	67.17
301 to 360	1,461	334,727,559	94.03	8.151	638	80.61
421 to 480	53	11,636,877	3.27	8.781	621	95.49
Total:	1,667	$355,973,433	100.00%	8.228%	638	81.19%

Remaining Terms to Maturity of the Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Loans by Cut-off Date Principal Balance	Weighted Average Mortgage Interest Rate (%)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
121 to 180	143	$8,820,186	2.48%	10.419%	656	85.44%
181 to 240	10	788,811	0.22	8.225	678	67.17
301 to 360	1,461	334,727,559	94.03	8.151	638	80.61
421 to 480	53	11,636,877	3.27	8.781	621	95.49
Total:	1,667	$355,973,433	100.00%	8.228%	638	81.19%

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Loans by Cut-off Date Principal Balance	Weighted Average Mortgage Interest Rate (%)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
Single Family	1,184	$241,791,160	67.92%	8.259%	633	80.73%
PUD	266	62,723,994	17.62	8.127	637	82.79
Condominium	126	25,698,703	7.22	8.280	654	81.14
2-Family	66	17,885,781	5.02	8.083	680	82.41
3-Family	16	4,841,752	1.36	8.445	680	80.84
4-Family	8	2,656,511	0.75	7.859	675	78.27
Townhouse	1	375,532	0.11	8.050	622	80.00
Total:	1,667	$355,973,433	100.00%	8.228%	638	81.19%

Occupancy Status of the Mortgage Loans(1)

Occupancy Status	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Loans by Cut-off Date Principal Balance	Weighted Average Mortgage Interest Rate (%)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
Primary	1,498	$322,647,571	90.64%	8.207%	635	81.27%
Non-Owner Occupied	146	29,023,728	8.15	8.376	668	80.42
Second Home	23	4,302,135	1.21	8.780	647	80.16
Total:	1,667	$355,973,433	100.00%	8.228%	638	81.19%

(1)	Based on a representation made by the borrower at the time of origination.

Purpose of the Mortgage Loans

Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Loans by Cut-off Date Principal Balance	Weighted Average Mortgage Interest Rate (%)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
Equity Refinance	960	$216,583,677	60.84%	8.205%	628	78.23%
Purchase	583	113,236,482	31.81	8.356	655	86.96
Rate/Term Refinance	124	26,153,274	7.35	7.866	652	80.71
Total:	1,667	$355,973,433	100.00%	8.228%	638	81.19%

Mortgage Interest Rates of the Mortgage Loans as of the Cut-off Date

Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Loans by Cut-off Date Principal Balance	Weighted Average Mortgage Interest Rate (%)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
5.5001% to 6.0000%	13	$3,855,718	1.08%	5.894%	708	68.84%
6.0001% to 6.5000%	78	23,342,546	6.56	6.344	686	73.25
6.5001% to 7.0000%	185	49,487,876	13.90	6.837	669	76.28
7.0001% to 7.5000%	185	50,458,950	14.17	7.322	653	78.78
7.5001% to 8.0000%	221	57,056,617	16.03	7.813	638	79.65
8.0001% to 8.5000%	169	40,832,202	11.47	8.307	632	84.18
8.5001% to 9.0000%	239	49,378,288	13.87	8.809	621	85.81
9.0001% to 9.5000%	127	22,917,436	6.44	9.288	623	89.74
9.5001% to 10.0000%	166	26,199,254	7.36	9.802	609	88.15
10.0001% to 10.5000%	64	9,031,416	2.54	10.315	604	85.27
10.5001% to 11.0000%	65	7,997,968	2.25	10.788	601	80.45
11.0001% to 11.5000%	50	6,584,756	1.85	11.347	567	71.92
11.5001% to 12.0000%	57	6,025,883	1.69	11.799	597	76.46
12.0001% to 12.5000%	30	1,714,622	0.48	12.278	632	89.64
12.5001% to 13.0000%	11	777,666	0.22	12.875	595	78.70
13.5001% to 14.0000%	6	271,457	0.08	13.689	674	89.30
14.0001% to 14.5000%	1	40,778	0.01	14.500	754	99.79
Total:	1,667	$355,973,433	100.00%	8.228%	638	81.19%

Combined Loan-to-Value Ratios of the Mortgage Loans

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Loans by Cut-off Date Principal Balance	Weighted Average Mortgage Interest Rate (%)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
0.01% to 50.00%	80	$10,846,262	3.05%	8.148%	615	38.49%
50.01% to 55.00%	40	8,008,378	2.25	7.806	629	53.37
55.01% to 60.00%	55	11,981,851	3.37	7.873	619	58.30
60.01% to 65.00%	66	13,071,871	3.67	8.497	605	63.25
65.01% to 70.00%	103	22,444,163	6.31	8.301	614	68.65
70.01% to 75.00%	90	19,306,471	5.42	7.935	630	73.58
75.01% to 80.00%	405	106,533,578	29.93	7.670	658	79.63
80.01% to 85.00%	140	31,475,813	8.84	8.200	621	84.26
85.01% to 90.00%	269	60,550,233	17.01	8.444	634	89.52
90.01% to 95.00%	125	29,889,196	8.40	8.568	641	94.73
95.01% to 100.00%	294	41,865,615	11.76	9.329	648	99.89
Total:	1,667	$355,973,433	100.00%	8.228%	638	81.19%

Geographic Distribution of the Mortgage Loans

Location	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Loans by Cut-off Date Principal Balance	Weighted Average Mortgage Interest Rate (%)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
CA	291	$93,749,078	26.34%	7.933%	651	79.24%
FL	270	58,784,713	16.51	8.187	631	79.30
WA	88	20,386,340	5.73	8.013	628	82.61
TX	140	18,797,476	5.28	8.744	624	87.12
MD	59	14,930,412	4.19	7.895	626	80.80
AZ	70	14,675,177	4.12	8.238	632	80.45
NY	42	12,114,354	3.40	8.172	649	73.64
IL	50	9,696,037	2.72	8.726	639	88.04
NJ	50	9,436,645	2.65	8.948	658	82.96
HI	19	7,319,052	2.06	7.230	667	75.67
PA	47	7,290,585	2.05	8.495	638	81.29
NV	39	7,096,184	1.99	8.252	634	76.86
OR	33	7,037,625	1.98	8.147	626	81.66
VA	29	6,941,981	1.95	7.873	645	81.56
CT	34	6,475,279	1.82	7.925	648	78.76
GA	35	5,338,920	1.50	8.728	618	83.81
TN	44	5,260,970	1.48	9.150	629	86.49
UT	23	4,523,070	1.27	8.235	640	80.37
MO	34	4,385,312	1.23	9.058	618	87.71
MA	26	4,018,346	1.13	8.630	655	83.44
CO	25	3,467,975	0.97	8.940	635	86.99
MI	19	2,760,203	0.78	9.072	613	91.83
ID	17	2,577,483	0.72	8.303	637	80.65
KS	16	2,394,212	0.67	8.877	631	89.23
MS	11	1,902,169	0.53	8.696	617	78.04
MN	10	1,892,281	0.53	8.478	620	82.19
LA	11	1,864,260	0.52	8.601	640	81.13
AL	13	1,644,246	0.46	8.876	607	89.77
DE	6	1,434,854	0.40	8.024	641	81.56
MT	4	1,422,945	0.40	8.971	642	85.57
IA	10	1,400,921	0.39	9.711	620	89.56
NM	10	1,327,505	0.37	8.337	615	84.67
ME	6	1,270,408	0.36	6.909	632	79.19
RI	5	1,269,533	0.36	7.253	649	81.03
NH	7	1,266,750	0.36	8.207	613	81.65
OK	10	1,188,342	0.33	8.692	635	89.29
AR	11	1,171,023	0.33	9.375	622	90.78
IN	9	1,151,195	0.32	9.499	623	88.42
NC	8	1,146,024	0.32	9.132	627	91.51
OH	9	1,069,160	0.30	7.947	667	88.49
NE	8	956,039	0.27	8.833	611	90.32
WY	3	871,944	0.24	8.101	650	88.76
DC	2	591,322	0.17	8.695	702	91.10
SC	3	463,370	0.13	8.392	606	88.12
WI	4	416,290	0.12	9.498	628	94.11
ND	1	277,455	0.08	8.990	620	90.00
WV	2	261,292	0.07	9.188	572	93.90
KY	1	132,762	0.04	9.050	551	90.00
AK	2	98,993	0.03	9.495	654	70.62
VT	1	24,923	0.01	10.125	680	90.00
Total:	1,667	$355,973,433	100.00%	8.228%	638	81.19%

Documentation Levels of the Mortgage Loans(1)

Documentation Level	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Loans by Cut-off Date Principal Balance	Weighted Average Mortgage Interest Rate (%)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
Full Doc	782	$151,681,496	42.61%	8.038%	627	83.09%
Stated/Stated	432	103,879,432	29.18	8.390	642	78.32
Stated Income	250	52,022,297	14.61	8.785	655	83.18
Limited Doc	125	33,614,369	9.44	7.811	634	80.95
NINA	64	11,578,477	3.25	8.018	701	72.78
Alternate Doc	14	3,197,361	0.90	8.038	617	84.74
Total:	1,667	$355,973,433	100.00%	8.228%	638	81.19%

(1)	For a description of each documentation level, see “Underwriting Standards” in this free writing prospectus.

Original Prepayment Charge Term(1)

Original Prepayment Charge Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Loans by Cut-off Date Principal Balance	Weighted Average Mortgage Interest Rate (%)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
0	331	$55,855,829	15.69%	8.961%	636	83.48%
6	11	1,562,665	0.44	8.550	629	92.39
12	69	18,873,540	5.30	8.318	651	75.12
24	684	156,633,917	44.00	8.320	634	82.75
36	566	122,800,090	34.50	7.753	643	78.93
60	6	247,392	0.07	11.127	670	85.15
Total:	1,667	$355,973,433	100.00%	8.228%	638	81.19%

(1)
As of the Cut-off Date, the weighted average original prepayment charge term of the Mortgage Loans with prepayment charges is expected to be approximately 28 months. The majority of the Mortgage Loans with prepayment charges charge a charge of 6 months interest on 80% of the prepaid balance.

Original Interest Only Term(1)

Original Interest Only Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Loans by Cut-off Date Principal Balance	Weighted Average Mortgage Interest Rate (%)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
0	1,446	$295,404,052	82.98%	8.281%	634	81.81%
24	15	3,317,977	0.93	10.695	581	65.87
36	3	777,000	0.22	10.914	556	63.95
60	154	42,980,804	12.07	7.889	662	79.92
84	35	10,055,725	2.82	7.451	670	77.07
120	14	3,437,875	0.97	7.201	699	74.84
Total:	1,667	$355,973,433	100.00%	8.228%	638	81.19%

(1)	As of the Cut-off Date, the weighted average original interest only term of the Mortgage Loans is expected to be approximately 60 months.

Debt-to-Income Ratios of the Mortgage Loans(1)

Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Loans by Cut-off Date Principal Balance	Weighted Average Mortgage Interest Rate (%)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
Not Calculated	64	$11,578,477	3.25%	8.018%	701	72.78%
0.01% to 20.00%	62	13,628,970	3.83	8.146	627	82.47
20.01% to 25.00%	67	12,426,435	3.49	8.209	640	81.93
25.01% to 30.00%	102	18,435,196	5.18	8.154	632	78.20
30.01% to 35.00%	160	31,553,377	8.86	8.091	636	79.73
35.01% to 40.00%	219	40,811,009	11.46	8.226	632	79.14
40.01% to 45.00%	299	64,881,141	18.23	8.293	635	81.62
45.01% to 50.00%	418	92,908,807	26.10	8.229	638	82.52
50.01% to 55.00%	176	41,699,222	11.71	8.277	631	82.05
55.01% to 60.00%	100	28,050,798	7.88	8.341	651	83.63
Total:	1,667	$355,973,433	100.00%	8.228%	638	81.19%

(1)	As of the Cut-off Date, the weighted average Debt-to-Income Ratio is expected to be approximately 42.29%.

The following tables present certain statistical information relevant only to the Adjustable-Rate Mortgage Loans:

Gross Margins of the Adjustable-Rate Mortgage Loans(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Loans by Cut-off Date Principal Balance	Weighted Average Mortgage Interest Rate (%)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
1.5001% to 2.0000%	1	$123,413	0.05%	6.350%	726	65.00%
2.5001% to 3.0000%	8	2,131,774	0.83	7.566	707	82.96
3.0001% to 3.5000%	1	246,500	0.10	5.950	756	85.00
3.5001% to 4.0000%	6	1,739,740	0.68	7.051	697	84.14
4.0001% to 4.5000%	18	4,223,080	1.65	7.238	667	75.77
4.5001% to 5.0000%	37	7,907,910	3.08	7.410	680	78.16
5.0001% to 5.5000%	185	37,752,618	14.72	8.400	634	86.66
5.5001% to 6.0000%	211	48,120,978	18.76	8.548	624	79.34
6.0001% to 6.5000%	351	95,260,865	37.15	7.973	643	81.37
6.5001% to 7.0000%	150	36,132,194	14.09	8.491	613	80.85
7.0001% to 7.5000%	37	8,502,933	3.32	8.875	627	80.00
7.5001% to 8.0000%	45	12,725,094	4.96	9.217	619	88.09
8.0001% to 8.5000%	4	840,111	0.33	9.586	630	97.03
8.5001% to 9.0000%	1	264,732	0.10	10.510	546	90.00
9.0001% to 9.5000%	3	292,823	0.11	11.427	540	79.96
9.5001% to 10.0000%	1	176,596	0.07	11.910	570	95.00
Total:	1,059	$256,441,362	100.00%	8.281%	634	81.89%

(1)	As of the Cut-off Date, the weighted average Gross Margin is expected to be approximately 6.1390%.

Initial Periodic Rate Cap of the Adjustable-Rate Mortgage Loans(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Loans by Cut-off Date Principal Balance	Weighted Average Mortgage Interest Rate (%)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
1.000%	18	$4,199,592	1.64%	7.701%	659	73.83%
1.500%	5	809,171	0.32	7.528	653	81.90
2.000%	440	102,305,760	39.89	8.192	633	79.69
3.000%	587	147,916,401	57.68	8.343	635	83.69
5.000%	6	715,939	0.28	12.249	536	62.43
6.000%	3	494,499	0.19	8.827	702	95.12
Total:	1,059	$256,441,362	100.00%	8.281%	634	81.89%

(1)	As of the Cut-off Date, the weighted average Initial Periodic Rate Cap is expected to be approximately 2.5749%.

Periodic Rate Cap of the Adjustable-Rate Mortgage Loans(1)

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Loans by Cut-off Date Principal Balance	Weighted Average Mortgage Interest Rate (%)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
1.000%	771	$189,628,598	73.95%	8.236%	634	82.85%
1.500%	259	62,243,371	24.27	8.239	640	80.07
2.000%	15	2,369,629	0.92	10.349	581	66.89
3.000%	13	2,028,487	0.79	11.160	543	66.20
8.000%	1	171,278	0.07	11.500	503	70.00
Total:	1,059	$256,441,362	100.00%	8.281%	634	81.89%

(1)	As of the Cut-off Date, the weighted average Periodic Rate Cap is expected to be approximately 1.1511%.

Maximum Mortgage Interest Rate of the Adjustable-Rate Mortgage Loans(1)

Range of Maximum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Loans by Cut-off Date Principal Balance	Weighted Average Mortgage Interest Rate (%)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
11.501% to 12.000%	1	$246,500	0.10%	5.950%	756	85.00%
12.001% to 12.500%	28	10,398,428	4.05	6.321	683	74.85
12.501% to 13.000%	71	21,971,588	8.57	6.805	678	79.44
13.001% to 13.500%	101	30,888,969	12.05	7.235	657	79.08
13.501% to 14.000%	131	35,777,519	13.95	7.616	644	79.86
14.001% to 14.500%	123	32,789,762	12.79	7.988	631	81.66
14.501% to 15.000%	210	48,107,421	18.76	8.489	627	84.75
15.001% to 15.500%	105	22,162,566	8.64	8.938	628	89.07
15.501% to 16.000%	117	23,175,274	9.04	9.364	612	88.05
16.001% to 16.500%	48	9,037,659	3.52	9.751	618	86.16
16.501% to 17.000%	43	7,428,021	2.90	10.193	599	80.69
17.001% to 17.500%	21	3,750,482	1.46	10.876	588	73.19
17.501% to 18.000%	23	4,341,310	1.69	11.105	578	73.94
18.001% to 18.500%	17	2,791,178	1.09	10.943	554	65.35
18.501% to 19.000%	12	2,068,166	0.81	12.025	552	62.44
19.001% to 19.500%	7	1,272,654	0.50	11.410	530	68.48
19.501% to 20.000%	1	233,865	0.09	11.990	507	60.00
Total:	1,059	$256,441,362	100.00%	8.281%	634	81.89%

(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Interest Rate is expected to be approximately 14.5839%.

Minimum Mortgage Interest Rate of the Adjustable-Rate Mortgage Loans(1)

Range of Minimum Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Loans by Cut-off Date Principal Balance	Weighted Average Mortgage Interest Rate (%)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
<= 2.000	59	$12,770,703	4.98%	9.037%	607	83.04%
5.501 - 6.000	5	1,478,738	0.58	6.551	667	72.35
6.001 - 6.500	39	13,910,381	5.42	6.329	681	73.52
6.501 - 7.000	93	27,953,361	10.90	6.840	676	79.78
7.001 - 7.500	123	36,469,142	14.22	7.328	653	78.75
7.501 - 8.000	158	43,057,902	16.79	7.828	639	79.88
8.001 - 8.500	106	27,361,217	10.67	8.293	632	83.67
8.501 - 9.000	182	39,503,349	15.40	8.806	622	86.48
9.001 - 9.500	91	17,873,989	6.97	9.285	627	91.00
9.501 - 10.000	99	17,656,637	6.89	9.819	601	88.54
10.001 - 10.500	32	5,966,621	2.33	10.384	592	82.25
10.501 - 11.000	31	5,089,019	1.98	10.779	586	76.63
11.001 - 11.500	25	4,249,220	1.66	11.099	554	66.57
11.501 - 12.000	13	2,813,127	1.10	11.844	553	66.05
12.001 >=	3	287,958	0.11	12.577	574	81.92
Total:	1,059	$256,441,362	100.00%	8.281%	634	81.89%

(1)	As of the Cut-off Date, the weighted average Minimum Mortgage Interest Rate is expected to be approximately 8.2363%.

Next Adjustment Date for the Adjustable-Rate Mortgage Loans

Month of Next Adjustment Date	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Mortgage Loans by Cut-off Date Principal Balance	Weighted Average Mortgage Interest Rate (%)	Weighted Average Credit Score	Weighted Average Combined Loan-to-Value Ratio (%)
June 2007	1	$124,970	0.05%	11.750%	576	54.80%
July 2007	2	446,000	0.17	7.670	681	84.95
September 2007	4	743,043	0.29	9.081	608	70.36
October 2007	2	235,770	0.09	8.813	562	62.41
November 2007	1	130,400	0.05	7.540	584	80.00
March 2008	2	170,993	0.07	8.439	555	82.08
April 2008	3	480,592	0.19	8.896	523	86.44
May 2008	2	426,645	0.17	9.384	515	81.27
June 2008	5	631,787	0.25	9.324	590	69.92
July 2008	17	4,072,263	1.59	9.928	573	69.41
August 2008	9	1,225,707	0.48	9.624	570	79.77
September 2008	9	2,094,315	0.82	9.228	592	78.94
October 2008	146	34,863,632	13.60	8.553	632	81.01
November 2008	66	15,711,247	6.13	8.424	635	84.23
December 2008	91	27,047,746	10.55	8.113	641	83.87
January 2009	94	26,326,900	10.27	8.210	632	82.28
February 2009	134	27,309,164	10.65	8.559	623	86.98
March 2009	214	48,889,676	19.06	8.277	640	81.43
May 2009	2	294,504	0.11	9.174	520	90.00
June 2009	1	323,000	0.13	7.950	614	95.00
August 2009	2	872,614	0.34	9.383	735	96.76
September 2009	2	394,389	0.15	8.923	608	95.61
October 2009	17	4,281,437	1.67	8.397	617	77.99
November 2009	17	5,489,649	2.14	8.086	623	77.40
December 2009	22	6,233,246	2.43	7.257	652	81.53
January 2009	19	6,570,681	2.56	8.037	632	81.28
February 2010	29	5,575,296	2.17	8.727	603	83.62
March 2010	71	14,645,159	5.71	8.043	640	79.96
April 2010	1	134,635	0.05	7.875	789	90.00
June 2009	1	53,290	0.02	9.375	642	80.00
September 2011	1	247,201	0.10	6.875	599	79.51
October 2011	20	6,070,430	2.37	7.147	686	76.77
November 2011	39	10,130,666	3.95	7.755	657	77.88
December 2011	4	1,441,282	0.56	7.540	635	83.68
January 2012	3	1,055,547	0.41	7.102	660	78.94
February 2012	1	160,061	0.06	6.500	694	100.00
March 2012	5	1,537,424	0.60	7.061	720	84.81
Total:	1,059	$256,441,362	100.00%	8.281%	634	81.89%

The following tables have been prepared based on the assumptions described in this prospectus supplement under “Yield, Prepayment and Maturity Considerations” and should be read in conjunction with that section.

Percentage of Original Principal Balance Outstanding(1) at the
Specified Percentages of the Applicable Prepayment Assumption

Class A-1

ARM PPC	0%	50%	75%	100%	125%	150%	200%
FRM PPC	0%	50%	75%	100%	125%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
May 25, 2008	99	74	61	48	35	23	0
May 25, 2009	98	40	15	0	0	0	0
May 25, 2010	97	15	0	0	0	0	0
May 25, 2011	96	0	0	0	0	0	0
May 25, 2012	95	0	0	0	0	0	0
May 25, 2013	93	0	0	0	0	0	0
May 25, 2014	92	0	0	0	0	0	0
May 25, 2015	90	0	0	0	0	0	0
May 25, 2016	88	0	0	0	0	0	0
May 25, 2017	86	0	0	0	0	0	0
May 25, 2018	84	0	0	0	0	0	0
May 25, 2019	81	0	0	0	0	0	0
May 25, 2020	78	0	0	0	0	0	0
May 25, 2021	75	0	0	0	0	0	0
May 25, 2022	68	0	0	0	0	0	0
May 25, 2023	64	0	0	0	0	0	0
May 25, 2024	60	0	0	0	0	0	0
May 25, 2025	55	0	0	0	0	0	0
May 25, 2026	50	0	0	0	0	0	0
May 25, 2027	44	0	0	0	0	0	0
May 25, 2028	37	0	0	0	0	0	0
May 25, 2029	30	0	0	0	0	0	0
May 25, 2030	23	0	0	0	0	0	0
May 25, 2031	14	0	0	0	0	0	0
May 25, 2032	5	0	0	0	0	0	0
May 25, 2033	0	0	0	0	0	0	0
May 25, 2034	0	0	0	0	0	0	0
May 25, 2035	0	0	0	0	0	0	0
May 25, 2036	0	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0
Weighted Avg. Life to Maturity (in years)(2)	17.53	1.81	1.27	1.00	0.83	0.70	0.54
Weighted Avg. Life to Optional Termination Date (in years)(2)(3)	17.53	1.81	1.27	1.00	0.83	0.70	0.54

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero.
(2)
The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percentage of Original Principal Balance Outstanding(1) at the
Specified Percentages of the Applicable Prepayment Assumption

Class A-2

ARM PPC	0%	50%	75%	100%	125%	150%	200%
FRM PPC	0%	50%	75%	100%	125%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	100	93
May 25, 2009	100	100	100	84	44	8	0
May 25, 2010	100	100	71	24	0	0	0
May 25, 2011	100	90	53	24	0	0	0
May 25, 2012	100	70	35	11	0	0	0
May 25, 2013	100	55	21	*	0	0	0
May 25, 2014	100	42	10	0	0	0	0
May 25, 2015	100	31	2	0	0	0	0
May 25, 2016	100	22	0	0	0	0	0
May 25, 2017	100	15	0	0	0	0	0
May 25, 2018	100	8	0	0	0	0	0
May 25, 2019	100	3	0	0	0	0	0
May 25, 2020	100	0	0	0	0	0	0
May 25, 2021	100	0	0	0	0	0	0
May 25, 2022	100	0	0	0	0	0	0
May 25, 2023	100	0	0	0	0	0	0
May 25, 2024	100	0	0	0	0	0	0
May 25, 2025	100	0	0	0	0	0	0
May 25, 2026	100	0	0	0	0	0	0
May 25, 2027	100	0	0	0	0	0	0
May 25, 2028	100	0	0	0	0	0	0
May 25, 2029	100	0	0	0	0	0	0
May 25, 2030	100	0	0	0	0	0	0
May 25, 2031	100	0	0	0	0	0	0
May 25, 2032	100	0	0	0	0	0	0
May 25, 2033	89	0	0	0	0	0	0
May 25, 2034	76	0	0	0	0	0	0
May 25, 2035	62	0	0	0	0	0	0
May 25, 2036	43	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0
Weighted Avg. Life to Maturity (in years)(2)	28.24	6.90	4.51	3.00	2.03	1.70	1.28
Weighted Avg. Life to Optional Termination Date (in years)(2)(3)	28.24	6.90	4.51	3.00	2.03	1.70	1.28

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero.
(2)
The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percentage of Original Principal Balance Outstanding(1) at the
Specified Percentages of the Applicable Prepayment Assumption

Class A-3

ARM PPC	0%	50%	75%	100%	125%	150%	200%
FRM PPC	0%	50%	75%	100%	125%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	0
May 25, 2010	100	100	100	100	42	0	0
May 25, 2011	100	100	100	100	42	0	0
May 25, 2012	100	100	100	100	42	0	0
May 25, 2013	100	100	100	100	42	0	0
May 25, 2014	100	100	100	71	35	0	0
May 25, 2015	100	100	100	51	23	0	0
May 25, 2016	100	100	84	36	15	0	0
May 25, 2017	100	100	65	26	10	0	0
May 25, 2018	100	100	50	18	4	0	0
May 25, 2019	100	100	39	13	*	0	0
May 25, 2020	100	93	30	9	0	0	0
May 25, 2021	100	78	23	4	0	0	0
May 25, 2022	100	63	17	*	0	0	0
May 25, 2023	100	52	13	0	0	0	0
May 25, 2024	100	44	10	0	0	0	0
May 25, 2025	100	36	6	0	0	0	0
May 25, 2026	100	30	3	0	0	0	0
May 25, 2027	100	25	*	0	0	0	0
May 25, 2028	100	20	0	0	0	0	0
May 25, 2029	100	16	0	0	0	0	0
May 25, 2030	100	13	0	0	0	0	0
May 25, 2031	100	11	0	0	0	0	0
May 25, 2032	100	7	0	0	0	0	0
May 25, 2033	100	3	0	0	0	0	0
May 25, 2034	100	1	0	0	0	0	0
May 25, 2035	100	0	0	0	0	0	0
May 25, 2036	100	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0
Weighted Avg. Life to Maturity (in years)(2)	29.72	17.44	11.94	8.79	5.28	2.35	1.49
Weighted Avg. Life to Optional Termination Date (in years)(2)(3)	29.65	13.28	8.79	6.38	3.73	2.35	1.49

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero.
(2)
The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percentage of Original Principal Balance Outstanding(1) at the
Specified Percentages of the Applicable Prepayment Assumption

Class M-1

ARM PPC	0%	50%	75%	100%	125%	150%	200%
FRM PPC	0%	50%	75%	100%	125%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	82
May 25, 2010	100	100	100	100	100	89	82
May 25, 2011	100	100	70	72	100	89	45
May 25, 2012	100	86	54	33	93	89	24
May 25, 2013	100	72	41	23	33	55	6
May 25, 2014	100	60	32	16	8	33	0
May 25, 2015	100	51	24	11	5	17	0
May 25, 2016	100	43	19	8	3	5	0
May 25, 2017	100	36	15	6	0	0	0
May 25, 2018	100	30	11	4	0	0	0
May 25, 2019	100	25	9	3	0	0	0
May 25, 2020	100	21	7	0	0	0	0
May 25, 2021	100	18	5	0	0	0	0
May 25, 2022	100	14	4	0	0	0	0
May 25, 2023	100	12	3	0	0	0	0
May 25, 2024	100	10	0	0	0	0	0
May 25, 2025	100	8	0	0	0	0	0
May 25, 2026	100	7	0	0	0	0	0
May 25, 2027	100	6	0	0	0	0	0
May 25, 2028	100	5	0	0	0	0	0
May 25, 2029	100	4	0	0	0	0	0
May 25, 2030	100	3	0	0	0	0	0
May 25, 2031	100	*	0	0	0	0	0
May 25, 2032	100	0	0	0	0	0	0
May 25, 2033	100	0	0	0	0	0	0
May 25, 2034	91	0	0	0	0	0	0
May 25, 2035	79	0	0	0	0	0	0
May 25, 2036	74	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0
Weighted Avg. Life to Maturity (in years)(2)	29.05	9.60	6.43	5.29	5.91	6.27	3.87
Weighted Avg. Life to Optional Termination Date (in years)(2)(3)	29.03	8.70	5.77	4.78	4.90	3.75	1.76

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero.
(2)
The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percentage of Original Principal Balance Outstanding(1) at the
Specified Percentages of the Applicable Prepayment Assumption

Class M-2

ARM PPC	0%	50%	75%	100%	125%	150%	200%
FRM PPC	0%	50%	75%	100%	125%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	98
May 25, 2010	100	100	100	100	100	100	12
May 25, 2011	100	100	70	47	100	97	5
May 25, 2012	100	86	54	33	19	16	0
May 25, 2013	100	72	41	23	12	6	0
May 25, 2014	100	60	32	16	8	4	0
May 25, 2015	100	51	24	11	5	0	0
May 25, 2016	100	43	19	8	3	0	0
May 25, 2017	100	36	15	6	0	0	0
May 25, 2018	100	30	11	4	0	0	0
May 25, 2019	100	25	9	1	0	0	0
May 25, 2020	100	21	7	0	0	0	0
May 25, 2021	100	18	5	0	0	0	0
May 25, 2022	100	14	4	0	0	0	0
May 25, 2023	100	12	1	0	0	0	0
May 25, 2024	100	10	0	0	0	0	0
May 25, 2025	100	8	0	0	0	0	0
May 25, 2026	100	7	0	0	0	0	0
May 25, 2027	100	6	0	0	0	0	0
May 25, 2028	100	5	0	0	0	0	0
May 25, 2029	100	4	0	0	0	0	0
May 25, 2030	100	1	0	0	0	0	0
May 25, 2031	100	0	0	0	0	0	0
May 25, 2032	100	0	0	0	0	0	0
May 25, 2033	100	0	0	0	0	0	0
May 25, 2034	91	0	0	0	0	0	0
May 25, 2035	79	0	0	0	0	0	0
May 25, 2036	72	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0
Weighted Avg. Life to Maturity (in years)(2)	29.02	9.57	6.40	5.11	5.01	4.69	2.63
Weighted Avg. Life to Optional Termination Date (in years)(2)(3)	29.00	8.70	5.76	4.62	4.63	3.90	1.82

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero.
(2)
The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percentage of Original Principal Balance Outstanding(1) at the
Specified Percentages of the Applicable Prepayment Assumption

Class M-3

ARM PPC	0%	50%	75%	100%	125%	150%	200%
FRM PPC	0%	50%	75%	100%	125%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	18
May 25, 2010	100	100	100	100	100	100	10
May 25, 2011	100	100	70	47	77	18	5
May 25, 2012	100	86	54	33	19	11	0
May 25, 2013	100	72	41	23	12	6	0
May 25, 2014	100	60	32	16	8	2	0
May 25, 2015	100	51	24	11	5	0	0
May 25, 2016	100	43	19	8	0	0	0
May 25, 2017	100	36	15	6	0	0	0
May 25, 2018	100	30	11	4	0	0	0
May 25, 2019	100	25	9	0	0	0	0
May 25, 2020	100	21	7	0	0	0	0
May 25, 2021	100	18	5	0	0	0	0
May 25, 2022	100	14	3	0	0	0	0
May 25, 2023	100	12	0	0	0	0	0
May 25, 2024	100	10	0	0	0	0	0
May 25, 2025	100	8	0	0	0	0	0
May 25, 2026	100	7	0	0	0	0	0
May 25, 2027	100	6	0	0	0	0	0
May 25, 2028	100	5	0	0	0	0	0
May 25, 2029	100	1	0	0	0	0	0
May 25, 2030	100	0	0	0	0	0	0
May 25, 2031	100	0	0	0	0	0	0
May 25, 2032	100	0	0	0	0	0	0
May 25, 2033	100	0	0	0	0	0	0
May 25, 2034	91	0	0	0	0	0	0
May 25, 2035	79	0	0	0	0	0	0
May 25, 2036	70	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0
Weighted Avg. Life to Maturity (in years)(2)	29.01	9.54	6.38	5.01	4.65	4.12	2.10
Weighted Avg. Life to Optional Termination Date (in years)(2)(3)	28.98	8.70	5.75	4.54	4.28	3.82	1.80

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero.
(2)
The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percentage of Original Principal Balance Outstanding(1) at the
Specified Percentages of the Applicable Prepayment Assumption

Class M-4

ARM PPC	0%	50%	75%	100%	125%	150%	200%
FRM PPC	0%	50%	75%	100%	125%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	18
May 25, 2010	100	100	100	100	100	100	10
May 25, 2011	100	100	70	47	30	18	5
May 25, 2012	100	86	54	33	19	11	0
May 25, 2013	100	72	41	23	12	6	0
May 25, 2014	100	60	32	16	8	0	0
May 25, 2015	100	51	24	11	5	0	0
May 25, 2016	100	43	19	8	0	0	0
May 25, 2017	100	36	15	6	0	0	0
May 25, 2018	100	30	11	1	0	0	0
May 25, 2019	100	25	9	0	0	0	0
May 25, 2020	100	21	7	0	0	0	0
May 25, 2021	100	18	5	0	0	0	0
May 25, 2022	100	14	0	0	0	0	0
May 25, 2023	100	12	0	0	0	0	0
May 25, 2024	100	10	0	0	0	0	0
May 25, 2025	100	8	0	0	0	0	0
May 25, 2026	100	7	0	0	0	0	0
May 25, 2027	100	6	0	0	0	0	0
May 25, 2028	100	3	0	0	0	0	0
May 25, 2029	100	0	0	0	0	0	0
May 25, 2030	100	0	0	0	0	0	0
May 25, 2031	100	0	0	0	0	0	0
May 25, 2032	100	0	0	0	0	0	0
May 25, 2033	100	0	0	0	0	0	0
May 25, 2034	91	0	0	0	0	0	0
May 25, 2035	79	0	0	0	0	0	0
May 25, 2036	69	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0
Weighted Avg. Life to Maturity (in years)(2)	28.99	9.51	6.35	4.95	4.47	3.88	1.99
Weighted Avg. Life to Optional Termination Date (in years)(2)(3)	28.96	8.70	5.75	4.50	4.12	3.60	1.73

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero.
(2)
The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percentage of Original Principal Balance Outstanding(1) at the
Specified Percentages of the Applicable Prepayment Assumption

Class M-5

ARM PPC	0%	50%	75%	100%	125%	150%	200%
FRM PPC	0%	50%	75%	100%	125%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	18
May 25, 2010	100	100	100	100	100	100	10
May 25, 2011	100	100	70	47	30	18	2
May 25, 2012	100	86	54	33	19	11	0
May 25, 2013	100	72	41	23	12	6	0
May 25, 2014	100	60	32	16	8	0	0
May 25, 2015	100	51	24	11	3	0	0
May 25, 2016	100	43	19	8	0	0	0
May 25, 2017	100	36	15	6	0	0	0
May 25, 2018	100	30	11	0	0	0	0
May 25, 2019	100	25	9	0	0	0	0
May 25, 2020	100	21	7	0	0	0	0
May 25, 2021	100	18	3	0	0	0	0
May 25, 2022	100	14	0	0	0	0	0
May 25, 2023	100	12	0	0	0	0	0
May 25, 2024	100	10	0	0	0	0	0
May 25, 2025	100	8	0	0	0	0	0
May 25, 2026	100	7	0	0	0	0	0
May 25, 2027	100	5	0	0	0	0	0
May 25, 2028	100	0	0	0	0	0	0
May 25, 2029	100	0	0	0	0	0	0
May 25, 2030	100	0	0	0	0	0	0
May 25, 2031	100	0	0	0	0	0	0
May 25, 2032	100	0	0	0	0	0	0
May 25, 2033	100	0	0	0	0	0	0
May 25, 2034	91	0	0	0	0	0	0
May 25, 2035	79	0	0	0	0	0	0
May 25, 2036	68	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0
Weighted Avg. Life to Maturity (in years)(2)	28.96	9.47	6.32	4.89	4.34	3.71	1.93
Weighted Avg. Life to Optional Termination Date (in years)(2)(3)	28.94	8.70	5.75	4.46	4.00	3.45	1.69

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero.
(2)
The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percentage of Original Principal Balance Outstanding(1) at the
Specified Percentages of the Applicable Prepayment Assumption

Class M-6

ARM PPC	0%	50%	75%	100%	125%	150%	200%
FRM PPC	0%	50%	75%	100%	125%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	18
May 25, 2010	100	100	100	100	100	100	10
May 25, 2011	100	100	70	47	30	18	0
May 25, 2012	100	86	54	33	19	11	0
May 25, 2013	100	72	41	23	12	4	0
May 25, 2014	100	60	32	16	8	0	0
May 25, 2015	100	51	24	11	0	0	0
May 25, 2016	100	43	19	8	0	0	0
May 25, 2017	100	36	15	1	0	0	0
May 25, 2018	100	30	11	0	0	0	0
May 25, 2019	100	25	9	0	0	0	0
May 25, 2020	100	21	7	0	0	0	0
May 25, 2021	100	18	0	0	0	0	0
May 25, 2022	100	14	0	0	0	0	0
May 25, 2023	100	12	0	0	0	0	0
May 25, 2024	100	10	0	0	0	0	0
May 25, 2025	100	8	0	0	0	0	0
May 25, 2026	100	6	0	0	0	0	0
May 25, 2027	100	0	0	0	0	0	0
May 25, 2028	100	0	0	0	0	0	0
May 25, 2029	100	0	0	0	0	0	0
May 25, 2030	100	0	0	0	0	0	0
May 25, 2031	100	0	0	0	0	0	0
May 25, 2032	100	0	0	0	0	0	0
May 25, 2033	100	0	0	0	0	0	0
May 25, 2034	91	0	0	0	0	0	0
May 25, 2035	79	0	0	0	0	0	0
May 25, 2036	66	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0
Weighted Avg. Life to Maturity (in years)(2)	28.96	9.42	6.28	4.84	4.23	3.58	1.89
Weighted Avg. Life to Optional Termination Date (in years)(2)(3)	28.93	8.70	5.75	4.44	3.91	3.33	1.67

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero.
(2)
The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percentage of Original Principal Balance Outstanding(1) at the
Specified Percentages of the Applicable Prepayment Assumption

Class M-7

ARM PPC	0%	50%	75%	100%	125%	150%	200%
FRM PPC	0%	50%	75%	100%	125%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	18
May 25, 2010	100	100	100	100	100	58	10
May 25, 2011	100	100	70	47	30	18	0
May 25, 2012	100	86	54	33	19	11	0
May 25, 2013	100	72	41	23	12	0	0
May 25, 2014	100	60	32	16	5	0	0
May 25, 2015	100	51	24	11	0	0	0
May 25, 2016	100	43	19	7	0	0	0
May 25, 2017	100	36	15	0	0	0	0
May 25, 2018	100	30	11	0	0	0	0
May 25, 2019	100	25	9	0	0	0	0
May 25, 2020	100	21	0	0	0	0	0
May 25, 2021	100	18	0	0	0	0	0
May 25, 2022	100	14	0	0	0	0	0
May 25, 2023	100	12	0	0	0	0	0
May 25, 2024	100	10	0	0	0	0	0
May 25, 2025	100	7	0	0	0	0	0
May 25, 2026	100	0	0	0	0	0	0
May 25, 2027	100	0	0	0	0	0	0
May 25, 2028	100	0	0	0	0	0	0
May 25, 2029	100	0	0	0	0	0	0
May 25, 2030	100	0	0	0	0	0	0
May 25, 2031	100	0	0	0	0	0	0
May 25, 2032	100	0	0	0	0	0	0
May 25, 2033	100	0	0	0	0	0	0
May 25, 2034	91	0	0	0	0	0	0
May 25, 2035	79	0	0	0	0	0	0
May 25, 2036	65	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0
Weighted Avg. Life to Maturity (in years)(2)	28.95	9.35	6.23	4.78	4.12	3.47	1.84
Weighted Avg. Life to Optional Termination Date (in years)(2)(3)	28.92	8.70	5.75	4.41	3.84	3.25	1.63

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero.
(2)
The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percentage of Original Principal Balance Outstanding(1) at the
Specified Percentages of the Applicable Prepayment Assumption

Class M-8

ARM PPC	0%	50%	75%	100%	125%	150%	200%
FRM PPC	0%	50%	75%	100%	125%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	18
May 25, 2010	100	100	100	100	100	33	6
May 25, 2011	100	100	70	47	30	18	0
May 25, 2012	100	86	54	33	19	11	0
May 25, 2013	100	72	41	23	12	0	0
May 25, 2014	100	60	32	16	0	0	0
May 25, 2015	100	51	24	11	0	0	0
May 25, 2016	100	43	19	0	0	0	0
May 25, 2017	100	36	15	0	0	0	0
May 25, 2018	100	30	11	0	0	0	0
May 25, 2019	100	25	1	0	0	0	0
May 25, 2020	100	21	0	0	0	0	0
May 25, 2021	100	18	0	0	0	0	0
May 25, 2022	100	14	0	0	0	0	0
May 25, 2023	100	12	0	0	0	0	0
May 25, 2024	100	7	0	0	0	0	0
May 25, 2025	100	0	0	0	0	0	0
May 25, 2026	100	0	0	0	0	0	0
May 25, 2027	100	0	0	0	0	0	0
May 25, 2028	100	0	0	0	0	0	0
May 25, 2029	100	0	0	0	0	0	0
May 25, 2030	100	0	0	0	0	0	0
May 25, 2031	100	0	0	0	0	0	0
May 25, 2032	100	0	0	0	0	0	0
May 25, 2033	100	0	0	0	0	0	0
May 25, 2034	91	0	0	0	0	0	0
May 25, 2035	79	0	0	0	0	0	0
May 25, 2036	65	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0
Weighted Avg. Life to Maturity (in years)(2)	28.95	9.25	6.16	4.70	4.03	3.36	1.81
Weighted Avg. Life to Optional Termination Date (in years)(2)(3)	28.92	8.70	5.75	4.39	3.79	3.18	1.63

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero.
(2)
The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

Percentage of Original Principal Balance Outstanding(1) at the
Specified Percentages of the Applicable Prepayment Assumption

Class M-9

ARM PPC	0%	50%	75%	100%	125%	150%	200%
FRM PPC	0%	50%	75%	100%	125%	150%	200%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	100	18
May 25, 2010	100	100	100	100	100	33	0
May 25, 2011	100	100	70	47	30	18	0
May 25, 2012	100	86	54	33	19	1	0
May 25, 2013	100	72	41	23	8	0	0
May 25, 2014	100	60	32	16	0	0	0
May 25, 2015	100	51	24	4	0	0	0
May 25, 2016	100	43	19	0	0	0	0
May 25, 2017	100	36	15	0	0	0	0
May 25, 2018	100	30	4	0	0	0	0
May 25, 2019	100	25	0	0	0	0	0
May 25, 2020	100	21	0	0	0	0	0
May 25, 2021	100	18	0	0	0	0	0
May 25, 2022	100	14	0	0	0	0	0
May 25, 2023	100	6	0	0	0	0	0
May 25, 2024	100	0	0	0	0	0	0
May 25, 2025	100	0	0	0	0	0	0
May 25, 2026	100	0	0	0	0	0	0
May 25, 2027	100	0	0	0	0	0	0
May 25, 2028	100	0	0	0	0	0	0
May 25, 2029	100	0	0	0	0	0	0
May 25, 2030	100	0	0	0	0	0	0
May 25, 2031	100	0	0	0	0	0	0
May 25, 2032	100	0	0	0	0	0	0
May 25, 2033	100	0	0	0	0	0	0
May 25, 2034	91	0	0	0	0	0	0
May 25, 2035	79	0	0	0	0	0	0
May 25, 2036	65	0	0	0	0	0	0
May 25, 2037	0	0	0	0	0	0	0
Weighted Avg. Life to Maturity (in years)(2)	28.94	9.12	6.06	4.62	3.93	3.27	1.77
Weighted Avg. Life to Optional Termination Date (in years)(2)(3)	28.92	8.70	5.75	4.38	3.75	3.13	1.63

(1)	Rounded to the nearest whole percentage except where otherwise indicated. If applicable, an * represents less than one-half of one percent but greater than zero.
(2)
The weighted average life of any class of Certificates is determined by (i) multiplying the assumed net reduction, if any, in the Certificate Principal Balance on each Distribution Date of such class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reduction in the Certificate Principal Balance of such class of Certificates.

(3)	Assumes an optional purchase of the Mortgage Loans on the earliest Distribution Date on which it is permitted.

APPENDIX C - HYPOTHETICAL MORTGAGE LOANS
Interest Type	Cut-off Date Principal Balance ($)	Mortgage Interest Rate (%)	Original Amortization Term (months)	Original Term (months)	Loan Age (months)	Original Interest Only Term (months)	Index	Gross Margin (%)	Maximum Mortgage Interest Rate (%)	Minimum Mortgage Interest Rate (%)	Months to Next Adjustment Date	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Payment Adjustment Frequency (months)	Rate Adjustment Frequency (months)	Dual Amortization Flag
Adjustable	124,969.76	11.7500	360	360	11	0	6 ML	6.4000	16.2500	6.4000	1	2.0000	2.0000	6	6	No
Adjustable	246,500.00	5.9500	360	360	2	60	6 ML	3.2500	11.9500	5.9500	4	1.0000	1.0000	6	6	No
Adjustable	315,182.95	11.7500	360	360	8	60	6 ML	6.4000	17.2500	10.2500	4	2.0000	1.0000	6	6	No
Adjustable	13,133,858.72	8.9818	360	360	5	0	6 ML	6.3627	15.2852	8.8461	19	2.6308	1.1341	6	6	No
Adjustable	123,415.33	9.4801	360	360	3	0	6 ML	5.5000	15.4801	9.4801	21	3.0000	1.0000	6	6	No
Adjustable	1,228,766.67	8.7672	360	360	6	0	6 ML	6.2744	15.4455	8.0713	18	2.3217	1.3392	6	6	No
Adjustable	477,461.10	8.7364	360	360	3	0	6 ML	5.6845	15.1475	8.7364	21	2.6653	1.0000	6	6	No
Adjustable	99,111.55	8.2500	360	360	14	0	6 ML	5.2500	14.2500	8.2500	10	3.0000	1.0000	6	6	No
Adjustable	651,448.27	7.6383	360	360	3	0	6 ML	6.1550	14.6383	7.6383	21	3.0000	1.0000	6	6	No
Adjustable	317,469.20	9.7726	360	360	6	0	6 ML	6.1447	16.8615	9.7726	18	2.5444	2.0889	6	6	No
Adjustable	35,884,929.09	8.6959	360	360	5	0	6 ML	6.2427	15.0726	8.5062	19	2.7695	1.2614	6	6	No
Adjustable	8,137,049.08	8.6269	360	360	3	0	6 ML	6.3682	14.7925	8.6269	21	2.2641	1.0725	6	6	No
Adjustable	71,881.34	8.7000	360	360	14	0	6 ML	7.7000	14.7000	7.7000	10	3.0000	1.0000	6	6	No
Adjustable	518,878.15	9.3674	360	360	7	0	6 ML	6.4603	15.3674	9.3674	17	2.5794	1.0000	6	6	No
Adjustable	376,975.06	7.9990	360	360	4	0	6 ML	6.8500	13.9990	7.9990	20	3.0000	1.0000	6	6	No
Adjustable	295,600.00	7.4400	360	360	3	120	6 ML	5.4400	13.4400	7.4400	21	2.0000	1.0000	6	6	No
Adjustable	207,000.00	7.1250	360	360	11	120	6 ML	5.0000	13.1250	7.1250	13	3.0000	1.0000	6	6	No
Adjustable	196,000.00	6.7000	360	360	2	120	6 ML	4.7000	12.7000	6.7000	22	2.0000	1.0000	6	6	No
Adjustable	911,459.72	10.6627	360	360	7	24	6 ML	5.3920	18.1142	8.2964	17	2.7854	1.9747	6	6	No
Adjustable	583,500.82	11.5514	360	360	8	24	6 ML	6.4000	18.5514	11.5514	16	3.0000	1.0000	6	6	No
Adjustable	704,000.00	9.1652	360	360	18	24	6 ML	5.9634	16.1652	9.1652	6	2.0497	1.3168	6	6	No
Adjustable	1,119,016.76	11.2372	360	360	7	24	6 ML	6.2324	18.1326	10.6778	17	2.9098	1.0000	6	6	No
Adjustable	1,732,114.85	8.5513	360	360	5	60	6 ML	5.9582	15.2057	8.5513	19	2.7932	1.1749	6	6	No
Adjustable	2,087,749.97	9.0080	360	360	4	60	6 ML	6.5686	15.4942	9.0080	20	2.5493	1.1202	6	6	No
Adjustable	825,685.01	7.4357	360	360	6	60	6 ML	5.9140	14.1632	7.4357	18	2.0000	1.3637	6	6	No
Adjustable	122,320.00	7.3000	360	360	3	60	6 ML	6.0500	14.3000	7.3000	21	3.0000	1.0000	6	6	No
Adjustable	21,379,943.11	7.9614	360	360	5	60	6 ML	6.1137	14.6220	7.9209	19	2.2922	1.3000	6	6	No
Adjustable	5,664,534.81	7.8781	360	360	4	60	6 ML	5.5183	14.1470	7.8781	20	2.1511	1.1881	6	6	No
Adjustable	100,744.06	11.2500	360	360	3	60	6 ML	5.9000	18.2500	11.2500	21	3.0000	1.0000	6	6	No
Adjustable	539,414.53	9.0000	480	360	5	0	6 ML	6.9900	15.0000	6.9900	19	3.0000	1.0000	6	6	Yes
Adjustable	369,452.46	8.2500	480	360	3	0	6 ML	6.9900	14.2500	8.2500	21	3.0000	1.0000	6	6	Yes
Adjustable	6,211,854.72	8.8006	480	360	5	0	6 ML	6.7794	14.8006	7.6973	19	2.8407	1.0000	6	6	Yes
Adjustable	318,538.52	7.5000	480	360	2	0	6 ML	6.2500	13.5000	6.2500	22	3.0000	1.0000	6	6	Yes
Adjustable	5,294,093.36	9.3221	480	360	4	0	6 ML	6.4070	15.3221	8.9283	20	2.8206	1.0000	6	6	No
Adjustable	142,390.79	6.9900	480	360	2	0	6 ML	5.5000	12.9900	6.9900	22	3.0000	1.0000	6	6	No
Adjustable	275,723.73	8.5000	480	360	4	0	6 ML	7.5000	14.5000	8.5000	20	3.0000	1.0000	6	6	No
Adjustable	202,835.50	6.7900	480	360	2	0	6 ML	4.7900	12.7900	6.7900	22	2.0000	1.0000	6	6	No
Adjustable	240,199.42	6.7000	480	360	3	0	6 ML	6.7000	13.7000	6.7000	21	3.0000	1.0000	6	6	No
Adjustable	203,633.65	8.9500	480	360	7	0	6 ML	6.3000	15.9500	8.9500	17	2.0000	1.5000	6	6	No
Adjustable	29,946,731.41	8.2030	480	360	5	0	6 ML	6.2562	14.6026	8.1238	19	2.6264	1.1731	6	6	No
Adjustable	6,754,318.42	8.4297	480	360	3	0	6 ML	6.4126	14.5119	8.2357	21	2.2699	1.0411	6	6	No
Adjustable	1,238,284.07	7.1279	480	360	5	0	6 ML	6.3153	13.1279	7.1279	19	3.0000	1.0000	6	6	No
Adjustable	349,941.48	9.8852	480	360	8	0	6 ML	7.7500	15.8852	9.8852	16	3.0000	1.0000	6	6	No
Adjustable	310,641.68	7.9990	540	360	10	0	6 ML	6.9990	13.9990	7.9990	14	3.0000	1.0000	12	12	No
Adjustable	367,804.58	8.7109	540	360	2	0	6 ML	6.7109	14.7109	8.7109	22	2.0000	1.0000	6	6	No
Adjustable	563,433.29	9.1723	600	360	4	0	6 ML	6.9063	15.1723	9.1723	20	3.0000	1.0000	6	6	No
Adjustable	1,561,435.84	7.6502	600	360	4	0	6 ML	6.3082	13.6502	7.6502	20	2.8905	1.0000	6	6	No
Adjustable	582,142.89	7.6193	600	360	2	0	6 ML	5.6193	13.6193	7.6193	22	2.0000	1.0000	6	6	No
Adjustable	99,837.74	8.8500	600	360	3	0	6 ML	6.8500	14.8500	8.8500	21	2.0000	1.0000	6	6	No

APPENDIX C - HYPOTHETICAL MORTGAGE LOANS
(continued)

Interest Type	Cut-off Date Principal Balance ($)	Mortgage Interest Rate (%)	Original Amortization Term (months)	Original Term (months)	Loan Age (months)	Original Interest Only Term (months)	Index	Gross Margin (%)	Maximum Mortgage Interest Rate (%)	Minimum Mortgage Interest Rate (%)	Months to Next Adjustment Date	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Payment Adjustment Frequency (months)	Rate Adjustment Frequency (months)	Dual Amortization Flag
Adjustable	18,243,253.21	7.5461	600	360	4	0	6 ML	6.1008	13.5461	7.5461	20	2.9372	1.0000	6	6	No
Adjustable	5,890,110.29	8.1202	600	360	2	0	6 ML	6.1019	14.1202	7.9873	22	2.0144	1.0000	6	6	No
Adjustable	299,867.10	7.6000	600	360	3	0	6 ML	5.7500	13.6000	7.6000	21	3.0000	1.0000	6	6	No
Adjustable	1,441,112.60	7.3818	600	360	6	0	6 ML	6.3818	13.3818	7.3818	18	3.0000	1.0000	6	6	No
Adjustable	1,869,557.03	8.9401	480	480	5	0	6 ML	5.5808	14.9401	8.9401	19	3.0000	1.0000	6	6	No
Adjustable	519,189.34	6.9500	480	480	4	0	6 ML	5.5000	12.9500	6.9500	20	3.0000	1.0000	6	6	No
Adjustable	7,064,141.44	8.9014	480	480	4	0	6 ML	5.6889	14.9014	8.9014	20	3.0000	1.0000	6	6	No
Adjustable	1,544,610.81	8.5849	480	480	4	0	6 ML	5.9576	14.5849	8.5849	20	3.0000	1.0000	6	6	No
Adjustable	234,750.62	8.3000	480	480	4	0	6 ML	5.5000	14.3000	8.3000	20	3.0000	1.0000	6	6	No
Adjustable	6,924,720.77	8.2731	360	360	5	0	6 ML	6.2643	14.2658	8.2352	31	2.9191	1.0000	6	6	No
Adjustable	626,656.18	8.1052	360	360	2	0	6 ML	5.5000	14.1052	8.1052	34	3.0000	1.0000	6	6	No
Adjustable	119,703.08	8.4500	360	360	4	0	6 ML	6.4500	14.4500	8.4500	32	2.0000	1.0000	6	6	No
Adjustable	174,113.92	9.8000	360	360	4	0	6 ML	7.7500	15.8000	9.8000	32	3.0000	1.0000	6	6	No
Adjustable	452,306.34	8.8928	360	360	5	0	6 ML	6.6294	14.8928	8.8928	31	2.0000	1.0000	6	6	No
Adjustable	3,644,743.42	8.4684	360	360	4	0	6 ML	6.4521	14.5799	8.4684	32	2.8755	1.0400	6	6	No
Adjustable	5,185,094.54	8.5046	360	360	3	0	6 ML	6.5138	14.5221	8.5046	33	2.0782	1.0088	6	6	No
Adjustable	126,000.00	10.8700	360	360	5	36	6 ML	4.5000	17.8700	10.8700	31	3.0000	1.0000	6	6	No
Adjustable	269,500.00	10.6000	360	360	4	36	6 ML	5.5000	17.6000	10.6000	32	3.0000	1.0000	6	6	No
Adjustable	381,500.00	11.1500	360	360	6	36	6 ML	5.7500	18.1500	11.1500	30	3.0000	1.0000	6	6	No
Adjustable	330,000.00	8.7500	360	360	4	60	6 ML	6.0000	14.7500	8.7500	32	3.0000	1.0000	6	6	No
Adjustable	132,000.00	7.2500	360	360	2	60	6 ML	5.2500	13.2500	7.2500	34	2.0000	1.0000	6	6	No
Adjustable	261,760.00	6.7500	360	360	5	60	6 ML	6.2500	13.7500	6.7500	31	2.0000	1.0000	6	6	No
Adjustable	1,454,394.26	7.7701	360	360	6	60	6 ML	6.2096	14.0530	7.7701	30	2.1856	1.0636	6	6	No
Adjustable	1,805,385.50	7.0902	360	360	2	60	6 ML	5.0902	13.0902	7.0902	34	1.6782	1.0000	6	6	No
Adjustable	341,728.76	8.3000	480	360	3	0	6 ML	6.9900	14.3000	6.9900	33	3.0000	1.0000	6	6	Yes
Adjustable	3,552,692.28	8.6953	480	360	5	0	6 ML	6.2867	14.9040	8.6953	31	2.7913	1.1044	6	6	No
Adjustable	132,850.20	10.8000	480	360	3	0	6 ML	6.0000	16.8000	10.8000	33	3.0000	1.0000	6	6	No
Adjustable	1,164,013.73	7.8613	480	360	7	0	6 ML	6.0486	14.8613	7.8613	29	2.0000	1.5000	6	6	No
Adjustable	845,754.50	9.2879	480	360	5	0	6 ML	6.5476	15.8871	9.2879	31	1.5992	1.2996	6	6	No
Adjustable	7,854,452.16	7.7318	480	360	5	0	6 ML	6.0509	14.1869	7.3695	31	2.4851	1.2510	6	6	No
Adjustable	1,631,276.91	8.0182	480	360	2	0	6 ML	5.8672	14.0995	7.7780	34	2.0398	1.0407	6	6	No
Adjustable	473,774.74	9.4132	600	360	3	0	6 ML	5.3746	15.4132	9.4132	33	3.0000	1.0000	6	6	No
Adjustable	224,886.09	6.1250	600	360	2	0	6 ML	4.1250	12.1250	6.1250	34	2.0000	1.0000	6	6	No
Adjustable	4,109,307.90	6.7672	600	360	4	0	6 ML	6.1263	12.7672	6.7672	32	2.7227	1.0000	6	6	No
Adjustable	2,106,626.12	7.9039	600	360	2	0	6 ML	5.9039	13.9039	7.9039	34	1.9146	1.0000	6	6	No
Adjustable	174,884.46	9.9000	480	480	4	0	6 ML	5.5000	15.9000	9.9000	32	3.0000	1.0000	6	6	No
Adjustable	229,743.13	8.9000	480	480	5	0	6 ML	5.5000	14.9000	8.9000	31	3.0000	1.0000	6	6	No
Adjustable	820,559.17	8.7413	360	360	5	0	6 ML	4.9156	15.3677	8.7413	55	3.4945	1.6868	6	6	No
Adjustable	114,521.43	9.8562	360	360	8	0	6 ML	4.4609	16.3909	6.7734	52	3.8613	1.7327	6	6	No
Adjustable	484,262.42	7.4504	360	360	7	0	6 ML	3.5321	13.7093	6.0255	53	3.5752	1.4075	6	6	No
Adjustable	3,855,128.98	7.5879	360	360	6	0	6 ML	5.8733	14.3684	7.4265	54	2.2045	1.3902	6	6	No
Adjustable	278,683.37	7.6705	360	360	4	0	6 ML	5.2449	14.0962	6.3936	56	2.0000	1.2128	6	6	No
Adjustable	496,000.00	7.5000	360	360	6	120	6 ML	2.7500	13.5000	7.5000	54	3.0000	1.0000	6	6	No
Adjustable	288,000.00	7.2500	360	360	7	120	6 ML	2.7500	13.2500	7.2500	53	3.0000	1.0000	6	6	No
Adjustable	452,000.00	7.9500	360	360	5	60	6 ML	5.0600	13.9500	7.9500	55	3.0000	1.0000	6	6	No
Adjustable	1,045,450.00	6.5259	360	360	2	60	6 ML	4.5259	12.5259	6.5259	58	1.3711	1.0000	6	6	No
Adjustable	185,400.00	6.6250	360	360	2	60	6 ML	4.6250	12.6250	6.6250	58	2.0000	1.0000	6	6	No
Adjustable	913,996.98	7.9211	360	360	6	84	6 ML	5.9916	14.9211	7.9211	54	2.0000	1.5000	6	6	No

APPENDIX C - HYPOTHETICAL MORTGAGE LOANS
(continued)

Interest Type	Cut-off Date Principal Balance ($)	Mortgage Interest Rate (%)	Original Amortization Term (months)	Original Term (months)	Loan Age (months)	Original Interest Only Term (months)	Index	Gross Margin (%)	Maximum Mortgage Interest Rate (%)	Minimum Mortgage Interest Rate (%)	Months to Next Adjustment Date	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Payment Adjustment Frequency (months)	Rate Adjustment Frequency (months)	Dual Amortization Flag
Adjustable	174,008.00	8.0750	360	360	7	84	6 ML	5.9000	15.0750	8.0750	53	2.0000	1.5000	6	6	No
Adjustable	129,120.00	8.3250	360	360	6	84	6 ML	5.9500	15.3250	8.3250	54	2.0000	2.0000	6	6	No
Adjustable	844,999.97	7.9901	360	360	7	84	6 ML	5.9978	14.9901	7.9901	53	2.0000	1.5000	6	6	No
Adjustable	7,783,599.96	7.3150	360	360	7	84	6 ML	6.0483	14.3150	7.3150	53	2.0000	1.5000	6	6	No
Adjustable	210,000.00	7.2000	360	360	6	84	6 ML	6.2500	14.2000	7.2000	54	2.0000	1.5000	6	6	No
Adjustable	882,540.29	7.7126	480	360	5	0	6 ML	5.8465	13.7126	7.7126	55	3.0000	1.0000	6	6	No
Adjustable	247,201.26	6.8750	480	360	8	0	6 ML	6.2500	12.8750	6.8750	52	3.0000	1.0000	6	6	No
Adjustable	431,649.25	6.7500	600	360	4	0	6 ML	4.3600	12.7500	6.7500	56	3.0000	1.0000	6	6	No
Adjustable	1,193,415.05	7.0162	600	360	5	0	6 ML	5.8816	13.0162	7.0162	55	3.0000	1.0000	6	6	No
Fixed	466,709.99	8.7360	180	180	3	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	109,136.24	10.3712	180	180	7	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	303,068.19	6.9900	180	180	2	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	419,350.15	7.2960	180	180	3	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	188,836.58	9.7986	180	180	7	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	899,078.43	7.5264	180	180	2	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	78,794.82	11.5313	180	180	7	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	3,127,638.95	11.4488	360	180	8	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	71,931.83	9.7000	360	180	2	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	513,098.40	11.1511	360	180	8	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	45,266.32	11.0000	360	180	8	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	28,276.13	11.5500	360	180	9	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	1,039,993.37	11.2397	360	180	7	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	190,301.80	11.5840	360	180	7	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	946,165.33	11.2517	360	180	7	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	138,870.53	11.4383	360	180	8	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	205,822.19	11.0494	360	180	7	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	14,952.01	13.7500	360	180	7	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	420,132.94	7.3093	240	240	3	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	116,092.73	10.9337	240	240	10	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	26,561.27	12.2500	240	240	7	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	29,770.15	11.6250	240	240	7	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	26,617.45	10.2500	240	240	7	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	147,831.30	6.5900	240	240	2	60	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	8,194,891.75	8.4230	360	360	4	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	1,660,341.51	11.1296	360	360	8	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	135,421.08	8.1000	360	360	2	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	1,440,384.88	7.0298	360	360	5	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	2,276,976.38	7.8951	360	360	3	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	67,405.13	11.7000	360	360	16	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	278,725.65	10.2500	360	360	4	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	654,875.16	8.5226	360	360	12	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	35,885.44	9.9900	360	360	7	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	163,517.16	6.7500	360	360	2	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	52,911.18	12.9400	360	360	7	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	1,218,144.02	7.8953	360	360	3	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	814,584.41	8.4428	360	360	3	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	197,590.74	10.3500	360	360	7	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	21,100,259.11	7.7483	360	360	4	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No

APPENDIX C - HYPOTHETICAL MORTGAGE LOANS
(continued)

Interest Type	Cut-off Date Principal Balance ($)	Mortgage Interest Rate (%)	Original Amortization Term (months)	Original Term (months)	Loan Age (months)	Original Interest Only Term (months)	Index	Gross Margin (%)	Maximum Mortgage Interest Rate (%)	Minimum Mortgage Interest Rate (%)	Months to Next Adjustment Date	Initial Periodic Rate Cap (%)	Periodic Rate Cap (%)	Payment Adjustment Frequency (months)	Rate Adjustment Frequency (months)	Dual Amortization Flag
Fixed	135,437.56	10.9054	360	360	7	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	15,959,260.99	7.6022	360	360	2	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	53,881.23	9.2000	360	360	14	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	220,000.00	7.3250	360	360	4	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	316,875.00	6.8500	360	360	3	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	362,000.00	6.5600	360	360	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	614,200.00	8.0177	360	360	6	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	442,200.00	6.5087	360	360	2	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	770,500.00	8.3280	360	360	3	60	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	157,200.00	8.5000	360	360	4	60	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	2,633,409.63	7.0429	360	360	3	60	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	942,198.18	6.8345	360	360	2	60	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	161,892.53	7.5000	480	360	2	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Yes
Fixed	193,883.56	7.8500	480	360	2	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Yes
Fixed	3,019,892.23	8.0431	480	360	3	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Yes
Fixed	1,792,941.87	8.3458	480	360	5	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	52,873.33	12.6250	480	360	7	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	1,689,625.29	7.8265	480	360	8	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	188,948.33	10.4900	480	360	2	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	118,641.64	9.6250	480	360	16	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	238,208.14	9.7500	480	360	7	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	10,907,877.61	7.7165	480	360	5	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	2,600,809.04	7.3814	480	360	3	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	166,236.94	6.3500	540	360	3	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	574,576.60	7.7946	600	360	3	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	150,669.43	7.2500	600	360	2	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	3,204,795.40	7.5421	600	360	3	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No
Fixed	3,762,295.63	7.7677	600	360	2	0	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No

APPENDIX D - INTEREST RATE SWAP SCHEDULE

Distribution Date	Notional Amount ($)	Fixed Rate (%)
June 25, 2007	342,000,000	5.20
July 25, 2007	335,406,335	5.20
August 25, 2007	327,589,318	5.20
September 25, 2007	318,616,324	5.20
October 25, 2007	308,534,779	5.20
November 25, 2007	297,364,679	5.20
December 25, 2007	285,319,194	5.20
January 25, 2008	272,619,176	5.20
February 25, 2008	259,995,320	5.20
March 25, 2008	247,767,419	5.20
April 25, 2008	236,048,027	5.20
May 25, 2008	224,864,993	5.20
June 25, 2008	214,181,734	5.20
July 25, 2008	203,977,526	5.20
August 25, 2008	194,244,615	5.20
September 25, 2008	184,907,382	5.20
October 25, 2008	175,595,856	5.20
November 25, 2008	166,436,252	5.20
December 25, 2008	153,897,578	5.20
January 25, 2009	108,986,478	5.20
February 25, 2009	85,390,157	5.20
March 25, 2009	73,612,341	5.20
April 25, 2009	66,713,075	5.20
May 25, 2009	63,521,596	5.20
June 25, 2009	60,642,266	5.20
July 25, 2009	57,995,192	5.20
August 25, 2009	55,577,306	5.20
September 25, 2009	53,266,956	5.20
October 25, 2009	51,059,008	5.20
November 25, 2009	48,763,841	5.20
December 25, 2009	46,470,454	5.20
January 25, 2010	41,512,998	5.20
February 25, 2010	38,569,087	5.20
March 25, 2010	36,189,691	5.20
April 25, 2010	33,863,368	5.20
May 25, 2010	32,602,819	5.20
June 25, 2010	31,390,502	5.20
July 25, 2010	30,224,490	5.20
August 25, 2010	29,102,940	5.20
September 25, 2010	28,024,084	5.20
October 25, 2010	26,986,230	5.20
November 25, 2010	25,987,757	5.20
December 25, 2010	25,027,111	5.20
January 25, 2011	24,102,804	5.20
February 25, 2011	23,213,408	5.20
March 25, 2011	22,357,555	5.20
April 25, 2011	21,533,935	5.20

D-1

APPENDIX E - INTEREST RATE CAP SCHEDULE

Distribution Date	Maximum Cap Notional Amount ($)	Strike (%)
June 25, 2007	N/A	N/A
July 25, 2007	2,320,861	5.32
August 25, 2007	5,076,331	5.32
September 25, 2007	8,241,524	5.32
October 25, 2007	11,792,708	5.32
November 25, 2007	15,719,048	5.32
December 25, 2007	19,918,337	5.32
January 25, 2008	24,292,125	5.32
February 25, 2008	28,526,505	5.32
March 25, 2008	32,492,647	5.32
April 25, 2008	36,150,110	5.32
May 25, 2008	39,495,422	5.32
June 25, 2008	42,552,410	5.32
July 25, 2008	45,336,798	5.32
August 25, 2008	47,858,776	5.32
September 25, 2008	50,156,906	5.32
October 25, 2008	52,388,580	5.32
November 25, 2008	54,489,604	5.32
December 25, 2008	57,882,377	5.32
January 25, 2009	93,164,558	5.32
February 25, 2009	107,232,131	5.32
March 25, 2009	109,836,479	5.32
April 25, 2009	108,137,783	5.32
May 25, 2009	104,501,380	5.32
June 25, 2009	101,353,654	5.32
July 25, 2009	98,423,201	5.32
August 25, 2009	95,605,599	5.32
September 25, 2009	92,848,591	5.32
October 25, 2009	90,151,954	5.32
November 25, 2009	87,699,596	5.32
December 25, 2009	85,397,318	5.32
January 25, 2010	85,905,830	5.32
February 25, 2010	84,544,291	5.32
March 25, 2010	82,755,994	5.32
April 25, 2010	81,047,700	5.32
May 25, 2010	78,402,093	5.32
June 25, 2010	75,832,280	5.32
July 25, 2010	76,998,291	5.32
August 25, 2010	75,679,317	5.32
September 25, 2010	73,578,556	5.32
October 25, 2010	71,537,398	5.32
November 25, 2010	69,554,083	5.32
December 25, 2010	67,626,949	5.32
January 25, 2011	65,754,417	5.32
February 25, 2011	63,934,950	5.32
March 25, 2011	62,167,068	5.32
April 25, 2011	60,449,318	5.32
May 25, 2011	79,521,550	5.32
June 25, 2011	77,136,918	5.32
July 25, 2011	74,826,856	5.32
August 25, 2011	72,588,945	5.32
September 25, 2011	70,420,850	5.32
October 25, 2011	68,320,310	5.32
November 25, 2011	66,285,127	5.32
December 25, 2011	64,313,220	5.32
January 25, 2012	62,402,521	5.32
February 25, 2012	60,549,312	5.32

E-1

Distribution Date	Maximum Cap Notional Amount ($)	Strike (%)
March 25, 2012	58,752,880	5.32
April 25, 2012	57,010,965	5.32
May 25, 2012	55,322,112	5.32

E-2

PROSPECTUS

ASSET BACKED FUNDING CORPORATION
Depositor

Asset-Backed Certificates
Asset-Backed Notes
(Issuable in Series)

You should carefully consider the risk factors beginning on page 7 of this prospectus.

The securities of any series and the underlying assets will not be insured or guaranteed by any governmental agency or instrumentality or any other entity other than as expressly described in the prospectus supplement for that series.

The securities of each series will represent interests in, or will represent debt obligations of, the related issuing entity only and will not represent interests in or obligations of the depositor, the sponsor or any other entity.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series. The securities of each series are not deposits or other obligations of a bank and are not insured by the FDIC.

Each Issuing Entity—

•     will issue a series of asset-backed certificates or asset-backed notes that will consist of one or more classes; and
•     may own—
•     a pool or pools of single family and/or multifamily mortgage loans, which may include sub-prime mortgage loans, and are secured by either first or junior liens on one- to four-family residential properties or primarily residential properties consisting of five or more residential dwelling units and which may include limited retail, office or other commercial space;
•     a pool or pools of home improvement installment sales contracts or installment loans that are unsecured; and
•     a pool or pools of manufactured housing installment sales contracts and installment loan agreements secured by a security interest in a new or used manufactured home, and if indicated in the accompanying prospectus supplement, by real property.

Each Series of Securities—

•     will represent ownership interest in the related issuing entity or will represent debt obligations of the related issuing entity;
•     may be entitled to the benefit of one or more of the other types of credit support or derivative instruments described in this prospectus and in more detail in the accompanying prospectus supplement; and
•     will be paid only from the assets of the related issuing entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved the securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 23, 2007.

TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	1
SUMMARY OF PROSPECTUS	2
RISK FACTORS	7
Risks Associated with the Securities	7
Risks Associated with the Assets	12
DESCRIPTION OF THE TRUST FUNDS	18
Assets	18
Mortgage Loans	19
Unsecured Home Improvement Loans	21
Contracts	22
Pre-Funding Account	22
Accounts	23
USE OF PROCEEDS	23
YIELD CONSIDERATIONS	23
General	23
Pass-Through Rate and Interest Rate	23
Timing of Payment of Interest	24
Payments of Principal; Prepayments	24
Prepayments—Maturity and Weighted Average Life	25
Other Factors Affecting Weighted Average Life	26
THE DEPOSITOR	28
THE SPONSOR	29
DESCRIPTION OF THE SECURITIES	30
General	30
Distributions	30
Available Distribution Amount	31
Distributions of Interest on the Securities	32
Distributions of Principal of the Securities	32
Categories of Classes of Securities	33
Components	36
Distributions on the Securities of Prepayment Charges	36
Allocation of Losses and Shortfalls	36
Advances in Respect of Delinquencies	36
Reports to Securityholders	37
Termination	39
Definitive Form	40
Book-Entry Registration and Definitive Securities	40
Mandatory Auction of Certificates	46
DESCRIPTION OF THE AGREEMENTS	47
Agreements Applicable to a Series	47
Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements	47
Material Terms of the Indenture	62
DESCRIPTION OF CREDIT SUPPORT	64
Subordination	65
Limited Guarantee	66
Financial Guaranty Insurance Policy or Surety Bond	66
Letter of Credit	66
Pool Insurance Policy	67
Special Hazard Insurance Policy	68
Mortgagor Bankruptcy Bond	68
Reserve Fund	69
Cross Collateralization	69
Overcollateralization	69
Excess Interest	69
CASH FLOW AGREEMENTS	70
Guaranteed Investment Contracts	70
Yield Maintenance Agreements	70
Swap Agreements	70
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	71
General	71
Types of Mortgage Instruments	71
Interest in Real Property	72
Condominiums	72
Cooperatives	72
Leaseholds	73
Land Sale Contracts	73
Foreclosure	74
Junior Mortgages	77
Rights of Redemption	77
Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders	78
Enforceability of Certain Provisions	80
Environmental Considerations	80
Due-on-Sale Clauses	82
Prepayment Charges	82
Subordinate Financing	82
Applicability of Usury Laws	83
Alternative Mortgage Instruments	83
Homeowners Protection Act of 1998	84
Texas Home Equity Loans	84
Servicemembers Civil Relief Act	84
Forfeiture for Drug, RICO and Money Laundering Violations	85
CERTAIN LEGAL ASPECTS OF THE CONTRACTS	85
General	85
Security Interests in the Manufactured Homes	86
Enforcement of Security Interests in Manufactured Homes	87
Servicemembers Civil Relief Act	87
Consumer Protection Laws	88
Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses	88
Applicability of Usury Laws	88
FEDERAL INCOME TAX CONSEQUENCES	88
General	88
REMICS	90

i

Grantor Trust Funds	111
Standard Securities	111
Stripped Securities	114
Partnership Trust Funds	117
STATE AND OTHER TAX CONSEQUENCES	122
ERISA CONSIDERATIONS	123
LEGAL INVESTMENT	126
METHODS OF DISTRIBUTION	128
LEGAL MATTERS	129
FINANCIAL INFORMATION	129
RATING	129
Reports to Securityholders	129
WHERE YOU CAN FIND MORE INFORMATION	130
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	130
INDEX OF PROSPECTUS DEFINITIONS	131

ii

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

Information is provided to you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

•	the principal balances and/or interest rates of each class;

•	the timing and priority of interest and principal payments;

•	statistical and other information about the mortgage loans;

•	information about credit enhancement, if any, for each class;

•	the ratings for each class; and

•	the method for selling the securities.

The securities are not being offered in any state where the offer is not permitted. The depositor does not claim that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the dates stated on their respective covers.

Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Prospectus Definitions” beginning on page 131 in this prospectus.

The depositor’s principal executive office is located at 214 North Tryon Street, Charlotte, North Carolina 28255 and the depositor’s telephone number is (704) 386-2400.

SUMMARY OF PROSPECTUS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement carefully to understand all of the terms of a series of securities.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the securities and is qualified by the full description of these calculations, cash flows and other information in the prospectus and the prospectus supplement.

RELEVANT PARTIES FOR EACH SERIES OF SECURITIES

Title of Securities

Asset-backed certificates and asset-backed notes issuable in series.

Depositor

Asset Backed Funding Corporation, a wholly-owned indirect subsidiary of Bank of America Corporation. The depositor will acquire the underlying assets from the sponsor, and will transfer them to each trust. It is not expected that the depositor will have any business operations other than offering asset-backed certificates and asset-backed notes and related activities.

Issuing Entity

With respect to each series of certificates and/or notes, the trust to be formed pursuant to either a pooling and servicing agreement or a deposit trust agreement.

Sponsor

Bank of America, National Association or another entity named in the related prospectus supplement. The sponsor will sell the underlying assets to the depositor on the closing date specified in the related prospectus supplement by means of a purchase agreement between the sponsor and the depositor. The sponsor may be an affiliate of the depositor.

Servicer

The entity or entities named as servicer in the related prospectus supplement. Each servicer will perform certain servicing functions related to the underlying assets serviced by it in accordance with the related pooling and servicing agreement or underlying servicing agreement. A servicer may be an affiliate of the depositor.

Master Servicer

The entity, if any, named as master servicer in the related prospectus supplement that will perform certain administration, calculation and reporting functions with respect to the trust and will supervise the servicers. The master servicer may be an affiliate of the depositor.

Trustee / Indenture Trustee

The entity named as trustee or indenture trustee in the related prospectus supplement. The trustee or indenture trustee generally will be responsible under each pooling and servicing agreement or indenture for providing administrative services on behalf of the trust for a series. To the extent specified in the related prospectus supplement, a securities administrator may perform certain of the duties of the trustee.

RELEVANT DATES

Cut-off Date

The date specified in the related prospectus supplement which generally represents the first date after which payments on or collection related to the underlying assets, together with any proceeds thereof, will begin to be paid to the issuing entity.

Closing Date

The date when the certificates and/or notes of any series are initially issued as specified in the related prospectus supplement.

Distribution Date

The monthly, quarterly or other periodic date specified in the related prospectus supplement on which distributions will be made to holders of the certificates and/or notes.

DESCRIPTION OF SECURITIES

Each series of certificates will be issued pursuant to a pooling and servicing agreement and will include one or more classes representing an ownership interest in a segregated pool of mortgage loans, unsecured home improvement loans and/or manufactured housing installment sales contracts and other assets of the trust. If a series of securities includes notes, such notes will represent debt obligations of the related trust fund formed pursuant to a deposit trust agreement and will be secured by the assets of the trust pursuant to an indenture. A class of securities will be entitled, to the extent of funds available, to receive distributions from collections on the related mortgage loans and, to the extent specified in the related prospectus supplement, from any credit enhancements or cash flow agreements described in this prospectus.

See “Description of the Securities” in this prospectus.

Interest Distributions

For each series of securities, interest on each class of securities (other than a class of securities entitled to receive only principal) will accrue during each period specified in the prospectus supplement and will be distributed to the holders of the related classes of securities on each distribution date in accordance with the particular terms of each class of securities. The terms of each class of securities will be described in the related prospectus supplement.

See “Description of the Securities—Distributions of Interest on the Securities” in this prospectus.

Principal Distributions

For each series of securities, principal payments (including prepayments) on the related mortgage loans, unsecured home improvement loans and/or manufactured housing installment sales contracts will be distributed to holders of the related securities or otherwise applied as described in the related prospectus supplement on each distribution date. Distributions in reduction of principal balance will be allocated among the classes of securities of a series in the manner specified in the applicable prospectus supplement.

See “Description of the Securities—Distribution of Principal of the Securities” in this prospectus.

Denominations

Each class of securities of a series will be issued in the minimum denominations set forth in the related prospectus supplement.

Registration of the Securities

The securities will be issued either:

•	in book-entry form initially held through The Depository Trust Company in the United States, or Clearstream or Euroclear in Europe; or

•	in fully registered, certificated form.

See “Description of the Securities—General” and “—Book-Entry Registration and Definitive Securities” in this prospectus.

ASSETS OF THE TRUST

The trust related to each series will consist primarily of any of the following assets:

•	a segregated pool of single family and/or multifamily mortgage loans which may include sub-prime mortgage loans;

•	home improvement installment sales contracts or installment loans that are unsecured;

•	manufactured housing installment sales contracts and installment loan agreements; and

•	certain other property.

You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the assets and a description of the other property, such as cash flow agreements or derivative instruments, if any, included in a particular trust.

See “Description of the Trust Funds” in this prospectus.

OPTIONAL TERMINATION OF THE TRUST

The related prospectus supplement may provide that the party specified in the related prospectus supplement (which may be a securityholder) may

•
repurchase all or part of the assets in the trust fund and thereby cause early retirement of some or all of the securities under the circumstances and in the manner specified in the related prospectus supplement; or

•
auction all or part of the assets in the trust fund and thereby cause early retirement of the some or all of securities under the circumstances and in the manner specified in the related prospectus supplement.

If an election is made to treat the issuing entity (or one or more segregated pools of assets of such issuing entity) as one or more “real estate mortgage investment conduits,” any optional termination or redemption will be permitted only pursuant to a “qualified liquidation,” as defined under Section 860F of the Internal Revenue Code of 1986, as amended.

See “Description of the Securities—Termination” and “Yield Considerations” in this prospectus.

PREFUNDING ACCOUNT

The related prospectus supplement may provide that the depositor deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may only be used to acquire the additional assets for the trust during a set period after the initial issuance of the securities. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities.

See “Description of the Trust Funds—Prefunding Account” in this prospectus.

CREDIT ENHANCEMENT

If so specified in the applicable prospectus supplement, the securities of any series, or any one or more classes of a series, may, in addition to or in lieu of subordination, be entitled to the benefits of one or more of the following types of credit enhancement:

• overcollateralization	• excess interest
• surety bond	• cross-collateralization
• financial guaranty insurance policy	• reserve fund
• spread account	• mortgage pool insurance policy
• letter of credit	• limited guarantee

Any credit support will be described in detail in the applicable prospectus supplement.

See “Description of Credit Support” in this prospectus.

In addition, if specified in the applicable prospectus supplement, amounts received under one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements) may also be used to provide credit enhancement for one or more classes of a series. See “Cash Flow Agreements” in this prospectus.

RATING OF SECURITIES

The securities of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered security is rated in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

•	A security rating is not a recommendation to buy, sell or hold the securities on any series and is subject to revision or withdrawal at any time by the assigning rating agency.

•	Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your securities.

See “Risk Factors—Risks Associated with the Securities—Ratings Assigned to the Securities Will Have Limitations” and “Ratings” in this prospectus.

TAX STATUS OF THE SECURITIES

The securities of each series offered will be:

•	regular interests and residual interests in a trust fund treated as a REMIC;

•	interests in a trust fund treated as a grantor trust;

•	interests in a trust fund treated as a partnership; or

•	debt obligations secured by assets of a trust.

•
If one or more REMIC elections are made, securities that are regular interests will be treated as newly issued debt instruments of the REMIC for most federal income tax purposes and must be accounted for under an accrual method of accounting. Securities that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Internal Revenue Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, including the possibility of a holder of such security having taxable income without a corresponding distribution of cash to pay taxes currently due.

For additional information see “Federal Income Tax Consequences” in this prospectus and in the prospectus supplement.

ERISA CONSIDERATIONS

If you are a fiduciary of any employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended, the Internal Revenue Code of 1986, as amended, or any federal, state or local law which is materially similar to ERISA or the Code, you should carefully review with your legal advisors whether the purchase or holding of securities could give rise to a transaction that is prohibited or not otherwise permissible under ERISA, the Code or similar law.

For additional information see “ERISA Considerations” in this prospectus and in the prospectus supplement.

LEGAL INVESTMENT

The applicable prospectus supplement will specify whether the class or classes of securities offered will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of the securities for you and the consequences of the purchase, ownership and sale of the securities.

For additional information see “Legal Investment” in this prospectus and in the prospectus supplement.

RISK FACTORS

You should consider, among other things, the following factors in connection with the purchase of securities as well as the specific risk discussed in the applicable prospectus supplement under “Risk Factors.”

Risks Associated with the Securities

Securities May Not be Liquid. The liquidity of your securities may be limited. You should consider that:

•
a secondary market for the securities of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the securities of any series;

•
the prospectus supplement for any series of securities may indicate that an underwriter intends to establish a secondary market in the securities of that series, but no underwriter will be obligated to do so; and

•	the securities generally will not be listed on any securities exchange.

The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk (such as securities that receive only payments of principal or interest or subordinated securities), or that have been structured to meet the investment requirements of limited categories of investors. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

Limited Source of Payments - No Recourse to Depositor, Sponsor, Master Servicer, Servicer or Trustee. Except for any related insurance policies and any reserve fund or other external credit enhancement described in the applicable prospectus supplement:

•	the assets included in the related trust fund will be the sole source of payments on the securities of a series;

•
the securities of any series will not represent an interest in or obligation of the depositor, the sponsor, the master servicer, the servicer, the trustee or any of their affiliates, except for any representing parties’ limited obligations relating to certain breaches of its representations and warranties and limited obligations of the servicer with respect to its servicing obligations; and

•	neither the securities of any series nor the related underlying assets will be guaranteed or insured by any governmental agency or instrumentality or any other entity.

Consequently, in the event that payments on the assets underlying your series of securities are insufficient or otherwise unavailable to make all payments required on your securities, there will be no recourse to the depositor, the sponsor, the master servicer, the servicer, the trustee or any of their affiliates or, except as specified in the applicable prospectus supplement, any other entity.

Credit Enhancement is Limited in Amount and Coverage. With respect to each series of securities, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying assets. Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to: subordination of other classes of securities of the same series; excess interest; overcollateralization; cross-collateralization; a financial guaranty insurance policy; a reserve fund; a surety bond; a spread account; a mortgage pool insurance policy; a letter of credit; a limited guarantee; or any combination of the preceding types of credit enhancement. See “Description of Credit Support” in this prospectus. In addition, if specified in the applicable prospectus supplement, amounts received under any cash flow agreement described under “Description of the Certificates—Cash Flow Agreements” may also be used to provide credit enhancement for one or more classes of certificates.

Regardless of the form of credit enhancement provided:

•	the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula; and

•	the credit enhancement may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain types of losses.

None of the depositor, the sponsor, the master servicer, the servicer, the trustee or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of securities.

Rate of Prepayment on Assets May Adversely Affect Average Lives and Yields on the Securities. The yield on the securities of each series will depend in part on the rate of principal payment on the assets (including prepayments, liquidations due to defaults and asset repurchases). Such yield may be adversely affected, depending upon whether a particular security is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related assets. In particular:

•	the yield on principal-only or interest-only securities will be extremely sensitive to the rate of prepayments on the related assets; and

•	the yield on certain classes of securities, such as companion securities, may be relatively more sensitive to the rate of prepayments of specified assets than other classes of securities.

The rate of prepayments on assets is influenced by a number of factors, including:

•	the prevailing mortgage market interest rates;

•	local and national economic conditions;

•	homeowner mobility; and

•	the ability of the borrower to obtain financing.

If you are purchasing securities at a discount, and specifically if you are purchasing principal-only securities, you should consider the risk that if principal payments on the mortgage loans, or, in the case of any ratio strip securities, the related mortgage loans, occur at a rate slower than you expected, your yield will be lower than you expected.

If you are purchasing securities at a premium, or are purchasing an interest-only security, you should consider the risk that if principal payments on the mortgage loans or, in the case of any interest-only securities entitled to a portion of interest paid on certain mortgage loans with higher mortgage interest rate, those mortgage loans, occur at a rate faster than you expected, your yield may be lower than you expected. If you are purchasing interest-only securities, you should consider the risk that a rapid rate of principal payments on the applicable mortgage loans could result in your failure to recover your initial investment.

If you are purchasing any inverse floating rate securities, you should also consider the risk that a high rate of the applicable index may result in a lower actual yield than you expected or a negative yield. In particular, you should consider the risk that high constant rates of the applicable index or high constant prepayment rates on the mortgage loans may result in the failure to recover your initial investment.

Timing of Prepayments on the Mortgage Loans May Result in Interest Shortfalls on the Securities. When a mortgage loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a mortgage loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to securityholders. To partially mitigate this reduction in yield, the pooling agreement, indenture and/or underlying servicing agreements relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable servicer or the master servicer will be obligated, on or before each distribution date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the distribution date resulting from those principal prepayments by mortgagors and (ii) all or a portion of the servicer’s or the master servicer’s, as applicable, servicing compensation for the distribution date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of interest bearing securities as described in the related prospectus supplement. No comparable interest shortfall coverage will be provided by the servicer or the master servicer with respect to liquidations of any mortgage loans. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinated securityholders or any other credit support arrangements described in this prospectus.

Ratings Assigned to the Securities Will Have Limitations. The ratings assigned to your securities will not:

•
assess the likelihood that principal prepayments (including those caused by defaults) on the related assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination or redemption of the series of securities; and

•
address the possibility that prepayments at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

In addition, the ratings of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities. The lowering of a rating on a series or class of securities may adversely affect the market value of such securities and the liquidity of such securities. None of the depositor, the sponsor or any of their affiliates will have any obligation to maintain any rating of any series of securities.

Book-Entry System for Certain Classes of Securities May Decrease Liquidity and Delay Payment. Since transactions in the classes of securities of a Series issued in book-entry form can be effected only through The Depository Trust Company, Clearstream, Euroclear, participating organizations, indirect participants and certain banks:

•
you may experience delays in your receipt of payments on book entry securities because distributions will be made by the trustee, or a paying agent on behalf of the trustee, to Cede & Co., as nominee for The Depository Trust Company, rather than directly to you;

•
your ability to pledge such securities to persons or entities that do not participate in The Depository Trust Company, Clearstream or Euroclear may be limited due to the lack of a physical certificate; and

•
you may experience delays in your receipt of payments on book-entry securities in the event of misapplication of payments by DTC, DTC participants or indirect DTC participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

See “Description of the Securities—Book-Entry Registration and Definitive Securities” in this prospectus.

Risk of Loss May Be Greater on Subordinated Securities. The rights of holders of subordinated securities will be subordinate:

•
to the rights of the servicer and any master servicer (to the extent of their servicing fees, including any unpaid servicing fees, and reimbursement for certain unreimbursed advances and unreimbursed liquidation expenses); and

•	the holders of senior securities to the extent described in the related prospectus supplement.

As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinated securities. See “Description of Credit Support” in this prospectus.

The yields on the subordinated securities may be extremely sensitive to the loss experience of the related assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the subordinated securities may be lower than anticipated.

Special Powers of the FDIC in the Event of Insolvency of the Bank of America, National Association, as Sponsor, Could Delay or Reduce Distributions on the Securities. If specified in the related prospectus supplement, the assets may be acquired by Bank of America, National Association, as sponsor. Bank of America, National Association is a national bank whose deposits are insured to the applicable limits by the FDIC. If Bank of America, National Association becomes insolvent, is in an unsound condition or engages in violations of its bylaws or regulations applicable to it or if similar circumstances occur, the FDIC could act as conservator and, if a receiver were appointed, would act as a receiver for it. As receiver, the FDIC would have broad powers to:

•	require the trust, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the assets; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Bank of America, National Association.

If the FDIC were to take any of those actions, distributions on the securities could be delayed or reduced.

By statute, the FDIC as conservator or receiver of Bank of America, National Association is authorized to repudiate any “contract” of Bank of America, National Association upon payment of “actual direct compensatory damages.” This authority may be interpreted by the FDIC to permit it to repudiate a transfer of mortgage loans by Bank of America, National Association to the depositor. Under an FDIC regulation, however, the FDIC as conservator or receiver of a bank has stated that it will not reclaim, recover or recharacterize a bank’s transfer of financial assets in connection with a securitization or participation, provided that the transfer meets all conditions for sale accounting treatment under generally accepted accounting principles, other than the “legal isolation” condition as it applies to institutions for which the FDIC may be appointed as conservator or receiver, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. For purposes of the FDIC regulation, the term securitization means, as relevant, the issuance by a special purpose entity of beneficial interests the most senior class of which at time of issuance is rated in one of the four highest categories assigned to long-term debt or in an equivalent short-term category (within either of which there may be sub-categories or gradations indicating relative standing) by one or more nationally recognized statistical rating organizations. A special purpose entity, as the term is used in the regulation, means a trust, corporation, or other entity demonstrably distinct from the insured depository institution that is primarily engaged in acquiring and holding (or transferring to another special purpose entity) financial assets, and in activities related or incidental to these actions, in connection with the issuance by the special purpose entity (or by another special purpose entity that acquires financial assets directly or indirectly from the special purpose entity) of beneficial interests. Any transactions involving Bank of America, National Association as sponsor contemplated by this prospectus and the related prospectus supplement will be structured so that this FDIC regulation should apply to the transfer of the assets from Bank of America, National Association to the depositor.

If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transaction, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize Bank of America, National Association’s transfer of the assets to the depositor. In that event the depositor could be limited to seeking recovery based upon its security interest in the assets. The FDIC’s statutory authority has been interpreted by the FDIC and at least one court to permit the repudiation of a security interest upon payment of actual direct compensatory damages measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision whether to recognize Bank of America, National Association’s transfer of the assets for a reasonable period following its appointment as conservator or receiver for Bank of America, National Association. If the FDIC were to refuse to recognize Bank of America, National Association’s transfer of the assets, distributions on the related securities could be delayed or reduced.

Insolvency of the Depositor May Delay or Reduce Collections on Assets. Neither the United States Bankruptcy Code nor similar applicable state laws prohibit the depositor from filing a voluntary application for relief under these laws. However, the transactions contemplated by this prospectus and the related prospectus supplement will be structured so that the voluntary or involuntary application for relief under the bankruptcy laws by the depositor is unlikely. The depositor is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of the depositor’s business, including the ability to incur debt other than debt associated with the transactions contemplated by this prospectus, and restrictions on the ability of the depositor to commence voluntary or involuntary cases or proceedings under bankruptcy laws without the prior unanimous affirmative vote of all its directors (who are required to consider the interests of the depositor’s creditors, in addition to the depositor’s stockholders in connection the filing of a voluntary application for relief under applicable insolvency laws). Further, the transfer of the assets to the related trust will be structured so that the trustee has no recourse to the depositor.

If the depositor were to become the subject of a proceeding under the bankruptcy laws, a court could conclude that the transfer of the assets from the depositor to the trust should not be characterized as an absolute transfer, and accordingly, that the assets should be included as part of the depositor’s estate. Under these circumstances, the bankruptcy proceeding could delay or reduce distributions on the securities. In addition, a bankruptcy proceeding could result in the temporary disruption of distributions on the securities.

Cash Flow Agreements and External Credit Enhancements are Subject to Third Party Risk. The assets of a trust may, if specified in the related prospectus supplement, include cash flow agreements, such as swap, cap, floor or similar agreements, which will require the counterparty to the trust (or the trustee acting on behalf of the trust) to make payments to the trust under the circumstances described in the prospectus supplement. If payments on the securities of the related series depend in part on payments to be received under one or these agreements, the ability of the trust to make payments on the securities will be subject to the credit risk of the counterparty.

In addition, the ratings assigned to the securities of a series may depend in part on the ratings assigned to the provider of certain types of external credit enhancement, such as a mortgage pool insurance policy, surety bond, financial guaranty insurance policy or limited guarantee. Any reduction in the ratings assigned to the provider of one of these types of external credit enhancement could result in the reduction of the ratings assigned to the securities of the series. A reduction in the ratings assigned to the securities of a series is likely to affect adversely the liquidity and market value of the securities.

See “Description of Credit Support” and “Cash Flow Agreements” in this prospectus.

Amounts Received from an Auction and a Related Swap Agreement May Be Insufficient to Assure Completion of the Auction. If specified in the prospectus supplement for a series, one or more classes of securities may be subject to a mandatory auction. If you hold a class of securities subject to a mandatory auction, on the distribution date specified in the related prospectus supplement for the auction your security will be transferred to successful auction bidders, thereby ending your investment in that security. If the security balance of your class of auction securities plus, if applicable, accrued interest, after application of all distributions and realized losses on the distribution date of the auction, is greater than the amount received in the auction, a counterparty will be obligated, pursuant to a swap agreement, to pay the amount of that difference to the administrator of the auction for distribution to the holders of the class of auction securities. Auction bidders will be permitted to bid for all or a portion of a class of auction securities. If the counterparty under the swap agreement defaults on its obligations, no bids for all or a portion of a class of auction securities will be accepted unless the amount of the bids are equal to the security balance of a class of auction securities plus, if applicable, accrued interest, after application of all distributions and realized losses on the distribution date of the auction (or the pro rata portion of this price). If the counterparty under the swap agreement defaults and no bids for a class of auction securities or portion of a class are accepted or there are no bids for the class or portion of the class, all or a portion of the securities of the class will not be transferred to auction bidders. In the event this happens, you will retain the non-transferred portion of your securities after the distribution date for the auction.

See “Description of the Securities—Mandatory Auction of the Auction Securities” in this prospectus.

Servicing Transfer Following Event of Default May Result in Payment Delays or Losses. Following the occurrence of an event of default under a pooling and servicing agreement, indenture or underlying servicing agreement, the trustee for the related series may, in its discretion or pursuant to direction from securityholders, remove the defaulting master servicer or servicer and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or servicer. The trustee or the successor master servicer or servicer will be entitled to reimbursement of its costs of effecting the servicing transfer from the predecessor master servicer or servicer, or from the assets of the related trust if the predecessor fails to pay. In the event that reimbursement to the trustee or the successor master servicer or servicer is made from trust assets, the resulting shortfall will be borne by holders of the related securities, to the extent not covered by any applicable credit support. In addition, during the pendency of a servicing transfer or for some time thereafter, mortgagors of the related mortgage loans may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in distributions on the related securities.

Risks Associated with the Assets

Sub-Prime Mortgage Loans May Experience Greater Rates of Delinquency and Foreclosure. All or a portion of the mortgage loans underlying a series of securities may consist of mortgage loans underwritten in accordance with the underwriting for sub-prime mortgage loans. A sub-prime mortgage loan is a mortgage loan that is ineligible for purchase by Fannie Mae or the Freddie Mac due to borrower credit characteristics, high loan-to-value ratios, high debt-to-income ratios, property characteristics, loan documentation guidelines or other credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines. As a consequence:

•
delinquencies and foreclosures may be expected to be more likely with respect to sub-prime mortgage loans than with respect to mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines; and

•
changes in the values of the mortgaged properties may have a greater effect on the loss experience of sub-prime mortgage loans than on mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.

In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and may suffer losses if the credit enhancements for the series are insufficient to cover the delays and losses.

Mortgage Loans Secured by Multifamily Properties May Experience Greater Rates of Delinquency and Foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property typically is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of mortgage loans secured by multifamily properties may be greater than for a pool of mortgage loans secured by single family properties of comparable aggregate unpaid principal balance because the pool of mortgage loans secured by multifamily properties is likely to consist of a smaller number of higher balance loans.

General Economic Conditions Affect Mortgage Loan Performance. General economic conditions have an impact on the ability of borrowers to repay mortgage loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a borrower under a mortgage loan, it is possible that the holders of the related securities could experience a loss with respect to such mortgagor’s mortgage loan. In conjunction with a mortgagor’s bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such mortgage loan, thus delaying the amount received by the holders of the related securities with respect to such mortgage loan. Moreover, if a bankruptcy court prevents the transfer of the related mortgaged property to the related trust, any remaining balance on such mortgage loan may not be recoverable.

Real Estate Market Conditions Affect Mortgage Loan Performance. An investment in the securities which are secured by or represent interests in mortgage loans may be affected by, among other things, a decline in real estate values. There is no assurance that the values of the mortgaged properties will remain at the levels existing on the dates of origination of the related mortgage loans.

If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans contained in a particular trust and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Geographic Concentration May Increase Rates of Loss and Delinquency. The assets underlying certain series of securities may be concentrated in certain regions. Any concentration may present risk considerations in addition to those generally present for similar asset-backed securities without a concentration in a particular region. At various times, certain geographic regions will experience weaker economic conditions and housing markets and, consequently, will experience higher rates of delinquency and loss on mortgage loans generally. In addition, certain states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may not be fully insured against and may adversely affect property values. See the applicable table or tables in Appendix A to the related prospectus supplement detailing the geographic concentration of assets for listings of the locations and concentrations of assets underlying the securities of a series.

Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the assets, may result in losses on the assets. Any losses may adversely affect the yield to maturity of the related securities. Any increase in the market value of properties located in a state or region would reduce the combined loan-to-value ratios of the related assets and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of these assets.

See “The Mortgage Pool” and Appendix A in the related prospectus supplement for further information regarding the geographic concentration of the assets underlying the securities of any series.

Risk of Loss May Be Greater on Junior Mortgage Loans. Certain of the mortgage loans underlying the securities of a series may be secured by mortgages junior or subordinate to one or more other mortgages, and the related more senior mortgages may not be included in the trust fund. Although little data is available, the rate of default of second or more junior mortgage loans may be greater than that of mortgage loans secured by senior liens on comparable properties. A primary risk to holders of mortgage loans secured by junior mortgages is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior mortgage to satisfy fully both the senior mortgage and the mortgage that is junior or subordinate. In such case, holders of the securities would bear:

•	the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

•	the risk of loss if the deficiency judgment is not realized upon.

Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the more senior mortgage.

In servicing junior mortgages, many servicers advance funds to keep the senior mortgage current if the mortgagor is in default thereunder, but only to the extent that they determine such advances will be recoverable from future payments and collections on that mortgage loan or otherwise. Such practice may not be followed in servicing loans more junior than second mortgages or may be modified at any time. The related trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee. The junior mortgages securing the mortgage loans are subject and subordinate to any senior mortgage affecting the related mortgaged property, including limitations and prohibitions which may be contained in such senior mortgage upon subordinate financing.

Special Risks of Certain Assets. Certain assets that may be included in the Trust may involve additional uncertainties not present in other types of assets. Certain of the assets may provide for escalating or variable payments that may be larger than the initial payment amount; however, the borrowers under such assets are generally approved on the basis of the initial payment amount and the borrower’s income may not be sufficient to enable them to pay the increased payment amounts. Therefore, in such cases the likelihood of default may increase.

Certain of the assets underlying a series of securities may be delinquent in respect of the payment of principal and interest. In addition, certain of the mortgagors under the mortgage loans underlying a series of securities may be subject to personal bankruptcy proceedings. Credit enhancement provided with respect to a particular series of securities may not cover all losses related to such mortgage loans. Prospective investors should consider the risk that the inclusion in a trust of delinquent assets and mortgage loans with respect to which the mortgagor is the subject of bankruptcy proceedings may cause the rate of the defaults and prepayments on such assets to increase and, in turn, may cause losses to exceed the available credit enhancement for such series and affect the yield on the securities of such series. See “The Mortgage Pool” in the related prospectus supplement.

Alternatives to Foreclosure May Adversely Affect Yield. Certain assets underlying a series of securities may become delinquent after the closing date. A servicer may either foreclose on any such asset or work out an agreement with the borrower if the delinquency is not cured, which may involve waiving or modifying certain terms of the asset. If a servicer extends the payment period or accepts a lesser amount than stated in the note or contract in satisfaction of the note or contract, the yield on the related securities may be reduced.

Defaulted Assets May Experience Delays in Liquidation and Liquidation Proceeds May Be Less than the Outstanding Principal Balance of the Asset. Even assuming the applicable collateral provide adequate security for the assets underlying a series of securities, substantial delays could result in connection with the liquidation of defaulted assets. This could result in corresponding delays in the receipt of the related proceeds by the related trust. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If the applicable collateral fails to provide adequate security for the asset, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Liquidation Expenses May be Disproportionate. Liquidation expenses with respect to defaulted assets do not vary directly with the outstanding principal balance of the assets at the time of default. Therefore, assuming that the servicer and master servicer took the same steps in realizing upon a defaulted asset having a small remaining principal balance as they would in the case of a defaulted asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small asset than would be the case with the defaulted asset having a large remaining principal balance. Because the average outstanding principal balance of the assets is small relative to the size of the average outstanding principal balance of the loans in a typical pool consisting only of conventional purchase-money mortgage loans, net liquidation proceeds on liquidated assets may also be smaller as a percentage of the principal balance of the assets than would be the case in a typical pool consisting only of conventional purchase-money mortgage loans.

Balloon Payment Assets May Have a Greater Default Risk at Maturity. Certain of the underlying a series of securities may provide for a lump-sum payment of the unamortized principal balance of the mortgage loan at the maturity of the asset. See “The Mortgage Pool” in the related prospectus supplement.

Because borrowers under this type of asset are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with such assets is greater than that associated with fully-amortizing mortgage loans. The ability of a mortgagor on this type of asset to repay the mortgage loan upon maturity frequently depends upon the mortgagor’s ability:

•
to refinance the asset, which will be affected by a number of factors, including, without limitation, the level of mortgage interest rates available in the primary mortgage market at the time, the mortgagor’s equity in the related mortgaged property, the financial condition of the mortgagor, the condition of the mortgaged property, tax law, general economic conditions and the general willingness of financial institutions and primary mortgage bankers to extend credit; or

•	to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the lump-sum payment.

Collateral Securing Cooperative Loans May Diminish in Value. If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative’s apartment building and the underlying land. The interests of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

Leaseholds May Be Subject to Default Risk on the Underlying Lease. If specified in the related prospectus supplement, certain of the mortgage loans may be secured by leasehold mortgages. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by a fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. Any leasehold mortgages underlying a series of securities will contain provisions protective of the mortgagee, to the extent described in the applicable prospectus supplement.

Increased Risk of Loss if Assets are Delinquent. A portion of the assets may be delinquent upon the issuance of the related securities. Credit enhancement provided with respect to a particular series of securities may not cover all losses related thereto. You should consider the risk that the inclusion of such assets in the trust fund for a series may cause the rate of defaults and prepayments on the assets to increase and, in turn, may cause losses to exceed the available credit enhancement for such series and affect the yield on the securities of such series.

Violations of Federal, State and Local Laws May Adversely Affect Ability to Collect on Loans. The mortgage loans may also be subject to federal, state and local laws, including:

•	the Federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience; and

•
for mortgage loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower’s consent. This act also restricts a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Certain mortgage loans are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions may:

•	impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

•	apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995;

•	impose specific statutory liabilities on creditors who fail to comply with their provisions; and

•	affect the enforceability of the related loans.

In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan. Violations of certain provisions of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the mortgagor to a refund of amounts previously paid and may subject the depositor, the servicer, the master servicer or the trust to damages and administrative enforcement. As a result, these violations or alleged violations could result in shortfalls in the distributions due on your securities.

In the past few years, a number of legislative proposals have been introduced at both the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state and local laws may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. The seller of the assets, either directly or indirectly, to the depositor will make representations and warranties with respect to each asset relating to compliance with federal, state and local laws at the time of origination, that none of the mortgage loans are subject to the Home Ownership and Equity Protection Act of 1994 and that none of the mortgage loans are “high cost” loans within the meaning of such federal, state and local laws. In the event of a breach of any such representations, the party specified in the related prospectus supplement will be required to cure such breach or repurchase or replace the affected mortgage loan. In addition, such party will be required to reimburse the related trust fund for any damages or costs incurred by such trust fund as a result of a breach of the representation as to compliance with federal, state and local laws. To the extent Bank of America, National Association is the sponsor of a series, it will be also make the representations and warranties above and cure or repurchase the affected mortgage loan and reimburse the trust fund for any costs and damages to the extent the seller of the assets fails to do so. To the extent no party fulfills this reimbursement obligation for financial or other reasons, shortfalls in the distributions due on your securities could occur. See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Representations and Warranties; Repurchases” in this prospectus.

The home improvement contracts are also subject to the Preservation of Consumers’ Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. These laws:

•	protect the homeowner from defective craftsmanship or incomplete work by a contractor;

•	permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

•
subject any person to whom the seller of the goods assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against such seller.

Market Values of Manufactured Homes May Increase the Risk of Loss. Manufactured homes generally depreciate in value. Thus investors should expect that, as a general matter, the market value of any manufactured home will be lower than the outstanding principal balance of the related installment contract. As a result, investors must be prepared to bear the risk of loss resulting from any delinquency or liquidation loss on the contracts in a trust fund, to the extent not covered by the applicable credit support.

Risk of Loss May Be Greater on Unsecured Home Improvement Loans. The obligations of the borrower under any unsecured home improvement loan included in a trust fund will not be secured by an interest in the related real estate or any other property. In the event of a default, the trust fund will have recourse only against the borrower’s assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding, the obligations of the borrower under an unsecured home improvement loan may be discharged in their entirety. As a result, the trust fund may suffer losses. In addition, a borrower on an unsecured home improvement loan may not demonstrate the same degree of concern over performance of the borrower’s obligations as if such obligations were secured by the real estate or other assets owned by such borrower.

Risks of Loss May Increase Due to Defective Security Interest and Effects of Certain Other Legal Aspects of the Contracts. The seller of the assets, either directly or indirectly, to the depositor will represent that a contract is secured by a security interest in a manufactured home. Perfection of such security interests and the right to realize upon the value of the manufactured homes as collateral for the contracts are subject to a number of federal and state laws, including the Uniform Commercial Code. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. Because of the expense and administrative inconvenience involved, the servicer or the master servicer will not amend any certificates of title to change the lienholder specified therein from the seller of the assets to the trustee and will not deliver any certificate of title to the trustee or note thereon the trustee’s interest. Consequently, in some states, in the absence of such an amendment, the assignment to the trustee of the security interest in the manufactured home may not be effective or such security interest may not be perfected and, may not be effective against creditors of the seller of the assets or a trustee in bankruptcy of such seller.

In addition, numerous federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements such as the contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender’s or seller’s noncompliance. These laws would apply to the trustee as assignee of the contracts. The seller of the assets of the contracts will warrant that each contract complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each manufactured home securing a contract. A breach of any such warranty that materially adversely affects any contract would create an obligation of the seller of the assets to repurchase, or if permitted by the applicable agreement, substitute for, such contract unless such breach is cured. If the credit support is exhausted and recovery of amounts due on the contracts is dependent on repossession and resale of manufactured homes securing contracts that are in default, certain other factors may limit the ability to realize upon the manufactured home or may limit the amount realized by securityholders to less than the amount due.

DESCRIPTION OF THE TRUST FUNDS

Assets

The primary assets of each Trust Fund (the “Assets” ) will include (i) a segregated pool of single family and/or multifamily mortgage loans which may include sub-prime mortgage loans (the “Mortgage Loans” ), including without limitation, Home Equity Loans, Home Improvement Contracts and Land Sale Contracts, (ii) home improvement installment sales contracts or installment loans that are unsecured (the “Unsecured Home Improvement Loans” ), (iii) manufactured housing installment sales contracts and installment loan agreements (the “Contracts” ) or (iv) a combination of Mortgage Loans, Unsecured Home Improvement Loans and/or Contracts. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates. The Mortgage Loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the related prospectus supplement. If specified in the related prospectus supplement, the sponsor of a Series may have purchased the Assets from a prior holder (an “Asset Seller”), which prior holder may or may not be the originator of such Mortgage Loan, Unsecured Home Improvement Loan or Contract.

The Assets included in the Trust Fund for a Series may be subject to various types of payment provisions. Such Assets may consist of (1) ”Level Payment Assets,“ which may provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on their declining principal balances; (2) ”Adjustable Rate Assets,“ which may provide for periodic adjustments to their rates of interest to equal the sum (which may be rounded) of a fixed margin and an index; (3) ”Buy Down Assets,“ which are Assets for which funds have been provided by someone other than the related obligors to reduce the obligors’ monthly payments during the early period after origination of such Assets; (4) ”Increasing Payment Assets,“ as described below; (5) ”Interest Reduction Assets,“ which provide for the one-time reduction of the interest rate payable thereon; (6) ”GEM Assets,“ which provide for (a) monthly payments during the first year after origination that are at least sufficient to pay interest due thereon, and (b) an increase in such monthly payments in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of such Assets; (7) ”GPM Assets,“ which allow for payments during a portion of their terms which are or may be less than the amount of interest due on the unpaid principal balances thereof, and which unpaid interest will be added to the principal balances of such Assets and will be paid, together with interest thereon, in later years; (8) ”Step-up Rate Assets” which provide for interest rates that increase over time; (9) ”Balloon Payment Assets” which are mortgage loans that are not fully amortizing over their terms and, thus, will require a lump-sum payment at their stated maturity; (10) ”Convertible Assets” which are Adjustable Rate Assets subject to provisions pursuant to which, subject to certain limitations, the related obligors may exercise an option to convert the adjustable interest rate to a fixed interest rate; and (11) ”Bi-weekly Assets,“ which provide for obligor payments to be made on a bi-weekly basis.

The applicable prospectus supplement will set forth the relevant index or indices with respect to the Adjustable Rate Assets in the related Trust Fund. The indices will be one or more of the following: one-month, three-month, six-month or one-year LIBOR (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), CMT (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), COFI (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), MTA (a one-year average of the monthly average yields of U.S. treasury securities) or the Prime Rate (an interest rate charged by banks for short-term loans to their most creditworthy customers).

An Increasing Payment Asset is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the related prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the related prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment with respect to an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the obligor’s monthly payments referred to in the preceding sentence and (2) in the case of certain Increasing Payment Assets, payments made by the respective Servicers pursuant to buy-down or subsidy agreements. The obligor’s initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate a certain number of percentage points below the Asset Rate of such Increasing Payment Asset. The obligor’s monthly payments on each Increasing Payment Asset, together with any payments made thereon by the related Servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on such Increasing Payment Asset at the related interest rate, without negative amortization. An obligor’s monthly payments on such an Asset may, however, not be sufficient to result in any reduction of the principal balance of such Asset until after the period when such payments may be increased.

The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related prospectus supplement, the assets of a Trust Fund will consist of securities representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

Mortgage Loans

General

Each Mortgage Loan will generally be secured by a lien on (i) a one-to four-family residential property or a security interest in shares issued by a cooperative housing corporation (a “Single Family Property” and the related Mortgage Loan a “Single Family Mortgage Loan”) or (ii) a primarily residential property which consists of five or more residential dwelling units, and which may include limited retail, office or other commercial space (a “Multifamily Property” and the related Mortgage Loan a “Multifamily Mortgage Loan”). Single Family Properties and Multifamily Properties are sometimes referred to herein collectively as “Mortgaged Properties.” To the extent specified in the related prospectus supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as “Cooperatives,” and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives’ buildings. The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any such leasehold shall exceed the term of the related mortgage note by at least five years or such other time period specified in the related prospectus supplement. The Mortgage Loans may include (i) closed-end and/or revolving home equity loans or certain balances thereof (“Home Equity Loans”) and/or (ii) secured home improvement installment sales contracts and secured installment loan agreements (“Home Improvement Contracts”). In addition, the Mortgage Loans may include certain Mortgage Loans evidenced by contracts (“Land Sale Contracts”) for the sale of properties pursuant to which the mortgagor promises to pay the amount due thereon to the holder thereof with fee title to the related property held by such holder until the mortgagor has made all of the payments required pursuant to such Land Sale Contract, at which time fee title is conveyed to the mortgagor. The Originator of each Mortgage Loan will have been a person other than the Depositor. The related prospectus supplement will indicate if any person who originated the Mortgage Loans (each an “Originator”) is an affiliate of the Depositor. If any Originator or group of affiliated Originators originated 10% or more of the Mortgage Loans in a Trust Fund, the applicable prospectus supplement will disclose the identity of the Originator and, if such Originator or group of affiliated Originators originated 20% or more of the Mortgage Loans, the applicable prospectus supplement will provide information about the Originator’s form of organization and, to the extent material, a description of the Originator’s origination program and how long it has been engaged in originating mortgage loans of the same type. The Mortgage Loans will be evidenced by promissory notes (the “Mortgage Notes”) secured by mortgages, deeds of trust or other security instruments (the “Mortgages”) creating a lien on the Mortgaged Properties.

Combined Loan-to-Value Ratio

The “Combined Loan-to-Value Ratio” of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the sum of (a) the outstanding principal balance of the Mortgage Loan at origination plus (b) in the case of a second lien Mortgage Loan, the outstanding principal balance of the first lien on the related Mortgaged Property at the date of origination of the Mortgage Loan over (ii) the Value of the related Mortgaged Property. The “Value“ of a Mortgaged Property is generally the lesser of: (i) an amount determined by an appraisal done at origination of the Mortgage Loan and (ii) other than in the case of a refinanced Mortgage Loan, the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan. The value of a Mortgaged Property as of the date of initial issuance of the related Series of Securities may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Mortgage Loan Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable cut-off date (the “Cut-off Date“) specified in the prospectus supplement, (ii) the type of property securing the Mortgage Loans, (iii) the occupancy status, (iv) the purpose, (v) the documentation type, (vi) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (vii) the earliest and latest origination date and maturity date of the Mortgage Loans, (viii) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans, (ix) the credit scores of the Mortgagors, (x) the Mortgage Interest Rates or range of Mortgage Interest Rates and the weighted average Mortgage Interest Rate borne by the Mortgage Loans, (xi) the geographic distribution of the Mortgaged Properties, (xii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (xiii) with respect to Mortgage Loans with adjustable Mortgage Interest Rates (“ARM Loans”), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Interest Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, (xiv) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions, (xv) the number of Mortgage Loans that are delinquent and the number of days or ranges of the number of days such Mortgage Loans are delinquent and (xvi) the material underwriting standards used for the Mortgage Loans. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission after such initial issuance. Notwithstanding the foregoing, the characteristics of the Mortgage Loans included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related prospectus supplement.

The related prospectus supplement will specify whether the Mortgage Loans include (i) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (ii) Home Improvement Contracts originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. The home improvements purchased with the Home Improvement Contracts typically include replacement windows, house siding, roofs, swimming pools, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The related prospectus supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act of 1934 (the “National Housing Act”) and, if so, the limitations on such insurance. In addition, the related prospectus supplement will specify whether the Mortgage Loans contain certain Mortgage Loans evidenced by Land Sale Contracts.

Payment Provisions of the Mortgage Loans

All of the Mortgage Loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related prospectus supplement or for payments in another manner described in the related prospectus supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a “Mortgage Interest Rate”) that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Interest Rate or a different adjustable Mortgage Interest Rate, or from a fixed to an adjustable Mortgage Interest Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related prospectus supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Interest Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each Mortgage Loan may contain prohibitions on prepayment (a “Lock-out Period” and, the date of expiration thereof, a “Lock-out Date”) or require payment of a premium or a yield maintenance penalty (a “Prepayment Charge”) in connection with a prepayment, in each case as described in the related prospectus supplement. In the event that holders of any Class or Classes of Offered Securities will be entitled to all or a portion of any Prepayment Charges collected in respect of Mortgage Loans, the related prospectus supplement will specify the method or methods by which any such amounts will be allocated. See “—Assets” above.

Revolving Credit Line Loans

As more fully described in the related prospectus supplement, the Mortgage Loans may consist, in whole or in part, of revolving Home Equity Loans or certain balances thereof (“Revolving Credit Line Loans”). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on such Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid. If specified in the related prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Fund described in such prospectus supplement. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related prospectus supplement. Under certain circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

Unsecured Home Improvement Loans

The Unsecured Home Improvement Loans may consist of conventional unsecured home improvement loans and FHA insured unsecured home improvement loans. The Unsecured Home Improvement Loans will bear interest at a fixed or variable annual percentage rate.

Unsecured Home Improvement Loan Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Unsecured Home Improvement Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Unsecured Home Improvement Loans as of the applicable Cut-Off Date, (ii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Unsecured Home Improvement Loans, (iii) the earliest and latest origination date and maturity date of the Unsecured Home Improvements Loans, (iv) the interest rates or range of interest rates and the weighted average interest rates borne by the Unsecured Home Improvement Loans, (v) the geographic distributions of the Unsecured Home Improvement Loans, (vi) information with respect to the prepayment provisions, if any, of the Unsecured Home Improvement Loans, (vii) with respect to the Unsecured Home Improvement Loans with adjustable interest rates (“ARM Unsecured Home Improvement Loans”), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Unsecured Home Improvement Loan, (viii) information regarding the payment characteristics of the Unsecured Home Improvement Loan, (ix) the number of Unsecured Home Improvement Loans that are delinquent and the number of days or ranges of the number of days such Unsecured Home Improvement Loans are delinquent, (x) the material underwriting standards used for the Unsecured Home Improvement Loans and (xi) the credit scores of the borrowers of the Unsecured Home Improvement Loans. If specific information respecting the Unsecured Home Improvement Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission after such initial issuance. Notwithstanding the foregoing, the characteristics of the Unsecured Home Improvement Loans included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related prospectus supplement.

Contracts

General

To the extent provided in the related prospectus supplement, each Contract will be secured by a security interest in a new or used manufactured home (each, a “Manufactured Home”). Such prospectus supplement will specify the states or other jurisdictions in which the Manufactured Homes are located as of the related Cut-off Date. The method of computing the Loan-to-Value Ratio of a Contract will be described in the related prospectus supplement.

Contract Information in Prospectus Supplements

Each prospectus supplement will contain certain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Contracts, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Contracts as of the applicable Cut-off Date, (ii) whether the Manufactured Homes were new or used as of the origination of the related Contracts, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Contracts, (iv) the earliest and latest origination date and maturity date of the Contracts, (v) the range of the Loan-to-Value Ratios at origination of the Contracts, (vi) the Contract Rates or range of Contract Rates and the weighted average Contract Rate borne by the Contracts, (vii) the state or states in which most of the Manufactured Homes are located at origination, (viii) information with respect to the prepayment provisions, if any, of the Contracts, (ix) with respect to Contracts with adjustable Contract Rates (“ARM Contracts”), the index, the frequency of the adjustment dates, and the maximum Contract Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Contract, (x) the number of Contracts that are delinquent and the number of days or ranges of the number of days such Contracts are delinquent, (xi) information regarding the payment characteristics of the Contracts, (xii) the material underwriting standards used for the Contracts, and (xiii) the credit scores of the borrowers under the Contracts. If specific information respecting the Contracts is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission after such initial issuance. Notwithstanding the foregoing, the characteristics of the Contracts included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related prospectus supplement.

Payment Provisions of the Contracts

All of the Contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at such other interval as is specified in the related prospectus supplement or for payments in another manner described in the prospectus supplement. Each Contract may provide for no accrual of interest or for accrual of interest thereon at an annual percentage rate (a “Contract Rate”) that is fixed over its term or that adjusts from time to time. Each Contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Contract Rate as otherwise described in the related prospectus supplement. See “—Assets” above.

Pre-Funding Account

To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Securities may be deposited into an account maintained with the Trustee (a “Pre-Funding Account”). In such event, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related Series of Securities will be obligated to purchase (subject to the availability thereof), additional Assets (the “Subsequent Assets”) from time to time (as frequently as daily) within the period (not to exceed three months if a REMIC election has been made or one year in all other cases) specified in the related prospectus supplement (the “Pre-Funding Period”) after the issuance of such Series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the “Pre-Funded Amount”) for such Series on the date of such issuance. The Pre-Funded Amount with respect to a Series will not exceed 50% of the aggregate initial Security Balance of the related Securities. Any Subsequent Assets will be required to satisfy certain eligibility criteria more fully set forth in the applicable Agreement, which eligibility criteria will be consistent with the eligibility criteria of the Assets initially included in the Trust Fund, subject to such exceptions as are expressly stated in the prospectus supplement. For example, the Subsequent Assets will be subject to the same underwriting standards, representations and warranties as the Assets initially included in the Trust Fund. In addition, certain conditions must be satisfied before the Subsequent Assets are transferred into the Trust Fund such as the delivery to the Rating Agencies and the Trustee of certain opinions of counsel.

Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more Classes of Securities in the amounts and in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, the Depositor may be required to deposit cash into an account maintained by the Trustee (the “Capitalized Interest Account”) for the purpose of assuring the availability of funds to pay interest with respect to the Securities during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the related prospectus supplement.

Accounts

Each Trust Fund will include one or more accounts, established and maintained on behalf of the Securityholders into which the person or persons designated in the related prospectus supplement will, to the extent described herein and in such prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Collection Account and Related Accounts.”

USE OF PROCEEDS

The Depositor will apply the net proceeds received from the sale of the Securities to the purchase of Assets, or the repayment of the financing incurred in such purchase. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

YIELD CONSIDERATIONS

General

The yield on any Offered Security will depend on the price paid by the holder of the Security (the “Securityholder”), the Pass-Through Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See “Risk Factors—Risks Associated with the Securities—Rate of Prepayment on Assets May Adversely Affect Average Lives and Yields on the Securities.”

Pass-Through Rate and Interest Rate

Securities of any Class within a Series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The prospectus supplement with respect to any Series of Securities will specify the Pass-Through Rate or interest rate for each Class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more Classes of Securities; and whether the distributions of interest on the Securities of any Class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

If so specified in the related prospectus supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period (each, an “Interest Accrual Period”), the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the Securities (or addition to the Security Balance of a Class of Accrual Securities) on the monthly, quarterly or other periodic date specified in the related prospectus supplement on which distributions will be made to holders of Securities (a “Distribution Date“) will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under “—Pass-Through Rate and Interest Rate,” if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

Payments of Principal; Prepayments

The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans and Contracts resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans and Contracts will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans and Contracts, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Interest Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Interest Rates. The rate of principal payments on some or all of the Classes of Securities of a Series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Charge provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the Servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Charge provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Charges. Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly smaller effect on the amount of the monthly payments on manufactured housing contracts than on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and certain of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a Series of Securities, the effect on yield on one or more Classes of the Securities of such Series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such Classes.

When a full prepayment is made on a Mortgage Loan or a Contract, the obligor generally is charged interest on the principal amount of the Mortgage Loan or Contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan or Contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is generally applied so as to reduce the outstanding principal balance of the related Mortgage Loan or Contract as of the Due Date in the month in which such partial prepayment is received.

The timing of changes in the rate of principal payments on the Assets may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

Prepayments—Maturity and Weighted Average Life

The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any credit support or Cash Flow Agreement for the related Series of Securities may affect the ultimate maturity and the weighted average life of each Class of such Series. Prepayments on the Mortgage Loans or Contracts comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the Classes of the Securities of the related Series.

If so provided in the prospectus supplement for a Series of Securities, one or more Classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the stated principal amount (the “Security Balance”) thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such Series set forth therein. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a Class of Securities of a Series will be influenced by the rate at which principal on the Assets is paid to such Class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

In addition, the weighted average life of the Securities may be affected by the varying maturities of the Assets in a Trust Fund. If any Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the Classes of Securities of the related Series, one or more Classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Interest Rates or Contract Rates and maturities of the Mortgage Loans or Contracts comprising or underlying such Assets. See “Description of the Trust Funds.”

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans or Contracts underlying or comprising the Assets.

The prospectus supplement with respect to each Series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each Class of Offered Securities of such Series and the percentage of the initial Security Balance of each such Class that would be outstanding on specified Distribution Dates based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR or such other standard specified in such prospectus supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans or Contracts comprising or underlying the Assets for any Series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

Other Factors Affecting Weighted Average Life

Type of Asset

If so specified in the related prospectus supplement, a number of Mortgage Loans may have balloon payments due at maturity (which, based on the amortization schedule of such Mortgage Loans, may be a substantial amount), and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor’s financial situation, prevailing mortgage loan interest rates, the mortgagor’s equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. The applicable prospectus supplement will specify if the Depositor, the Servicer, the Master Servicer, or any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities and may thereby lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Interest Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. With respect to certain Contracts, the Contract Rate may be “stepped up” during its term or may otherwise vary or be adjusted. Under the applicable underwriting standards, the mortgagor or obligor under each Mortgage Loan or Contract generally will be qualified on the basis of the Mortgage Interest Rate or Contract Rate in effect at origination. The repayment of any such Mortgage Loan or Contract may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Interest Rate or Contract Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans (“Buydown Mortgage Loans”) pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the “Buydown Period”). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

The Mortgage Interest Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Interest Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Interest Rate. The addition of any such deferred interest to the principal balance of any related Class or Classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related Class or Classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

As may be described in the related prospectus supplement, the applicable Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

In addition, and as may be described in the related prospectus supplement, the related Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related prospectus supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

Termination

If so specified in the related prospectus supplement, a Series of Securities may be subject to optional early termination through the auction or repurchase of some or all of the Assets in the related Trust Fund by the party specified therein (which may be a Securityholder), on any date on which the aggregate principal balance of the Assets or the aggregate Security Balance of the Securities of such Series declines to a percentage specified in the related prospectus supplement (not to exceed 10%) of the aggregate initial principal balance of such Assets or initial Security Balance of such Securities, as the case may be, under the circumstances and in the manner set forth therein; however, any such optional termination or redemption will be permitted only pursuant to a “qualified liquidation,” as defined under Section 860F of the Internal Revenue Code of 1986, as amended. In addition, if so provided in the related prospectus supplement, certain Classes of Securities may be purchased or redeemed in the manner set forth therein. See “Description of the Securities—Termination.”

Defaults

The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans and Contracts will be affected by the general economic condition of the region of the country in which the related Mortgage Properties or Manufactured Homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

The number of foreclosures or repossessions and the principal amount of the Mortgage Loans or Contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans or Contracts that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans or Contracts comprising or underlying the Assets and that of the related Series of Securities.

Refinancing

At the request of a mortgagor, the Servicer may allow the refinancing of a Mortgage Loan or Contract in any Trust Fund by accepting a prepayment in full and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan or Contract. A Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Servicers may encourage the refinancing of Mortgage Loans or Contracts, including defaulted Mortgage Loans or Contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans or Contracts.

Due-on-Sale Clauses

Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the Mortgage Loans comprising or underlying the Assets may include “due-on-sale clauses” that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, the Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses” and “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Due-on-Sale Provisions.” The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. It is expected that the Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession of the Manufactured Home. In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer’s ability to do so will depend on the enforceability under state law of the “due-on-sale clause.” See “Certain Legal Aspects of the Contracts—Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses.”

THE DEPOSITOR

The Depositor is a direct wholly-owned subsidiary of Banc of America Mortgage Capital Corporation and was incorporated in the State of Delaware on July 23, 1997. The principal executive offices of the Depositor are located at 214 North Tryon Street, Charlotte, North Carolina 28255. Its telephone number is (704) 386-2400.

The Depositor will have limited obligations and rights under each Agreement after the Closing Date for any Series.

The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Securities, other than any loss, liability or expense related to any specific Asset or Assets and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties under the applicable Agreement or by reason of reckless disregard of its obligations and duties under such Agreement.

To the extent Bank of America is not the Sponsor of a Series, information regarding the Depositor’s securitization program will be provided in the related prospectus supplement.

The Depositor does not have, nor is it expected in the future to have, any significant assets.

THE SPONSOR

Bank of America, National Association (“Bank of America”) or another entity which will be named in the applicable prospectus supplement will act as the Sponsor of a particular Series of Securities.

The Depositor’s securitization program principally is used to finance portfolios of sub-prime mortgage loans secured by first or junior liens on one- to four-family residential properties acquired by Bank of America or its affiliates from third parties. The Depositor’s securitization program may also be used by third parties that are not Bank of America affiliates to securitize mortgage loans on a “rent-a-shelf” basis, whereby a third party transfers the mortgage loans to the Depositor simultaneously with the transfer by the Depositor of the mortgage loans to the applicable Trust and issuance of the related Series of Securities. In that event, the unaffiliated third party, rather than Bank of America, will be the Sponsor of the transaction.

The table below sets forth the aggregate Security Balance of Securities issued in Trusts formed by the Depositor during the periods indicated:

2001	2002	2003	2004	2005
$232,345,000	$2,024,400,000	$1,863,910,000	$7,125,266,000	$7,281,256,000

Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception. Bank of America has sponsored publicly offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination of auto loans, student loans, home equity loans, credit card receivables, manufactured housing contracts, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Bank of America and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations, and asset-backed commercial paper programs. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions. Bank of America currently does not rely on securitization as a material funding source.

An affiliate of Bank of America owns all of the Depositor’s equity. Banc of America Securities LLC, which may act as an underwriter of the Securities, is an affiliate of Bank of America and assists Bank of America and the Depositor in connection with the selection of mortgage loans for various transactions. See “Method of Distribution” in the applicable prospectus supplement.

Bank of America’s headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 386-5478.

More information about the Sponsor’s material roles and duties for a Series of Securities will be described in the applicable prospectus supplement.

DESCRIPTION OF THE SECURITIES

General

A separate common law trust will serve as the Issuing Entity and will issue the asset-backed certificates (the “Certificates”) of a series (each, a “Series“) (including any Class of Certificates not offered hereby). The Certificates will represent the entire beneficial ownership interest in the trust fund (the “Trust“ or the “Trust Fund“) created pursuant to the applicable Agreement. If a Series of Securities includes asset-backed notes (the “Notes” and, together with the Certificates, the “Securities”), such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an Indenture. Each Series of Securities will consist of one or more classes (each, a “Class“) of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (the “Senior Certificates“ or the “Senior Notes“ and, collectively, “Senior Securities”) or subordinate (the “Subordinated Certificates“ or the “Senior Notes“ and, collectively, “Subordinated Securities”) to one or more other Classes of Securities in respect of certain distributions on the Securities; (iii) be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, “Strip Securities”); (iv) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other Classes of Securities of such Series (collectively, “Accrual Securities”); (v) provide for payments of principal as described in the related prospectus supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related prospectus supplement; and/or (vi) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Strip Security component. If so specified in the related prospectus supplement, distributions on one or more Classes of a Series of Securities may be limited to collections from a designated portion of the Assets in the related Trust Fund (each such portion of Assets, an “Asset Group”). Any such Classes may include Classes of Securities of a Series offered pursuant to this prospectus and a related prospectus supplement (the “Offered Securities” ).

Each Class of Offered Securities of a Series will be issued in minimum denominations corresponding to the Security Balances or, in the case of certain Classes of Strip Securities, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more Classes of Securities of a Series may be issued in fully registered, certificated form (“Definitive Securities”) or in book-entry form (“Book-Entry Securities”), as provided in the related prospectus supplement. See “Risk Factors—Risks Associated with the Securities— Book-Entry System for Certain Classes of Securities May Decrease Liquidity and Delay Payment” and “Description of the Securities—Book-Entry Registration and Definitive Securities.” Definitive Securities will be exchangeable for other Securities of the same Class and Series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See “Risk Factors—Risks Associated with the Securities—Securities May Not be Liquid.”

Distributions

Distributions on the Securities of each Series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for such Series and such Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the date specified in the related prospectus supplement (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the “Determination Date”). All distributions with respect to each Class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securityholders in such Class or by random selection or as described in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the security register; provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

Available Distribution Amount

All distributions on the Securities of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related prospectus supplement. Generally, the “Available Distribution Amount” for each Distribution Date equals the sum of the following amounts:

(i)  the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

(a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Collection Period (a “Collection Period” with respect to any Distribution Date generally will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Collection Period, and will end on the first day of the month of the related Distribution Date),

(b) all prepayments, together with related payments of the interest thereon and related Prepayment Charges, all proceeds of any insurance policies to be maintained in respect of each Asset (to the extent such proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions applicable to the related Asset) (collectively, “Insurance Proceeds”), all other amounts received and retained in connection with the liquidation of Assets in default in the Trust Fund (“Liquidation Proceeds”), and other unscheduled recoveries received subsequent to the related Collection Period,

(c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Servicer, the Master Servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related Trust Fund, and

(d) all amounts received for a repurchase of an Asset from the Trust Fund for defective documentation or a breach of representation or warranty received subsequent to the related Collection Period;

(ii) if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

(iii) all advances made by a Servicer or the Master Servicer or any other entity as specified in the related prospectus supplement with respect to such Distribution Date;

(iv) if and to the extent the related prospectus supplement so provides, amounts paid by a Servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

(v) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support with respect to such Distribution Date.

As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

The related prospectus supplement for a Series of Securities will describe any variation in the calculation of the Available Distribution Amount for such Series.

Distributions of Interest on the Securities

Each Class of Securities (other than Classes of Strip Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such Class or a Component thereof (the “Pass-Through Rate”). The related prospectus supplement will specify the Pass-Through Rate or interest rate for each Class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. The related prospectus supplement will specify whether interest on any Class of Securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months or on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year or another method specified in the such prospectus supplement.

Distributions of interest in respect of the Securities of any Class will be made on each Distribution Date (other than any Class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement, and any Class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such Class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such Class on such Distribution Date. Prior to the time interest is distributable on any Class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such Class will be added to the Security Balance thereof on each Distribution Date. With respect to each Class of Securities and each Distribution Date (other than certain Classes of Strip Securities), “Accrued Security Interest” will be equal to interest accrued during the related Interest Accrual Period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on certain Classes of Strip Securities will be equal to interest accrued during the related Interest Accrual Period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below, or interest accrual in the manner described in the related prospectus supplement. The method of determining the notional amount for a certain Class of Strip Securities will be described in the related prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Accrued Security Interest on a Series of Securities generally will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full Interest Accrual Period resulting from prepayments prior to the due date in such Interest Accrual Period on the Mortgage Loans or Contracts comprising or underlying the Assets in the Trust Fund for such Series. The particular manner in which such shortfalls are to be allocated among some or all of the Classes of Securities of that Series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a Class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund. Any reduction in the amount of Accrued Security Interest otherwise distributable on a Class of Securities by reason of the allocation to such Class of a portion of any deferred interest on the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund will generally result in a corresponding increase in the Security Balance of such Class. See “Risk Factors—Risk Associated with the Securities—Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on the Securities” and “Yield Considerations.”

Distributions of Principal of the Securities

The Securities of each Series, other than certain Classes of Strip Securities, will have a Security Balance which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related prospectus supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. If so specified in the related prospectus supplement, the initial aggregate Security Balance of all Classes of Securities of a Series will be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a Series and each Class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the Class or Classes of Securities in the amounts and in accordance with the priorities specified in the related prospectus supplement. Certain Classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

Categories of Classes of Securities

The Securities of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a Series of Securities may identify the Classes which comprise such Series by reference to the following categories or another category specified in the applicable prospectus supplement.

Categories of Classes	Definition

PRINCIPAL TYPES

Accretion Directed Class
A Class that receives principal payments from the accreted interest from specified Accrual Classes. An Accretion Directed Class also may receive principal payments from principal paid on the Assets for the related Series.

Component Class
A Class consisting of two or more specified components (each, a “Component”) as described in the applicable prospectus supplement. The Components of a Class may have different principal and/or interest payment characteristics but together constitute a single Class and do not represent severable interests. Each Component may be identified as falling into one or more of the categories in this chart.

Lockout Class
A senior Class that is designed not to participate in or to participate to a limited extent in (i.e., to be “locked out” of), for a specified period, the receipt of (1) principal prepayments on the Assets that are allocated disproportionately to the senior Classes of such Series as a group pursuant to a “shifting interest” structure and/or (2) scheduled principal payments on the Assets that are allocated to the senior Classes as a group. A Lockout Class will typically not be entitled to receive, or will be entitled to receive only a restricted portion of, distributions or principal prepayments and/or scheduled principal payments, as applicable, for a period of several years, during which time all or a portion of such principal payments that it would otherwise be entitled to receive in the absence of a “lockout” structure will be distributed in reduction of the principal balances of other senior Classes. Lockout Classes are designed to minimize weighted average life volatility during the lockout period.

Notional Amount Class	A Class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Pass-Through Class
A Class of Senior Securities that is entitled to receive all or a specified percentage of the principal payments that are distributable to the Senior Securities or applicable group of Senior Securities (other than any Ratio Strip Class) in the aggregate on each Distribution Date until the Security Balances of all the Senior Securities or applicable group of Senior Securities are reduced to zero and that is not designated as a Sequential Pay Class.

Planned Amortization Class (also sometimes referred to as a “PAC”)
A Class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Assets. These two rates are the endpoints for the “structuring range” for the Planned Amortization Class. The Planned Amortization Classes in any Series of Securities may be subdivided into different categories (e.g., Planned Amortization Class I (“PAC I”), Planned Amortization Class II (“PAC II”) and so forth) derived using different structuring ranges and/or payment priorities. A PAC is designed to provide protection against volatility of weighted average life if prepayments occur at a constant rate within the structuring range.

Ratio Strip Class	A Class that is entitled to receive a constant proportion, or “ratio strip,” of the principal payments on the underlying Assets.

Scheduled Amortization Class
A Class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Amortization Class or Targeted Amortization Class. The schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the underlying Assets. In the former case, the two rates are the endpoints for the “structuring range” for the Scheduled Amortization Class and such range generally is narrower than that for a Planned Amortization Class. Typically, the Support Class(es) for the applicable Series of Securities generally will represent a smaller percentage of the Scheduled Amortization Class than a Support Class generally would represent in relation to a Planned Amortization Class or a Targeted Amortization Class. A Scheduled Amortization Class is generally less sensitive to weighted average life volatility as a result of prepayments than a Support Class but more sensitive than a Planned Amortization Class or a Targeted Amortization Class.

Senior Securities	Classes that are entitled to receive payments of principal and interest on each Distribution Date prior to the Classes of Subordinated Securities.

Sequential Pay Class
A Class that is entitled to receive principal payments in a prescribed sequence, that does not have a predetermined principal balance schedule and that, in most cases, is entitled to receive payments of principal continuously from the first Distribution Date on which it receives principal until it is retired. A single Class is entitled to receive principal payments before or after other Classes in the same Series of Securities may be identified as a Sequential Pay Class.

Subordinated Securities
Classes that are entitled to receive payments of principal and interest on each Distribution Date only after the Senior Securities and certain Classes of Subordinated Securities with higher priority of distributions have received their full principal and interest entitlements.

Super Senior Class
A Class of Senior Securities that will not bear its share of certain losses or is not allocated certain losses after the Classes of Subordinated Securities are no longer outstanding and one or more specified Classes of Senior Securities bear such losses.

Super Senior Support Class
A Class of Senior Securities that bears certain losses allocated to one or more Classes of Senior Securities or is allocated certain losses while one or more Classes of Senior Securities are not allocated losses.

Support Class (also sometimes referred to as a “Companion Class”)
A Class that is entitled to receive principal payments on any Distribution Date only if scheduled payments have been made on specified Planned Amortization Classes, Targeted Amortization Classes and/or Scheduled Amortization Classes.

Targeted Amortization Class (also sometimes referred to as a “TAC”)
A Class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Assets. A TAC is designed to provide some protection against shortening of weighted average life if prepayments occur at a rate exceeding the assumed constant prepayment rate used to derive the principal balances schedule of such Class.

INTEREST TYPES

Accrual Class
A Class that accretes the amount of accrued interest otherwise distributable on such Class, which amount will be added as principal to the principal balance of such Class on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual Class is retired.

Fixed Rate Class	A Class with an interest rate that is fixed throughout the life of the Class.

Floating Rate Class	A Class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

Interest Only Class
A Class that is entitled to receive some or all of the interest payments made on the Assets and little or no principal. Interest Only Classes have either no principal balance, a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the Class. It is referred to as nominal since it is extremely small compared to other Classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only Class that is not entitled to any distributions in respect of principal.

Inverse Floating Rate Class
A Class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index and with changes in the interest rate payable on the related Floating Rate Class.

Prepayment Charge Class	A Class that is only entitled to penalties or premiums, if any, due in connection with a full or partial prepayment of an Asset.

Principal Only Class	A Class that does not bear interest and is entitled to receive only distributions in respect of principal.

Step Coupon Class
A Class with a fixed interest rate that is reduced to a lower fixed rate after a specific period of time. The difference between the initial interest rate and the lower interest rate will be supported by a reserve fund established on the Closing Date.

Variable Rate Class	A Class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to the Assets.

Components

To the extent specified in the related prospectus supplement, distribution on a Class of Securities may be based on a combination of two or more different Components as described under “—General” above. To such extent, the descriptions set forth under “—Distributions of Interest on the Securities” and “—Distributions of Principal of the Securities” above also relate to Components of such a Class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such Component and the Pass-Through Rate or interest rate, if any, on any such Component, respectively.

Distributions on the Securities of Prepayment Charges

If so provided in the related prospectus supplement, Prepayment Charges that are collected on the Mortgage Loans in the related Trust Fund will be distributed on each Distribution Date to the Class or Classes of Securities entitled thereto in accordance with the provisions described in such prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the prospectus supplement for a Series of Securities consisting of one or more Classes of Subordinated Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a Class of Subordinated Securities in the priority and manner and subject to the limitations specified in such prospectus supplement. See “Description of Credit Support” for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

Advances in Respect of Delinquencies

With respect to any Series of Securities evidencing an interest in a Trust Fund, if so provided in the related prospectus supplement, the Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Assets in such Trust Fund during the related Collection Period and were delinquent on the related Determination Date, subject to the Servicer’s (or another entity’s) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a Series of Securities that includes one or more Classes of Subordinated Securities and if so provided in the related prospectus supplement, the Servicer’s (or another entity’s) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more Classes of Senior Securities and/or may be subject to the Servicer’s (or another entity’s) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more Classes of such Subordinated Securities. See “Description of Credit Support.”

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Class or Classes of Securities entitled thereto, rather than to guarantee or insure against losses. Advances of the Servicer’s (or another entity’s) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which such advances were made (as to any Assets, “Related Proceeds”) and from any other amounts specified in the related prospectus supplement, including out of any amounts otherwise distributable on one or more Classes of Subordinated Securities of such Series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Servicer (or such other entity) shall determine, based on its estimation of the value of the Mortgaged Property or Manufactured Home in relation to the sum of the unpaid principal balance of the related Asset, accrued interest, the amount of previously unreimbursed Advances and anticipated disposition expenses, that such advance (a “Nonrecoverable Advance”) is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinated Securities. If advances have been made by the Servicer from excess funds in the Collection Account, the Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related prospectus supplement, the obligations of the Servicer (or another entity) to make advances may be secured by an advance facility, a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If specified in the related prospectus supplement, the Master Servicer or the Trustee will be required to make advances, subject to certain conditions described in the prospectus supplement, in the event of a Servicer default.

Reports to Securityholders

With each distribution to holders of any Class of Securities of a Series, the Servicer, the Master Servicer or the Trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the applicable Agreement, a statement generally setting forth, in each case to the extent applicable and available:

(i) the Record Date, Interest Accrual Period, Determination Date and Distribution Date;

(ii) the amount of such distribution to holders of Securities of such Class applied to reduce the Security Balance thereof;

(iii) the amount of such distribution to holders of Securities of such Class allocable to Accrued Security Interest;

(iv) the aggregate Security Balance or notional amount, as the case may be, of each Class of Securities (including any Class of Securities not offered hereby) at the beginning and at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a Class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

(v) if the distribution to holders of Securities is less than the full amount that would be distributable if there were sufficient funds available, the total amount of the shortfall, the interest portion of the shortfall and the principal portion of the shortfall;

(vi) the amount of such distribution allocable to Prepayment Charges;

(vii) the amount of related servicing compensation and such other customary information as is required to enable Securityholders to prepare their tax returns;

(viii) the amount by which the servicing fee for the related Prepayment Period has been reduced by interest shortfalls due to prepayments;

(ix) the aggregate amount of advances included in such distribution, the aggregate amount of unreimbursed advances at the close of business on such Distribution Date and the amount of advances reimbursed since the previous Distribution Date;

(x) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

(xi) with respect to any Mortgage Loan or Contract liquidated during the related Collection Period, (a) the portion of such liquidation proceeds payable or reimbursable to a Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Securityholders;

(xii) the number and aggregate principal amounts of Assets (A) delinquent (exclusive of Assets in foreclosure or bankruptcy), (B) in foreclosure, as of the close of business on the last day of the calendar month preceding the Distribution Date and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding the Distribution Date.

(xiii) with respect to collateral acquired by the Trust Fund through foreclosure or otherwise (a “REO Property”) relating to a Mortgage Loan or Contract and included in the Trust Fund as of the end of the related Collection Period, the date of acquisition;

(xiv) with respect to each REO Property relating to a Mortgage Loan or Contract and included in the Trust Fund as of the end of the related Collection Period, (a) the book value, (b) the principal balance of the related Mortgage Loan or Contract immediately following such Distribution Date (calculated as if such Mortgage Loan or Contract were still outstanding taking into account certain limited modifications to the terms thereof specified in the applicable Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

(xv) with respect to any such REO Property sold during the related Collection Period (a) the aggregate amount of sale proceeds, (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan or Contract and (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

(xvi) the aggregate amount of principal prepayments made during the related Collection Period;

(xvii) to each holder of a Security entitled to the benefits of payments under any form of credit enhancement:

(a) the amounts so distributed under the form of credit enhancement on the applicable Distribution Date; and

(b) the amount of coverage remaining under the form of credit enhancement, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

(xviii) any payments made or accrued relating to credit enhancement provided by a party, identifying the general purpose of the payments and the party receiving the payments;

(xix) the aggregate unpaid Accrued Security Interest, if any, on each Class of Securities at the close of business on such Distribution Date;

(xx) the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

(xxi) the number and total principal balance of the Assets, the weighted average Mortgage Interest Rate or Contract Rate and weighted average remaining term to maturity of the Assets and cumulative prepayment amounts;

(xxii) any material modifications, extensions or waivers to the Asset terms, fees, penalties or payments since the previous Distribution Date or cumulatively since the Closing Date;

(xxiii) any material breaches of representations and warranties relating to the Assets or material breaches of transaction covenants;

(xxiv) any expenses or indemnification amounts paid by the related Trust Fund, the specific purpose of each payment and the parties to whom these payments were made;

(xxv) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

(xxvi) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account;

(xxvii) whether any performance or servicing triggers were met; and

(xxviii)  the aggregate amount of payments by the obligors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Collection Period.

In addition, the Servicer, the Master Servicer or the Trustee, as provided in the related prospectus supplement, will include in the statement any information specific to the Classes of Securities offered by the applicable prospectus supplement and, within a reasonable period of time after the end of each calendar year, shall furnish to each Securityholder of record at any time during the calendar year such information required by the Code and applicable regulations thereunder to enable Securityholders to prepare their tax returns. See “Description of the Securities—Book-Entry Registration and Definitive Securities.”

Termination

The obligations created by the applicable Agreement for each Series of Securities will terminate upon the payment to Securityholders of that Series of all amounts held in the Collection Account or by a Servicer, the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan or Contract subject thereto and (ii) upon the reduction of the principal balance of all or a portion of the assets of Trust Fund to a percentage specified in the applicable prospectus supplement, the auction or purchase of some or all of such assets of the Trust Fund by the party entitled to effect such termination, including a Securityholder, under the circumstances and in the manner set forth in the related prospectus supplement. In no event, however, will the Trust Fund continue beyond the date specified in the related prospectus supplement. Written notice of termination of the applicable Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

Definitive Form

If so specified in the related prospectus supplement, Securities of a Series may be issued as Definitive Securities. Distributions of principal of, and interest on, Definitive Securities will be made directly to holders of Definitive Securities in accordance with the procedures set forth in the Agreement. The Definitive Securities of a Series offered hereby and by means of the applicable prospectus supplement will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of Definitive Securities, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

In the event that an election is made to treat the Trust Fund (or one or more pools of segregated assets therein) as a REMIC, the Residual Securities thereof will be issued as Definitive Securities. No legal or beneficial interest in all or a portion of any Residual Security may be transferred without the receipt by the transferor and the Trustee of an affidavit described under “—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities.”

Book-Entry Registration and Definitive Securities

Persons acquiring beneficial ownership interests (“Beneficial Owners”) in the Book-Entry Securities will hold their Securities through DTC in the United States, or Clearstream or Euroclear (in Europe) if they are participants of those systems (the “Participants”), or indirectly through organizations which are participants in those systems (the “Indirect Participants”). Each Class of the Book-Entry Securities of a Series initially will be represented by one or more physical certificates registered in the name of Cede & Co., as nominee of DTC, which will be the “holder” or “Securityholder” of those Securities, as those terms are used in this prospectus and the applicable prospectus supplement for a Series. No Beneficial Owner of a Book-Entry Security will be entitled to receive a Definitive Security representing that person’s interest in the Book-Entry Security, except as set forth below. Unless and until Definitive Securities are issued under the limited circumstances described below, all references to actions taken by Securityholders or holders shall, in the case of the Book-Entry Securities, refer to actions taken by DTC upon instructions from its DTC Participants, and all references in this prospectus and the applicable prospectus supplement for a Series to distributions, notices, reports and statements to Securityholders or holders shall, in the case of the Book-Entry Securities, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Securities, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank, National Association will act as depositary for Euroclear (in those capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Investors may hold beneficial interest in the Book-Entry Securities in minimum denominations of $1,000.

The Beneficial Owner’s ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of a Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant, and on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the Trustee through DTC and Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts for their Book-Entry Securities are similarly required to make book-entry transfers and receive and transmit these distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates representing their respective interests in the Book-Entry Securities, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Securityholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Securityholders who are not Participants may transfer ownership of Book-Entry Securities only through Participants and Indirect Participants by instructing Participants and Indirect Participants to transfer Book-Entry Securities, by book-entry transfer, through DTC, for the account of the purchasers of the Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securityholders.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities see “—Certain U.S. Federal Income Tax Documentation Requirements” below and “Federal Income Tax Consequences—REMICs—Taxation of Certain Foreign Investors” and “—Backup Withholding.”

Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

The Depository Trust Company (“DTC”) is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the Rules, as in effect from time to time.

Clearstream International, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing.

Clearstream is registered as a bank in Luxembourg and is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. (which operates Euroclear) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

The Euroclear System was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions of Euroclear only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Securities will be made on each Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of these distributions to the accounts of the applicable DTC Participants in accordance with DTC’s normal procedures. Each DTC Participant will be responsible for disbursing these distributions to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, since payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences—REMICs—Taxation of Certain Foreign Investors” and “—Backup Withholding.” Because DTC can only act on behalf of DTC Participants, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions regarding their Book-Entry Securities, may be limited due to the lack of physical certificates for their Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the Book-Entry Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

DTC has advised the Depositor that, unless and until Definitive Securities are issued, DTC will take any action the holders of the Book-Entry Securities are permitted to take under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose DTC accounts the Book-Entry Securities are credited, to the extent that these actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect these actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

Definitive Securities will be issued to beneficial owners of the Book-Entry Securities, or their nominees, rather than to DTC, only if (a) DTC advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Securities and the Depositor or the Trustee is unable to locate a qualified successor or (b) in the case of Securities of a Series that receive distributions pursuant to request or random lot, if pro rata distributions cannot be made through the facilities of DTC.

Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify the applicable beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of those Definitive Securities as Securityholders under the Pooling and Servicing Agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Securities are registered, the ability of the Beneficial Owners of the Book-Entry Securities to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if the coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to the Book-Entry Securities may be impaired.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issued in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser. When Book-Entry Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Book-Entry Securities against payment. Payment will include interest accrued on the Book-Entry Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Book-Entry Securities. After settlement has been completed, the Book-Entry Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Book-Entry Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Book-Entry Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Book-Entry Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Book-Entry Securities were credited to their accounts. However, interest on the Book-Entry Securities would accrue from the value date. Therefore, in many cases the investment income on the Book-Entry Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Book-Entry Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Book-Entry Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Book-Entry Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Book-Entry Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the accrual period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Book-Entry Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Book-Entry Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Book-Entry Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements. A Beneficial Owner of Book-Entry Securities that is not a U.S. Person within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Holder”) holding a Book-Entry Security through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless it provides certain documentation to the Trustee, a Paying Agent or any other entity required to withhold tax (any of the foregoing, a “U.S. Withholding Agent”) establishing an exemption from withholding. A Non-U.S. Holder may be subject to withholding unless each U.S. Withholding Agent receives:

(i) from a Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

(ii) from a Non-U.S. Holder that is eligible for an exemption on the basis that the holder’s income from the Book-Entry Securities is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

(iii) from a Non-U.S. Holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that those partnerships consult their tax advisors regarding these certification rules;

(iv) from a Non-U.S. Holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the Beneficial Owner of Book-Entry Securities):

(a) if the intermediary is a “qualified intermediary” within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury regulations (a “Qualified Intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

(1) stating the name, permanent residence address and employer identification number of the Qualified Intermediary and the country under the laws of which the Qualified Intermediary is created, incorporated or governed,

(2) certifying that the Qualified Intermediary has provided, or will provide, a withholding statement as required under Section 1.1441-1(e)(5)(v) of the U.S. Treasury regulations,

(3) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(4) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in Section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury regulations; or

(b) if the intermediary is not a Qualified Intermediary, a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

(1) stating the name and permanent residence address of the non-Qualified Intermediary and the country under the laws of which the non-Qualified Intermediary is created, incorporated or governed,

(2) certifying that the non-Qualified Intermediary is not acting for its own account,

(3) certifying that the non-Qualified Intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of the non-Qualified Intermediary’s beneficial owners, and

(4) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury regulations; or

(v) from a Non-U.S. Holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of Book-Entry Securities, either an IRS Form W-8BEN or W-8IMY; any Non-U.S. Holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All Non-U.S. Holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. Persons, holding Book-Entry Securities through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

(a) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a Non-U.S. Holder;

(b) provides a duly completed and executed IRS Form W-9, if the Holder is a U.S. Person; or

(c) can be treated as a “exempt recipient” within the meaning of Section 1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are Non-U.S. Holders. Those holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Book-Entry Securities.

Mandatory Auction of Certificates

If specified in the prospectus supplement for a series, one or more Classes of Securities (“Auction Securities”) may be subject to a mandatory auction. Prior to a Distribution Date specified in the applicable prospectus supplement (the “Auction Distribution Date”), the Trustee or another party specified in the prospectus supplement, in its capacity as auction administrator (the “Auction Administrator”), will solicit bids for the purchase of each Class of Auction Securities then outstanding from third party investors.

On the Auction Distribution Date, the Auction Securities will be transferred to third party investors, and upon this transfer the holders of each class of Auction Securities will be entitled to receive an amount (the “Par Price”) equal to the related Security Balance, plus, if applicable, accrued interest on that Class Balance (following all distributions and the allocation of Realized Losses on the Auction Distribution Date).

The Auction Administrator will enter into a swap agreement pursuant to which the counterparty will agree to pay the excess, if any, of the Par Price over the amounts received for a Class of Auction Securities in the auction. If all or a portion of a Class of Auction Securities is not sold in the auction, the counterparty will pay the Auction Administrator the Par Price (or portion of the Par Price) of the unsold Securities. If the amount received in the auction is greater than the Par Price, that excess will be paid by the Trust to the counterparty to the swap agreement and will not be available for distribution to Securityholders.

If the counterparty defaults on its obligations under the swap agreement, no Securities of a Class of Auction Securities will be transferred to third parties unless bids equal to or higher than the applicable Par Price (or pro rata portion in the case of a bid for less than all of a Class) are received. In addition, if the counterparty defaults and third party investors bid an amount equal to or higher than the pro rata portion of the Par Price for some, but not all, of a Class of Auction Securities, only a portion of the Securities of such Class will be transferred to the successful bidders on the Auction Distribution Date. If only a portion of a Class is transferred, each holder of such Class will transfer only a pro rata portion of its Securities on the Auction Distribution Date.

See “Risk Factors—Amounts Received from the Auction and the Swap Agreement May Be Insufficient to Assure Completion of the Auction” in this prospectus.

DESCRIPTION OF THE AGREEMENTS

Agreements Applicable to a Series

REMIC Securities, Grantor Trust Securities

Securities representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as REMIC Securities or Grantor Trust Securities will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a “Pooling and Servicing Agreement”) among the Depositor, the Trustee and the Servicer, Servicers or Master Servicer, as applicable. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the event there are multiple Servicers of the Assets of such Trust Fund, each Servicer may perform its servicing functions pursuant to a servicing agreement (each, an “Underlying Servicing Agreement”).

Securities That Are Partnership Interests for Tax Purposes and Notes

Partnership Securities that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Pooling and Servicing Agreement.

A Series of Notes issued by a Trust Fund will be issued pursuant to an indenture (the “Indenture”) between the related Trust Fund and the Indenture Trustee named in the related prospectus supplement. The Trust Fund will be established pursuant to a deposit trust agreement (each, a “Deposit Trust Agreement”) between the Depositor and an owner trustee specified in the prospectus supplement relating to such Series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a servicing agreement (each, an “Indenture Servicing Agreement”) between the related Trust Fund as issuer of the Notes, the Servicer and the Indenture Trustee. The Pooling and Servicing Agreements, the Indenture Servicing Agreements, the Underlying Servicing Agreements and the Indenture are referred to each as an “Agreement.”

Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements

General

The following summaries describe the material provisions that may appear in each Pooling and Servicing Agreement and Underlying Servicing Agreement. The prospectus supplement for a Series of Securities will describe the specific provisions of the applicable Agreement relating to such Series. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. As used herein with respect to any Series, the term “Security” refers to all of the Securities of that Series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.

The servicers (the “Servicers“), any master servicer (the “Master Servicer“) and the trustee (the “Trustee“) or indenture trustee (the “Indenture Trustee“), as applicable, with respect to any Series of Securities will be named in the related prospectus supplement. In the event there are multiple Servicers for the Assets in a Trust Fund, a Master Servicer may perform certain administration, calculation and reporting functions with respect to such Trust Fund and supervise the related Servicers pursuant to a Pooling and Servicing Agreement. With respect to Series involving a Master Servicer, references in this prospectus to the Servicer will apply to the Master Servicer where non-servicing obligations are described. If specified in the related prospectus supplement, a securities administrator may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund to administer such Trust Fund.

Assignment of Assets; Repurchases

At the time of issuance of any Series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such Series. Each Asset will be identified in a schedule appearing as an exhibit to the applicable Agreement. Such schedule will include detailed information to the extent available and relevant (i) in respect of each Mortgage Loan included in the related Trust Fund, including without limitation, the state and zip code of the related Mortgaged Property and type of such property, the Mortgage Interest Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each Contract included in the related Trust Fund, including without limitation the outstanding principal amount and the Contract Rate.

With respect to each Mortgage Loan, the Depositor generally will deliver or cause to be delivered to the Trustee (or a custodian for the Trustee) certain loan documents, which will in most cases include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor or Asset Seller delivers to the Trustee or a custodian for the Trustee a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller or other entity specified in the related prospectus supplement will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The applicable Agreement will generally require the Depositor or another party specified in the related prospectus supplement to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, unless (i) with respect to a particular state, the Trustee has received an opinion of counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) recordation in a state is not required by the Rating Agencies rating the Series in order to obtain the initial ratings on the Securities described in the related prospectus supplement.

Notwithstanding the preceding paragraph, with respect to any Mortgage Loan which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS“) or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Master Servicer and the applicable Servicer will be required to take all actions as are necessary to cause the applicable Trust Fund to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

The Trustee (or a custodian) will review such Mortgage Loan documents within a period of days specified in the related prospectus supplement after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Securityholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Asset Seller, the Servicer, the Depositor and any other entity specified in the related prospectus supplement. If the Asset Seller or other entity specified in the related prospectus supplement cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller or other entity specified in the related prospectus supplement will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at a price equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest at the interest rate for such Asset from the date as to which interest was last paid to the due date in the Collection Period in which the relevant purchase is to occur, plus any unpaid servicing fees and unreimbursed advances that are payable to the Servicer or such other price as specified in the related prospectus supplement (the “Purchase Price”) or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller or other named entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

Notwithstanding the preceding two paragraphs, the documents with respect to Home Equity Loans, Home Improvement Contracts and Unsecured Home Improvement Loans will be delivered to the Trustee (or a custodian) only to the extent specified in the related prospectus supplement. Generally such documents will be retained by the Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will be recorded only to the extent specified in the related prospectus supplement.

With respect to each Contract, the Servicer (which may also be the Asset Seller) generally will maintain custody of the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Trustee in the Contracts, the Depositor will cause UCC-1 financing statements to be authorized by the related Asset Seller identifying the Depositor as secured party and by the Depositor identifying the Trustee as the secured party and, in each case, identifying all Contracts as collateral. The Contracts will be stamped or otherwise marked to reflect their assignment from the Company to the Trust Fund only to the extent specified in the related prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Trustee in the Contracts could be defeated. See “Certain Legal Aspects of the Contracts.”

While the Contract documents will not be reviewed by the Trustee or the Servicer, if the Servicer finds that any such document is missing or defective in any material respect, the Servicer will be required to immediately notify the Depositor and the relevant Asset Seller or other entity specified in the related prospectus supplement. If the Asset Seller or such other entity cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller or such other entity will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Contract from the Trustee at the Purchase Price or substitute for such Contract. There can be no assurance that an Asset Seller or such other entity will fulfill this repurchase or substitution obligation, and neither the Servicer nor the Depositor will be obligated to repurchase or substitute for such Contract if the Asset Seller or such other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

Representations and Warranties; Repurchases

To the extent provided in the related prospectus supplement the Asset Seller, the Sponsor or the Depositor or any combination thereof will, with respect to each Asset, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the “Warranting Party”) covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Asset on the schedule of Assets appearing as an exhibit to the applicable Agreement; (ii) in the case of a Mortgage Loan, the existence of title insurance insuring the lien priority of the Mortgage Loan or an opinion of counsel of the type customarily rendered in the applicable jurisdiction in lieu of a title insurance policy and, in the case of a Contract, that the Contract creates a valid first security interest in or lien on the related Manufactured Home; (iii) the authority of the Warranting Party to sell the Asset; (iv) the payment status of the Asset; (v) in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard insurance coverage on the Mortgaged Property or Manufactured Home.

Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related prospectus supplement.

Representations and warranties made in respect of an Asset may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related Series of Securities evidencing an interest in such Asset. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Although the Warranting Party would have no such obligations if the relevant event that causes such breach occurs after such date, the Sponsor specified in the applicable prospectus supplement will generally be required by the applicable Rating Agencies to make representations and warranties that address this gap period.

Each Agreement will provide that the Servicer and/or Trustee or such other entity identified in the related prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of such Asset or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Asset from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a Series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of such Series of Securities, to cause the removal of such Asset from the Trust Fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the related prospectus supplement. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by a Warranting Party.

The Sponsor identified in the applicable prospectus supplement, if not the Warranting Party, in addition to making representations and warranties regarding the Assets covering any gap between the date the Warranting Party made its representations and warranties and the Closing Date as described above, will be obligated to repurchase such Asset from the Trustee within a specified period from the date on which it is notified of a breach of its representations and warranties if it cannot cure such breach but only to the extent the Warranting Party is not also obligated to repurchase such Asset from the Trustee. Neither the Depositor nor the Servicer (except to the extent the Depositor or the Servicer is the Warranting Party) will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to the Assets.

A Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the applicable Agreement. A breach of any such representation of the Servicer which materially and adversely affects the interests of the Securityholders and which continues unremedied for the number of days specified in the applicable Agreement after the giving of written notice of such breach to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights or such other percentage specified in the related prospectus supplement, will constitute an Event of Default under such Agreement. See “—Events of Default under the Agreements” and “—Rights Upon Event of Default under the Agreements.”

Collection Account and Related Accounts

General. The Servicer will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the “Collection Account”), which must meet the requirements set forth in the applicable prospectus supplement. A Collection Account may be maintained as an interest bearing or a non-interest bearing account and, if interest bearing, the funds held therein may be invested pending each succeeding Distribution Date in certain investments acceptable to the applicable Rating Agencies. Any interest or other income earned on funds in the Collection Account will generally be paid to the Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies, a Collection Account may contain funds relating to more than one Series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced or master serviced by it on behalf of others. The Trustee or a securities administrator, if specified in the applicable prospectus supplement, will, as to each Trust Fund, establish and maintain or cause to be established and maintained a separate account into which it will deposit amounts remitted by the Servicer or Master Servicer for distribution to Securityholders (the “Distribution Account”), which must meet the requirements set forth in the applicable prospectus supplement.

Deposits. A Servicer will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, or such other period provided in the applicable Agreement, the following payments and collections received, or advances made, by the Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

(i) all payments on account of principal, including principal prepayments, on the Assets;

(ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation and net of any Retained Interest;

(iii) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of Securityholders;

(iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related Series of Securities as described under “Description of Credit Support”;

(v) any advances made as described under “Description of the Securities—Advances in Respect of Delinquencies”;

(vi) any amounts paid under any Cash Flow Agreement, as described under “Cash Flow Agreements”;

(vii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, the Sponsor, any Asset Seller or any other specified person as described under “—Assignment of Assets; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of any defaulted Mortgage Loan purchased as described under “—Realization Upon Defaulted Assets,” and all proceeds of any Asset purchased as described under “Description of the Securities—Termination”;

(viii) any amounts paid by a Servicer to cover certain interest shortfalls arising out of the prepayment of Assets in the Trust Fund as described under “Description of the Agreements—Retained Interest; Servicing Compensation and Payment of Expenses”;

(ix) to the extent that any such item does not constitute additional servicing compensation to a Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Charges on the Assets;

(x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies”;

(xi) any amount required to be deposited by a Servicer or the Trustee in connection with losses realized on investments for the benefit of the Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

(xii) any other amounts required to be deposited in the Collection Account as provided in the applicable Agreement and described in the related prospectus supplement.

Withdrawals. A Servicer may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

(i) to remit to the Trustee or securities administrator for deposit in the Distribution Account;

(ii) to reimburse a Servicer for unreimbursed amounts advanced as described under “Description of the Securities—Advances in Respect of Delinquencies,” such reimbursement to be made out of amounts received which were identified and applied by the Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such Assets;

(iii) to reimburse a Servicer for unpaid servicing fees earned and certain unreimbursed servicing advances and expenses incurred with respect to Assets and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such Assets and properties;

(iv) to reimburse a Servicer for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Servicer’s good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets;

(v) if and to the extent described in the related prospectus supplement, to pay a Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such advances and servicing expenses remain outstanding and unreimbursed;

(vi) to reimburse a Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding Servicers and the Master Servicer” and “The Depositor”;

(vii) if and to the extent described in the related prospectus supplement, to pay the Trustee’s fees;

(viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Trustee”;

(ix) to pay a Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

(x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Servicer as recoveries of Retained Interest;

(xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

(xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under “Federal Income Tax Consequences—REMICs—Taxes That May Be Imposed on the REMIC Pool” or in the applicable prospectus supplement, respectively;

(xiii) to pay for the cost of various opinions of counsel obtained pursuant to the applicable Agreement for the benefit of Securityholders;

(xiv) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by “—Assignment of Assets; Repurchase” and “—Representations and Warranties; Repurchases” or otherwise;

(xv) to make any other withdrawals permitted by the applicable Agreement; and

(xvi) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts. Notwithstanding the foregoing, if so specified in the related prospectus supplement, the applicable Agreement for any Series of Securities may provide for the establishment and maintenance of a separate collection account into which the Servicer will deposit on a daily basis the amounts described under “—Deposits” above for one or more Series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Collection Account as described under “—Withdrawals” above, may also be withdrawn from any such collection account. The prospectus supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

Collection and Other Servicing Procedures. The Servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed such collection procedures as it would follow with respect to assets that are comparable to the Assets and held for its own account, provided such procedures are consistent with (i) the terms of the applicable Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related Trust Fund described herein or under “Description of Credit Support,” (ii) applicable law and (iii) the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices (in either case, the “Servicing Standard”). In connection therewith, the Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset, subject to the terms and conditions of the applicable agreement.

Each Servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described herein and in any related prospectus supplement, and filing and settling claims thereunder; maintaining, to the extent required by the applicable Agreement, escrow or impoundment accounts of obligors for payment of taxes, insurance and other items required to be paid by any obligor pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties or Manufactured Homes under certain circumstances; and maintaining accounting records relating to the Assets. The Servicer or such other entity specified in the related prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support. See “Description of Credit Support.”

The Servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment is not materially adverse to Securityholders and will not change the Mortgage Interest Rate or Contract Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the final maturity date with respect to such Asset. If a REMIC election has been made for the Trust Fund, such modification, waiver or amendment may not affect adversely the status of any REMIC constituting part of the Trust Fund as a REMIC or cause any such REMIC to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions. The Servicer also may agree to any modification, waiver or amendment that would reduce the Principal Balance thereof, extend the term of the Asset or reduce the Mortgage Interest Rate or Contract rate by up to 50 basis points if, in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable. The Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Asset.

Notwithstanding the foregoing to the contrary, in the event of a voluntary principal prepayment in full of a Mortgage Loan, a Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i) the related Mortgage Loan is in default or default is reasonably foreseeable and such waiver (A) is standard and customary in servicing mortgage loans similar to the Mortgage Loans and (B) the Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such Prepayment Charge, (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law, (iii) the Servicer has not been provided with information sufficient to enable it to collect the Prepayment Charge, (iv) the collection of such Prepayment Charge would be considered “predatory” pursuant to written guidance published or issued by an applicable federal, state, or local regulatory authority acting in its official capacity and having jurisdiction over such matters or (v) there is a certified class action in which a similar type of Prepayment Charge is being challenged. The applicable prospectus supplement will specify if a particular Servicer is not permitted to waive a Prepayment Charge pursuant to one or more of the clauses in the previous sentence. If the Servicer waives or does not collect all or a portion of a Prepayment Charge relating to a voluntary Principal Prepayment in full due to any action or omission of the Servicer, other than as provided above, the Servicer generally will, on the date on which the principal prepayment in full is remitted to the Trustee, deliver to the Trustee the amount of the Prepayment Charge from its own funds for distribution in accordance with the terms of the applicable Agreement.

In the case of Multifamily Mortgage Loans, a mortgagor’s failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the Mortgage Loan debt, or may reflect the diversion of that income from the servicing of the Mortgage Loan debt. In addition, a mortgagor under a Multifamily Mortgage Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the Servicer will be required to monitor any Multifamily Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related Multifamily Property and take such other actions as are consistent with the applicable Agreement. A significant period of time may elapse before the Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular Multifamily Mortgage Loan, the Multifamily Property, the mortgagor, the presence of an acceptable party to assume the Multifamily Mortgage Loan and the laws of the jurisdiction in which the Multifamily Property is located.

Realization Upon Defaulted Assets

Generally, the Servicer is required to monitor any Assets which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Asset and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Servicer is able to assess the success of such corrective action or the need for additional initiatives.

Any Agreement relating to a Trust Fund that includes Mortgage Loans or Contracts may grant to the Servicer and/or the holder or holders of certain Classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan or Contract as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under “—Representations and Warranties; Repurchases.”

If so specified in the related prospectus supplement, the Servicer may offer to sell any defaulted Mortgage Loan or Contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The applicable Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan or Contract. In the absence of any bid determined in accordance with the applicable Agreement to be fair, the Servicer shall proceed with respect to such defaulted Mortgage Loan or Contract as described below. Any bid in an amount at least equal to the Purchase Price described under “—Representations and Warranties; Repurchases” will in all cases be deemed fair.

The Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise and may at any time repossess and realize upon any Manufactured Home, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan or Contract has occurred or, in the Servicer’s judgment, is imminent.

If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property by the close of the third calendar year after the year of acquisition, unless (i) the Internal Revenue Service (the “IRS”) grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to the close of the third calendar year after the year of the acquisition of the property by the Trust Fund will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Securities are outstanding. Subject to the foregoing, the Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

The limitations imposed by the applicable Agreement and the REMIC Provisions of the Code (if a REMIC election has been made with respect to the related Trust Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See “Certain Legal Aspects of Mortgage Loans—Foreclosure.”

If recovery on a defaulted Asset under any related instrument of credit support is not available, the Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued thereon at the applicable interest rate, plus the aggregate amount of expenses incurred by the Servicer in connection with such proceedings and which are reimbursable under the applicable Agreement, the Trust Fund will realize a loss in the amount of such difference. The Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses and advances incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

If any property securing a defaulted Asset is damaged the Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Asset after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

As servicer of the Assets, a Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of credit support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Assets.

If a Servicer or its designee recovers payments under any instrument of credit support with respect to any defaulted Assets, the Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Securityholders, amounts representing its normal servicing compensation on such Asset, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See “—Hazard Insurance Policies” and “Description of Credit Support.”

Hazard Insurance Policies

Mortgage Loans. Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or such other amount specified in the related prospectus supplement. The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Servicer’s normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The applicable Agreement may provide that the Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Servicer’s maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

In general, the standard form hazard insurance covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals, riot, strike and civil commotion, and certain other kinds of uninsured risks.

Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area). Any cost incurred by the Servicer in maintaining any such insurance policy will be reimbursable to it as a servicing advance as described above under “—Collection Account and Related Accounts.”

Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Servicer, on behalf of the Trustee and Securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Servicer by mortgagors.

Contracts

Generally, the terms of the applicable Agreement for a Trust Fund comprised of Contracts will require the Servicer to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each such hazard insurance policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home’s location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its hazard insurance policy or policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the obligor’s obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the obligor to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the obligor’s interest in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies. The Servicer shall pay the premium for such blanket policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts.

Fidelity Bonds and Errors and Omissions Insurance

Each Agreement will require that the Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Servicer. The applicable Agreement may allow the Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Servicer so long as certain criteria set forth in such Agreement are met.

Due-on-Sale Provisions

The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Any fee collected by or on behalf of the Servicer for entering into an assumption agreement will be retained by or on behalf of the Servicer as additional servicing compensation. See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale Clauses.” The Contracts may also contain such clauses. The Servicer will generally permit such transfer so long as the transferee satisfies the Servicer’s then applicable underwriting standards. The purpose of such transfers is often to avoid a default by the transferring obligor. See “Certain Legal Aspects of the Contracts—Transfers of Manufactured Homes; Enforceability of “Due-on-Sale” Clauses.”

Retained Interest; Servicing Compensation and Payment of Expenses

The prospectus supplement for a Series of Securities will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the applicable Agreement. A “Retained Interest” in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

The Servicer’s primary servicing compensation with respect to a Series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset or such other amount specified in the related prospectus supplement. Since any Retained Interest and a Servicer’s primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Servicing Fee or range of Servicing Fees relating to the Assets underlying the Securities of a Series will be specified in an expense table in the applicable prospectus supplement. The prospectus supplement with respect to a Series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans or Contracts may provide that, as additional compensation, the Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Charges collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Servicer pursuant to the applicable Agreement.

The Servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

If and to the extent provided in the related prospectus supplement, the Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Collection Period to certain interest shortfalls resulting from the voluntary prepayment of any Assets in the related Trust Fund during such period prior to their respective due dates therein.

Evidence as to Compliance

Each Servicer and Master Servicer will deliver annually to the Trustee or Master Servicer, as applicable, on or before the date specified in the applicable Agreement, an officer’s certificate stating that (i) a review of the Servicer’s or Master Servicer’s activities during the preceding calendar year and of performance under the applicable Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the Servicer or Master Servicer has fulfilled all its obligations under the applicable Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the Assets comprising a Trust will deliver annually to the Depositor and the Trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) and that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•
a statement that a registered public accounting firm has issued an Attestation Report on the party’s Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding Servicers and the Master Servicer

The Servicers and Master Servicer under each Agreement will be named in the related prospectus supplement. The entities serving as Servicer or Master Servicer may be affiliates of the Depositor and may have other normal business relationships with the Depositor or the Depositor’s affiliates. Reference herein to the Servicer shall be deemed to be to the Master Servicer, if applicable.

The applicable Agreement will provide that the Servicer may resign from its obligations and duties thereunder only (i) upon a determination that its duties under such Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of such Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; and (b) each Rating Agency shall have delivered a letter to the Trustee, prior to the appointment of the successor servicer, stating that the proposed appointment of such successor servicer as Servicer will not result in a reduction of the then-current ratings of the Securities. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer’s obligations and duties under the applicable Agreement.

Each Agreement will further provide that neither any Servicer nor any director, officer, employee, or agent of a Servicer will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the applicable Agreement; provided, however, that neither of any Servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that no Servicer will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the applicable Agreement and which in its opinion may involve it in any expense or liability. Any such Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and such Servicer will be entitled to be reimbursed therefor from the Collection Account.

Any person into which the Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer or the Depositor, will be the successor of the Servicer or the Depositor, as the case may be, under the applicable Agreement.

Special Servicers

If and to the extent specified in the related prospectus supplement, a special servicer (a “Special Servicer”) may be a party to the applicable Agreement or may be appointed by the Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Agreement. The Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Agreement. Each Special Servicer will be required to deliver, to the extent applicable, the documents described under “—Evidence as to Compliance.”

Events of Default under the Agreements

Events of default under the applicable Agreement will generally include (i) any failure by the Servicer to remit to the Trustee for distribution to Securityholders, any required payment that continues after a grace period, if any; (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the applicable Agreement which continues unremedied for 30 days after written notice of such failure has been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by Securityholders evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Servicer under the applicable Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for 30 days after written notice of such breach has been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations; and (v) if specified in the applicable prospectus supplement, a delinquency percentage exceeding a percentage specified in the related prospectus supplement. Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement..

The manner of determining the “Voting Rights” of a Security or Class or Classes of Securities will be specified in the related prospectus supplement.

Rights Upon Event of Default under the Agreements

So long as an event of default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities generally evidencing not less than 51% of the Voting Rights, the Trustee shall terminate all of the rights and obligations of the Servicer under the applicable Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Servicer under the applicable Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the related prospectus supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities generally entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related prospectus supplement) to act as successor to the Servicer under the applicable Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Servicer under the applicable Agreement.

The Trustee or a successor servicer is entitled to be reimbursed for its costs in effecting a servicing transfer from the predecessor servicer. In the event that the predecessor servicer fails to reimburse the Trustee or successor servicer, the Trustee or successor servicer will be entitled to reimbursement from the assets of the related Trust.

The holders of Securities representing generally at least 66 2/3% of the Voting Rights allocated to the respective Classes of Securities affected by any event of default will be entitled to waive such event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under “—Events of Default under the Agreements” may be waived only by all of the Securityholders. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the applicable Agreement.

No Securityholders will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities generally evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Securityholders covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each Agreement may be amended by the parties thereto, without the consent of any Securityholders covered by the applicable Agreement, (i) to cure any ambiguity or mistake, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related prospectus supplement, (iii) to make any other provisions with respect to matters or questions arising under the applicable Agreement which are not materially inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that, in the case of clause (iii), such amendment will not adversely affect in any material respect the interests of any Securityholders covered by the applicable Agreement as evidenced either by an opinion of counsel to such effect or the delivery to the Trustee of written notification from each Rating Agency that provides, at the request of the Depositor, a rating for the Offered Securities of the related Series to the effect that such amendment or supplement will not cause such Rating Agency to lower or withdraw the then current rating assigned to such Securities. Each Agreement may also be amended by the Depositor, the Servicer and the Trustee, with the consent of the Securityholders affected thereby generally evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets which are required to be distributed on any Security without the consent of the Securityholder or (ii) reduce the consent percentages described in this paragraph without the consent of all the Securityholders covered by such Agreement then outstanding. However, with respect to any Series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the applicable Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

The Trustee

The Trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates, with any Servicer and its affiliates and with any Master Servicer and its affiliates. With respect to certain Series of Securities, a securities administrator will perform certain duties and functions normally performed by the Trustee. Any securities administrator will be a party to the applicable Agreement and will be named in the applicable prospectus supplement. Any securities administrator will have obligations and rights similar to the Trustee as described in this Prospectus.

Duties of the Trustee

The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the applicable Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the applicable Agreement.

Certain Matters Regarding the Trustee

The Trustee and any director, officer, employee or agent of the Trustee shall be reimbursed by the Trust Fund for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of the applicable Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Securityholders or the Trustee under the Agreement. In addition, the Trustee and its officers, directors, employees and agents shall be indemnified by the Trust Fund from, and held harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to the applicable Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties thereunder or by reason of the Trustee’s reckless disregard of obligations and duties thereunder.

Resignation and Removal of the Trustee

The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Servicer and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible to continue as such under the applicable Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any Class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Servicer. Securityholders of any Series generally entitled to at least 51% of the Voting Rights for such Series may at any time remove the Trustee without cause and appoint a successor trustee.

Any costs associated with the appointment of a successor trustee are required to be paid by the predecessor Trustee and, if not paid, will be reimbursed to the person incurring such costs from the assets of the related Trust Fund. Notwithstanding the foregoing, if the predecessor Trustee has been removed by a vote of the holders of the Securities as provided in the paragraph above, any costs associated with the appointment of a successor trustee will be reimbursed to the party incurring such costs from the assets of the related Trust Fund.

Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

Material Terms of the Indenture

General

The following summary describes the material provisions that may appear in each Indenture. The prospectus supplement for a Series of Notes will describe the specific provisions of the Indenture relating to such Series. The provisions of each Indenture will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. A form of an Indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part.

Events of Default

Events of default under the Indenture for each Series of Notes will generally include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Trust in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement; (iii) any representation or warranty made by the Trust in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust; or (v) any other event of default provided with respect to Notes of that Series.

If an event of default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related prospectus supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Securityholders of a majority in aggregate outstanding amount of the Notes of such Series.

If, following an event of default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an event of default, other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Securityholders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Securityholders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

In the event that the Indenture Trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the Securityholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Securityholders after the occurrence of such an event of default.

To the extent provided in the related prospectus supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Securityholders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an event of default shall occur and be continuing with respect to a Series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Securityholders of such Series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series, and the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Securityholders of the outstanding Notes of such Series affected thereby.

Discharge of Indenture

The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

Indenture Trustee’s Annual Report

The Indenture Trustee for each Series of Notes will be required to mail each year to all related Securityholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

The Indenture Trustee

The Indenture Trustee for a Series of Notes will be specified in the related prospectus supplement. The Indenture Trustee for any Series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such Series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable Series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any Series of Notes does not become effective until acceptance of the appointment by the successor trustee for such Series.

The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates, a Servicer or any of its affiliates or the Master Servicer or any of its affiliates.

DESCRIPTION OF CREDIT SUPPORT

Credit enhancement may be provided with respect to any Series of Securities only in one or more of the methods described below. The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered Class of Securities, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB (17 CFR 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a Series of Securities will be filed with the Commission as an exhibit to a Current Report on Form 8-K.

Subordination

If provided in the applicable prospectus supplement, one or more Classes of Senior Securities will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the months of those payments or of other unscheduled principal receipts or recoveries in the percentages and under the circumstances or for the periods specified in the applicable prospectus supplement. This type of allocation of principal prepayments or other unscheduled receipts or recoveries relating to principal to this Class or these Classes of Senior Securities will have the effect of accelerating the amortization of these Senior Securities while increasing the interests evidenced by the Subordinated Securities in the Trust Fund. Increasing the interests of the Subordinated Securities relative to that of the Senior Securities is intended to preserve the availability of the subordination provided by the Subordinated Securities.

If specified in the applicable prospectus supplement, the rights of the holders of the Subordinated Securities of a Series of Securities for which credit enhancement is provided through subordination to receive distributions with respect to the Assets in the related Trust Fund will be subordinated to the rights of the holders of the Senior Securities of the same Series. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Securities of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Securities against losses due to obligor defaults.

The protection afforded to the holders of Senior Securities of a Series of Securities for which credit enhancement is provided by the subordination feature described above will be effected by (i) the preferential right of these holders to receive, prior to any distribution being made to the related Subordinated Securities on each Distribution Date, current distributions on the related Assets of principal and interest due them on each Distribution Date out of the funds available for distribution on that date in the related Distribution Account, (ii) by the right of these holders to receive future distributions on the Assets that would otherwise have been payable to the holders of Subordinated Securities and/or (iii) by the prior allocation to the Subordinated Securities of all or a portion of losses realized on the related Assets.

Losses realized on liquidated Assets (other than, if specified in the applicable prospectus supplement, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses as described below) will be allocated to the holders of Subordinated Securities through a reduction of the amount of principal payments on the Assets to which these holders are entitled before any corresponding reduction is made in respect of the Senior Security.

A “Special Hazard Loss” is a loss on a liquidated Asset occurring as a result of a hazard not insured against under a standard hazard insurance policy of the type described below under “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Hazard Insurance Policies.” A “Fraud Loss” is a loss on a liquidated Asset due to fraud in the origination of that Asset. A “Bankruptcy Loss” is a loss on a liquidated Asset attributable to certain actions which may be taken by a bankruptcy court in connection with a Asset, including a reduction by a bankruptcy court of the principal balance of or the interest rate on an Asset or an extension of its maturity. Special Hazard Losses in excess of the amount specified in the applicable prospectus supplement (the “Special Hazard Loss Amount”), if any, are “Excess Special Hazard Losses.” Fraud Losses in excess of the amount specified in the applicable prospectus supplement (the “Fraud Loss Amount”), if any, are “Excess Fraud Losses.” Bankruptcy Losses in excess of the amount specified in the applicable prospectus supplement (the “Bankruptcy Loss Amount”), if any, are “Excess Bankruptcy Losses.” Any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses for a Series will be allocated on a pro rata basis among the related Classes of Senior and Subordinated Securities. An allocation of a loss on a “pro rata” basis among two or more Classes of Securities means an allocation on a pro rata basis to each of those Classes of Securities on the basis of their then-outstanding Security Balances in the case of the principal portion of a loss or based on accrued interest in the case of an interest portion of a loss.

Since the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount, if any, for a Series of Securities are each expected to be less than the amount of principal payments on the Assets to which the holders of the Subordinated Securities of the Series are initially entitled (the amount of principal payments being subject to reduction, as described above, as a result of allocation of losses on liquidated Assets that are not Special Hazard Losses, Fraud Losses or Bankruptcy Losses), the holders of Subordinated Securities of that Series will bear the risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses to a lesser extent than they will bear other losses on liquidated Assets.

Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Securities, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Securities could occur if losses realized on the Assets in a Trust Fund were exceptionally high and were concentrated in a particular month.

The holders of Subordinated Securities will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Securities of the same Series.

Limited Guarantee

If specified in the prospectus supplement for a Series of Securities, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in that prospectus supplement. The limited guarantee may cover deficiencies in amounts otherwise payable on some or all of the Securities of a Series. The limited guarantee may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The limited guarantee may provide additional protection against losses on the Assets included in a Trust Fund, provide payment of administrative expenses, or establish a minimum reinvestment rate on the payments made on the Assets or principal payment rate on the Assets. A limited guarantee will be limited in amount to the dollar amount or percentage of the principal balance of the Assets or Securities specified in the applicable prospectus supplement.

Financial Guaranty Insurance Policy or Surety Bond

If specified in the prospectus supplement for a Series of Securities, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by one or more insurers named in that prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more Classes of Securities of the related Series, timely distributions of interest and ultimate distributions of principal at the dates set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a Securityholder that is subsequently recovered as a preferential transfer under the Bankruptcy Code.

Letter of Credit

If specified in the prospectus supplement for a Series of Securities, credit enhancement may be provided by a letter of credit issued by a bank or other financial institution specified in the applicable prospectus supplement. Under the letter of credit, the provider will be obligated to pay up to an aggregate fixed dollar amount, net of previous drawings on the letter, equal to the percentage specified in the prospectus supplement of the unpaid principal balance of the Assets or of one or more Classes of Securities. If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of an Asset. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments previously paid. The obligations of the provider under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the Trust.

Pool Insurance Policy

If specified in the prospectus supplement relating to a Series of Securities, credit enhancement may be provided by a mortgage pool insurance policy for the Mortgage Loans in the related Trust Fund. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover all or a portion of any loss by reason of default on a Mortgage Loan in an amount equal to a percentage specified in the applicable prospectus supplement of the unpaid principal balance of the Mortgage Loans. As described under “Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Due-on-Sale Provisions,” the Servicer or the Master Servicer, as the case may be, generally will be required to use its best efforts to maintain the mortgage pool insurance policy and to present claims to the pool insurer. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of specified conditions precedent described below. The mortgage pool insurance policies will generally not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, regardless of the reason for nonpayment.

As more specifically provided in the related prospectus supplement, each mortgage pool insurance policy will provide for conditions under which claims may be presented and covered under the policy. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to its unpaid principal balance plus accrued and unpaid interest at the applicable Mortgage Interest Rate to the date of purchase plus certain Advances, or (b) to pay the amount by which the sum of the unpaid principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Interest Rate to the date of payment of the claim plus certain Advances exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy.

Securityholders may experience a shortfall in the amount of interest payable on the related Securities in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, Securityholders may also experience losses with respect to the related Securities in connection with payments made under a mortgage pool insurance policy to the extent that the related Servicer expends funds to cover unpaid real estate taxes or to repair the related Mortgaged Property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the related Servicer from funds otherwise payable to the Securityholders. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, a Servicer will generally not be required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to one or more Classes of Securities on liquidation of the Mortgage Loan after reimbursement of the related Servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or insurance proceeds.

A mortgage pool insurance policy and some primary mortgage insurance policies will generally not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor, the seller or other persons involved in the origination of the Mortgage Loan, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless as specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss.

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related Series of Securities by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the related Servicer or Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related Securities, to the extent not covered by other credit enhancements.

Special Hazard Insurance Policy

Any insurance policy covering Special Hazard Losses obtained for a Trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy will be subject to limitations described in this paragraph and in the related prospectus supplement, if any, and will protect the related Securityholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related Pooling and Servicing Agreement or Indenture and will be subject to reduction as described in the related Pooling and Servicing Agreement or Indenture. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property securing the Mortgage Loan or Manufactured Home securing the Contract has been kept in force and other protection and preservation expenses have been paid by the related Servicer or Master Servicer, as the case may be.

In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to the Mortgaged Property securing a foreclosed Mortgage Loan or Manufactured Home securing a foreclosed Contract, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the obligor or the related Servicer or Master Servicer, as the case may be, the insurer will pay the lesser of (i) the cost of repair or replacement of the related Mortgaged Property or Manufactured Home or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the Mortgage Loan or Contract Rate at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Interest Rate or Contract Rate to the date of claim settlement and certain expenses incurred by the related Servicer or Master Servicer, as the case may be, with respect to the related Mortgaged Property or Manufactured Home.

If the Mortgaged Property or Manufactured Home is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the Mortgaged Property or Manufactured Home. If the unpaid principal balance plus accrued interest and certain Advances is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Mortgaged Property or Manufactured Home. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any mortgage pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted Mortgage Loan secured by the related Mortgaged Property or Contract secured by the related Manufactured Home. The payment described under (ii) above will render presentation of a claim relating to an Asset under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related Asset plus accrued interest and certain Advances will not affect the total insurance proceeds paid to Securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

Mortgagor Bankruptcy Bond

If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a Mortgage Loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by the court of the unpaid principal balance of a Mortgage Loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement.

Reserve Fund

If specified in the applicable prospectus supplement, credit enhancement with respect to a Series of Securities may be provided by the establishment of one or more reserve funds for the Series. Any reserve fund for a Series may be funded (i) by a deposit of cash, U.S. Treasury securities or instruments evidencing entitlements to principal or interest payments, letters of credit, demand notes, certificates of deposit or a combination of these in the aggregate amount specified in the applicable prospectus supplement or (ii) by the deposit from time to time of certain amounts received on or in respect of the related Assets, as specified in the applicable prospectus supplement.

If specified in the prospectus supplement, reserve funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain interest shortfalls arising from the timing of principal prepayments, certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of an Asset. Following each Distribution Date amounts in a reserve fund in excess of any required reserve fund amount may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the related Securities.

If specified in the prospectus supplement, any reinvestment income or other gain from investments in certain investments acceptable to the applicable Rating Agencies will be credited to the related reserve fund for the Series, and any loss resulting from the investments will be charged to the reserve fund. The reserve fund for a Series will not be a part of the Trust Fund.

Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the required reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to Securityholders and use of investment earnings from the reserve fund, if any.

Cross Collateralization

If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of Assets included in a Trust Fund may be evidenced by separate Classes of Securities. In this case, credit support may be provided by a cross collateralization feature which requires that distributions be made to certain Classes from Asset payments that would otherwise be distributed to Subordinated Securities evidencing a beneficial ownership interest in other loan groups within the same Trust Fund. As a result, the amount of credit enhancement available to a Class of Securities against future losses on the Assets in which that Class represents an interest may be reduced as the result of losses on a group of Assets in which that Class has no interest. The applicable prospectus supplement for a Series that includes a cross collateralization feature will describe its specific operation.

Overcollateralization

If specified in the related prospectus supplement, subordination provisions of a Series may be used to accelerate to a limited extent the amortization of one or more Classes of Securities relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Securities. This acceleration feature creates, with respect to the Assets or a group of Assets, overcollateralization which results from the excess of the aggregate principal balance of the related Assets, or group of Assets, over the Security Balance of the related Class or Classes of Securities. This acceleration may continue for the life of the related Securities, or may have a shorter duration. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, this limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Interest

If specified in the related prospectus supplement, the Assets in a Trust may generate more interest than is necessary to pay the interest earned on the Classes of Securities each month. The excess interest may be used to maintain overcollateralization, to pay interest that was previously earned but not paid to certain Classes of Securities and to reimburse certain Classes of Securities for losses and certain shortfalls that they experienced previously.

If specified in the applicable prospectus supplement, amounts received by the Trustee under any Cash Flow Agreement described below under “Cash Flow Agreements” may also be used to provide credit enhancement for one or more Classes of Securities.

CASH FLOW AGREEMENTS

If specified in the prospectus supplement, the Trust Fund may include cash flow agreements consisting only of one or more guaranteed investment contracts, swap agreements or interest rate cap or floor agreements (also called yield maintenance agreements), each of which agreements is intended to reduce the effects of interest rate fluctuations on the assets or on one or more Classes of Securities (each, a “Cash Flow Agreement”). The applicable prospectus supplement will describe the name, organizational form and general character of the business of the counterparty under any Cash Flow Agreement. In addition, the prospectus supplement for the related Series of Securities will disclose the significance percentage, calculated in accordance with Item 1115 of Regulation AB (17 CFR 229.1115). To the extent this percentage is (a) 10% or more but less than 20%, the related prospectus supplement will provide financial data required by Item 301 of Regulation S-K (17 CFR 229.301) or (b) greater than 20%, the related prospectus supplement will provide financial statements required by Item 1115(b)(2) of Regulation AB (17 CFR 229.1115) and, in either case, the related prospectus supplement will contain a description of the operation and material terms of the Cash Flow Agreement, including, without limitation, conditions to payment or limits on the timing or amount of payments and material provisions relating to the termination or substitution of the Cash Flow Agreement. Copies of the Cash Flow Agreement, if any, relating to a Series of Securities will be filed with the Commission as an exhibit to a Current Report on Form 8-K.

Guaranteed Investment Contracts

If specified in the related prospectus supplement, the Trustee on behalf of the Trust may enter into one or more guaranteed investment contracts. Guaranteed investment contracts are generally used to maximize the investment income on funds held between Distribution Dates pending distribution to Securityholders. Under a guaranteed investment contract, the issuer of the contract, which is typically a highly rated financial institution, guarantees a fixed or floating rate of interest over the life of the contract, as well as the ultimate return of the principal. Any payments received from the issuer of the contract by the Trust will be distributed to the related Class or Classes of Securities as specified in the applicable prospectus supplement.

Yield Maintenance Agreements

If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into one or more yield maintenance agreements in order to support the yield of one or more Classes of Securities. The counterparty to a yield maintenance agreement will receive an upfront payment and the Trust will have no ongoing payment obligations. Generally, if the index specified in the applicable prospectus supplement, which index will be one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate, exceeds a percentage for a particular date specified in the applicable prospectus supplement, the counterparty to the yield maintenance agreement will be required to pay to the Trustee an amount equal to that excess multiplied by a notional amount or the Security Balance or Balances of one or more Classes of Securities multiplied by one-twelfth. This amount may be adjusted to reflect the actual number of days in the Interest Accrual Period for the related Class or Classes of Securities and will be paid to the Class or Classes of Securities as specified in the related prospectus supplement.

Swap Agreements

If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into a swap agreement to support the yield on one or more Classes of Securities. Under the swap agreement, the Trust will be obligated to pay an amount equal to a certain percentage of a notional amount set forth in the related prospectus supplement to the counterparty and the Trust will be entitled to receive an amount equal to one-month, three-month, six-month or one-year LIBOR, CMT, COFI, MTA or the Prime Rate on the notional amount from the counterparty, until the swap agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party. In the event that the Trust is required to make a payment to the counterparty, that payment will be paid on the related Distribution Date prior to distributions to Securityholders. Generally, any payments received from the counterparty by the Trust will be distributed to cover certain shortfalls as set forth in the applicable prospectus supplement.

If specified in the related prospectus supplement, the Trustee on behalf of the Trust will enter into one or more swap agreements to cover any shortfalls on one or more Classes of Securities in the event those Securities are auctioned to third party investors on a date specified in the related prospectus supplement and the proceeds from the auction are less than the outstanding Security Balance of the applicable Class or Classes of Securities plus any accrued and unpaid interest. In the event the proceeds from the auction are greater than the outstanding Security Balance or Security Balances of the applicable Class or Classes of Securities plus any accrued and unpaid interest, this excess will be paid to the counterparty or counterparties under the swap agreement(s). See “Risk Factors — Amounts Received from the Auction and the Swap Agreement May Be Insufficient to Assure Completion of the Auction” and “— Mandatory Auction of Securities” in this prospectus.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains summaries, which are general in nature, of certain legal aspects of loans secured by single-family or multi-family residential properties. Because these legal aspects are governed primarily by applicable state law(which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See “Description of the Trust Funds—Assets.”

General

All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as “mortgages.” Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties—a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this prospectus, unless the context otherwise requires, “mortgagor” includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

The Mortgages that encumber Multifamily Properties may contain an assignment of rents and leases, pursuant to which the mortgagor assigns to the lender the mortgagor’s right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Depositor, the Asset Seller or other entity specified in the related prospectus supplement will make certain representations and warranties in the applicable Agreement or certain representations and warranties will be assigned to the Trustee with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the prospectus supplement.

Condominiums

Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit. The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

Cooperatives

Certain of the Mortgage Loans may be cooperative loans. The Cooperative either owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or leases the land generally by a long term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the Cooperative incurs a blanket mortgage in connection with the construction or purchase of the Cooperative’s apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.

The Cooperative is owned by tenant stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant stockholder’s pro rata share of the Cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Leaseholds

Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain considerations not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these consideration is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This possibility may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain all of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure those defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the simultaneous release of the ground lessee’s liabilities under the new lease; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination.

In addition to the preceding protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee’s right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of that clause has not been established. Without the protections described in the preceding paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Land Sale Contracts

Under Land Sale Contracts the contract seller (hereinafter referred to as the “Contract Lender”) retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the “contract borrower”) for the payment of the purchase price, plus interest, over the term of the Land Sale Contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Land Sale Contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Land Sale Contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. The contract lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the Land Sale Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of contract borrower default during the early years of a Land Sale Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Land Sale Contracts from the harsh consequences of forfeiture. Under such statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a Land Sale Contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender’s procedures for obtaining possession and clear title under a Land Sale Contract for the sale of real estate in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Foreclosure

General

Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor’s default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, that may be recovered by a lender.

A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and certain governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year the Trust Fund acquired the property. With respect to a Series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the applicable Agreement will permit foreclosed property to be held for more than such period of time if the IRS grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (“UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in a building so converted.

Junior Mortgages

Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See “—Foreclosure” herein.

Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

Rights of Redemption

The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders

Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”), and state laws affording relief to debtors (together with the Bankruptcy Code, the “Insolvency Laws”) may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may “bid in” (i.e., bid up to the amount of the debt) at the sale of the asset. See “—Foreclosure.” A homeowner may also file for relief under Chapter 11 of the bankruptcy code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the “wage earner chapter” or “consumer chapter” because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.)

The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor’s principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender’s security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower’s unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court’s approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor’s residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when the repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

Generally, a repayment plan in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower’s principal residence and the property is the lender’s only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor’s principal residence and by collateral that is not “inextricably bound” to the real property, such as appliances, machinery, or furniture. Certain courts have also allowed modifications when the Mortgage Loan is fully unsecured at the time of bankruptcy.

The general protection for mortgages secured only by the debtor’s principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor’s Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

The Bankruptcy Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

Enforceability of Certain Provisions

Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.

Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Environmental Considerations

A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls (“PCBs”). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens (“Superliens”). In the latter states, the security interest of the Trustee in a property that is subject to such Superlien could be adversely affected.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action (“Cleanup Costs”) if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of “potentially responsible parties,” including current “owners and/or operators” of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other “off-site” locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Fund. Under the laws of some states and under CERCLA, a lender may be liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have “participated in the management” of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA’s definition of “owner or operator” is a person “who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

The Resource Conservation and Recovery Act, as amended (“RCRA”), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank (“UST”) or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA’s secured-creditor exemption. The court’s opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower’s treatment of hazardous waste. The court added that a lender’s capacity to influence such decisions could be inferred from the extent of its involvement in the facility’s financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent “some actual management of the facility” on the part of the lender.

Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

On September 28, 1996, Congress enacted, and on September 30, 1996 the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the “Asset Conservation Act”). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption. This legislation more clearly defines the kinds of activities that would constitute “participation in management” and that therefore would trigger liability for secured parties under CERCLA. It also identified certain activities that ordinarily would not trigger liability, provided, however, that such activities did not otherwise rise to the level of “participation in management.” The Asset Conservation Act specifically reverses the Fleet Factors “capacity to influence” standard. The Asset Conservation Act also provides additional protection against liability in the event of foreclosure. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Fund and occasion a loss to the Trust Fund and to Securityholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.

Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any Servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property; the impact on Securityholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the Depositor is authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property.

Due-on-Sale Clauses

The Mortgage Loans will generally contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, “due-on-sale” clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a “due-on-sale” clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment charge upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a “due-on-sale” clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

Prepayment Charges

Some state laws restrict the imposition of Prepayment Charges and late fees even when the mortgage loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982 (the “Parity Act”), permits the collection of Prepayment Charges and late fees in connection with some types of eligible mortgage loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that Prepayment Charges and late fees may not be collected even on loans that provide for the payment of those charges. The “OTS”, the agency that administers the Parity Act for unregulated, non-federally chartered housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized state-chartered housing creditors to charge Prepayment Charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to mortgage loans originated on or after July 1, 2003. However, the OTS’s ruling does not retroactively affect mortgage loans originated by such entities before July 1, 2003.

Subordinate Financing

Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state’s usury law would not apply to such mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Homeowners Protection Act of 1998

The Homeowners Protection Act of 1998 (“HOPA“) provides for certain disclosure and termination requirements for primary mortgage insurance (“PMI“). The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. Such termination provisions govern when a mortgagor may cancel the requirement to maintain PMI and when the requirement to maintain PMI is automatically terminated. In general, voluntary termination is permitted and automatic termination occurs when the principal balance of the mortgage loan is reduced to 80% or 78%, respectively, of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. Such disclosure requirements include notification of the circumstances whereby a mortgagor may cancel PMI, the date when PMI automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of PMI, the servicer shall provide written notification that such PMI is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney’s fees.

Texas Home Equity Loans

Generally, any “cash-out” refinance or other non-purchase money transaction (except for rate/term refinance loans and certain other narrow exceptions) secured by a Texas resident’s principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas and its implementing statutes and regulations (the “Texas Home Equity Laws“). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the Mortgage Loan unenforceable and/or the lien on the Mortgaged Property voidable unless cured within 60 days after the borrower provides notice of the defect to the lender. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of such loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the Mortgaged Property to be void, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan. Title insurance generally available on such Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a mortgagor who enters military service after the origination of such mortgagor’s Mortgage Loan, including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the mortgagor’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. Further, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. The Relief Act applies to mortgagors who are members of the U.S. Armed Forces and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code (the “California Military Code”) provides protection substantially similar to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. In addition, other states have enacted comparable legislation which may interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of mortgagors in such states who are active or reserve members of the armed services. It is possible that the Relief Act, the California Military Code or similar state law could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Fund. Any shortfall in interest collections resulting from the application of the Relief Act, the California Military Code or similar state law could result in losses to the holders of the Securities of the related Series. Further, since the Relief Act, the California Military Code and similar state law impose limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the mortgagor’s period of active duty status, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there can be no assurance that such a defense will be successful.

CERTAIN LEGAL ASPECTS OF THE CONTRACTS

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Contracts. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Contracts may be originated.

General

As a result of the assignment of the Contracts to the Trustee, the Trustee will succeed collectively to all of the rights (including the right to receive payment on the Contracts) of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

The Contracts generally are “chattel paper” as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the applicable Agreement, the Servicer will transfer physical possession of the Contracts to the Trustee or its custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee’s ownership of the Contracts. The Contracts will be stamped or marked otherwise to reflect their assignment from the Company to the Trustee only if provided in the related prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee’s interest in Contracts could be defeated.

Security Interests in the Manufactured Homes

The Manufactured Homes securing the Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Asset Seller may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Asset Seller fails, due to clerical error, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Asset Seller may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Asset Seller and transferred to the Depositor. With respect to a Series of Securities and if so described in the related prospectus supplement, the Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Warranting Party will represent that as of the date of the sale to the Depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

The Depositor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the Securityholders. The Depositor or the Trustee will amend the certificates of title (or file UCC-3 statements) to identify the Trustee as the new secured party, and will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee only if specified in the related prospectus supplement. Accordingly, the Asset Seller (or other originator of the Contracts) will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to Servicer’s rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title (or the filing of a UCC-3 statement), such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Asset Seller (or such other originator of the Contracts) or a trustee in bankruptcy of the Asset Seller (or such other originator).

In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Asset Seller (or other originator of the Contracts) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee’s security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Servicer must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Asset Seller (or other originator) would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing contract sells a manufactured home, the Servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the applicable Agreement, the Servicer is obligated to take such steps, at the Servicer’s expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority even over a perfected security interest. The Warranting Party will represent in the applicable Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

Enforcement of Security Interests in Manufactured Homes

The Servicer on behalf of the Trustee, to the extent required by the applicable Agreement, may take action to enforce the Trustee’s security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Certain other statutory provisions, including Insolvency Laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Servicemembers Civil Relief Act

The terms of the Relief Act apply to an obligor on a Contract as described for a mortgagor on a Mortgage Loan under “Certain Legal Aspects of Mortgage Loans—Servicemembers Civil Relief Act.”

Consumer Protection Laws

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses

The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. Generally, it is expected that the Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer’s ability to do so will depend on the enforceability under state law of the “due-on-sale” clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of “due-on-sale” clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a “due-on-sale” clause in respect of certain Manufactured Homes.

Applicability of Usury Laws

Title V provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related Asset Seller will represent that all of the Contracts comply with applicable usury law.

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is based on the advice of Hunton & Williams LLP or Cadwalader, Wickersham & Taft LLP, as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. As to any Securities offered pursuant hereto, Hunton & Williams LLP or Cadwalader, Wickersham & Taft LLP is of the opinion that the following discussion, as supplemented by the discussion under the heading “Federal Income Tax Consequences,” if any, in the prospectus supplement accompanying this prospectus with respect to those Securities, is correct in all material respects as of the date of such prospectus supplement. Except as specifically set forth elsewhere herein, the opinion set forth in the preceding sentence and any opinions specifically set forth in this discussion or the related prospectus supplement are the only opinions being rendered with respect to tax matters affecting the Securities offered hereunder by Hunton & Williams LLP or Cadwalader, Wickersham & Taft LLP. The opinion stated above and the opinions specifically identified as such in the following discussion and in the related prospectus supplement are the only opinions that Hunton & Williams LLP or Cadwalader, Wickersham & Taft LLP has been asked to render with respect to the tax consequences of the purchase, ownership and dispositions of the Securities offered under this prospectus and the related prospectus supplement. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, or the opinions stated, herein and in the prospectus supplement may not meet the conditions necessary for purchasers’ reliance on that summary, or those opinions, to exculpate them from the asserted penalties. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus.

In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See “State and Other Tax Consequences.” Securityholders are encouraged to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

The following discussion addresses securities of four general types: (i) securities (“REMIC Securities”) representing interests in a Trust Fund, or a portion thereof, that the Trustee will make one or more elections to have treated as a real estate mortgage investment conduit (“REMIC” ) under Sections 860A through 860G (the “REMIC Provisions”) of the Code, (ii) securities (“Grantor Trust Securities”) representing interests in a Trust Fund (“Grantor Trust Fund”) as to which no such election will be made, (iii) securities (“Partnership Securities”) representing interests in a Trust Fund (“Partnership Trust Fund”) which is treated as a partnership for federal income tax purposes, and (iv) securities (“Debt Securities”) representing indebtedness of a Partnership Trust Fund for federal income tax purposes. The prospectus supplement for each Series of Securities will indicate which of the foregoing treatments will apply to such Series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, (i) references to a “Securityholder” or a “holder” are to the beneficial owner of a Security, (ii) references to “REMIC Pool” are to an entity or portion thereof as to which a REMIC election will be made and (iii)  references to “Mortgage Loans” include Contracts. Generally, no REMIC election will be made with respect to Unsecured Home Improvement Loans.

The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the “OID Regulations”), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the “REMIC Regulations”). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.

Taxable Mortgage Pools

Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”). Any entity other than a REMIC will be considered a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of “real estate mortgages,” (ii) such entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payments on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations. The Depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICS

Classification of REMICs

With respect to each Series of REMIC Securities, assuming (i) the making of an appropriate election, (ii) compliance with all provisions of the related Pooling and Servicing Agreement, (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of “regular interests” (“Regular Securities”) or “residual interests” (“Residual Securities”) in that REMIC within the meaning of the REMIC Provisions.

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling and Servicing Agreement with respect to each Series of REMIC Securities will contain provisions meeting these requirements. See “—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities—Disqualified Organizations.”

A qualified mortgage is any obligation that is principally secured by an interest in real property and that (i) is either transferred to the REMIC Pool on the Startup Day, (ii) is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day or (iii) represents an increase in the principal amount of the obligation under the terms of such obligation described in (i) or (ii) above if such increase is attributable to an advance made to the obligor pursuant to the original terms of the obligation, occurs after the Startup Day of the REMIC and is purchased by the REMIC pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in Tiered REMICs. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a “single family residence” under Code Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a “defective obligation” within a two-year period thereafter. A “defective obligation” includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A mortgage loan that is “defective” as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool (i) to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies or (ii) to provide a source of funding for the purchase of additional mortgage loans pursuant to a qualifying fixed price or additional draws made by mortgagors under the terms of loans held by the related REMIC. The aggregate fair market of any such reserve cannot exceed 50% of the aggregate fair market value of all assets of the REMIC on the Startup Day. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held beyond the close of the third calendar year beginning after the taxable year of acquisition unless an extension is granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more Classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. A specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a Series will constitute one or more Classes of regular interests, and the Residual Securities with respect to that Series will constitute a single Class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC pool, electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund’s income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC Pool will include provisions designed to maintain the Trust Fund’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

Characterization of Investments in REMIC Securities

In general, the REMIC Securities will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying such Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Mortgage Loans, it is possible that the percentage of such assets constituting “loans . . . secured by an interest in real property which is . . . residential real property” for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon (the “Buydown Funds”). Interest (including original issue discount) on the Regular Securities and income allocated to the Class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Securities are treated as “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. In addition, the Regular Securities generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC Pool’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during such calendar quarter. The REMIC will report those determinations to Securityholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC Pool will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures

For certain Series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (“Tiered REMICs”) for federal income tax purposes. Upon the issuance of any such Series of REMIC Securities, Hunton & Williams LLP or Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the Tiered REMICs will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Securities will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of Regular Securities

General

In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the “Regular Securityholder”), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder’s basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholder.

Original Issue Discount

Accrual Securities will be, and other Classes of Regular Securities may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any Class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent such issues are not addressed the OID Regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

Each Regular Security (except to the extent described below with respect to a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Securityholder or by random lot (a “Non-Pro Rata Security”)) will be treated as a single installment obligation for purposes of determining the original issue discount includable in a Regular Securityholder’s income. The total amount of original issue discount on a Regular Security is the excess of the “stated redemption price at maturity” of the Regular Security over its “issue price.” The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if such distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a Series of Regular Securities will be set forth in the applicable prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See “—Election to Treat All Interest Under the Constant Yield Method.”

A Regular Securityholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below for a Non-Pro Rata Security, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security’s stated redemption price at maturity that were made on the Regular Security in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Securities can result in both a change in the priority of principal payments with respect to certain Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

In the case of a Non-Pro Rata Security, it is anticipated that the Trustee will determine the yield to maturity of such Security based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Security (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Security of such Class (or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata Security after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Securities providing for a delay between record dates and Distribution Dates. Under the proposed regulations, the period over which original issue discount accrues would coincide with the period over which the right of Regular Securityholders to interest payments accrues under the pooling and servicing agreement for a series or indenture for a series rather than over the period between Distribution Dates. If the proposed regulations are adopted in the same form as proposed, Regular Securityholders would be required to accrue interest from the closing date of the series to the first record date for such series, but would not be required to accrue interest after the last record date for such series. The proposed regulations are limited to Regular Securities with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Security issued after the date the final regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Securities

Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more “qualified floating rates,” (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate,” or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate.” A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater that 0.65 but not more than 1.35, increased or decreased by a fixed rate. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Security (i) bearing interest at a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, it is anticipated that the Trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under “Original Issue Discount,” with the yield to maturity and future payments on such Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includable in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Seller intends to treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed-rate Mortgage Loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable-rate Mortgage Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Securities.

Market Discount

A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Security (i) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (ii) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of such Regular Security at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Security as distributions includable in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includable in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of such Regular Security) multiplied by the weighted average maturity of the Regular Security (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “—Original Issue Discount” above.

Under provisions of the OID Regulations relating to contingent payment obligations, a secondary purchaser of a Regular Security that has “contingent interest” at a discount generally would continue to accrue interest and determine adjustments on the Regular Security based on the original projected payment schedule devised by the issuer of the Security. The holder of such a Regular Security would be required, however, to allocate the difference between the adjusted issue price of the Regular Security and its basis in the Regular Security as positive adjustments to the accruals or projected payments on the Regular Security over the remaining term of the Regular Security in a manner that is reasonable (e.g., based on a constant yield to maturity).

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Amortizable Premium

A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a “capital asset” within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. Such election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the IRS. Final Treasury regulations have been issued with respect to amortizable bond premiums which do not by their terms apply to prepayable debt instruments such as the Regular Securities. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deduction. See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Amortizable premium on a Regular Security that is subject to redemption at the option of the issuer generally must be amortized as if the optional redemption price and date were the Security’s principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a holder of a Regular Security would not be able to amortize any premium on a Regular Security that is subject to optional redemption at a price equal to or greater than the Securityholder’s acquisition price unless and until the redemption option expires. A Regular Security subject to redemption at the option of the issuer described in the preceding sentence will be treated as having matured on the redemption date for the redemption price and then as having been reissued on that date for that price. Any premium remaining on the Regular Security at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a Class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Treatment of Losses

Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectable. Accordingly, the holder of a Regular Security, particularly a Subordinated Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectable, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Securities becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Securityholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Securities is reduced to reflect losses resulting from any liquidated Mortgage Loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer such deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

Sale or Exchange of Regular Securities

If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). Such gain will be treated as ordinary income (i) if a Regular Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includable in the gross income of the holder if its yield on such Regular Security were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includable in the gross income of such holder with respect to such Regular Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. Currently, the maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Owners of Residual Securities

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includable as ordinary income or loss in determining the federal taxable income of holders of Residual Securities (“Residual Holders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that, in addition to certain other adjustments, (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any Class of the related Series outstanding.

The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and (ii) the discount on the Mortgage Loans which is includable in income may exceed the deduction allowed upon such distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Securities, may have a significant adverse effect upon a Residual Holder’s after-tax rate of return.

A portion of the income of a Residual Securityholder may be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Securityholder. See “—Limitations on Offset or Exemption of REMIC Income” below. In addition, a Residual Holder’s taxable income during certain periods may exceed the income reflected by such Residual Holders for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. Although the law is unclear in certain respects, such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under “—Taxation of REMIC Income,” the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Securities.

A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. The regulations require inducement fees to be included in income over a period reasonably related to the period in which a Residual Security is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the holder uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If a Residual Holder sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition. A prospective purchase of a Residual Security should consult with its tax counsel regarding the effect of these conditions.

Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool’s basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of Mortgage Loans to the REMIC Pool and “—Sale or Exchange of a Residual Security” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although it is anticipated that the Trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under “—Taxation of Owners of Regular Securities—Original Issue Discount” and “—Variable Rate Regular Securities,” without regard to the de minimis rule described therein, and “—Taxation of Owners of Regular Securities—Amortizable Premium.”

Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under “—Taxation of Owners of Regular Securities—Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “—Taxation of Owners of Regular Securities—Amortizable Premium,” a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion (or all) of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Security at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Security prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Securities diminishes.

The portion of a Residual Holder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder’s excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “—Taxation of Certain Foreign Investors—Residual Securities” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Securities

Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes, (i) ”Disqualified Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) ”Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis, and (iii) an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee furnished to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing such Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Security to certify to the matters in the preceding sentence as part of the affidavit described above under the heading “Disqualified Organizations.”

In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied: Either

(a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

(i) the present value of any consideration given to the transferee to acquire the interest;

(ii) the present value of the expected future distributions on the interest; and

(iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations in class (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

(b)  (i) the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests; Generally $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible “C” corporation and would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

The Pooling and Servicing Agreement will not require that transfers of the Residual Securities meet the fourth requirement above. Consequently, those transfers may not meet the safe harbor. Persons considering the purchase of the Residual Securities should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Securities.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as defined below) and may apply to United States Partnerships that have any non-U.S. Person as Partners, unless such transferee’s or non-U.S. Person Partner income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

The prospectus supplement relating to the Securities of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term “U.S. Person” means a citizens or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Security

Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “—Taxation of Owners of Residual Securities—Basis and Losses”) of such Residual Holder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Holder’s Residual Security. It is possible that the termination of the REMIC pool may be treated as a sale of a Residual Holder’s Residual Securities in which case, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Security will be treated as ordinary income (i) if a Residual Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

Mark to Market Regulations

The IRS has issued final regulations (the “Mark to Market Regulations”) under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Security is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transaction by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includable in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgages other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a qualified mortgage generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

Net Income from Foreclosure Property

The REMIC Pool will be subject of federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the close of the third calendar year beginning after the year in which the REMIC Pool acquires such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the Master Servicer to act as tax matters person in its capacity as agent of such Residual Holder, such Residual Holder or such other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of certain administrative and judicial proceedings regarding the REMIC Pool’s tax affairs, although other holders of the Residual Securities of the same Series would be able to participate in such proceedings in appropriate circumstances.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. Under current law, the applicable Code Section 68 reduction is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. With respect to a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of such expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. All such expenses will be allocable to the Residual Securities. In general, such allocable portion will be determined based on the ratio that a REMIC Securityholder’s income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

Taxation of Certain Foreign Investors

Regular Securities

Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, generally will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that (i) such interest is not effectively connected with the conduct of a trade or business in the United States of the Securityholder, (ii) such non-U.S. Person is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C). To avoid withholding tax, such Securityholders must provide certain documentation. The appropriate documentation includes IRS Form W-8BEN, if the non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Security being effectively connected to a United States trade or business; IRS Form W-8BEN or IRS Form W-8IMY, if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Security; and IRS Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding, on behalf of its partners, if the non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certificate. A non-”qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such non-U.S. Person. In the latter case, such non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Security. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

Residual Securities

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as “portfolio interest,” subject to the conditions described in “—Regular Securities” above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Taxation of Owners of Residual Securities—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Holders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “—Taxation of Owners of Residual Securities—Tax-Related Restrictions on Transfer of Residual Securities—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.” Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

The Internal Revenue Service issued temporary regulations on August 1, 2006 (the “Temporary Regulations”) modifying the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The Temporary Regulations are effective generally for interests in a REMIC residual interest first acquired on or after August 1, 2006, and accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The Temporary Regulations also provide that excess inclusions are United States source income.

In the case of REMIC residual interests held by a foreign person through a partnership, the Temporary Regulations deem the amount of excess inclusion income allocated to the foreign partner to be received by the foreign partner on the last day of the partnership’s taxable year, except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

In the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the foreign person must include in income the amount of excess inclusion allocated to it at the same time that other income from the trust, company, fund, or organization would be taken into account.

The Temporary Regulations also expressly make subject to withholding tax excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity). In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary Regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee's money or property and knows the facts giving rise to the payment.

Investors who are Non-U.S. Persons should consult their tax advisors regarding the specific tax consequences to them of owning Residual Securities.

Backup Withholding

Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% (increasing to 31% after 2010) on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Holder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a non-U.S. Person and provides IRS Form W-8BEN identifying the non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Securityholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Prospective investors are encouraged to consult their own tax advisors regarding the application to them of information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Securities. Holders through nominees must request such information from the nominee.

The IRS’s Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence). Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code Section 67 expenses (see “—Taxes That May Be Imposed on the REMIC Pool—Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “Characterization of Investments in REMIC Securities.”

Residual Holders should be aware that their responsibilities as holders of the residual interest in a REMIC Pool, including the duty to account for their shares of the REMIC Pool’s income or loss on their returns, continue for the life of the REMIC Pool, even after the principal and interest on their Residual Securities have been paid in full.

Treasury regulations provide that a Residual Holder is not required to treat items on its return consistently with their treatment on the REMIC Pool’s return if the Holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each Residual Holder is required to treat items on its returns consistently with their treatment on the REMIC Pool’s return, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level. Any person that holds a Residual Security as a nominee for another person may be required to furnish the related REMIC Pool, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Grantor Trust Funds

Classification of Grantor Trust Funds

With respect to each Series of Grantor Trust Securities, assuming compliance with all provisions of the applicable Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security (other than a stripped security) generally will be treated as the beneficial owner of an undivided interest in the Mortgage Loans included in the Grantor Trust Fund.

Standard Securities

General

Where there is no Retained Interest or “excess” servicing with respect to the Mortgage Loans underlying the Securities of a Series, and where such Securities are not designated as “Stripped Securities,” the holder of each such Security in such Series (referred to herein as “Standard Securities”) will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under “—Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Security of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Security, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Securityholder’s method of accounting. A Securityholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through certain pass-through entities, will be subject to limitations with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Grantor Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. As a result, such investors holding Standard Securities, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Securities with respect to interest at the pass-through rate or as discount income on such Standard Securities. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the Mortgage Loans underlying a Series of Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “—Stripped Securities” and “—Recharacterization of Servicing Fees,” respectively.

Holders of Standard Securities, particularly any Class of a Series which is a Subordinated Security, may incur losses of interest or principal with respect to the Mortgage Loans. Such losses would be deductible generally only as described above under “—REMICs—Taxation of Owners of Regular Securities—Treatment of Losses,” except that Securityholders on the cash method of accounting would not be required to report qualified stated interest as income until actual receipt.

Tax Status

With respect to a Series, Hunton & Williams LLP or Cadwalader, Wickersham & Taft LLP has advised the Depositor that, except with respect to a Trust Fund consisting of Unsecured Home Improvement Loans:

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A Standard Security owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Security is of the type described in such section of the Code.

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A Standard Security owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

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A Standard Security owned by a REMIC will be considered to represent an “obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

An issue arises as to whether Buydown Mortgage Loans may be characterized in their entirety under the Code provisions cited in the first two bullet points above or whether the amount qualifying for such treatment must be reduced by the amount of the Buydown Funds. There is indirect authority supporting treatment of an investment in a Buydown Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Securityholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Securityholder’s investment for federal income tax purposes.

Premium and Discount

Securityholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Security will be determined generally as described above under “—REMICs—Taxation of Owners of Residual Securities—Premium.”

Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a Securityholder’s interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income generally are applicable to mortgages originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser” rates on the Mortgage Loans. See “—Stripped Securities” below regarding original issue discount on Stripped Securities.

Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Generally no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includable in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Securityholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includable by such holder.

Market Discount. Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under “—REMICs—Taxation of Owners of Regular Securities—Market Discount,” except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Generally no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the Mortgage Loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “Stripped Securities,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder thereof. While Securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second Class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple Classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple Classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Securityholder, except that the income reported by a cash method holder may be slightly accelerated. See “—Stripped Securities” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Securities

Upon sale or exchange of a Standard Securities, a Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Security. In general, the aggregate adjusted basis will equal the Securityholder’s cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (i) if a Standard Security is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Securityholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations currently is the same with respect to both ordinary income and capital gains.

Stripped Securities

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as “Stripped Securities.” The Securities will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Retained Interest or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see “—Standard Securities—Recharacterization of Servicing Fees” above), and (iii) a Class of Securities are issued in two or more Classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

In general, a holder of a Stripped Security will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Security’s allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under “—Standard Securities—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped Securityholders, the servicing fees will be allocated to the Classes of Stripped Securities in proportion to the distributions to such Classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “—Standard Securities—General,” subject to the limitation described therein.

Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where such Stripped Securities are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Grantor Trust Fund will be treated as a grantor trust under subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (ii) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under such regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of such a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under “—REMICs—Taxation of Owners of Regular Securities—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

The holder of a Stripped Security will be treated as owning an interest in each of the Mortgage Loans held by the Grantor Trust Fund and will recognize an appropriate share of the income and expenses associated with the Mortgage Loans. Accordingly, an individual, trust or estate that holds a Stripped Security directly or through a pass-through entity will be subject to the limitations on deductions imposed by Code Sections 67 and 68.

A holder of a Stripped Security, particularly any Class of a Series which is a Subordinated Security, may deduct losses incurred with respect to the Stripped Security as described above under “—Standard Securities—General.”

Status of Stripped Securities

No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the Mortgage Loans. Specifically, it is not clear whether Stripped Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, as “obligation[s] . . . principally secured by an interest in real property” under Section 860G(a)(3)(A) or as “real estate assets” under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or Original Issue Discount derived from the Stripped Certificates will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. Accordingly, Stripped Certificates may not be a suitable investment for inclusion in a REMIC or for an investor intending to qualify as a REIT or a domestic building and loan association. Prospective purchasers are encouraged to consult their tax advisors regarding the characterization of the Stripped Certificates and the income therefrom.

Taxation of Stripped Securities

Original Issue Discount. Except as described above under “—General,” each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security (referred to in this discussion as a “Stripped Securityholder”) in any taxable year likely will be computed generally as described above under “—REMICs—Taxation of Owner of Regular Securities—Original Issue Discount” and “—Variable Rate Regular Securities.” However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under “—General,” the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest, to be made on the Stripped Security to such Securityholder, presumably under the Prepayment Assumption.

If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Securityholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Securityholder’s Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Security to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Securityholder’s adjusted basis in such Stripped Security, as described above under “—REMICs—Taxation of Owners of Regular Securities—Sale or Exchange of Regular Securities.” Gain or loss from the sale or exchange of a Stripped Security generally will be capital gain or loss to the Securityholder if the Stripped Security is held as a “capital asset” within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Stripped Security has been held for the long-term capital gain holding period (currently, more than one year). To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Securities, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Securityholder other than an original Securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one Class of Stripped Securities, it is currently unclear whether for federal income tax purposes such Classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterization. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Securityholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Security’s pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Security’s pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Security’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Security, or Classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to such regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, Securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

Reporting Requirements and Backup Withholding

The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Securityholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Securityholder to prepare its federal income tax returns. Such information will include the amount of original issue discount accrued on Securities held by persons other than Securityholders exempted from the reporting requirements. However, the amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Securityholder, other than an original Securityholder that purchased at the issue price. In particular, in the case of Stripped Securities, such reporting will be based upon a representative initial offering price of each Class of Stripped Securities. The Trustee will also file such original issue discount information with the IRS. If a Securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “—REMICs—Taxation of Certain Foreign Investors—Backup Withholding.”

On January 24, 2006, the Internal Revenue Service published final regulations which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely held fixed investment trust is defined as an arrangement classified as a “trust” under Treasury Regulation Section 301.7701-4(c) which is a U.S. Person and in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The Trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the related Trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The Trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to Certificateholders in accordance with these new regulations after December 31, 2007.

Taxation of Certain Foreign Investors

To the extent that a Security evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Securityholder on the sale or exchange of such a Security also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under “—REMICs—Taxation of Certain Foreign Investors—Regular Securities.”

Partnership Trust Funds

Classification of Partnership Trust Funds

With respect to each Series of Partnership Securities or Debt Securities, Hunton & Williams LLP or Cadwalader, Wickersham & Taft LLP will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable Agreement and related documents will be complied with, and on counsel’s conclusion that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Characterization of Investments in Partnership Securities and Debt Securities

For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust’s proportionate interest in the assets of the Partnership Trust Fund qualifying for such treatments based on capital accounts.

Taxation of Debt Securityholders

Treatment of the Debt Securities as Indebtedness

The Depositor will agree, and the Securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each Series of Debt Securities, Hunton & Williams LLP or Cadwalader, Wickersham & Taft LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (i) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See “—REMICs—Taxation of Owners of Regular Securities” and “—Sale or Exchange of Regular Securities.”

Taxation of Owners of Partnership Securities

Treatment of the Partnership Trust Fund as a Partnership

If so specified in the applicable prospectus supplement, the Depositor will agree, and the Securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Securityholders (including the Depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Securities, the Debt Securities, and the Depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because one or more of the Classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the Depositor or the Partnership Trust Fund. Any such characterization would not result in materially adverse tax consequences to Securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

Partnership Taxation

As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Securityholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund’s income will consist primarily of interest earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under “—Grantor Trust Funds— Standard Securities—General” and “—Premium and Discount”) and any gain upon collection or disposition of Mortgage Loans. The Partnership Trust Fund’s deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Agreements and related documents). The applicable Agreement will provide, in general, that the Securityholders will be allocated taxable income of the Partnership Trust Fund for each Collection Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to the Securityholders for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Securityholders. Moreover, even under the foregoing method of allocation, Securityholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and Securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay such taxes.

Part or all of the taxable income allocated to a Securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute “unrelated business taxable income” generally taxable to such a holder under the Code.

A share of expenses of the Partnership Trust Fund (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust Securityholder would be miscellaneous itemized deductions subject to the limitations described above under “—Grantor Trust Funds—Standard Securities—General”. Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust Fund.

Discount income or premium amortization with respect to each Mortgage Loan would be calculated in a manner similar to the description above under “—Grantor Trust Funds—Standard Securities—General” and “—Premium and Discount.” Notwithstanding such description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to Securityholders on an aggregate basis with respect to all Mortgage Loans held by the Partnership Trust Fund rather than on a Mortgage Loan-by-Mortgage Loan basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Securityholders.

Discount and Premium

It is not anticipated that the Mortgage Loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loans will have been acquired at a premium or discount, as the case may be. See “—Grantor Trust Funds—Standard Securities—Premium and Discount.” (As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan-by-Mortgage Loan basis).

If the Partnership Trust Fund acquires the Mortgage Loans at a market discount or premium, the Partnership Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Securityholders.

Section 708 Termination

Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust Fund (the “old partnership”) to a new Partnership Trust Fund (the “new partnership”) in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

Disposition of Securities

Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Securities sold. A Securityholder’s tax basis in an Partnership Security will generally equal the holder’s cost increased by the holder’s share of Partnership Trust Fund income (includable in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of an Partnership Security would include the holder’s share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

Any gain on the sale of a Partnership Security attributable to the holder’s share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

If a Securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

Allocations Between Transferors and Transferees

In general, the Partnership Trust Fund’s taxable income and losses will be determined each Collection Period and the tax items for a particular Collection Period will be apportioned among the Securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Collection Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of such a Collection Period convention may not be permitted by existing regulations. If a Collection Period convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the Securityholders. The Depositor will be authorized to revise the Partnership Trust Fund’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Distributions

In the case of any distribution to a Securityholder, no gain will be recognized to that Securityholder to the extent that the amount of any money distributed with respect to such Security does not exceed the adjusted basis of such Securityholder’s interest in the Security. To the extent that the amount of money distributed exceeds such Securityholder’s adjusted basis, gain will be currently recognized. In the case of any distribution to a Securityholder, no loss will be recognized except upon a distribution in liquidation of a Securityholder’s interest. Any gain or loss recognized by a Securityholder will be capital gain or loss.

Section 754 Election

In the event that a Securityholder sells its Partnership Securities at a profit (loss), the purchasing Securityholder will have a higher (lower) basis in the Partnership Securities than the selling Securityholder had. The tax basis of the Partnership Trust Fund’s assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such an election. As a result, a Securityholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on its own purchase price for Partnership Securities.

Administrative Matters

The Trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Securityholder’s allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

The Depositor will be designated as the tax matters partner in the Pooling and Servicing Agreement and, as such, will be responsible for representing the Securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Securityholders, and, under certain circumstances, a Securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Securityholder’s returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

Tax Consequences to Foreign Securityholders

It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust Fund may withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund may withhold on the portion of its taxable income that is allocable to Securityholders who are non-U.S. Persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at the maximum tax rate for corporations or individuals, as applicable. Amounts withheld will be deemed distributed to the non-U.S. Person Securityholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder’s withholding status, the Partnership Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury.

To the extent specified in the applicable prospectus supplement, (i) each non-U.S. Person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund’s income; (ii) each non-U.S. Person holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld; and (iii) a non-U.S. Person holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a Securityholder who is a non-U.S. Person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered “portfolio interest.” As a result, Securityholders who are non-U.S. Persons may be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a non-U.S. Person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding

Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a “backup” withholding tax of 28% (increasing to 31% after 2010) if, in general, the Securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING ANY POSSIBLE TAX RETURN DISCLOSURE OBLIGATION WITH RESPECT TO THE SECURITIES DISCUSSED HEREIN. THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER’S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC SECURITIES, GRANTOR TRUST SECURITIES, PARTNERSHIP SECURITIES AND DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA” ) and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that are subject to Title I of ERISA and Section 4975 of the Code (“Plans”) and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state and local law (“Similar Law”) materially similar to the foregoing provisions of ERISA and the Code. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest” as defined in Section 3(14) of ERISA or “Disqualified Persons” as defined in Section 4975(3)(2) of the Code) who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest or Disqualified Persons that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

A Plan’s investment in Securities may cause the Mortgage Loans, Contracts, Unsecured Home Improvement Loans and other assets included in a related Trust Fund to be deemed assets of such Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans and entities that include assets of Plans by reason of such Plan’s investment in such entity) is not “significant”, both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any Class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of DOL regulations section 2510.3-101, as modified by Section 3(42) of ERISA, equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any Class of Securities is held by benefit plan investors.

Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans, Contracts, Unsecured Home Improvement Loans and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Servicer or Master Servicer, may be deemed to be a Plan “fiduciary” and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Loans, Contracts, Unsecured Home Improvement Loans and other assets included in a Trust Fund constitute Plan assets, the purchase of Securities by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

On May 14, 1993, the DOL granted to NationsBank Corporation, the predecessor to Bank of America Corporation, the corporate parent of Banc of America Securities LLC, an individual administrative exemption, Prohibited Transaction Exemption (“PTE“) 93-31, as amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-05 (the “Exemption”), which generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an Underwriter (as hereinafter defined), that (a) represent a beneficial ownership interest in the assets of a Trust Fund and entitle the holder the pass-through payments of principal, interest and/or other payments made with respect to the assets of the Trust Fund or (b) are denominated as a debt instrument and represent an interest in a REMIC or certain other specified entities, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section “ERISA Considerations,” the term “Underwriter” shall include (a) Bank of America Corporation, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation, including Banc of America Securities LLC, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a Class of Securities.

The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder. First, the acquisition of Securities by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Securities at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings (“Fitch”) or DBRS. Third, the Trustee cannot be an affiliate of any member of the Restricted Group other than an Underwriter; the “Restricted Group” consists of the Underwriter, the Depositor, the Trustee, the Master Servicer, any Servicer, any insurer and any obligor with respect to Assets constituting more than 5% of the aggregate unamortized principal balance of the Assets in the related Trust Fund as of the date of initial issuance of the Securities. Fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer must represent not more than reasonable compensation for such person’s services under the applicable Agreement and reimbursement of such person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. In addition, the Trust Fund must meet the following requirements: (i) the assets of the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody’s, Fitch or DBRS for at least one year prior to the Plan’s acquisition of the securities; and (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Securities.

A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied with respect to such Security. In addition, any Securities representing a beneficial ownership interest in Unsecured Home Improvement Loans or Revolving Credit Line Loans will not satisfy the general conditions of the Exemption.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Securities is (a) an obligor with respect to 5% or less of the fair market value of the Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan and (3) the holding of Securities by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan’s ownership of Securities.

The Exemption was amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), which, among other changes, permits the inclusion of a pre-funding account in a trust fund, provided that the following conditions are met: (a) the pre-funding account may not exceed 25% of the total amount of certificates being offered; (b) additional obligations purchased generally must meet the same terms and conditions as those of the original obligations used to create the trust fund; (c) the transfer of additional obligations to the trust during the pre-funding period must not result in the certificates receiving a lower rating at the termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates; (d) the weighted average interest rate for all of the obligations in the trust at the end of the pre-funding period must not be more than 100 basis points less than the weighted average interest rate for the obligations which were transferred to the trust on the closing date; (e) the characteristics of the additional obligations must be monitored to confirm that they are substantially similar to those which were acquired as of the closing date either by a credit support provider or insurance provider independent of the sponsor or by an independent accountant retained by the sponsor that confirms such conformance in writing; (f) the pre-funding period must be described in the prospectus or private placement memorandum provided to investing plans; and (g) the trustee of the trust must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA.

Further, the pre-funding period must be a period beginning on the closing date and ending no later than the earliest to occur of (x) the date the amount on deposit in the pre-funding account is less than the minimum dollar amount specified in the pooling and servicing agreement; (y) the date on which an event of default occurs under the pooling and servicing agreement; or (z) the date which is the later of three months or 90 days after the closing date. It is expected that the Pre-Funding Account will meet all of these requirements.

To the extent the Securities are not treated as equity interests for purposes of DOL regulations section 2510.3-101, as modified by Section 3(42) of ERISA, a Plan’s investment in such Securities (“Non-Equity Securities”) would not cause the assets included in a related Trust Fund to be deemed Plan assets. However, the Depositor, the Servicer, the Trustee, or Underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Plan if any of the Depositor, the Servicer, the Master Servicer, the Trustee or Underwriter has investment authority with respect to such assets.

In addition, certain affiliates of the Depositor might be considered or might become Parties in Interest or Disqualified Persons with respect to a Plan. Also, any holder of Securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest or Disqualified Person with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption (“PTCE”) 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”, PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house” asset managers. In addition, Section 408(b)(17) of ERISA may provide a statutory exemption for prohibited transactions between a Plan and certain service providers provided that that there is adequate consideration. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary which proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, a Plan fiduciary should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement with respect to a Series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Strip Securities should consider the federal income tax consequences of such investment. Fiduciaries of plans not subject to ERISA or the Code, such as governmental plans or church plans, should consider the application of any applicable Similar Law, as well as the need for and the availability of exemptive relief under such Similar Law.

Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

The sale of Securities to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

As will be specified in the applicable prospectus supplement, certain Classes of the Securities will constitute “mortgage related securities “ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as (i) they are rated in one of the two highest rating categories by at least one Rating Agency and (ii) are part of a Series representing interests in a Trust Fund consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Securities not qualifying as “mortgage related securities” for purposes of SMMEA (“Non-SMMEA Securities”) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Securities, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

Classes which qualify as “mortgage related securities” will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in “mortgage related securities” secured by loans on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of “mortgage related security” to include, in relevant part, Securities satisfying the rating and qualified originator requirements for “mortgage related securities,” but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of Securities. Accordingly, the investors affected by such legislation will be authorized to invest in the Offered Securities only to the extent provided in such legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U. S. C. §24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C. F. R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C. F. R. §1.5 concerning “safety and soundness” and retention of credit information), certain “Type IV securities,” defined in 12 C. F. R. §1.2(m) to include certain “residential mortgage-related securities.” As so defined, “residential mortgage-related security” means, in relevant part, “mortgage related security” within the meaning of SMMEA. The National Credit Union Administration (“NCUA” ) has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in “mortgage related securities,” other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities), residual interests in mortgage related securities and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s “investment pilot program” under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), “ Management of Interest Rate Risk, Investment Securities, and Derivative Activities” and Thrift Bulletin 73a (December 18, 2001), “Investing in Complex Securities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Securities.

All depository institutions considering an investment in the Offered Securities should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. This policy statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Class of the Offered Securities, as certain Classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest-bearing” or “income-paying,” and, with regard to any Class of Offered Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain Classes of Offered Securities as “mortgage related securities,” no representations are made as to the proper characterization of the Offered Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any Offered Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Securities of any Class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

METHODS OF DISTRIBUTION

The Securities offered hereby and by the supplements to this prospectus will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Banc of America Securities LLC (“Banc of America Securities”) acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by the Depositor.

Alternatively, the prospectus supplement may specify that the Securities will be distributed by Banc of America Securities acting as agent or in some cases as principal with respect to Securities which it has previously purchased or agreed to purchase. If Banc of America Securities acts as agent in the sale of Securities, Banc of America Securities will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Assets as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related prospectus supplement. To the extent that Banc of America Securities elects to purchase Securities as principal, Banc of America Securities may realize losses or profits based upon the difference between its purchase price and the sales price.

In addition, the prospectus supplement may specify that the Securities may be offered by direct placements by the Depositor with investors, in which event the Depositor will be an underwriter with respect to the Securities, or by inclusion as underlying securities backing another series of asset-backed securities issued by an entity of which the Depositor or an affiliate of the Depositor may act as the depositor. In the event that the Depositor or an affiliate of the Depositor acts as depositor with respect to the other series of asset-backed securities, the Depositor or its affiliate will be an underwriter with respect to the underlying securities.

The prospectus supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

The Depositor will indemnify Banc of America Securities and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Banc of America Securities and any underwriters may be required to make in respect thereof.

In the ordinary course of business, Banc of America Securities and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor’s mortgage loans pending the sale of such mortgage loans or interests therein, including the Securities.

The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

As to each Series of Securities, only those Classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated Class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

LEGAL MATTERS

The legality of, including the federal income tax matters related to the Securities of a Series, will be passed upon for the Depositor by Hunton & Williams LLP, New York, New York or Cadwalader, Wickersham & Taft LLP, New York, New York.

FINANCIAL INFORMATION

A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any Class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization (“Rating Agency“).

Ratings on mortgage pass-through securities address the likelihood of receipt by Securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through securities and other asset-backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

REPORTS TO SECURITYHOLDERS

The Trustee will prepare and forward to the Securityholders of each Series statements containing information with respect to principal and interest payments and the related Trust Fund, as described under “Description of the Securities—Reports to Securityholders.” Copies of these statements will be filed with the Commission through its EDGAR system located at “http://www.sec.gov” under the name of the Issuing Entity as an exhibit to the Issuing Entity’s monthly distribution reports on Form 10-D for each Series of Securities for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, each party to the servicing function for a Series of Securities (generally the Trustee and the Servicer (and any Master Servicer)) will furnish to the Trustee or Master Servicer, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under “Description of the Agreements—Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements—Evidence as to Compliance.” Copies of these statements and reports will be filed with the Commission under the name of the Issuing Entity as an exhibit to the Issuing Entity’s annual statement on Form 10-K for each Series of Securities.

WHERE YOU CAN FIND MORE INFORMATION

The Depositor filed a registration statement (the “Registration Statement”) relating to the Securities with the Securities and Exchange Commission (the “Commission”). This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

Copies of the Registration Statement and any other materials the Depositor files with the Commission, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and amendments to these reports (collectively, “Periodic Reports”) may be read and copied at the Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Information concerning the operation of the Commission’s Public Reference Room may be obtained by calling the Commission at (800) SEC-0330. The Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. The Depositor has filed the Registration Statement, including all exhibits, and will file Periodic Reports through the EDGAR system and therefore such materials should be available by logging onto the Commission’s Web site. Copies of any documents incorporated to this prospectus by reference will be provided at no cost to each person, including any beneficial owner, to whom a prospectus is delivered upon written or oral request directed to Asset Backed Funding Corporation, 214 North Tryon Street, Charlotte, North Carolina 28255, telephone number (704) 386-2400.

Copies of filed Periodic Reports relating to an Issuing Entity will also be available on the applicable Trustee’s website on the same day they are filed through the EDGAR system as described under “Reports to Certificateholders” or “Reports to Noteholders,” as the case may be, in the related prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows the Depositor to “incorporate by reference” information it files with the Commission, which means that the Depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Depositor files later with the Commission will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement. The Depositor incorporates by reference any future annual, monthly and current Commission reports filed by or on behalf of the Issuing Entity until the termination of the offering of the related Series of Securities.

Copies of any documents incorporated to this prospectus by reference will be provided at no cost to each person, including any beneficial owner, to whom a prospectus is delivered upon written or oral request directed to Asset Backed Funding Corporation, 214 North Tryon Street, Charlotte, North Carolina 28255, telephone number (704) 386-2400.

INDEX OF PROSPECTUS DEFINITIONS

Terms	Page
Accrual Securities	30
Accrued Security Interest	32
Adjustable Rate Assets	18
Agreement	47
ARM Contracts	22
ARM Loans	20
ARM Unsecured Home Improvement Loans	21
Assessment of Compliance	58
Asset Conservation Act	81
Asset Group	30
Asset Seller	18
Assets	18
Attestation Report	59
Auction Administrator	47
Auction Distribution Date	46
Auction Securities	46
Available Distribution Amount	31
Balloon Payment Assets	18
Banc of America Securities	128
Bank of America	29
Bankruptcy Code	78
Bankruptcy Loss	65
Bankruptcy Loss Amount	65
Beneficial Owners	40
Bi-weekly Assets	18
Book-Entry Securities	30
Buy Down Assets	18
Buydown Funds	92
Buydown Mortgage Loans	26
Buydown Period	26
California Military Code	84
Capitalized Interest Account	23
Cash Flow Agreement	70
CERCLA	80
Certificates	30
Class	30
Cleanup Costs	80
Closing Date	2
Code	89
Collection Account	51
Collection Period	31
Combined Loan-to-Value Ratio	19
Commission	130
Companion Class	35
Component	33
contract borrower	73
Contract Lender	73
Contract Rate	22
Contracts	18
Convertible Assets	18
Cooperatives	19
CPR	25
Cut-off Date	20
Cut-off Date	2
Debt Securities	89
Definitive Securities	30
Deposit Trust Agreement	47
Depositor	2
Determination Date	30
Disqualified Organization	103
Disqualified Persons	123
Distribution Account	51
Distribution Date	24
DOL	123
DTC	41
electing large partnership	103
ERISA	123
Euroclear Operator	42
European Depositaries	40
Excess Bankruptcy Losses	66
Excess Fraud Losses	65
excess servicing	113
Excess Special Hazard Losses	65
Exchange Act	41
Excluded Plan	124
Exemption	124
Financial Intermediary	40
Fitch	124
Fraud Loss	65
Fraud Loss Amount	65
GEM Assets	18
GPM Assets	18
Grantor Trust Fund	89
Grantor Trust Securities	89
Home Equity Loans	19
Home Improvement Contracts	19
HOPA	84
Increasing Payment Assets	18
Indenture	47
Indenture Servicing Agreement	47
Indenture Trustee	48
Indirect Participants	40
Insolvency Laws	78
Insurance Proceeds	31
Interest Accrual Period	24
Interest Reduction Assets	18
IRS	55
Issuing Entity	2
Land Sale Contracts	19
Level Payment Assets	18
Liquidation Proceeds	31
Lock-out Date	21
Lock-out Period	21
Manufactured Home	22

Mark to Market Regulations	106
Master Servicer	48
MERS	49
Moody’s	124
Mortgage Interest Rate	20
Mortgage Loans	18
Mortgage Notes	19
Mortgaged Properties.	19
Mortgages	19
Multifamily Mortgage Loan	19
Multifamily Property	19
National Housing Act	20
NCUA	127
new partnership	120
Non-Equity Securities	125
Non-Pro Rata Security	93
Nonrecoverable Advance	37
Non-SMMEA Securities	126
Non-U.S. Holder	45
Notes	30
OCC	29
Offered Securities	30
OID Regulations	89
old partnership	120
Originator	19
OTS	82
PAC	34
PAC I	34
PAC II	34
Par Price	47
Parity Act	82
Participants	40
Parties in Interest	123
Partnership Securities	89
Partnership Trust Fund	89
Pass-Through Entity	103
Pass-Through Rate	32
PCBs	80
Periodic Reports	130
Plans	123
PMI	84
Pooling and Servicing Agreement	47
Pre-Funded Amount	23
Pre-Funding Account	23
Pre-Funding Period	23
Prepayment Assumption	93
Prepayment Charge	21
PTCE	126
PTE	124
Purchase Price	49
Qualified Intermediary	45
Rating Agency	129
RCRA	81
Record Date	30
Registration Statement	130
Regular Securities	90
Regular Securityholder	92
Related Proceeds	37
Relevant Depositary	40
Relief Act	84
REMIC	89
REMIC Pool	89
REMIC Provisions	89
REMIC Regulations	89
REMIC Securities	89
REO Property	38
Residual Holders	99
Residual Securities	90
Restricted Group	124
Retained Interest	58
Revolving Credit Line Loans	21
Rules	40
S&P	124
secured-creditor exemption	81
Securities	30
Security	48
Security Balance	25
Securityholder	23
Senior Certificates	30
Senior Notes	30
Senior Securities	30
Series	30
Servicer	2
Servicers	48
Servicing Standard	53
Similar Law	123
Single Family Mortgage Loan	19
Single Family Property	19
SMMEA	126
Special Hazard Loss	65
Special Hazard Loss Amount	65
Special Servicer	60
Sponsor	2
Standard Securities	111
Startup Day	90
Step-up Rate Assets	18
Strip Securities	30
Stripped Securities.	114
Stripped Securityholder	115
Subordinated Certificates	30
Subordinated Securities	30
Subsequent Assets	23
Superliens	80
super-premium	93
TAC	35
Taxable Mortgage Pools	89
Temporary Regulations	109
Texas Home Equity Laws	84
Tiered REMICs	92
Title V	83
Title VIII	83
Trust	30

Trust Fund	30
Trustee	48
U.S. Person	105
U.S. Withholding Agent	45
UCC	77
Underlying Servicing Agreement	47
Underwriter	124
Unsecured Home Improvement Loans	18
UST	81
Value	19
Voting Rights	60
Warranting Party	50

$342,014,000
(Approximate)

Asset Backed Funding Corporation
Depositor

C-BASS 2007-CB5 Trust
Issuing Entity

Credit-Based Asset Servicing and Securitization LLC
Sponsor

Litton Loan Servicing LP
Servicer

C-BASS Mortgage Loan Asset-Backed Certificates, Series 2007-CB5

FREE WRITING PROSPECTUS

Banc of America Securities LLC	Barclays Capital
(Sole Lead Manager)	(Co-Manager)

We are not offering the Offered Certificates in any state where the offer is not permitted.

We do not claim that the information in this free writing prospectus and prospectus is accurate as of any date other than the dates stated on the respective covers.

May 23, 2007